The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(h)
 Registration Nos. 333-280854 and 333-280854-01
Subject to Completion, Dated May 28, 2025
Prospectus
Synchrony Card Issuance Trust
Issuing Entity
Central Index Key Number: 0001724789
Synchrony Card Funding, LLC Depositor Central Index Key Number: 0001724786	Synchrony Bank Sponsor Central Index Key Number: 0001602566
$500,000,000 SynchronySeries Class A(2025-2) Asset-Backed Notes(1)
Class A(2025-2) Notes(2)
Initial dollar principal amount	$500,000,000(3)
Interest rate	[•]% per year
Interest payment dates	monthly on the 15th, beginning July 15, 2025
Scheduled principal payment date	May 2028 payment date
Legal maturity date	May 2031 payment date
Price to public	$[•] (or [•]%)
Underwriting discount	$[•] (or [•]%)
Proceeds to issuing entity	$[•] (or [•]%)

(1)
The Class A(2025-2) notes are a tranche of the Class A notes of the SynchronySeries.

(2)
Any Class A(2025-2) notes not sold pursuant to this prospectus will be retained by the depositor or purchased by an affiliate of the depositor. No underwriting discount will be paid to the underwriters in respect of the Class A(2025-2) notes retained by the depositor or purchased by an affiliate of the depositor and such notes will not be publicly registered by this prospectus.

(3)
The issuing entity may offer and sell Class A(2025-2) notes having an aggregate initial dollar principal amount that is either greater or less than the amount shown above.

Enhancement for the Class A(2025-2) notes is provided in the form of outstanding subordinated notes of the SynchronySeries and the SynchronySeries subordinated transferor amount described in “Description of SynchronySeries Provisions — Collateral Amount — SynchronySeries Subordinated Transferor Amount”.
The Class A(2025-2) notes will be paid from the issuing entity’s assets consisting primarily of receivables in a portfolio of revolving credit card accounts owned by Synchrony Bank.
We expect to issue the Class A(2025-2) notes in book-entry form on or about June 9, 2025.
You should consider carefully the risk factors beginning on page 22 in this prospectus.

A note is not a deposit and neither the Class A(2025-2) notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The Class A(2025-2) notes are obligations of Synchrony Card Issuance Trust only and are not obligations of or interests in Synchrony Card Funding, LLC, Synchrony Bank, SYNCHRONY FINANCIAL, their respective affiliates or any other person.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Joint Bookrunners
Barclays	J.P. Morgan	RBC Capital Markets
Co-Managers
[•][•][•][•][•]
June [•], 2025

i

Important Notice about Information Presented in this Prospectus

You should rely only on the information provided in this prospectus, including the information incorporated by reference. We (Synchrony Card Funding, LLC) have not authorized anyone to provide you with different information. We are not offering the Class A(2025-2) notes in any state where the offer is not permitted.

We include cross-references in this prospectus to captions herein where you can find further related discussions. The preceding Table of Contents provides the pages on which these captions are located.

This prospectus uses defined terms. You can find a glossary of these terms under the caption “Glossary of Terms for Prospectus” beginning on page 198 in this prospectus. Except as the context may otherwise require in this prospectus, references to “Synchrony” are to SYNCHRONY FINANCIAL and references to the “Company” are to Synchrony and its subsidiaries.

“Synchrony” and its trademarks referred to in this prospectus, including CareCredit®, Quickscreen® and Dual Card™, belong to Synchrony. Solely for convenience, we refer to Synchrony’s trademarks in this report without the ™ and ® symbols, but such references are not intended to indicate that Synchrony will not assert, to the fullest extent under applicable law, its rights to its trademarks. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

Volcker Rule Considerations

The issuing entity is not now, and immediately following the issuance of the Class A(2025-2) notes pursuant to the indenture on the closing date will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).  In making this determination, on the date of this prospectus and immediately following the issuance of the Class A(2025-2) notes pursuant to the indenture on the closing date, the issuing entity will be relying on an exemption from registration set forth in Rule 3a-7 under the Investment Company Act, although the issuing entity may be entitled to rely on other statutory or regulatory exclusions and exemptions under the Investment Company Act on the date of this prospectus, on the closing date or in the future.  The issuing entity has been structured so as not to constitute a “covered fund” for purposes of the regulations adopted under Section 13 of the Bank Holding Company Act of 1956, commonly referred to as the “Volcker Rule.”

Compliance with Registration Requirements

We have performed various reviews relating to compliance with the registration requirements and as of the date of this prospectus we have met the registrant requirements required by General Instruction I.A.1 of Form SF-3.

Summary of Terms

Issuing Entity:	Synchrony Card Issuance Trust

Depositor :	Synchrony Card Funding, LLC

Sponsor, Originator, Servicer and Administrator:	Synchrony Bank (the “bank”)

Indenture Trustee:	The Bank of New York Mellon

Owner Trustee:	Citibank, N.A.

Delaware Trustee:	Citicorp Trust Delaware, National Association

Asset Representations Reviewer:	Clayton Fixed Income Services LLC

Expected Closing Date:	June 9, 2025

Commencement of Accumulation Period (subject to adjustment):	The first day of the third monthly period immediately preceding the scheduled principal payment date

Scheduled Principal Payment Date:	May 2028 payment date

Legal Maturity Date:	May 2031 payment date

Clearance and Settlement:	DTC/Clearstream/Euroclear

Denominations :	Minimum denominations of $10,000 and in integral multiples of $1,000

Servicing Fee Rate:	2% per year

Primary Assets of the Issuing Entity:	Receivables generated by a portfolio of revolving credit card accounts owned by the bank

Offered Notes:	The Class A(2025-2) notes (the “offered notes”) are a tranche of the Class A notes of the SynchronySeries

Offered Notes

Class A(2025-2)
Initial Dollar Principal Amount (subject to increase or decrease):	$500,000,000

Anticipated Ratings (1):	We expect that the offered notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the offered notes (the “Hired Agencies”).

Credit Enhancement:	Credit Enhancement for the offered notes is provided in the form of outstanding subordinated notes of the SynchronySeries and the SynchronySeries subordinated transferor amount.

Required Subordinated Amount:	An amount equal to (a) the result of (i) the aggregate of the adjusted outstanding dollar principal amounts of all tranches of Class A notes of the SynchronySeries; provided that if an early amortization event has occurred with respect to any tranche of Class A notes of the SynchronySeries, the adjusted outstanding dollar principal amount of such tranche of notes used for such calculation shall be determined as of the close of business on the day preceding the occurrence of the early amortization event, divided by (ii) 74.00%, minus (b) the aggregate adjusted outstanding dollar principal amounts of all tranches of Class A notes of the SynchronySeries.

Interest Rate:	[●]% per year

Interest Accrual Method:	30/360

Interest Payment Dates:	Monthly (15th), beginning July 15, 2025

ERISA Eligibility:	Yes, subject to certain considerations described under “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans.”

Debt for United States Federal Income Tax Purposes:	Yes, other than such notes beneficially owned by the trust or the single beneficial owner of the trust for U.S. federal income tax purposes, subject to important considerations described under “U.S. Federal Income Tax Consequences.”

(1)     Ratings on the offered notes are expected to be monitored by the Hired Agencies while the offered notes are outstanding.

Structural Summary

This summary is a simplified presentation of the major structural components of the trust’s notes, including the offered notes. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document before you purchase any offered notes. This prospectus uses defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus” beginning on page 198.

Issuing Entity

The offered notes will be issued by Synchrony Card Issuance Trust, a Delaware statutory trust, which is referred to in this prospectus as the “issuing entity” or the “trust”. The owner trustee of the trust is Citibank, N.A. and the Delaware trustee of the trust is Citicorp Trust Delaware, National Association. The offered notes will be issued under an indenture, as supplemented by an indenture supplement and a terms document, each between the trust and the indenture trustee. The trust’s principal offices are at the following address: c/o Synchrony Bank, 777 Long Ridge Road, Stamford, Connecticut 06902. The contact phone number is (877) 441-5094.

The indenture trustee is The Bank of New York Mellon.

Synchrony Card Funding, LLC

Our address is 777 Long Ridge Road, Stamford, Connecticut 06902. Our phone number is (877) 441-5094.

Collateral for the Notes

The notes are secured by a pool of receivables that arise under certain of the bank’s revolving credit card accounts. The accounts designated to the trust were originated under certain of the bank’s credit card programs. We refer to the receivables securing the notes as the transferred receivables, and we refer to the accounts that have been designated as trust accounts as the trust portfolio. The current trust portfolio is primarily comprised of accounts from among a subset of the bank’s dual card and private label credit card programs. Unless the context requires otherwise, references herein to co-branded cards are references to dual cards, which combine features and benefits of private label credit cards with multi-merchant acceptance of general purpose credit cards.

The following information regarding the trust portfolio is as of March 31, 2025:

•	total transferred receivables: $9,672,885,450;

•	principal receivables: $9,322,086,184;

•	finance charge receivables: $350,799,267; and

•	total number of accounts designated to the trust portfolio: 8,389,498.

As of March 31, 2025:

•	the accounts designated for the trust portfolio had an average total receivable balance of approximately $1,153 and an average credit limit of approximately $6,290;

•	for accounts designated for the trust portfolio, the percentage of the aggregate total receivable balance to the aggregate total credit limit was 18.3%; and

•	the average age of the accounts designated for the trust portfolio was approximately 98 months.

For additional information, see “Composition of the Trust Portfolio” in Annex III.

We have performed a review of the transferred receivables and the disclosure required to be included in this prospectus relating to the transferred receivables by Item 1111 of Regulation AB. This review was designed and effected to provide us with reasonable assurance that such disclosure is accurate in all material respects. For additional information, see “Review of Pool Asset Disclosure.”

Compliance with Underwriting Criteria

As described in “The Sponsor—Underwriting Process,” the bank makes virtually all underwriting and authorization decisions using an automated system. In cases where a newly approved cardholder or an existing cardholder has requested a credit limit that exceeds the amount set for such cardholder by the automated system, the request is forwarded to the Credit Solutions group for further consideration if (1) such cardholder received the highest internal credit rating from the automated system, (2) the related account meets system established characteristics such as having no amounts past due and (3) the requested credit line increase is being made on an eligible product as pre-determined by the system strategy. Applicants with lower credit ratings are offered the maximum credit line permitted by the automated system without any review by the Credit Solutions group.

We have reviewed the credit line decisions made by the Credit Solutions group that were identified by the bank’s surveillance team as described in “Review of Pool Asset Disclosure” between January 1, 2019 and February 28, 2025 for credit line decisions relating to the bank’s sales platforms that were exceptions to the underwriting guidelines disclosed in this prospectus. Based on our review, the number of credit line decisions for which exceptions were identified represents less than 0.1% of accounts for which credit was granted during such time periods. Our review of the transferred receivables and the disclosure and the results of the review are described in “Review of Pool Asset Disclosure” and “Compliance with Underwriting Criteria” below.

Addition of Assets to the Trust

When an account has been designated as a trust account, the bank continues to own the account, but we buy all receivables existing at the time of designation or created later and transfer them to the trust. The bank has the option to designate additional accounts, which must meet the criteria for eligible accounts described in “The Trust Portfolio—Representations and Warranties of the Depositor,” as trust accounts from time to time. If the volume of additional accounts designated exceeds specified periodic limitations, then additional new accounts can only be designated if the rating agency condition is satisfied.

See “The Trust Portfolio—Addition of Trust Assets” for a more detailed description of the limitations on our ability to designate additional accounts. In addition, the bank is required to designate additional accounts as trust accounts if the amount of principal receivables held by the trust falls below a specified minimum, the free equity amount is less than a specified minimum free equity amount or the risk retention transferor amount is less than the required risk retention transferor amount. The requirements to designate additional accounts upon the occurrence of any of the foregoing shortfalls—referred to herein as an “asset deficiency”—are more fully described in “The Trust Portfolio—Addition of Trust Assets.”

Removal of Assets from the Trust

Optional Removals

We have the right to remove accounts from the list of designated accounts and to repurchase the related receivables from the trust in two circumstances. First, when the trust holds excess receivables, we may remove accounts and repurchase the related receivables, subject to the satisfaction of the rating agency condition. Second, some program partners have the right to purchase or to designate a third party to purchase receivables relating to their credit card program if the program is terminated. If a program partner exercises this right, we will remove the related accounts from the list of designated accounts and repurchase the related receivables and are not required to satisfy the rating agency condition or obtain the consent of noteholders. The conditions that must be satisfied when we remove accounts from the list of designated accounts are more fully described in “The Trust Portfolio—Removal of Accounts.”

Required Removals

We are required to repurchase receivables from the trust if it is discovered that they did not satisfy eligibility requirements in some material respect at the time that we transferred them to the trust and the ineligibility results in a charge-off or an impairment of the trust’s rights in the transferred receivables or their proceeds. Similarly, the servicer is required to purchase receivables from the trust if the servicer permits any rescission or cancellation of a transferred receivable except as ordered by a court of competent jurisdiction or other governmental authority or in accordance with the bank’s credit and collection policies and such rescission or cancellation results in a material impairment of the trust’s rights in the transferred receivables or their proceeds. These repurchase and purchase obligations are subject to cure periods and are more fully described in “The Trust Portfolio—Representations and Warranties of the Depositor” and “The Servicer—Servicer’s Representations, Warranties and Covenants.”

Other Series, Classes and Tranches of Notes

The trust has issued other series of notes and may issue additional series of notes from time to time in the future. The trust has also issued other classes and tranches of SynchronySeries notes and may issue additional classes and tranches of SynchronySeries notes in the future. A summary of the series, classes and tranches of notes expected to be outstanding as of the closing date is in “Annex I: Outstanding Series, Classes and Tranches.” Neither you

nor any other noteholder will have the right to receive notice of, or consent to, the issuance of future series, classes or tranches of notes.

No new series, class or tranche of notes may be issued unless the conditions described in “Description of the Notes—New Issuances of Notes” are satisfied, including:

•	the trust certifies, based on facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially and adversely affect the amount of distributions to be made to the noteholders of any series, class or tranche of notes;

•	after giving effect to the new issuance, no asset deficiency exists; and

•	an opinion with respect to certain tax matters is delivered.

SynchronySeries

The offered notes are a tranche of the Class A notes of the SynchronySeries.

The offered notes have, and each other tranche of notes has, an initial principal amount, an outstanding dollar principal amount and a nominal liquidation amount. The initial dollar principal amount of the offered notes is the initial dollar principal amount specified in “Offered Notes.” The outstanding dollar principal amount is determined by subtracting from the initial principal amount all amounts remitted in respect of principal with respect to the offered notes pursuant to “Description of SynchronySeries Provisions—Withdrawals from the Principal Funding Account” since the closing date. For a description of how to determine, as of any date, the nominal liquidation amount of the offered notes, see “Description of SynchronySeries Provisions—Collateral Amount—Nominal Liquidation Amount.”

Tranches of notes within a class of SynchronySeries notes may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other varying characteristics.

The SynchronySeries can consist of up to four classes of notes: Class A notes, Class B notes, Class C notes and Class D notes. The Class A notes are senior to the Class B notes, Class C notes and Class D notes. The Class B notes are senior to the Class C notes and Class D notes. The Class C notes are senior to the Class D notes. The scheduled principal payment dates and the legal maturity dates of the tranches of senior and subordinated notes will in most cases be different. Some tranches of subordinated notes may have scheduled principal payment dates and legal maturity dates earlier than the offered notes or all of the tranches of senior notes. However, tranches of subordinated notes will not be repaid before their legal maturity dates unless, after payment of those tranches of subordinated notes, the remaining tranches of subordinated notes and the SynchronySeries subordinated transferor amount provide the required enhancement for the senior notes. In addition, tranches of senior notes will not be issued unless after issuance the outstanding subordinated notes and the SynchronySeries subordinated transferor amount provide the required subordinated amount for all outstanding tranches of senior notes. See “Description of SynchronySeries Provisions—Application of SynchronySeries Available Principal Collections.”

See “Annex I: Outstanding Series, Classes and Tranches” for additional information on outstanding notes issued, or expected to be issued, on or prior to the issuance of the offered notes, by the trust.

Equity Amount

We refer to the excess of (A) the sum of (i) the total amount of principal receivables held by the trust, plus (ii) any balance in the excess funding account and the amount of principal collections on deposit in other trust accounts, over (B) the aggregate outstanding principal amount of all of the trust’s notes as the equity amount. A portion of the equity amount in an amount equal to the SynchronySeries subordinated transferor amount provides credit enhancement by absorbing losses on the transferred receivables allocated to the SynchronySeries to the extent not covered by finance charge collections available to the SynchronySeries.

The equity amount at any time may exceed the SynchronySeries subordinated transferor amount and any subordinated transferor amounts maintained for other series of notes. We refer to this excess amount, if any, as the free equity amount. We are required to maintain a minimum free equity amount equal to the product of the highest required minimum free equity percentage for any series, class or tranche of outstanding notes and the aggregate transferred principal receivables. The minimum free equity percentage for the SynchronySeries is 5.0%. The highest required minimum free equity percentage for any outstanding series, class or tranche of notes as of the date of this prospectus is 5.0%. The servicer may, from time to time, change the minimum free equity percentage for a series, class or tranche of notes; provided, that the servicer must satisfy the rating agency condition before reducing the minimum free equity percentage of a series, class or tranche of notes.

The SynchronySeries subordinated transferor amount and a portion of the free equity amount also enhance the likelihood of timely payment of principal on your notes through cash flow subordination because of two features of the SynchronySeries:

•	The first feature is that the numerator for the SynchronySeries’ allocation percentage for principal collections includes the SynchronySeries subordinated transferor amount. This results in the share of principal collections allocated to the SynchronySeries subordinated transferor amount being available for required principal payments on the SynchronySeries notes.

•	The second feature is that the numerator for the SynchronySeries allocation percentage for principal collections generally will exceed the collateral amount for the SynchronySeries during an amortization period. This results in a portion of your principal allocation during an amortization period effectively coming from principal collections corresponding to a portion of the free equity amount.

Allocations of Collections and Losses

Your notes represent the right to receive principal and interest, which is secured in part by the right to payments from a portion of the collections on the transferred receivables. The servicer, on behalf of the trust, will allocate to the collateral amount for the SynchronySeries a portion of collections and charged-off principal receivables.

The portion of collections and charged-off principal receivables allocated to the collateral amount for the SynchronySeries will be based mainly upon the ratio of the sum of the nominal liquidation amounts for all classes or tranches of SynchronySeries notes plus the SynchronySeries subordinated transferor amount to the aggregate amount of principal receivables held by the trust. The nominal liquidation amounts used to calculate this ratio for purposes of allocating principal collections will vary depending on whether tranches of SynchronySeries notes are in a revolving period, an accumulation period or an amortization period.

For most purposes, the nominal liquidation amount of each tranche of notes and the SynchronySeries subordinated transferor amount used in determining these ratios will be reset no less frequently than at the end of each monthly period. However, for any tranche of SynchronySeries notes in an amortization or accumulation period, the nominal liquidation amount for such tranche as of the end of the revolving period will be used for purposes of the ratio used for allocations of principal collections.

References in this prospectus to the monthly period related to any payment date for the offered notes refer to the calendar month immediately preceding such payment date.

Investor Charge-Offs

With respect to each monthly period, if the aggregate amount of charged-off principal receivables allocated to the SynchronySeries exceeds the sum of (x) the amount of finance charge collections and certain investment earnings and other amounts treated as finance charge collections available to cover such amount as described in “—Application of Finance Charge Collections” below and in

“Description of SynchronySeries Provisions—Application of SynchronySeries Available Finance Charge Collections,” (y) the amount of shared excess available finance charge collections that would have been allocated to your series if all noteholder collections had been deposited into the collection account minus the amount of servicing fee and interest due on you notes and (z) other amounts received as a result of derivative agreements that are specified to be treated as finance charge collections, an investor charge-off will occur. Investor-charge offs will first reduce the SynchronySeries subordinated transferor amount, and if the SynchronySeries subordinated transferor amount is reduced to zero, the portion of such investor charge-offs allocated to the notes of the SynchronySeries will reduce the nominal liquidation amount for the SynchronySeries notes, including the offered notes, as described in “Description of SynchronySeries Provisions—Allocation of Charged-off Receivables; Investor Charge-offs.”

Collateral Amount

As of any date of determination, the collateral amount for the SynchronySeries is equal to the sum of the nominal liquidation amounts of all the SynchronySeries notes and the SynchronySeries subordinated transferor amount, each as of such date.

Nominal Liquidation Amount

The nominal liquidation amount for any class of SynchronySeries notes will equal the aggregate of the nominal liquidation amounts for all tranches of that class of SynchronySeries notes. The nominal liquidation amount for the SynchronySeries notes will equal the aggregate of the nominal liquidation amounts for all classes of SynchronySeries notes.

The nominal liquidation amount for each tranche of SynchronySeries notes, including the offered notes, will initially equal the initial dollar principal amount of such tranche of notes, which, for the offered notes, is set forth in “Offered Notes.” The nominal liquidation amount will be increased from time to time by:

•	the amount of funds released from the note retirement sub-account related to such tranche of notes;

•	reimbursements of the nominal liquidation amount deficit of such tranche of notes; and

•	the aggregate initial dollar principal amount of any additional notes of such tranche issued after the initial issuance date.

The nominal liquidation amount of each tranche of SynchronySeries notes, including the offered notes, will be reduced from time to time by:

•	the SynchronySeries’ share of reallocated principal collections and investor charge-offs allocable to such tranche of notes;

•	the amount deposited in the principal funding sub-account for such tranche of notes; and

•	the amount deposited in the note retirement sub-account for such tranche of notes.

SynchronySeries Subordinated Transferor Amount

As described in “—Credit Enhancement” below and in “Description of SynchronySeries Provisions—Collateral Amount—SynchronySeries Subordinated Transferor Amount,” the SynchronySeries

subordinated transferor amount provides credit enhancement to the SynchronySeries notes by absorbing reductions in the collateral amount because of reallocated principal collections and investor charge-offs. If the total amount of these types of reductions exceeds the SynchronySeries subordinated transferor amount, and the nominal liquidation amount is reduced as a result of investor charge-offs, then the offered notes may not be repaid in full.

The SynchronySeries subordinated transferor amount as of the issuance of the offered notes will equal $1,660,135,136. The SynchronySeries subordinated transferor amount will be increased from time to time by:

•	the aggregate of the portions of the transferor amount designated as SynchronySeries subordinated transferor amounts in connection with the issuance of additional tranches of SynchronySeries notes and any of increases in the SynchronySeries subordinated transferor amount with our consent, in each case which are permitted so long as such increases do not cause an asset deficiency; and

•	reimbursements of prior reductions in the SynchronySeries subordinated transferor amount to the extent the SynchronySeries has finance charge collections and other amounts treated as finance charge collections available for this purpose in future monthly periods.

The SynchronySeries subordinated transferor amount will be reduced from time to time by:

•	investor charge-offs allocated to the SynchronySeries subordinated transferor amount;

•	the SynchronySeries subordinated transferor amount’s allocable share of principal collections reallocated to cover interest and servicing fee payments for the SynchronySeries; and

•	reductions to the SynchronySeries subordinated transferor amount made pursuant to the terms of the indenture supplement, which are permitted to the extent the collateral amount exceeds the required collateral amount.

Required Collateral Amount

Immediately after giving effect to the issuance of a tranche of SynchronySeries notes, the SynchronySeries collateral amount must be at least equal to the required collateral amount. The required collateral amount for the SynchronySeries notes is an amount, rounded to the second decimal place, equal to the greatest of:

•	the result of (i) the aggregate of the adjusted outstanding dollar principal amounts of all tranches of Class A notes of the SynchronySeries divided by (ii) 74.00%;

•	the result of (i) the aggregate of the adjusted outstanding dollar principal amounts of all tranches of Class A notes and Class B notes of the SynchronySeries divided by (ii) 80.00%;

•	the result of (i) the aggregate of the adjusted outstanding dollar principal amounts of all tranches of Class A notes, Class B notes and Class C notes of the SynchronySeries divided by (ii) 86.00%; and

•	the result of (i) the aggregate of the adjusted outstanding dollar principal amounts of all tranches of Class A notes, Class B notes, Class C notes and Class D notes of the SynchronySeries divided by (ii) 95.00%;

provided, in each case, that if an early amortization event has occurred with respect to any tranche of notes of the SynchronySeries, the adjusted outstanding dollar principal amount of such tranche as of the close of business on the day preceding the occurrence of the early amortization event will be used for the above described calculations. The adjusted outstanding dollar principal amount for any tranche of notes of the SynchronySeries will equal the outstanding dollar principal amount of all outstanding notes of such tranche, less any funds on deposit in the principal funding sub-account or the note retirement sub-account for such tranche.

Additionally, the trust may change the required collateral amount for any tranche of SynchronySeries notes and the method of calculating the required collateral amount at any time without the consent of noteholders if the rating agency condition is satisfied.

Discount Option

For each program partner, we have the option to reclassify a fixed discount percentage of principal receivables existing in the accounts related to such program partner as finance charge receivables to be allocated with all other collections of finance charge receivables. We may not designate, increase, reduce or eliminate a discount percentage unless we (i) obtain the consent of the trust, (ii) deliver to the trust an officer’s certificate certifying that we reasonably believe that doing so would not (a) cause an early amortization event or an event of default or (b) materially and adversely affect the amount of distributions to be made to the noteholders of any series, class or tranche of notes and (iii) provide prior written notice to the trust, the servicer and each rating agency hired to rate any outstanding series, class or tranche of notes. See “Description of the Notes—Discount Option.”

Unless otherwise indicated, references to principal receivables and principal collections exclude the discount percentage, if any, of principal receivables and principal collections, and references to finance charge receivables include the discount percentage, if any, of principal receivables and principal collections.

Application of Finance Charge Collections

The indenture trustee will apply the SynchronySeries’ share of collections of finance charge receivables each month in the following order of priority:

•	if the servicer has elected to receive a monthly servicing fee in lieu of daily servicing fees for the related month, to pay the monthly servicing fee for the SynchronySeries for that month (to the extent not retained by or paid to the servicer);

•	to pay interest on the Class A notes of the SynchronySeries;

•	to pay interest on the Class B notes of the SynchronySeries;

•	to pay interest on the Class C notes of the SynchronySeries;

•	to pay interest on the Class D notes of the SynchronySeries;

•	to be treated as available principal collections to cover the amount of charged-off receivables allocated to the SynchronySeries notes solely to the extent such amounts were included in the required finance charge deposit amount for the related monthly period;

•	to be treated as available principal in an amount equal to the sum of the nominal liquidation amount deficit for the SynchronySeries notes and the SynchronySeries subordinated transferor amount deficit;

•	to the accumulation reserve account up to the amount by which the accumulation reserve account required amount exceeds the accumulation reserve account available amount;

•	to make targeted deposits to the Class D reserve account, if any; and

•	to make any other payments or deposits required by any terms document of any class or tranche of SynchronySeries notes.

Collections of finance charge receivables, recoveries and certain other amounts that are initially allocated to another series will be used to cover any shortfalls to the extent those amounts are not needed by those other series and the excess funds are allocated to the SynchronySeries as described in “Description of the Notes—Shared Excess Available Finance Charge Collections.”

If the SynchronySeries’ share of collections of finance charge receivables for any month is insufficient to make the payments described in the second bullet point through the fifth bullet point above, then the SynchronySeries’ share of such collections will be paid first, to each tranche of Class A notes, second, to each tranche of Class B notes, third, to each tranche of Class C notes, and fourth, to each tranche of Class D notes, in each case pro rata within the related class based on the ratio of the amount targeted to be paid to a tranche of notes to the amount targeted to be paid to all tranches of notes of such class.

Application of Principal Collections

After applying the SynchronySeries’ share of principal collections to make up for shortfalls in the SynchronySeries’ share of finance charge collections as described below in “—Reallocation of Principal Collections,” the indenture trustee will apply the SynchronySeries’ remaining share of collections of principal receivables to make targeted deposits to the principal funding sub-accounts and the note retirement sub-accounts for the SynchronySeries notes. The targeted deposits to the principal funding sub-account and note retirement sub-account for each tranche of SynchronySeries notes will be determined based on whether that tranche is in a revolving period or an amortization period and whether the credit enhancement for such tranche is at least equal to the required subordinated amount for the related class.

If the SynchronySeries’ share of principal collections is not sufficient to make all deposits targeted to be made to the principal funding sub-accounts and note retirement sub-accounts for all tranches of SynchronySeries notes, then such deposits will be allocated among the classes and tranches of SynchronySeries notes as described under “Credit Enhancement—Subordination” in this summary.

Revolving Period

The revolving period for a tranche of SynchronySeries notes will begin on the date such tranche is issued and will end on the earlier of the accumulation commencement date and the date an early amortization event occurs with respect to such tranche. During the revolving period for a tranche of SynchronySeries notes, no principal will be paid to, or accumulated for the benefit of, such tranche of notes.

Accumulation Period

Beginning on the accumulation commencement date of each tranche of SynchronySeries notes, including the offered notes, available principal collections will be used to deposit to the principal funding sub-account for each tranche of notes the controlled accumulation amount for such tranche of notes, plus any controlled accumulation amounts due on prior payment dates that have not yet been deposited into the principal funding sub-account for such tranche of notes, plus, in the monthly period immediately preceding the scheduled principal payment date for such tranche of notes, any additional amounts necessary so that the amount on deposit in the principal funding sub-account for such tranche of notes equals the nominal liquidation amount for such tranche of notes. On the scheduled principal payment date for such tranche of notes, amounts on deposit in the related principal funding sub-account will be paid to the holders of the notes of such tranche.

Amortization Period

After an early amortization event with respect to any tranche of SynchronySeries notes, including the offered notes, such tranche’s share of principal collections will be paid monthly to the holders of the notes of such tranche until such tranche of notes is paid in full. The early amortization events are described below in this summary and in “Description of SynchronySeries Provisions—Early Amortization Events” and

in “Description of the Notes—Early Amortization Events.”

Reallocation of Principal Collections

During any of the above periods, principal collections allocated to the SynchronySeries may be reallocated, if necessary, to make required payments of interest on the SynchronySeries notes and to cover any servicing fee shortfall not made or covered from the SynchronySeries’ share of finance charge collections and other amounts treated as finance charge collections and excess finance charge collections available from other series that share with the SynchronySeries. This reallocation is one of the ways that the offered notes obtain the benefit of subordination, as described in “Credit Enhancement” in this summary. The amount of reallocated principal collections available to each class of SynchronySeries notes is limited by the aggregate nominal liquidation amount of the SynchronySeries notes subordinated to such class plus the SynchronySeries subordinated transferor amount. Each reallocation of principal collections will cause a reduction first, in the SynchronySeries subordinated transferor amount, second, in the nominal liquidation amount of the Class D notes of the SynchronySeries, third, in the nominal liquidation amount of the Class C notes of the SynchronySeries, fourth, in the nominal liquidation amount of the Class B notes of the SynchronySeries, and fifth, in the nominal liquidation amount of the Class A notes of the SynchronySeries.

Shared Principal Collections

The SynchronySeries is a principal sharing series. See “Description of the Notes—Shared Excess Available Principal Collections.”

Collections of principal receivables allocated to the collateral amount that are not needed to make deposits or payments for the SynchronySeries will be: first, made available to other series, second, deposited into the excess funding account if needed to cure an asset deficiency, and third, distributed to us or our assigns.

Interest on the Offered Notes

The offered notes will accrue interest from and including the closing date to but excluding the initial payment date, and for each following interest period at the applicable rate per annum specified below:

[●]%

Interest on the offered notes will be calculated based on a 360-day year of twelve 30-day months (and in the case of the initial interest period, assuming a closing date of June 9, 2025, for a period of 36 days).

Credit Enhancement

Subordination

Credit enhancement for the offered notes includes the subordination of the Class B notes, the Class C notes and the Class D notes of the SynchronySeries and the SynchronySeries subordinated transferor amount.

Subordination serves as credit enhancement in the following way. The more subordinated, or junior, classes of notes will not receive payments of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes. The SynchronySeries subordinated transferor amount is subordinated to all of the classes of notes of the SynchronySeries, so it will absorb shortfalls and collateral deterioration before any class of notes of the SynchronySeries.

If the SynchronySeries’ share of principal collections is not sufficient to make all deposits targeted to be made to the note retirement sub-accounts and principal funding sub-accounts of the SynchronySeries notes, then such amounts will be allocated first, to the note retirement sub-accounts and principal funding sub-accounts of each tranche of Class A notes of the SynchronySeries, second, to the note retirement sub-accounts and principal funding sub-accounts of each tranche of Class B notes of the SynchronySeries, third, to the note retirement sub-accounts and principal funding sub-accounts of each tranche of Class C notes of the SynchronySeries, and fourth, to the note retirement sub-accounts and principal funding sub-accounts of each tranche of Class D notes of the SynchronySeries, in each case pro rata based on the ratio of the amount targeted to be deposited for a tranche of notes to the aggregate amount targeted to be deposited for all tranches of notes of the related class.

A tranche of subordinated notes that reaches its scheduled principal payment date, or that has an early amortization event, event of default and acceleration, or an optional redemption, will not be paid to the extent that that tranche is necessary to provide the required subordination for tranches of senior notes. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes, prefunding of the principal funding subaccounts for tranches of senior notes will begin. With respect to any monthly period and any class of SynchronySeries notes other than the Class D notes, after giving effect to all allocations, payments and deposits to be made with respect to such monthly period and the immediately succeeding monthly period, an aggregate amount, which we refer to as the prefunding target amount, for such senior class, equal to the excess of (i) the required subordinated amount for such class of notes over (ii) the sum of the nominal liquidation amounts for all subordinated classes of SynchronySeries notes and the SynchronySeries subordinated transferor amount, will be deposited into the note retirement sub-accounts for each tranche of such class of notes, pro rata based on the nominal liquidation amount of each such tranche.

Notwithstanding the foregoing, principal collections will not be deposited in the principal funding sub-account of any tranche of SynchronySeries notes unless (i) the prefunding target amounts for the more senior classes of notes would be equal to zero after such deposit or (ii) all targeted deposits have been made to the note retirement sub-accounts for the related monthly period.

Class D Reserve Account

Support for the Class D notes of the SynchronySeries will be provided by the Class D reserve account. The Class D reserve account will be funded by deposits of finance charge collections allocated to the SynchronySeries as described above in “—Application of Finance Charge Collections.” The Class D reserve account is established to assist with the subsequent distribution of principal or interest on the Class D notes of the SynchronySeries.

Early Amortization Events

The early amortization events with respect to each tranche of SynchronySeries notes, including the offered notes, are:

•	our failure to make required payments or deposits or material failure by us to perform other obligations, subject to applicable grace periods;

•	material inaccuracies in our representations and warranties, subject to applicable grace periods;

•	the tranche is not paid in full on the scheduled principal payment date;

•	bankruptcy, insolvency or similar events relating to us or the bank;

•	we are unable to transfer additional receivables to the trust or the bank is unable to transfer additional receivables to us, subject to applicable grace periods;

•	we do not transfer receivables in additional accounts to the trust when required;

•	any servicer default, as further described in “The Servicer—Servicer Default; Successor Servicer,” which has a material adverse effect on the tranche of notes;

•	the average excess spread percentage for any three consecutive monthly periods is less than 0.00%;

•	the trust becomes subject to regulation as an “investment company” under the Investment Company Act; or

•	an event of default occurs for the tranche of notes and their maturity date is accelerated.

The early amortization events for the SynchronySeries notes, including the offered notes, are more fully described in “Description of SynchronySeries Provisions—Early Amortization Events.”

Events of Default

Each class and tranche of SynchronySeries notes, including the offered notes, is subject to the events of default described in “Description of the Notes—Events of Default; Rights upon Event of Default.” These include:

•	failure to pay interest on the class or tranche of notes for 35 days after it becomes due and payable;

•	failure to pay principal on the class or tranche of notes when it becomes due and payable on the legal maturity date for the class or tranche notes;

•	bankruptcy, insolvency or similar events relating to the trust; and

•	material failure by the trust to perform its obligations under the indenture, subject to applicable grace periods.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the trust, the principal amount of the SynchronySeries notes, including the offered notes, and the principal amount of all other series, classes and tranches of notes automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the SynchronySeries notes or a specific class or tranche of SynchronySeries notes, including the offered notes, the indenture trustee or holders of more than 66⅔% of the then-outstanding principal amount of the applicable notes may declare the principal amount of such notes to be immediately due and payable. These declarations may be rescinded by holders of not less than a majority of the then-outstanding principal amount of the

SynchronySeries notes or the specific class or tranche of SynchronySeries notes, as applicable, if the related event of default has been cured, subject to the conditions described in “Description of the Notes—Events of Default; Rights upon Event of Default.”

After an event of default and the acceleration of the SynchronySeries notes or a specific class or tranche of SynchronySeries notes, funds allocated to the applicable notes and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on such notes to the extent permitted by law. Principal collections and finance charge collections allocated to the SynchronySeries notes or the specific class or tranche of SynchronySeries notes, as applicable, will be applied to make monthly principal and interest payments on such notes until the earlier of the date those notes are paid in full or the legal maturity date.

If the SynchronySeries notes or a specific class or tranche of SynchronySeries notes are accelerated or the trust fails to pay the principal of such notes on the legal maturity date, subject to the conditions described in “Description of the Notes—Events of Default; Rights upon Event of Default,” the indenture trustee may, or if directed by the holders of more than 66⅔% of the then-outstanding principal amount of the SynchronySeries notes or the specific class or tranche of SynchronySeries notes, as applicable, will cause the trust to sell principal receivables in an amount equal to the collateral amount for such notes and the related finance charge receivables.

Servicing and Servicer’s Fee

The bank will act as servicer for the trust. The bank may from time to time enter into sub-servicing arrangements with affiliated companies. See “The Servicer.” The bank, as servicer, receives a fee for its servicing activities, which the servicer may elect to receive on a daily basis from the collections processed on that day or monthly on each payment date. The daily servicing fee allocable to the SynchronySeries for each day will be equal to the product of (a) the result of (i) the aggregate amount of transferred principal receivables determined as of the close of business on the last day of the preceding monthly period (or, if a reset date has occurred since the last day of the preceding monthly period, the most recent reset date), multiplied by (ii) the result of 2% divided by twelve (12), multiplied by (iii) the result of one (1) divided by the actual number of days during such monthly period and (b) the SynchronySeries floating allocation percentage for such day (or, if such day is not a date of processing, then for the immediately preceding date of processing), calculated as described in “Description of SynchronySeries Provisions—Allocation Percentages.”

The servicer may alternatively elect to receive a monthly servicing fee in lieu of the daily servicing fee described in the preceding paragraph. The monthly servicing fee allocable to the SynchronySeries for a monthly period will equal to the product of (a) the sum of the amount calculated pursuant to clause (a) in the preceding paragraph for each day in the monthly period and (b) the average of the SynchronySeries floating allocation percentages for each day during such monthly period, calculated as described in “Description of SynchronySeries Provisions—Allocation Percentages.”

The servicing fee allocable to the SynchronySeries for each payment date will be paid from the SynchronySeries’ share of collections of finance charge receivables each month as described in “—Application of Finance Charge Collections” above and in “Description of SynchronySeries

Provisions—Application of SynchronySeries Available Finance Charge Collections.”

Asset Review

The asset representations reviewer is Clayton Fixed Income Services LLC. If the asset review conditions have been satisfied, then the asset representations reviewer will review the transferred receivables and related accounts for compliance with the pool asset representations. See “Asset Representations Review.” The asset representations reviewer will be paid an annual fee by the bank in accordance with a letter agreement between the bank and the asset representations reviewer. Additionally, the asset representations reviewer will be entitled to receive a fee in connection with each asset review, which fee will be paid by the bank.

Optional Redemption

We have the option to redeem each tranche of SynchronySeries notes, including the offered notes, in whole but not in part on any payment date on which the outstanding dollar principal amount of such tranche has been reduced to 10% or less of its highest outstanding principal amount at any time.  The purchase price will be the outstanding principal amount of such tranche of notes plus accrued and unpaid interest and any additional interest on such tranche notes to but excluding the applicable date of redemption.

Tax Status

Subject to important considerations described in “U.S. Federal Income Tax Consequences,” on the closing date, Mayer Brown LLP, as tax counsel to the trust, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that under existing law the offered notes (other than such notes beneficially owned by the trust or the single beneficial owner of the trust for U.S. federal income tax purposes) will be characterized as debt for federal income tax purposes and that the trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of an offered note, you will agree to treat your offered note as debt for federal, state and local income and franchise tax purposes. See “U.S. Federal Income Tax Consequences” for additional information concerning the application of U.S. federal income tax laws.

State Tax Consequences

The tax discussion in this prospectus does not address the tax treatment of the issuing entity, the notes or noteholders under any state or local tax laws, which may differ materially from the federal income tax treatment of such persons and instruments. The jurisdictions in which these state and local tax issues may arise include those in which the holder is taxable, the bank and any sub-servicer carry on their activities, and the obligors on the accounts and receivables are located. You are urged to consult with your own tax advisors regarding the state tax treatment of the issuing entity as well as any state tax consequences to you of purchasing, holding and disposing of your notes.

Certain Considerations for ERISA and Other U.S. Employee Benefit Plans

Subject to important considerations described under “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” in this prospectus, the offered notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Before purchasing any of the offered notes, fiduciaries of such plans or accounts should determine whether an investment in the offered notes is appropriate for such plan or account and are urged to review carefully the matters discussed in this prospectus and to consult with their own legal and financial advisors before making an investment decision. See “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” in this prospectus for additional information.

Credit Risk Retention

In accordance with Regulation RR, either we, as depositor and a wholly-owned affiliate (as defined in Regulation RR) of the bank, or the bank, as sponsor, is required to retain an economic interest in the credit risk of the transferred receivables. We intend to satisfy the risk retention requirements by maintaining a seller’s interest, calculated in accordance with Regulation RR, together with the amounts on deposit in the excess funding account, in a minimum amount not less than five percent of the aggregate unpaid principal balance of all outstanding notes of the issuing entity, other than notes that are at all times held by the bank or one or more wholly-owned affiliates of the bank and designated as risk retention retained notes pursuant to the related indenture supplement.

For more information about the bank’s retained interest in the transaction, see “The Sponsor—Credit Risk Retention —U. S. Regulation RR”.

EU Securitization Regulation and UK Securitization Framework

On the closing date, the bank will covenant and agree, with reference to the SR Rules as in effect and applicable on the closing date, that it will, as “originator” (as such term is defined for the purposes of the EU Securitization Regulation and the UK Securitization Framework), retain on an ongoing basis for as long as any notes remain outstanding, a material net economic interest of not less than five percent of the nominal value of the securitized exposures, in a form that is intended to qualify as an originator’s interest as provided in (i) option (b) of Article 6(3) of the EU Securitization Regulation, (ii) paragraph (1)(b) of SECN 5.2.8R and (iii) paragraph (b) of Article 6(3) of Chapter 2 of the PRASR, in each case as in effect and applicable as at the closing date, by holding all the membership interests in the depositor which in turn holds all or part of the transferor interest.

The securitization transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation, SECN 6 or Article 7 of Chapter 2 of the PRASR. In particular, neither the bank nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation, SECN 6 or Article 7 of Chapter 2 of the PRASR, or to take any other action in accordance with, or in a manner contemplated by, such articles.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with the applicable Investor Requirements and any corresponding national measures that may be relevant.

The securitization transaction described in this prospectus is structured in a way that may not allow EU Affected Investors to comply with the EU Investor Requirements or UK Affected Investors to comply with the

UK Investor Requirements. Consequently, the notes may not be a suitable investment for any person that is subject to the EU Securitization Regulation or the UK Securitization Framework. See “Risk Factors–– Certain EEA-regulated and UK-regulated investors may be subject to due diligence and risk retention requirements, making the notes unsuitable for their investment” in this prospectus.

Any failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the offered notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and/or remedial measures being taken or imposed by the competent authority of such Affected Investor. The SR Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and may have an adverse impact on the value and liquidity of the notes.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the agreement by the bank to retain an economic interest as described above and the information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant.

For more information about the bank’s retained interest in the transaction, see “The Sponsor—Credit Risk Retention—Securitization Regulations”.

Risk Factors

There are material risks associated with an investment in the offered notes, and you should consider the matters set forth in “Risk Factors” beginning on page 22.

Ratings

We expect that the offered notes will receive credit ratings from the Hired Agencies.

Any rating assigned to the offered notes by a Hired Agency will reflect the rating agency’s assessment solely of the likelihood that noteholders will receive timely payments of interest and the ultimate repayment of principal on the legal maturity date for the offered notes, and will be based primarily on the value of the transferred receivables and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Ratings on the offered notes are expected to be monitored by the Hired Agencies while the offered notes are outstanding. Any rating can be changed or withdrawn by a Hired Agency at any time.

It is possible that a Hired Agency could revise its models and ratings methodology (including its ratings or outlooks with respect to the various transaction parties) at any time and, following the closing date, downgrade its ratings on the Class A(2025-2) notes that were not subject to such revised models or ratings methodology as part of the ratings process. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies.

Summary of Risk Factors

•	Lack of liquidity in the secondary market may adversely affect your notes.

•	The notes with a lower alphabetical designation are subordinated with respect to interest and principal payments to the notes with a higher alphabetical designation.

•	The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the note. We may assign our obligations as depositor and the bank may assign its obligations as servicer, and it may be difficult to find a suitable successor servicer if the bank ceases to act as servicer.

•	Limited remedies for breaches of representations could reduce or delay payments.

•	The bank may not be able to designate new accounts to the trust when required by the transaction documents.

•	Other series of notes may have different terms that may affect the timing and amount of payments to you.

•	Recharacterization of principal receivables would reduce principal receivables and may require the addition of new receivables.

•	The note interest rate and the receivables interest rate may reset at different times, resulting in reduced or early payments to you.

•	Addition of credit card accounts to the trust may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

•	The ratings for the offered notes are limited in scope, may be lowered or withdrawn and do not consider the suitability of an investment in the securities for a particular investor. In addition, the offered notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the offered notes.

•	Because of the concentration of the receivables in certain states, any adverse economic conditions, natural disasters or other factors affecting these states in particular may have a greater effect on the performance of the notes than if the concentration did not exist. Similarly, the Company’s business is heavily concentrated in U.S. consumer credit, and therefore its results are more susceptible to market fluctuations and legislative and regulatory developments in that market than a more diversified company.

•	An increase in the initial principal amount of the offered notes may dilute your voting rights.

•	Our review of the pool asset disclosure in this prospectus does not provide absolute certainty that the pool asset disclosure is accurate in all material respects.

•	The asset representations review process has not been used in credit card securitization transactions and no assurance can be made as to its effectiveness.

•	Some investments in the notes may be treated as being engaged in a U.S. trade or business.

•	The securitization is not guaranteed to produce expected cash flows at times and in amounts to service scheduled payments of interest and the ultimate repayment of principal on the offered notes in accordance with their terms as described in this prospectus.

•	Economic and social factors may adversely affect cardholder payment patterns, finance charge rates and credit card usage, and may affect the timing and amount of payments to you.

•	Termination of certain credit card programs could lead to a reduction of receivables in the trust.

•	The success of the Company’s business depends on its ability to retain existing program partners and attract new program partners.

•	The bank’s results are impacted, to a significant extent, by the financial performance of the bank’s program partners.

•	Origination patterns of receivables and operations of program partners could reduce collections.

•	A program partner bankruptcy or other adverse events relating to a program partner included in the trust portfolio may affect the timing and amount of payments to you.

•	Adverse financial market conditions or the Company’s inability to effectively manage its funding and liquidity risk could have a material adverse effect on its funding, liquidity and ability to meet its obligations.

•	The Company’s inability to securitize its loan receivables would have a material adverse effect on its business, liquidity, cost of funds and financial condition.

•	The bank’s inability to maintain or grow its deposits in the future could materially adversely affect its liquidity and ability to grow its business.

•	Third-party activity including fraudulent activity associated with the Company’s products and services or cyber-attacks or other security breaches could negatively impact the Company’s operating results, brand and reputation and the performance of the trust portfolio.

•	The failure of third parties to provide various services that are important to the Company’s operations could have a material adverse effect on the Company’s business and the bank’s ability to service the trust portfolio and results of operations.

•	Compliance with the implementing regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), or the CARES Act, and oversight of the SEC, CFPB or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as the Company. The Company is also subjected to various international risks as well as increased compliance and regulatory risks and costs due to its international operations. Litigation, regulatory actions and compliance issues could subject the Company to significant fines, penalties, judgments, remediation costs and/or requirements resulting in increased expenses, and the trust could be named as a defendant in litigation or be subject to regulatory action.

•	Some liens may be given priority over your notes, which could cause delayed or reduced payments.

•	If we or the issuing entity became a debtor in a bankruptcy case or became subject to the Orderly Liquidation Authority of the FDIC, delays or reductions in payment of your notes could occur.

Risk Factors

The following is a summary of the principal risk factors that apply to an investment in the offered notes. You should consider the following risk factors before deciding whether to purchase the offered notes:

Risks Relating to the Securitization Structure

It may not be possible to find a purchaser for your notes.

There is currently no secondary market for the offered notes and we cannot assure you that one will develop. As a result, you may not be able to resell your notes at all, or may be able to do so only at a substantial loss. The underwriters may assist in resales of the offered notes, but they are not required to do so. We do not intend to apply for the inclusion of the offered notes on any exchange or automated quotation system. A trading market for the offered notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes. The secondary market for asset-backed securities could experience an onset of significant reduced liquidity. If a period of illiquidity occurs, it may adversely affect the market value of your notes.

Moreover, any occurrence of adverse events in the global financial markets, including the impact of the Coronavirus Disease 2019 (“COVID-19”) pandemic on global financial markets, may cause a significant reduction in liquidity in the secondary market for asset-backed securities for a period of time. Such period of illiquidity may adversely affect both the market value of the Class A(2025-2) notes and an investor’s ability to sell the Class A(2025-2) notes. As a result, an investor may be unable to sell the Class A(2025-2) notes when it wants to do so or obtain its desired price for the Class A(2025-2) notes, or may suffer a loss on its investment. Geopolitical crises, including current military hostilities between Russia and Ukraine and the armed conflict in the Middle East, could also affect the performance or market value of the Class A(2025-2) notes and the ability to sell the Class A(2025-2) notes in the secondary market.

The bank may change the terms and conditions of the accounts in a way that reduces or delays collections.

The bank transfers the receivables but continues to own the credit card accounts. As owner of the accounts, the bank retains the right to change various account terms or treatment, including finance charges, other fees, the required monthly minimum payment, payment due dates and allocation of payments. These changes may be voluntary on the part of the bank or may be required by law, market conditions or other reasons. Changes in the terms or treatment of the accounts may reduce the amount of receivables arising under the accounts, reduce the portfolio yield, reduce the amount of collections on those receivables or otherwise alter payment patterns. Payments to you could be accelerated, delayed or reduced as a result of these changes. Changes could also cause a reduction in the credit ratings on your notes.

Charged-off receivables could reduce payments to you.

The primary risk associated with extending credit to the bank’s customers under its credit card programs is the risk of default or bankruptcy of the customer, resulting in the customer’s account balance being charged-off as uncollectible. The bank relies principally on the customer’s creditworthiness for repayment of the account and usually has no other recourse for collection. In certain circumstances, the bank may not be able to successfully identify and evaluate the creditworthiness of cardholders to minimize delinquencies and losses. General economic factors, such as the rate of inflation, unemployment levels and interest rates, may result in greater delinquencies that lead to greater credit losses among customers.

In addition to being affected by general economic conditions and the success of the servicer’s collection and recovery efforts, the trust’s delinquency and net credit card receivable charge-off rates are affected by the average age of the various credit card account portfolios. The average age of credit card receivables affects the stability of delinquency and loss rates of the portfolio because delinquency and loss rates typically increase as the average age of accounts in a credit card portfolio increases. The servicer, on behalf of the trust, will charge-off the receivables arising in accounts designated to the trust in accordance with the bank’s collection policies if the receivables become uncollectible. The collateral securing your notes will be allocated a portion of these charged-off receivables, which will then be allocated to each class and tranche of SynchronySeries notes. See “Description of SynchronySeries Provisions—Allocation Percentages” and “—Allocation of Charged-off Receivables; Investor Charge-Offs.”

If the amount of charged-off receivables allocated to the SynchronySeries exceeds the SynchronySeries subordinated transferor amount plus the nominal liquidation amounts of any SynchronySeries notes subordinated to the offered notes, you may not receive the full amount of principal and interest due to you. See “Description of SynchronySeries Provisions—Allocation of Charged-off Receivables; Investor Charge-Offs” and “The Servicer—Charged-off Receivables; Dilution; Investor Charge-Offs.”

Limited remedies for breaches of representations could reduce or delay payments.

When we transfer the receivables to the trust, we make representations and warranties relating to the validity and enforceability of the transferred receivables, and as to the perfection and priority of the trust’s interest in the transferred receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the transferred receivables or the related assets to determine the presence of defects or compliance with the representations and warranties or for any other purpose.

A representation or warranty relating to the transferred receivables may be violated if the related obligors have defenses to payment or offset rights, or our creditors or creditors of the bank claim rights to the trust assets. If a representation or warranty is violated, we may have an opportunity to cure the violation. If we are unable to cure any violation within the specified time period and the violation has a material adverse effect on the transferred receivables or the availability of the proceeds to the trust, we must, if requested, accept reassignment of the transferred receivables affected by the violation. See “The Trust Portfolio—Representations and Warranties of the Depositor.”

It may be difficult to find a suitable successor servicer if the bank ceases to act as servicer.

If the bank is terminated as servicer as described in “The Servicer—Servicer Default; Successor Servicer,” the trust may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform those duties for the amount of the servicing fee currently payable under the servicing agreement. If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor servicer. The Bank of New York Mellon, the indenture trustee, does not have credit card operations. If The Bank of New York Mellon is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the servicing agreement may not be sufficient to cover its actual cost and expenses of servicing the accounts.

The bank may not be able to designate new accounts to the trust when required by the transaction documents.

If at the end of any Monthly Period, the amount of receivables in the trust falls below a specified level described in “The Trust Portfolio—Addition of Trust Assets,” we will be required to cause the bank to designate additional accounts to the trust and transfer additional receivables to the trust on or before the tenth business day following that Monthly Period, or, in some cases, the last day of the next following Monthly Period. There is no guarantee that the bank will have sufficient accounts to designate to the trust. This could cause a possible delay or reduction in payments on your notes. If we do not transfer sufficient receivables to the trust within the grace period specified in this prospectus, an early amortization event would occur. If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.

Other series of notes may have different terms that may affect the timing and amount of payments to you.

The trust has issued other series of notes and expects to issue additional series of notes from time to time. Other series of notes may have terms that are different than the terms for the SynchronySeries, including different early amortization events or events of default. In addition, the early amortization events and events of default for other series of notes may be subject to grace periods or rights to cure that are different than the grace periods or rights to cure applicable to the same or similar early amortization events or events of default for the SynchronySeries. As a result, early amortization events may occur with respect to other series of notes prior to the payment of principal on the SynchronySeries. This could reduce the amount of principal collections available to the SynchronySeries at the time principal collections begin to be accumulated or paid for the benefit of your notes and could cause a possible delay or reduction in payments on your notes. Additional series of notes may be issued without any requirement for notice to, or consent from, existing noteholders. For a description of the conditions that must be met before the trust can issues new notes, see “Description of the Notes—New Issuances of Notes.”

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if additional notes are issued after your notes and those notes have a higher interest rate than your notes, this could result in a reduction in the amount of excess funds from other series available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.

Recharacterization of principal receivables would reduce principal receivables and may require the addition of new receivables.

As described in “Description of the Notes—Discount Option,” we may designate a portion of some or all transferred receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of an early amortization event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of transferred principal receivables, which may increase the likelihood that we will be required to add receivables to the trust. If we are unable to add receivables when required to do so, one or more series of notes, including the SynchronySeries, could go into early amortization.

The note interest rate and the receivables interest rate may reset at different times, resulting in reduced or early payments to you.

Some accounts have finance charges assessed at a variable rate based on a designated index, which rate may or may not be subject to a specified floor. A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on the notes and other amounts required to be paid out of collections of finance charge receivables. If the interest rate on the accounts declines or the interest rate on a series increases, this could decrease the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes. This would increase the risk of early repayment of your notes, as well as the risk that there may not be sufficient collections to make all required payments on your notes.

We may assign our obligations as depositor and the bank may assign its obligations as servicer.

Either we or the bank may transfer our rights and obligations in our respective capacities as depositor or servicer to one or more entities without noteholders’ consent so long as specific conditions are satisfied. See “The Depositor—Assignment of Depositor’s Interests” and “The Servicer—Resignation of Servicer” and “—Merger or Consolidation of Servicer.” The entity assuming the rights and obligations may or may not be affiliated with us or the bank, as applicable. After the assignment, either we or the bank, as the case may be, would have no further liability or obligation under the documents relating to the notes and the trust, other than those liabilities that arose prior to the transfer.

Addition of credit card accounts to the trust may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets of the trust securing the offered notes change every day. We may choose, or may be required, to add credit card receivables to the trust. The credit card accounts from which these receivables arise may have different terms and conditions from the credit card accounts already designated for the trust. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms, and may be co-branded cards or private label credit cards. We cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated for the trust. If the credit quality of the assets in the trust were to deteriorate, the trust’s ability to make payments on the offered notes could be adversely affected. See “The Trust Portfolio—Addition of Trust Assets.”

The ratings for the offered notes are limited in scope, may be lowered or withdrawn and do not consider the suitability of an investment in the securities for a particular investor. In addition, the offered notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the offered notes.

Security ratings are not a recommendation to purchase, hold or sell the offered notes, inasmuch as the rating does not comment as to market price or suitability for a particular investor. A rating of the offered notes addresses the likelihood of the timely payment of interest and the ultimate repayment of principal of the offered notes on the legal maturity date pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. None of us, our affiliates, the sponsor or any of the sponsor’s affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any ratings of the offered notes. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. It is possible that a Hired Agency could revise its models and ratings methodology (including its ratings or outlooks with respect to the various transaction parties) at any time and, following the closing date, downgrade its ratings on the Class A(2025-2) notes that were not subject to such revised models or ratings methodology as part of the ratings process.

The Hired Agencies have been hired by the sponsor to provide their ratings on the offered notes. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered notes by the Hired Agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus, we are not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of us, the sponsor or any underwriter is obligated to inform investors (or potential investors) in the offered notes if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the offered notes, you should monitor whether an unsolicited rating of the offered notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your offered note may be adversely affected.

Geographic concentration may result in more risk to you.

As of March 31, 2025, the servicer’s records indicate that, based on billing addresses, obligors on the accounts were concentrated in Texas, California, Florida, New York and Pennsylvania. No other state accounted for more than 5% of the number of accounts in the trust portfolio or 5% of the total receivables balances in the trust portfolio as of that date. Economic conditions or other factors affecting these states in particular could adversely impact the delinquency or credit loss experience of the trust portfolio and could result in delays in payments or losses on the offered notes. Further, because of the concentration of obligors on the accounts in the trust portfolio in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the trust portfolio than if such concentration did not exist. See “Composition of the Trust Portfolio—Composition by Billing Address of the Trust Portfolio” in Annex III.

Charge-offs may increase which could reduce payments to you.

The Company’s ability to manage credit risk and avoid high charge-off rates may be adversely affected by economic conditions that may be difficult to predict, such as the last financial crisis. Credit trends may deteriorate materially from the Company’s expectations if economic conditions were to deteriorate beyond what the Company currently expects. More specifically, increases in delinquencies and charge-offs could occur, particularly if conditions in the general economy deteriorate.

If the amount of charged-off receivables allocated to the SynchronySeries exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See “Description of SynchronySeries Provisions—Allocation of Charged-off Receivables; Investor Charge-Offs” and “The Servicer—Charged-off Receivables; Dilution; Investor Charge-Offs.”

An increase in the initial principal amount of the offered notes may dilute your voting rights.

The trust may offer and sell notes of your tranche having an initial principal amount that is greater than the principal amount shown on the cover page of this prospectus depending on market conditions and demand for the offered notes of your tranche. As a result, the voting rights of your notes may be diluted. Dilution of voting rights decreases your ability to influence actions under the indenture and other transaction documents to the extent such actions are subject to a vote.

Our review of the pool asset disclosure in this prospectus does not provide absolute certainty that the pool asset disclosure is accurate in all material respects.

We performed a review under Rule 193 of the Securities Act of 1933, as amended, of the information required to be included in this prospectus relating to the receivables pursuant to Item 1111 of Regulation AB. Such information is referred to in this prospectus as “Asset Review Information.” This review is further described under “Review of Pool Asset Disclosure.” Our review was designed to provide reasonable assurance that the Asset Review Information is accurate in all material respects, however, the review was not designed, and was not likely, to be sufficient to provide absolute certainty that the Asset Review Information is accurate in all material respects. We used judgment to determine the scope of the review, and the completion of the review process required the application of a significant level of human diligence and judgment. As a result, our review was designed and effected to provide reasonable assurance that the Asset Review Information is accurate in all material respects. Investors should be aware that the review did not provide complete assurance that the Asset Review Information is, in fact, accurate in all material respects.

The asset representations review process has not been used in credit card securitization transactions and no assurance can be made as to its effectiveness.

If the percentage of receivables that are 60 or more days delinquent reaches or exceeds the delinquency trigger, as discussed in “Asset Representations Review—Delinquency Trigger,” and the requisite votes are obtained as described in “Asset Representations Review—Asset Review Voting,” the asset representations reviewer will perform a review in accordance with the procedures set forth in the asset representations review agreement.

Credit card securitizations have not previously been subject to an asset representations review process of the nature set forth in the asset representations review agreement. Furthermore, at the time the asset representations reviewer was selected, there were no asset representations reviewers with experience reviewing representations and warranties in credit card securitization transactions.

The review procedures for the asset representations review have been designed to determine whether a receivable under review was not in compliance with the representations and warranties made about it in the transaction documents at the time it was transferred pursuant to the transaction documents. The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor. The review is not designed to determine whether the receivable was serviced in compliance with the servicing agreement. The review is not designed to establish cause, materiality or recourse for any non-compliance. The review is not designed to determine whether our origination or underwriting policies and procedures are adequate, reasonable or prudent.

Following any asset representations review, we, the indenture trustee, the bank and the servicer will receive a report of the findings of the asset representations reviewer. If the report identifies any instance of non-compliance with the representations and warranties, as evidenced by a failure to pass the applicable review procedure set forth in the asset representations review agreement and referred to in this prospectus as a “test failure,” and all additional conditions for repurchase have been met, including that the breach met the materiality requirements of the transaction documents and had not been cured during the relevant cure period, then the transferor will be required to repurchase the ineligible receivable. There is no guarantee that a test failure will automatically result in a repurchase obligation. In addition, investors may request that the indenture trustee provide notice to the transferor requesting repurchase of an ineligible receivable, but there is no guarantee that the indenture trustee will decide to do so.

In addition, there may be no correlation between any breach of representations or warranties and any increase in delinquencies.

The certification provided by our chief executive officer does not guarantee that the securitization will produce expected cash flows at times and in amounts to service scheduled payments of interest and the ultimate repayment of principal on the offered notes in accordance with their terms as described in this prospectus.

One of the transaction requirements for the use of a shelf registration statement is the filing at the time of each offering from the shelf of a certification from the chief executive officer of the depositor of the issuing entity concerning the disclosure contained in the prospectus and the structure of the securitization.

While in the certification the chief executive officer expresses a belief that there is a reasonable basis to conclude that the securitization is structured to produce expected cash flows at times and in amounts to service scheduled repayments of interest and the ultimate payment of principal on the offered notes in accordance with their terms, investors should be aware that the certification does not guarantee that the securitization will produce those expected cash flows or that you will not suffer from delays or reductions in or acceleration of repayment on the offered notes.

Risk of Foreign Person’s investment in the notes treated as being engaged in a U.S. trade or business on account of their own activities.

As discussed under “U.S. Federal Income Tax Consequences” in this prospectus, the U.S. federal income tax treatment of the notes to a beneficial owner that is a Foreign Person turns on a number of facts, including whether interest on the notes paid to or accrued by the Foreign Person is effectively connected with the conduct of a trade or business within the United States by the Foreign Person.  The determination of whether a Foreign Person is engaged in a trade or business within the United States with respect to its acquisition of debt is based on a highly factual analysis that takes into account all facts and circumstances relating to such Foreign Person, which are necessarily unique to that Foreign Person.  No direct guidance expressly addresses which activities constitute being engaged in a trade or business within the United States or whether (or under which circumstances) the acquisition of newly issued debt, such as a note offered hereby, could give rise to a trade or business or could contribute to such a conclusion when coupled with other facts and circumstances. In addition, certain activities undertaken or performed by or for a Foreign Person through agents and other third parties could be attributed to the Foreign Person in determining whether the Foreign Person is engaged in a trade or business within the United States.  Furthermore, the precise contours of the so-called “securities trading safe harbor” under Section 864(b)(2) of the Code is similarly unclear.  Nothing herein provides any advice or assurance concerning the tax treatment with respect to any person in this regard or otherwise or considers in any way the facts unique to any particular person that acquires a note.  Therefore, investors are urged to consult their own tax advisors to determine their treatment under these rules in respect of the acquisition of a note and taking into account their own particular facts relating to such acquisition.

Risks Relating to the Credit Card Business

Economic and social factors may adversely affect cardholder payment patterns, finance charge rates and credit card usage, and may affect the timing and amount of payments to you.

The amount of principal collections and finance charge collections available to pay your notes on any payment date will depend on many factors, including:

•	the rate of repayment of credit card balances by cardholders, which may be earlier or later than expected;

•	the periodic finance charge rates applicable to the accounts designated to the trust;

•	the extent of credit card usage by cardholders, and the creation of additional receivables in the accounts designated to the trust; and

•	the rate of default by cardholders, which means that receivables may not be paid at all.

Changes in payment patterns, finance charge rates and credit card usage result from a variety of economic and social factors. Economic factors include, among others, the rate of inflation, unemployment levels, the availability and cost of credit (including mortgages) and real estate values. Social factors include, among others, consumer and business confidence levels and the public’s attitude about incurring debt and the stigma of personal bankruptcy. In addition, acts of terrorism or natural disasters in the United States and the political and/or military response to any such events or the commencement of hostilities or other geopolitical crises, whether involving the United States or other nations (including ongoing hostilities between Russia and Ukraine and the armed conflict in the Middle East) may have an adverse effect on general economic conditions, consumer and business confidence and general market liquidity.

Key macroeconomic conditions historically have affected the performance of the bank’s credit card portfolio and the Company’s business, results of operations and financial condition and are likely to affect them in the future. Consumer confidence, affordability, inflation, unemployment, personal income, personal savings and access to other liquidity, housing prices and values and other economic indicators are among the factors that often impact consumer spending and payment behavior and demand for credit. Poor economic conditions reduce the usage of the bank’s credit cards and other financing products and the average purchase amount of transactions on the credit cards, which reduces the amount of principal collections and finance charge collections available to make payments on your notes and the rate of creation of additional receivables in the accounts designated to the trust. Poor economic conditions also adversely affect the ability and willingness of customers to pay amounts owed to us, increasing delinquencies, bankruptcies, charge-offs and allowances for credit losses and settlements. The assessment of the Company’s credit profile includes the evaluation of broader consumer and industry trends, such as payment behavior and overall indebtedness.

Economic growth in the United States can slow due to low productivity, declining investments, limited access to credit, shrinking labor force, labor relations, concerns about the level of U.S. government debt, inflation, interest rates, tariffs (including retaliatory tariffs in response to tariffs imposed by the United States) and monetary and/or fiscal actions, as well as economic and political conditions in the U.S. and global markets, including international trade relations. Additionally, there is uncertainty regarding the impact of changes in the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy. A prolonged period of slow economic growth or a significant deterioration in economic conditions or broader consumer trends, including employment, wage growth, savings rates and consumer indebtedness, would likely affect consumer spending levels and the ability and willingness of customers to pay amounts owed on the trust accounts, and could have a material adverse effect on the Company’s business, key credit trends, results of operations and financial condition, and could have a material adverse effect on the performance of the transferred receivables and your notes. Further, while the effects of the COVID-19 pandemic have subsided, the impact of any future outbreaks, epidemics, pandemics or other public health crises on the Company’s business remain uncertain and are difficult to predict.

In addition, governments may implement regulations or investors and other stakeholders may adopt new investment policies or otherwise impose new expectations regarding sustainability, social or other topics that cause significant shifts in disclosure, commerce and consumption behaviors that may have negative impacts on the Company’s business and/or reputation.

We cannot assure the creation of additional receivables in the accounts designated to the trust or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of an early amortization event for one or more series, classes or tranches of notes, including your notes. If an early amortization event occurs, you could receive payment of principal sooner than expected. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return of principal during an amortization period. See “Maturity Considerations.”

Termination of certain credit card programs could lead to a reduction of receivables in the trust.

The bank operates its private label and co-branded credit card programs with various program partners under program agreements, some of which, if not extended, are scheduled to expire while your notes are outstanding. Historically, there has been turnover in the bank’s program partners, and the bank expects that this will continue in the future.

There is significant competition for the bank’s existing program partners, and its failure to retain its existing larger partner relationships upon the expiration of a relationship or its earlier loss of a relationship upon the exercise of a program partner’s early termination rights as described below could have a material adverse effect on the bank’s results of operation and financial condition to the extent it does not acquire new program partners of similar size and profitability or otherwise grow its business. Such a failure could have an adverse effect on the volume of receivables in the trust. The bank expects to have significant concentration in its largest relationships for the foreseeable future.

The program agreements typically have contract terms ranging from approximately three to ten years. Some of those program agreements provide that, upon expiration or termination, the program partner may purchase or designate a third party to purchase the receivables generated with respect to its program, including the receivables in the trust. Approximately 15.0% of the accounts would be subject to removal from the trust and approximately 13.0% of the total receivables in the trust as of March 31, 2025 would be subject to the related program partner’s purchase right prior to the scheduled principal payment date for your notes if the related program agreements were not extended.

In addition, the program agreements generally permit the program partners or the bank to terminate the program agreements prior to the respective termination dates for the programs if the other party materially breaches its obligations under the related program agreements, subject to any cure rights under the related program agreements. Certain program agreements are also subject to early termination in the event the related program partner becomes insolvent, becomes subject to a bankruptcy proceeding or has a material change in financial condition, upon the occurrence of a significant change in law or upon the occurrence of other specified portfolio-related performance triggers or other events of default. The program agreements generally may be terminated prior to scheduled expiration upon mutual agreement between the bank and the related program partners.

If a program agreement were terminated as described above and the related program partner were to exercise its right to purchase the related accounts and receivables and the bank were unable to provide receivables arising under newly designated additional accounts to replace those purchased by the program partners, an early amortization event could occur. If an early amortization event occurs as a result of a termination of one or more program agreements, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.

The bank’s results are impacted, to a significant extent, by the financial performance of the bank’s program partners.

The bank’s ability to generate new receivables and the finance charges and fees and other income associated with them is dependent upon sales of merchandise and services by its program partners. The retail industry in which the bank’s program partners operate is intensely competitive. The bank’s program partners compete with retailers and department stores in their own geographic areas, as well as direct-to-consumer and online or digital sales businesses. The bank’s program partners’ sales may decrease or may not increase as we anticipate for various reasons, some of which are in the program partners’ control and some of which are not. For example, retailer sales may be adversely affected by macroeconomic conditions having a national, regional or more local effect on consumer spending; regulatory actions such as tariffs, as well as retaliatory tariffs in response to tariffs imposed by the United States; taxes that impact the cost of consumer goods; business conditions affecting the general retail environment, such as supply chain disruptions or the ability to maintain sufficient staffing levels, or a particular program partner or industry; or catastrophes affecting broad or more discrete geographic areas. If the bank’s program partners’ sales decline for any reason, it generally results in lower credit sales, and therefore lower receivables volume and associated interest and fees and other income for the bank from their customers. In addition, if a program partner closes some or all of its stores or locations, or becomes subject to a voluntary or involuntary bankruptcy proceeding (or if there is a perception that it may become subject to a bankruptcy proceeding), its customers who have used the bank’s financing products may have less incentive to pay their outstanding balances to the bank, which could result in higher charge-off rates than anticipated and the bank’s costs for servicing its customers’ accounts may increase. This risk is particularly acute with respect to the bank’s largest program partners. Moreover, if the financial condition of a program partner deteriorates significantly or a program partner becomes subject to a bankruptcy proceeding, the bank may not be able to recover amounts due to the bank from the program partner such as customer returns or customer payments made in program partner stores. A decrease in sales by the bank’s program partners for any reason or a bankruptcy proceeding involving any of them could have a material adverse impact on the Company’s business and the ability of the bank to originate additional receivables to be transferred to the issuing entity. See “—The bank may not be able to designate new accounts to the trust when required by the transaction documents.”

Origination patterns of receivables and operations of program partners could reduce collections; and a program partner bankruptcy or other adverse events relating to a program partner included in the trust portfolio may affect the timing and amount of payments to you.

The bank’s ability to generate new receivables and the finance charges and fees and other income associated with them is dependent upon sales of merchandise and services by its program partners. The retail industry in which the bank’s program partners operate is intensely competitive. Generally, the program partners compete not only with other retailers and department stores in the geographic areas in which they operate, but also with numerous other types of retail outlets, including direct-to-consumer and online or digital sales businesses. We cannot assure you that the program partners will continue to generate receivables at the same rate as in prior years. Also, if a program partner were to close some or all of its stores or locations or otherwise stop honoring the related credit cards, the loss of utility of the affected credit cards could reduce the cardholders’ incentive to pay their outstanding balances.

Economic growth in the United States can slow due to low productivity, declining investments, limited access to credit, shrinking labor force, labor relations, concerns about the level of U.S. government debt, inflation, interest rates, tariffs (including retaliatory tariffs in response to tariffs imposed by the United States), and monetary and/or fiscal actions, as well as economic and political conditions in the U.S. and global markets, including international trade relations. Additionally, there is uncertainty regarding the impact of changes in the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy. A prolonged period of slow economic growth or a significant deterioration in economic conditions or broader consumer trends, including employment, wage growth, saving rates and consumer indebtedness, would likely affect consumer spending levels and may increase the risk that a program partner becomes subject to a voluntary or involuntary case under any applicable federal or state bankruptcy or other similar law. The bankruptcy of a program partner could lead to a significant decline in the amount of new receivables and could lead to increased delinquencies and defaults on the receivables associated with a program partner that is subject to a proceeding under bankruptcy or similar laws. Any of these effects of a program partner bankruptcy could result in the occurrence of an early amortization event for one or more series, classes or tranches of notes, including your notes, particularly if such an event were to occur with respect to a program partner relating to a large percentage of the trust assets. The largest program partner programs included in the trust portfolio are disclosed in “Composition of the Trust Portfolio—Composition by Program Partner of the

Trust Portfolio” in Annex III. If an early amortization event occurs, you could receive payment of principal sooner than expected. See “Maturity Considerations.”

The bank’s ability to generate new receivables is also dependent upon its ability to compete in the current industry environment. The bank’s program partners generally accept most major credit cards and various other forms of payment, and therefore the bank’s success depends on their active and effective promotion of its products to their customers in stores and online. The bank depends on its program partners to integrate the use of its credit products into their physical and digital point-of-sale systems, to train their customer facing associates about the bank’s products, encourage their customers to apply for, and use, the bank’s products and otherwise effectively market the bank’s products through all physical and digital channels. Program partners may also implement or fail to implement changes in their systems and technologies that may disrupt the integration between their systems and technologies and the bank’s systems, which could disrupt or reduce the use of the bank’s products. The failure by the bank’s program partners to effectively promote and support its products as well as changes they may make in their business models that negatively impact card usage could have a material adverse effect on the Company’s business and results of operations, and the rate at which new receivables are created. In addition, if program partners engage in improper business practices, do not adhere to the terms of the program agreements or other contractual arrangements or standards, or otherwise diminish the value of the bank’s brand, the bank may suffer reputational damage and customers may be less likely to use the bank’s credit cards, which could reduce the rate at which new receivables are created. Additionally, sometimes upon expiration of a credit card program with the bank, a program partner may choose to transfer its program to a competitor.

Adverse financial market conditions or the Company’s inability to effectively manage its funding and liquidity risk could have a material adverse effect on its funding, liquidity and ability to meet its obligations.

The Company needs to effectively manage its funding and liquidity in order to meet its cash requirements such as day-to-day operating expenses, extensions of credit to its customers, payments of principal and interest on its borrowings and payments on its other obligations. The Company’s primary sources of funding and liquidity are collections from its customers, deposits, funds from securitized financings and proceeds from unsecured borrowings. If the Company does not have sufficient liquidity, the Company may not be able to meet its obligations, particularly during a liquidity stress event. If the Company maintains or is required to maintain too much liquidity, it could be costly and reduce the Company’s financial flexibility.

In addition, regulatory reforms have been proposed or adopted in the United States and internationally that are intended to address certain issues that affected banks in the last financial crisis. These reforms, generally referred to as “Basel III,” subject banks to more stringent capital, liquidity and leverage requirements.  To the extent that the Basel III requirements result in increased costs to the banks providing undrawn committed capacity under the Company’s securitization programs, these costs are likely to be passed on to the Company.  In addition, in response to Basel III, some banks in the market (including certain of the private lenders in the Company’s securitization programs) have added provisions to their credit agreements permitting them to delay disbursement of funding requests for 30 days or more. If the bank lenders require delayed disbursements of funding provisions and/or higher pricing for committing undrawn capacity to the bank, the bank’s cost of funding and access to liquidity could be adversely affected.

While financial market conditions are generally stable, significant disruptions, uncertainties and volatility may occur in the future. If the Company is unable to continue to finance its business, access capital markets and attract deposits on favorable terms and in a timely manner, or if the Company experiences an increase in its borrowing costs or otherwise fails to manage its liquidity effectively, its results of operations and financial condition may be materially adversely affected, which could affect the bank’s ability to originate new receivables and the Company’s ability to service the trust portfolio.

The Company’s inability to securitize its loan receivables would have a material adverse effect on its business, liquidity, cost of funds and financial condition.

The Company uses the securitization of its loan receivables as a significant source of funding. The securitization market for credit cards may experience future disruptions. The extent to which the Company securitizes its loan receivables in the future will depend in part upon the conditions in the securities markets in general and the credit card asset-backed securities market in particular, the availability of loan receivables for securitization, the overall credit quality of the Company’s credit card loan receivables and the conformity of the loan receivables and its securitization program to rating agency requirements, the costs of securitizing loan receivables and the legal, regulatory, accounting and tax requirements governing securitization transactions. In the event the Company is unable to refinance existing asset-backed securities with new or other existing asset backed securities, it would be required to rely on other sources of funding, which may not be available or may be available only at higher cost. Further, in the event the Company is unable to refinance existing asset-backed securities from its nonbank subsidiary securitization trust with new or other existing asset-backed securities from the same trust, there are structural and regulatory constraints on its ability to refinance these asset-backed securities with bank deposits or other funding at the bank, and therefore the Company would be required to rely on sources outside of the bank, which may not be available or may be available only at higher cost. A prolonged inability to securitize the Company’s loan receivables on favorable terms, or at all, or to refinance the Company’s asset-backed securities would have a material adverse effect on the Company’s business, liquidity, cost of funds and financial condition and the ability of the bank to originate new receivables and to service the trust portfolio.

The bank’s inability to maintain or grow its deposits in the future could materially adversely affect its liquidity and ability to grow its business.

The bank obtains deposits directly from retail and commercial customers or through brokerage firms that offer the bank’s deposit products to their customers. A key part of the bank’s liquidity plan and funding strategy is to continue to fund its growth through direct deposits.

The deposit business is highly competitive, with intense competition in attracting and retaining deposits. The bank competes on the basis of the rates it pays on deposits, features and benefits of its products, the quality of its customer service and the competitiveness of its digital banking capabilities. The bank’s ability to originate and maintain retail deposits is also highly dependent on the products the Company offers, the strength of the bank and the perceptions of consumers and others of its business practices and its financial health. Adverse perceptions regarding the bank’s reputation could lead to difficulties in attracting and retaining deposits accounts. Negative public opinion could result from, among other things, actual or alleged conduct in a number of areas, including lending practices, the composition of the Bank’s deposit base, regulatory compliance, inadequate protection of customer information or sales and marketing activities, and from actions taken by regulators or others in response to such conduct.

The demand for the deposit products that the bank offers may also be reduced due to a variety of factors, such as demographic patterns, macroeconomic shocks, significant changes in the level of interest rates, changes in customer preferences, reductions in consumers’ disposable income, regulatory actions that decrease customer access to particular products or the availability of competing products which may offer more features or perceived benefits than the bank’s products. Competition from other financial services firms and others that use deposit funding products may affect deposit renewal rates, costs or availability. Changes that the bank makes to the rates offered on its deposit products may affect its profitability and liquidity.

In 2022, the Company launched a partnership with PayPal Holdings Inc. to offer demand savings accounts exclusively to PayPal customers. This is, and other future affiliate banking products could become, an important source of funding and liquidity to the bank. To the extent such partnerships are dissolved, the bank may need to find suitable replacement sources of that funding and liquidity at potentially higher costs.

The Federal Deposit Insurance Act (the “FDIA”) prohibits an insured bank from accepting brokered deposits or offering interest rates on any deposits significantly higher than the prevailing rate in the bank’s normal market area or nationally (depending upon where the deposits are solicited), unless it is “well-capitalized,” or it is “adequately capitalized” and receives a waiver from the Federal Deposit Insurance Corporation (the “FDIC”). A bank that is “adequately capitalized” and accepts brokered deposits under a waiver from the FDIC may not pay an interest rate on any deposit in excess of 75 basis points over certain prevailing market rates. There are no such restrictions under the FDIA on a bank that is “well-capitalized,” and at March 31, 2025, the bank met all applicable requirements to be deemed “well-capitalized” for purposes of the FDIA. However, the bank may not be able to continue to meet those requirements. Limitations on the bank’s ability to accept brokered deposits for any reason (including regulatory limitations on the amount of brokered deposits in total or as a percentage of total assets) in the future could materially adversely impact the bank’s funding costs and liquidity. Any limitation on the interest rates the bank can pay on deposits could competitively disadvantage the bank in attracting and retaining deposits and have a material adverse effect on its business, which could consequently have a material adverse effect on the bank’s ability to continue to originate new receivables.

The Company’s business depends on its ability to successfully manage its credit risk, and failing to do so may result in high charge-off rates.

The Company’s success depends on its ability to manage its credit risk while attracting new customers with profitable usage patterns. The Company selects its customers, manages their accounts and establishes terms and credit limits using proprietary scoring models, data and other analytical techniques that are designed to set terms and credit limits to appropriately compensate the Company for the credit risk it accepts, while encouraging customers to use their available credit. The models and approaches the Company uses to manage its credit risk may not accurately predict future charge-offs due to various reasons.

The Company’s ability to manage credit risk and avoid high charge-off rates also may be adversely affected by economic conditions that may be difficult to predict, such as the last financial crisis. The assessment of the Company’s credit profile includes the evaluation of portfolio mix and account maturation, as well as broader consumer and industry trends, such as payment behavior and overall indebtedness. Credit trends may deteriorate materially from the Company’s expectations if economic conditions were to deteriorate beyond what the Company currently expects. See “—Risks Relating to the Credit Card Business—Economic and social factors may adversely affect cardholder payment patterns, finance charge rates and credit card usage, and may affect the timing and amount of payments to you.” In addition, the Company remains subject to conditions in the consumer credit environment. The Company’s credit underwriting and risk management strategies are used to manage its credit exposures; however there can be no assurance that those will enable it to avoid high charge-off levels or delinquencies, or that the Company’s allowance for credit losses will be sufficient to cover actual losses.

A customer’s ability to repay the transferred receivables or other obligations owed to the Company can be negatively impacted by increases in their payment obligations to other lenders under mortgage, credit card and other loans (including student and auto loans). These changes can result from increases in base lending rates, structured increases in payment obligations, or the resumption of payments post deferral, and could reduce the ability of the Company’s customers to meet their payment obligations to other lenders and to the Company. In addition, a customer’s ability to repay the transferred receivables and other obligations to the Company can be negatively impacted by the restricted availability of credit to consumers generally, including reduced and closed lines of credit. Customers with insufficient cash flow to fund daily living expenses and lack of access to other sources of credit may be more likely to increase their card usage and ultimately default on their payment obligations to the Company, resulting in higher credit losses in the Company’s portfolio and the trust portfolio. The Company’s collection operations may not compete effectively to secure more of customers’ diminished cash flow than the Company’s competitors. The Company may not identify customers who are likely to default on their payment obligations to the Company and reduce the Company’s exposure by closing credit lines and restricting authorizations quickly enough, which could have a material adverse effect on the Company’s business, results of operations and financial condition, and may result in increased delinquencies and losses on the transferred receivables. In addition, the Company’s collection strategy depends in part on the sale of debt to third-party buyers. Regulatory or other factors may adversely affect the pricing of the Company’s debt sales or the performance of the Company’s third-party buyers, which may result in higher credit losses in the Company’s portfolio.

The Company’s ability to manage credit risk also may be adversely affected by legal or regulatory changes (such as bankruptcy laws and minimum payment regulations) and collection regulations, competitors’ actions and consumer behavior, as well as inadequate collections staffing, techniques, models and performance of vendors such as collection agencies.

Competition in the consumer finance industry is intense.

The success of the Company’s business depends on its ability to retain existing program partners and attract new program partners. The competition for program partners is intense and highly competitive across the Company’s product set. The Company’s primary competitors for program partners include major financial institutions, such as American Express, Bread Financial, Capital One, JPMorgan Chase, Citibank, TD Bank and Wells Fargo, and to a lesser extent, financial technology companies, point-of-sale lending focused companies and potential program partners’ own in-house financing capabilities. Some of the Company’s competitors are substantially larger, have substantially greater resources and may offer a broader range of products and services. In addition, some of the Company’s competitors have been acquired, and others may in the future be acquired, by private-equity led consortia, which may expand the level of resources available to these competitors. The Company competes for program partners on the basis of a number of factors, including program financial and other terms, technological capabilities, underwriting capabilities, marketing expertise, service levels, product and service offerings (including incentive and loyalty programs), integration, brand and reputation. In addition, some of the Company’s competitors have a business model that allows for their program partners to manage underwriting (e.g., new account approval), customer service and collections, and other core banking responsibilities that the Company retains but some program partners may prefer to handle. As a result of competition, the Company may be unable to acquire new program partners, lose existing relationships to competing companies or find it more costly to maintain its existing relationships.

In addition, new tech-enabled platforms have arisen to support the Company’s potential partners in scaling quickly. These include eCarts (e.g., Shopify and Magento) and independent software vendors (e.g., ServiceTitan). Building relationships with and integrating the Company’s offerings into these platforms is important to attract and retain certain types of new merchants (e.g., smaller digital merchants or specialty merchants such as contractors). If the Company’s competitors secure and maintain advantaged positions with these platforms, the Company may be unable to drive growth with merchants that leverage these platforms.

The Company’s success also depends on its ability to attract and retain customers and generate usage of its products by them. The consumer credit and payments industry is highly competitive and the Company faces an increasingly dynamic industry as emerging technologies enter the marketplace. As a form of payment, the Company’s products compete with cash, checks, debit cards, general purpose credit cards (including Visa, Mastercard, American Express and Discover Card), various forms of consumer installment loans, other private label card brands and, to a certain extent, prepaid cards and all forms of electronic payments. In the future, the Company expects its products may face increased competitive pressure to the extent that the Company’s products are not, or do not continue to be, accepted in, or compatible with digital wallet technologies such as Apple Pay, Samsung Pay, Android Pay and other similar technologies.

The Company may also face increased competition from current competitors or others who introduce or embrace disruptive technology that significantly changes the consumer credit and payment industry. The Company competes for customers and their usage of the Company’s products, and to minimize transfers to competitors of customers’ outstanding balances, based on a number of factors, including pricing (interest rates and fees), product offerings, credit limits, incentives (including loyalty programs) and customer service. Although the Company offers a variety of consumer credit products, some of its competitors provide a broader selection of services, including home and automobile loans and other consumer banking services, which may position them better among customers who prefer to use a single financial institution to meet all of their financial needs. Some of the Company’s competitors are substantially larger than the Company, which may give those competitors advantages, including a more diversified product and customer base, the ability to reach out to more customers and potential customers, operational efficiencies, more versatile technology platforms, broad-based local distribution capabilities and lower-cost funding. In addition, some of the Company’s competitors, including new and emerging competitors in the digital and mobile payments space, are not subject to the same regulatory requirements or legislative scrutiny to which the Company is subject. Non-bank providers of pay-over-time solutions, such as Affirm, Afterpay, Klarna and others, extend consumer credit-like offerings but do not face the same restrictions, such as capital requirements and other regulatory requirements, as banks, which also could place the Company at a competitive disadvantage. In addition, some larger technology focused companies, e.g., Apple and Google, and larger retailers, e.g., Walmart and Target, are now offering financial products sometimes in collaboration with the Company’s competitors. Customer attrition from any or all of the Company’s credit products or any lowering of the pricing of the Company’s products by reducing interest rates or fees in order to retain customers could reduce the Company’s revenues and therefore the Company’s earnings, as well as reduce collections available to make payments on the offered notes and the creation of additional receivables in the accounts designated to the trust.

In addition, companies that control access to consumer and merchant payment method choices at the point-of-sale or through digital wallets, commerce-related experiences, mobile applications or other technologies could choose not to accept, suppress use of, or degrade the experience of using the Company’s products. Such companies could also require payments from the Company to participate in such digital wallets, experiences or applications or negotiate incentives or pricing concessions, impacting the Company’s profitability on transactions.

If the Company is unable to compete effectively for program partners and customer usage, its business and results of operations could be materially adversely affected, and the bank’s ability to originate new receivables and to service the trust portfolio could be materially adversely affected.

The Company’s business is heavily concentrated in U.S. consumer credit, and therefore its results are more susceptible to market fluctuations and legislative and regulatory developments in that market than a more diversified company.

The Company’s business is heavily concentrated in the U.S. consumer credit industry. As a result, the Company is more susceptible to fluctuations and risks particular to U.S. consumer credit than a more diversified company. The Company’s business is particularly sensitive to macroeconomic conditions that affect the U.S. economy, consumer spending and consumer credit. For example, beginning in the second half of 2022 and through 2024, the Company experienced moderation in payment rates due to lower consumer savings and other factors. To the extent that payment rates continue to moderate, the Company could see a decline and/or volatility in purchase volume, as well as increases in delinquencies, net charge-off rate and allowance for credit losses. The extent of the impacts on U.S. consumer credit from these and other macroeconomic conditions is currently uncertain and dependent on various factors and could have a material adverse effect on the Company’s business, results of operations and financial condition. Additionally, the Company has and may in the future implement measures to tighten credit access in response to certain consumer and economic indicators which have and may in the future impact the Company’s financial performance, such as purchase volume and new accounts.

In addition, the Company is more susceptible to the risks of increased regulations and legal and other regulatory actions that are targeted at consumer credit or the specific consumer credit products that the Company offers (including pricing on the Company’s credit products, the Company’s Payment Security program and promotional financing). For example, recent legislative and regulatory proposals have sought to limit pricing on consumer credit products, such as the CFPB’s final rule on credit card late fees which was vacated in April 2025. In anticipation that the final rule would become effective, the Company implemented a number of product, pricing and policy changes. In light of the final rule being vacated, the Company plans to review the product, pricing and policy changes with its program partners, consistent with the Company’s usual business practice of monitoring overall program performance, including assessing whether any adjustments are warranted. The Company is unable to predict the impact these changes or any future adjustments will have on the Company’s customers’ and overall consumer behavior, including in regard to the Company’s ability to retain existing customers and attract new customers. See “The Trust Portfolio—Consumer Protection Laws” for additional information regarding the CFPB’s final rule on credit card late fees and the related litigation.

In addition, the Company’s Health & Wellness platform (which is not currently designated to the trust) is more susceptible to increased regulations and legal and other regulatory actions targeted at healthcare related procedures or services, in contrast to other industries. The Company’s business concentration in U.S. consumer credit and susceptibility to associated legislative and regulatory actions could have a material adverse effect on the Company’s results of operations and the trust portfolio.

Fraudulent activity associated with the Company’s products and services could negatively impact the Company’s operating results, brand and reputation and cause the use of its products and services to decrease and its fraud losses to increase.

The Company is subject to the risk of fraudulent activity associated with its program partners, customers and third parties handling customer information. The Company’s products are susceptible to application fraud, because among other things, it provides immediate access to the credit line at the time of approval. In addition, sales on the internet and through mobile channels are becoming a larger part of the Company’s business and pose a greater fraudulent threat than sales made in stores. The Company’s products are susceptible to different types of fraud, and, depending on the Company’s product channel mix, the Company may continue to experience variations in, or levels of, fraud-related expense that are different from or higher than that experienced by some of the Company’s competitors or the industry generally. The Company’s funding products are potentially susceptible to different types of fraud, including transactional fraud given the size of deposit balances.

The risk of fraud continues to increase for the financial services industry in general, and credit card fraud, identity theft and related crimes are already prevalent and are likely to become more prevalent as perpetrators grow more sophisticated. The Company’s resources, technologies and fraud prevention tools are not foolproof and may be insufficient to accurately detect and prevent all of the various forms and instances of fraud. High profile fraudulent activity also could negatively impact the Company’s brand and reputation, which could negatively impact the use of the Company’s cards and thereby have a material adverse effect on the Company’s results of operations and the bank’s ability to originate receivables. In addition, significant increases in fraudulent activity could lead to regulatory intervention (such as increased customer notification requirements), which could increase the Company’s costs and negatively impact the Company’s operating results, brand and reputation and could lead the Company to take additional steps to reduce fraud risk, which could increase the Company’s costs.

Cyber-attacks or other security breaches could have a material adverse effect on the Company’s business and the performance of the trust portfolio.

In the normal course of business, the Company collects, processes and retains sensitive and confidential information regarding its program partners and its customers. The Company also has arrangements in place with its program partners and other third parties through which it shares and receives information about their customers who are or may become the Company’s customers. Although the Company devotes significant resources and management focus to maintaining the integrity of its systems and strength of its processes through information security and business continuity programs, its facilities and systems, and those of its program partners and third-party service providers, are nonetheless vulnerable to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. Security incidents or breaches have from time to time occurred and the Company and its program partners and third-party service providers have experienced all of these events in the past and expect to continue to experience them in the future. These events could interrupt the Company’s business or operations, result in significant legal and financial exposure, supervisory liability, damage to the Company’s reputation and its relationships with its program partners and customers or a loss of confidence in the security of the Company’s systems, products and services. Additionally, while the Company maintains insurance coverage that, subject to applicable terms and conditions, may cover certain aspects of cybersecurity and information risks, such insurance coverage may not be sufficient to cover all losses or offset the impact of such events.

Information security risks for large financial institutions like the Company have increased recently in part because of new or expanded technologies such as artificial intelligence, the expanded use of the internet and telecommunications technologies (including mobile, other connected devices and cloud technologies) to conduct financial and other business transactions, increased remote working dynamics, and the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others. In addition to cyber-attacks or other security breaches involving the theft of sensitive and confidential information, hackers recently have engaged in attacks against large financial institutions that are designed to disrupt key business services, such as consumer-facing web sites, via increasing use of ransomware technologies. The Company’s business performance and marketing efforts may increase the Company’s profile and therefore its risk of being targeted for cyber-attacks and other security breaches, including attacks targeting its key business services, websites, executives and partners. The Company is not able to anticipate or implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources. The Company employs detection, prevention and response mechanisms designed to identify, contain and mitigate security incidents, but early detection may be thwarted by sophisticated attacks and malware designed to avoid detection and the extent to which preventative measures may be effective may likewise be dependent on the sophistication and complexity of attacks.

The Company also faces risks related to cyber-attacks and other security breaches in connection with credit card and deposit transactions that typically involve the transmission of sensitive information regarding its customers through various third-parties, including its program partners, retailers that are not the Company’s partners where the Company’s dual cards and general purpose co-branded credit cards are used, merchant acquiring banks, payment processors, card networks (e.g., Visa and Mastercard) and its processors (e.g., Fiserv, Inc. (“Fiserv”)). Some of these parties have in the past been the target of security breaches and cyber-attacks, and because the transactions involve third parties and environments such as the point-of-sale that the Company neither controls nor has the ability to secure, future security breaches or cyber-attacks affecting any of these third-parties could impact the Company through no fault of its own and in some cases, the Company may have exposure and suffer losses for breaches or attacks relating to them. The Company also relies on numerous other third-party service providers to conduct other aspects of its business operations and faces similar risks relating to them. While the Company regularly conducts security assessments of critical third-party service providers using a risk based methodology, their information security protocols may not be sufficient enough to withstand all forms of cyber-attacks or other security breaches.

The access by unauthorized persons to, or the improper disclosure by the Company of, confidential information regarding its customers or its own proprietary information, software, methodologies and business secrets could interrupt the Company’s business or operations, result in significant legal and financial exposure, regulatory limitations and liability, damage to its reputation or a loss of confidence in the security of its systems, products and services, all of which could have a material adverse impact on its business, financial condition and results of operations, and its ability to originate new receivables and service the trust portfolio. In addition, there have been a number of well-publicized cyber-attacks or breaches directed at others in the credit card industry that have heightened concern by consumers generally about the security of using credit cards, which have caused some consumers, including the Company’s customers, to use the Company’s credit cards less in favor of alternative methods of payment perceived to be more secure, and has led to increased regulatory focus on, and new regulations relating to, these matters. Further cyber-attacks or other breaches in the future, whether affecting the Company or others, could intensify consumer concern and regulatory focus and result in reduced use of the Company’s cards or other products and increased costs, arising from, among other things, new regulatory requirements relating to data security, all of which could have a material adverse effect on the Company’s business, and consequently a material adverse effect on the bank’s ability to continue to originate new receivables.

The failure of third parties to provide various services that are important to the Company’s operations could have a material adverse effect on the Company’s business and the bank’s ability to service the trust portfolio and results of operations.

Some services important to the Company’s business are outsourced to third-party vendors. For example, the Company’s principal technology and related services (including credit card transaction processing, production and related services (including the printing and mailing of customer statements)), and the platform for the Company’s online retail deposits are handled via a contractual arrangement with Fiserv Solutions LLC (Fiserv). Fiserv, and, in some cases, other third-party vendors, are the sole source or one of a limited number of sources of the services they provide for the Company. It would be difficult and disruptive for the Company to replace certain of these third-party vendors, particularly Fiserv, in a timely or seamless manner if they were unwilling or unable to continue to provide the Company with these services in the future (as a result of the pace or level of investment in their business, their ability to execute and deliver enhancements, a deterioration of their financial or business conditions or otherwise), and the Company’s business and operations likely would be materially adversely affected. The principal agreement with Fiserv for technology, production, and online retail deposits services expires in December 2030, unless it is terminated earlier or is extended pursuant to the terms thereof.  In addition, if a third-party provider fails to provide the services the Company requires, fails to meet contractual requirements, such as compliance with applicable laws and regulations, or suffers a cyber-attack or other security breach, the Company’s business could suffer economic and reputational harm that could have a material adverse effect on the Company’s business and results of operations and could have a material adverse effect on the bank’s ability to service the trust portfolio.

Disruptions in the operation of the Company’s outsourced partners’ computer systems and data centers could have a material adverse effect on the Company’s business, the bank’s ability to originate new receivables and the bank’s ability to service the trust portfolio.

The Company’s ability to deliver products and services to its program partners and its customers, service its loans and otherwise operate its business and comply with applicable laws depends in large part on the efficient and uninterrupted operation of its computer systems, on premises data centers and cloud-based capabilities, as well as those of its program partners and third-party service providers. Service interruptions in certain of these environments may be encountered at any time due to system or software failure resulting from events such as, extreme weather conditions, natural disasters, cyber-attacks or other reasons. In addition, climate change may exacerbate certain of these threats, including the frequency and severity of weather-related events and other natural disasters. The implementation of technology changes and upgrades to maintain current and integrate new systems, such as the Company’s efforts to migrate certain operations to third-party cloud infrastructure platforms, may expose the Company to increasing risk of service interruptions, transaction processing errors and system conversion delays, including as a result of cyber or information security incidents, and may cause the Company’s failure to comply with applicable laws, all of which could have a material adverse effect on the Company’s business and the bank’s ability to service the trust portfolio.

The Company expects that new technologies and business processes applicable to the consumer credit industry will continue to emerge, and these new technologies and business processes may be better than those currently used by the Company. The pace of technology change is rapid and the Company’s industry is intensely competitive. The Company may not be able to timely deploy new technologies, including emerging technologies such as generative artificial intelligence and blockchain, where their adoption is rapidly accelerating, as critical systems and applications become obsolete and better ones become available or implement adequate controls to manage the risks associated with these technologies. Additionally, the

Company’s competitors may successfully adopt or innovate new technologies or new uses of existing technology before the Company does, which could leave the Company at a competitive disadvantage. A failure to maintain current technology and business processes or effectively implement and maintain new technologies and business processes could cause disruptions in the Company’s operations or cause its products and services to be less competitive, all of which could have a material adverse effect on the Company’s business, financial condition and results of operations, the bank’s ability to continue to originate new receivables and the bank’s ability to service the trust portfolio.

The Company has international operations that subject the Company to various international risks as well as increased compliance and regulatory risks and costs.

The Company has international operations, primarily in India, the Philippines and Canada, and some of its third-party service providers provide services to the Company from other countries, all of which subject the Company to a number of international risks, including, among other things, sovereign volatility and socio-political instability. For example, the Philippines has in the past experienced severe political and social instability. Any future political or social instability in the countries in which the Company operates could have a material adverse effect on its business operations.

United States regulations also govern various aspects of the international activities of domestic corporations and increase the Company’s compliance and regulatory risks and costs. Any failure by the Company or its service providers to comply with applicable United States regulations, as well as the regulations in the countries and markets in which the Company or its service providers, as applicable, operate, could result in fines, penalties, injunctions or other similar restrictions, any of which could have a material adverse effect on the Company’s business, results of operations and financial condition and the servicing of the trust portfolio.

Risks Relating to Regulation

The Company’s business is subject to government regulation, supervision, examination and enforcement, which could adversely affect the Company’s business, results of operations and financial condition.

The Company’s business, including its relationships with its customers, is subject to regulation, supervision and examination under U.S. federal, state and foreign laws and regulations. These laws and regulations cover all aspects of the Company’s business, including lending and collection practices, treatment of the Company’s customers, safeguarding deposits, customer privacy and information security, capital structure, liquidity, dividends and other capital distributions, transactions with affiliates and conduct and qualifications of personnel. As a savings and loan holding company and a financial holding company, Synchrony is subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). As a large provider of consumer financial services, the Company is also subject to regulation, supervision and examination by the Consumer Financial Protection Bureau (“CFPB”). The bank is a federally chartered savings association. As such, the bank is subject to extensive regulation, supervision and examination by the Office of the Comptroller of the Currency (“OCC”), which is its primary regulator, and by the CFPB. In addition, the bank, as an insured depository institution, is supervised by the FDIC. The Company and the bank are regularly reviewed and examined by their respective regulators, which results in supervisory comments and directions relating to many aspects of the Company’s business that require response and attention.

Banking laws and regulations are primarily intended to protect consumers, federally insured deposits, the federal Deposit Insurance Fund and the banking system as a whole, and are not intended to protect the Company or holders of notes issued by the trust. If the Company or the bank (or the Company’s service providers, including its partners) fails to satisfy applicable laws and regulations, the Company’s and the bank’s respective regulators have broad discretion to enforce those laws and regulations, including with respect to the operation of the Company’s business, required capital levels, payment of dividends and other capital distributions, engaging in certain activities and making acquisitions and investments. The Company’s regulators also have broad discretion with respect to the manner in which they enforce applicable laws and regulations, including through enforcement actions that could subject the Company to civil money penalties, customer remediation programs, increased compliance costs, and limits or prohibitions on the Company’s ability to offer certain products and services or to engage in certain activities. In addition, to the extent the Company undertakes actions requiring regulatory approval or non-objection, the Company’s regulators may make their approval or non-objection subject to conditions or restrictions that could have a material adverse effect on the Company’s business, results of operations and financial condition. Any other actions taken by the Company’s regulators could have a material adverse impact on the Company’s business, reputation and brand, results of operations and financial condition. Moreover, some of the Company’s competitors are subject to different, and in some cases less restrictive, legislative and regulatory regimes, which may have the effect of providing them with a competitive advantage over the Company.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the trust is a “covered person” under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) because it engages in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district court granted the defendant trust’s motion to certify that order for an immediate interlocutory appeal and stayed the case pending resolution of any appeal. On April 29, 2022, the Third Circuit Court of Appeals has granted the defendant trust’s petition for an interlocutory appeal. On May 17, 2023, the Third Circuit Court of Appeals heard oral arguments in connection with the appeal. On March 19, 2024, the Third Circuit Court of Appeals issued its decision on this interlocutory appeal holding that the defendant trusts are “covered persons” under the Dodd-Frank Act and subject to the CFPB’s enforcement authority. The defendant trusts filed an appeal with the Third Circuit Court of Appeals requesting a rehearing or rehearing en banc but this petition was denied on May 21, 2024. On August 16, 2024, the defendants filed a petition for a writ of certiorari to the U.S. Supreme Court, which was denied on December 16, 2024. On January 16, 2025, the CFPB announced a settlement of the action with the defendant trusts. On April 25, 2025 the CFPB and the trusts jointly submitted a stipulation of voluntary dismissal with prejudice. On April 29, 2025, the district court terminated the proceeding and denied as moot the motion to enter the proposed settlement. There is current uncertainty as to if and to what extent the CFPB will continue any enforcement action or bring any new investigations and enforcement actions against any other trusts given current proposals to curtail any future enforcement efforts. Nonetheless, the CFPB and state attorneys general and state regulators, who have the independent authority to enforce the Dodd-Frank Act and other consumer protection laws, may seek to rely on this decision as precedent in investigating and bringing enforcement actions against other trusts and securitization vehicles, including the issuing entity, in the future.

New laws, regulations or policies, or practical changes in enforcement of existing laws or regulations applicable to the Company’s business, or the Company’s own reexamination of its current practices, could adversely impact its profitability, limit its ability to continue existing or pursue new business activities, require the Company to change certain business practices or alter its relationships with customers, affect retention of its key personnel affect how the Company interacts with its partners and/or service providers, or expose the Company to additional costs (including increased compliance costs and/or customer remediation). These changes may also require the Company to invest significant management attention and resources to make any necessary changes and could adversely affect its business, results of operations and financial condition. For example, the CFPB has broad authority over the Company’s business, and there continues to be uncertainty as to how the CFPB’s actions will impact the Company’s business. See “—There continues to be uncertainty as to how the CFPB’s actions will impact the Company’s business; the agency’s actions have had and may continue to have an adverse impact on the Company’s business.”

The Company is also subject to potential enforcement and other actions that may be brought by state attorneys general or other state enforcement authorities and other governmental agencies. Any such actions could subject the Company to civil money penalties and fines, customer remediation programs and increased compliance costs, as well as damage the Company’s reputation and brand and limit or prohibit the Company’s ability to offer certain products and services or engage in certain business practices. For a discussion of risks related to actions or proceedings brought by regulatory agencies, see “—Litigation, regulatory actions and compliance issues could subject the Company to significant fines, penalties, judgments, remediation costs and/or requirements resulting in increased expenses and the trust could be named as a defendant in litigation or be subject to regulatory actions.”

Litigation, regulatory actions and compliance issues could subject the Company to significant fines, penalties, judgments, remediation costs and/or requirements resulting in increased expenses and the trust could be named as a defendant in litigation or be subject to regulatory action.

The Company’s business is subject to increased risks of litigation and regulatory actions as a result of a number of factors and from various sources, including the highly regulated nature of the financial services industry, the focus of state and federal prosecutors on banks and the financial services industry and the structure of the credit card industry.

In the normal course of business, from time to time, the Company has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation, arising in connection with its business activities. Certain of the legal actions include claims for substantial compensatory and/or punitive damages, or claims for indeterminate amounts of damages. In addition, while historically the arbitration provision in the Company’s customer agreements generally has limited the Company’s exposure to consumer class action litigation, the Company may not be successful in enforcing the arbitration clause in the future. There may also be legislative or other efforts to directly or indirectly prohibit the use of pre-dispute arbitration clauses, or the Company may be compelled as a result of competitive pressure or reputational concerns to voluntarily eliminate pre-dispute arbitration clauses. If the arbitration provision is not enforceable or eliminated (for whatever reason), the Company’s exposure to class action litigation could increase significantly. Even if the Company’s arbitration clause remains enforceable, the Company may be subject to mass arbitrations in which large groups of consumers bring arbitrations against the Company simultaneously. These mass arbitrations may, among other risks, require the Company to bear the cost of potentially exorbitant filing fees.

As an assignee of credit card receivables, the trust could likewise be subject to the risks of litigation and regulatory actions discussed above. In particular, the United States Court of Appeals for the Second Circuit, in Madden v. Midland Funding, LLC (No. 14-2131-cv, 2015 WL 2435657), created some level of uncertainty as to whether non-bank entities purchasing loans originated by a bank may rely on federal preemption of state usury laws, and such decision may create an increased risk of litigation by plaintiffs challenging the trust’s ability to collect interest in accordance with the account terms of certain receivables. In Madden, the Second Circuit concluded that a non-bank assignee of a loan originated by a national bank is not entitled to rely on the National Bank Act’s preemption of state usury laws. The U.S. Supreme Court denied the petition for certiorari filed by Midland Funding, LLC, and the case was remanded to the district court.

Although the Madden decision specifically addressed preemption under the National Bank Act, such decision could support future challenges to federal preemption for other federally-chartered depository institutions, including federal savings associations like the bank. Although there can be no assurances as to the outcome of any potential litigation, or the possible impact of the litigation on the trust, we believe that the Second Circuit’s decision in Madden and the subsequent opinion by the district court on remand should not limit the ability of the bank to securitize its credit card receivables or the ability of the trust to collect interest on the trust receivables in accordance with their account terms. We believe the facts presented in the Madden case are distinguishable from the sale of receivables by the bank to the trust in that the bank continues to own the credit card accounts giving rise to the transferred receivables, the bank continues to service the trust receivables and the trust is a subsidiary of the bank.

In June 2019, a complaint was filed in the United States District Court for the Western District of New York (Petersen, et al. v. Chase Card Funding, LLC, et al., No. 1:19-cv-00741-LJV (W.D.N.Y. June 6, 2019)) seeking class action status for plaintiffs against certain defendants affiliated with a national bank that have acted as special purpose entities in securitization transactions sponsored by the bank. The complaint alleged that the defendants’ acquisition, collection and enforcement of the bank’s credit card receivables violated New York’s civil usury law and, that, as in Madden, the defendants, as non-bank entities, are not entitled to the benefit of federal preemption of state usury law. On September 21, 2020, the court granted the defendant’s motion to dismiss and concluded that the National Bank Act expressly preempted plaintiff’s claims (Petersen, et al. v. Chase Card Funding, LLC, et al., No.1:19-cv-00741-LJV (W.D.N.Y. Sep. 21, 2020)). The court distinguished this case from Madden in that the defendant retained rights in the underlying accounts and had not sold them outright. While the plaintiffs initially appealed to the

Second Circuit, they withdrew their appeal on November 20, 2020. We believe the facts presented in this case are similar to the sale of receivables by the bank to the trust in that the bank continues to own the credit card accounts giving rise to the transferred receivables, the bank continues to service the trust receivables and the trust is a subsidiary of the bank.

Also in June 2019, a complaint was filed in the United States District Court for the Eastern District of New York (Cohen, et al. v. Capital One Funding, LLC et al., No. 19-03479 (E.D.N.Y. June 12, 2019)) seeking class action status for plaintiffs against certain defendants affiliated with a national bank that have acted as special purpose entities in securitization transactions sponsored by the bank. The complaint alleged that the defendants’ acquisition, collection and enforcement of the bank’s credit card receivables violated New York’s civil usury law and that, as in Madden, the defendants, as non-bank entities, are not entitled to the benefit of federal preemption of state usury law. Defendants moved to dismiss. On September 28, 2020, the court granted the defendant’s motion to dismiss and concluded that the National Bank Act expressly preempted plaintiff’s claims (Cohen, et al. v. Capital One Funding, LLC et al., No. 19-03479 (E.D.N.Y. Sep. 28, 2020)). The court distinguished this case from Madden in that the defendant retained rights in the underlying accounts and had not sold them outright. While the plaintiffs initially appealed to the Second Circuit, they withdrew their appeal on December 2, 2020. We believe the facts presented in this case are also similar to the sale of receivables by the bank to the trust in that the bank continues to own the credit card accounts giving rise to the transferred receivables, the bank continues to service the trust receivables and the trust is a subsidiary of the bank.

On November 18, 2019, the OCC issued a Notice of Proposed Rulemaking and on November 19, 2019, the FDIC also issued a Notice of Proposed Rulemaking under their interest rate authority to codify in the Code of Federal Regulations the valid when made doctrine affirming that the interest rate on loans is not subject to change when the loan is sold, assigned or otherwise transferred. The OCC issued its final rule, which became effective August 3, 2020. In November 2019, the FDIC proposed amendments to certain federal banking regulations seeking, in part, to address the Madden decision. On June 25, 2020, the FDIC issued its final rule addressing the interest rate authority of state-chartered banks. The final rule amends FDIC regulations to provide that “[w]hether interest on a loan is permissible under section 27 of the Federal Deposit Insurance Act is determined as of the date the loan was made. Interest on a loan that is permissible under section 27 of the Federal Deposit Insurance Act shall not be affected by a change in State law, a change in the relevant commercial paper rate after the loan was made, or the sale, assignment, or other transfer of the loan, in whole or in part.” The rule became effective August 21, 2020. On August 20, 2020, the Attorneys General of several states filed an action against the FDIC challenging the rule under the Administrative Procedure Act and seeking to have the rule declared unlawful and set aside. State of California, et al. v. The Federal Deposit Ins. Corp., 4:20-cv-05860 (N.D. Cal.). A similar challenge was filed by the Attorneys General of several states against the OCC challenging its final regulation. On February 8, 2022, the court issued an order resolving the pending motions for summary judgment in both cases. The court granted the OCC and FDIC’s respective motions for summary judgment and denied the plaintiffs’ motions for summary judgment. The court found that the agencies did not exceed their authority in promulgating the rules and that the rules were not unlawful. No appeal was filed in either case before the 60-day deadline expired. Notwithstanding the foregoing, there can be no assurance that the OCC or FDIC rule will be given effect by courts and regulators in a manner that actually mitigates usury and related risks to the issuing entity, the bank, or the transferred receivables.

The Company is also involved, from time to time, in reviews, investigations and proceedings (both formal and informal) by governmental agencies regarding the Company’s business (collectively, “regulatory matters”), which could subject the Company to significant fines, penalties, obligations to change its business practices or other requirements resulting in increased expenses, diminished earnings and damage to its reputation. The current environment of additional regulation, increased regulatory compliance efforts and enhanced regulatory enforcement has resulted in significant operational and compliance costs and may prevent or make it less attractive for the bank to continue providing certain products and services. These regulatory matters or other factors may, in the future, affect how the bank conducts its business and in turn have a material adverse effect on the Company’s business, results of operations and financial condition. Any such regulatory matters may also cause the transferred receivables to be unenforceable, give rise to defenses to payments by the obligors on the transferred receivables or require the bank to make downward adjustments on the transferred receivables, resulting in reductions in the aggregate principal balance of the transferred receivables in the trust portfolio and/or a reduction in the related finance charges, either of which may cause an early amortization of your notes, a delay in payments on the offered notes or losses on your notes.

In addition to litigation and regulatory matters, from time to time, through the Company’s operational and compliance controls, the Company identifies compliance issues that require the Company to make operational changes and, depending on the nature of the issue, result in financial remediation to impacted cardholders. These self-identified issues and voluntary remediation payments could be significant depending on the issue and the number of cardholders impacted. They also could generate litigation or regulatory investigations that subject the Company to additional adverse effects on its business, results of operations and financial condition.

Ongoing changes to the regulatory framework applicable to the Company have had, and may continue to have, a significant impact on us, the issuing entity, the bank or the Company.

The Dodd-Frank Act was enacted on July 21, 2010. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•	created a liquidation framework for the resolution of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies,” in the event such a company, among other things, is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their respective subsidiaries, defined as “covered subsidiaries,” in the event any such subsidiary, among other things, is in default or in danger of default and the liquidation of that subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States, as described in more detail in “The Trust—FDIC’s Orderly Liquidation Authority under the Dodd-Frank Act”;

•	created a new framework for the regulation of over-the-counter derivatives activities;

•	strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission (“SEC”); and

•	created the CFPB, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act also required the SEC to review any references to or requirements regarding credit ratings in its regulations, remove those references or requirements and substitute other appropriate standards of creditworthiness in place of the credit ratings, and undertake a number of rulemakings related to the asset-backed securities market. One aspect of these rulemaking efforts will involve a review by the SEC of certain exclusions and exemptions that allow asset-backed issuers to avoid being regulated as investment companies under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The SEC has issued an advance notice of proposed rulemaking indicating that it is considering proposed amendments to these exclusions and exemptions under the Investment Company Act and requesting comment as to the scope and content of any future amendment proposal. If the SEC were to narrow or eliminate the exclusions and exemptions under the Investment Company Act that are currently available to the issuing entity, or were to impose additional conditions for relying on such exclusions and exemptions, the issuing entity could be required to stop issuing asset-backed securities or could be required to comply with additional conditions that could affect the notes issued by the issuing entity. If any future amendment adopted by the SEC were to cause the issuing entity to be subject to regulation as an investment company, an early amortization event would occur for the notes. The effects of the SEC’s review of the Investment Company Act and other rulemaking efforts relating to asset-backed securities will not be known for an extended period of time, and no assurance can be given that future rulemakings will not have a significant impact on the issuing entity, including on the amount of notes issued in the future.

Ongoing changes to the regulatory framework applicable to the Company have had, and may continue to have, a significant adverse impact on the Company’s business, results of operations and financial condition. For example, the Dodd-Frank Act and related regulations restrict certain business practices, and impose stringent capital, liquidity and leverage ratio requirements, as well as additional costs (including increased compliance costs and increased costs of funding raised through the issuance of asset-backed securities) on the Company, limit the fees the bank can charge for services and impact the value of the Company’s assets.

Some provisions of the Dodd-Frank Act still require the adoption of additional rules to implement. In addition, the Dodd-Frank Act mandates multiple studies, which could result in additional legislative or regulatory action. As a result, the ultimate impact of the Dodd-Frank Act and its implementing regulations remains unclear and could have a material adverse effect on the Company’s business, results of operations and financial condition. In particular, no assurance can be given that the new standards will not have a significant impact on the issuing entity, us, the bank or the Company, including on the level of transferred receivables held in the issuing entity, the servicing of those transferred receivables, or the amount of notes issued in the future and on the regulation and supervision of the Company or its affiliates (including us, the issuing entity or the bank). The Economic Growth, Regulatory Relief and Consumer Protection Act (the “EGRRCPA”) was enacted in May 2018 and includes a variety of provisions intended to promote economic growth, provide tailored regulatory relief for smaller and less complex financial institutions, and enhance consumer protections. On October 10, 2019, the Federal Reserve Board, OCC, and FDIC issued final rules (the “Tailoring Rules”), that tailor the applicability of the Federal Reserve Board’s enhanced prudential standards relating to capital, liquidity, and other risk management matters, and apply certain of these standards to savings and loan holding companies (other than those substantially engaged in insurance underwriting or commercial activities) that have total consolidated assets of $100 billion or more based on the average of the previous four quarters, referred to as “covered savings and loan holding companies.” Because Synchrony had average total consolidated assets of $100 billion or more based on a four quarter average as of March 31, 2023, the bank will become subject to these enhanced prudential standards following applicable transition periods. The EGRRCPA and related regulatory reform initiatives modified many of the Dodd-Frank Act’s requirements, including provisions in the Tailoring Rules that apply certain enhanced prudential standards to covered savings and loan holding companies.  Further, the ongoing implementation of the Dodd-Frank Act, the recent and possible future changes to the regulatory framework applicable to the Company and the bank, and additional rulemaking make it difficult to assess the overall financial impact of the Dodd-Frank Act and related regulatory developments on the Company and across the industry.

In addition, no assurances can be given that the liquidation framework for the resolution of covered financial companies or their covered subsidiaries would not apply to the Company, resulting in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee, the noteholders or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the interests in receivables as further described in “—If we or the issuing entity became a debtor in a bankruptcy case or became subject to the Orderly Liquidation Authority of the FDIC, delays or reductions in payment of your notes could occur” below. Application of this liquidation framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

There is ongoing uncertainty as to how the CFPB’s actions will impact the Company’s business; the agency’s actions have had and may continue to have an adverse impact on the Company’s business.

The CFPB has broad authority over the Company’s business. This includes authority to write regulations under federal consumer financial protection laws and to enforce those laws against and examine large financial institutions, such as the Company, for compliance. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority. The Federal Reserve Board and the OCC and state government agencies may also invoke their supervisory and enforcement authorities to prevent unfair or deceptive acts or practices. These federal and state agencies may be authorized to remediate violations of consumer protection laws in a number of ways, including collecting civil money penalties and fines and providing for customer restitution. The CFPB also engages in consumer financial education, requests data and promotes the availability of financial services to underserved consumers and communities. In addition, the CFPB maintains an online complaint system that allows consumers to log complaints with respect to various consumer finance products, including the products the Company offers. This system could inform future CFPB decisions with respect to its regulatory, enforcement or examination focus.

There is ongoing uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact the Company’s business and its results of operations going forward. Actions by the CFPB could result in requirements for the Company to alter or cease offering affected products and services, including deferred interest products, making them less attractive to customers and less profitable to the Company and also restricting the Company’s ability to offer them.

In addition, since 2013, the bank has entered into two consent orders with the CFPB – one in 2013, which has since been terminated; and another in 2014 with respect to a debt cancellation product and sales practices and an unrelated issue that arose from the bank’s self-identified omission of certain Spanish-speaking customers and customers residing in Puerto Rico from two offers that were made to certain delinquent customers. The bank’s resolutions with the CFPB and the New York Attorney General do not preclude other regulators or state attorneys general from seeking additional monetary or injunctive relief with respect to these or other issues, and any such relief could have a material adverse effect on the Company’s business, results of operations or financial condition.

Although the Company has committed significant resources to enhancing its compliance programs, changes by the CFPB in regulatory expectations, interpretations or practices or interpretations that are different or stricter than those of the Company or those adopted in the past by the CFPB or other regulators could increase the risk of additional enforcement actions, fines and penalties. Most recently, the CFPB has identified certain areas of concern for consumers, including, for example, the increasing sophistication of underwriting, fair lending concerns (including in marketing), debt collection, excessive and/or unexpected fees and medical debt. Actions by the CFPB with respect to these or other areas could result in requirements to alter the Company’s products and services that may make them less attractive to consumers or less profitable to the Company. See “The Trust Portfolio—Consumer Protection Laws.” Additionally, on July 7, 2023, the CFPB, together with the U.S. Department of Health and Human Services and the U.S. Department of the Treasury, issued a request for information soliciting public comment on medical credit cards, loans, and other financial products used to pay for health care, which may lead to additional regulatory, supervisory, or enforcement activity regarding these products.

Future actions by the CFPB (or other regulators) against the Company or its competitors that discourage the use of products offered by the Company or suggest to consumers the desirability of other products or services could result in reputational harm and a loss of customers. If the CFPB changes regulations which it adopted in the past or which were adopted in the past by other regulators and transferred to the CFPB by the Dodd-Frank Act, or modifies, through supervision or enforcement, past related regulatory guidance or interprets existing regulations in a different manner than they have been interpreted in the past by the Company, the industry or other regulators, the Company’s compliance costs and litigation exposure could increase materially. If future regulatory or legislative restrictions or prohibitions are imposed that affect the Company’s ability to offer promotional financing, including deferred interest, for certain of the Company’s products or require the Company to make significant changes to its business practices, and the Company is unable to develop compliant alternatives with acceptable returns, these restrictions or prohibitions could have a material adverse impact on the Company’s business, financial condition and results of operations, and could have a material adverse effect on the bank’s ability to originate new receivables or the bank’s ability to service the trust portfolio.

The Dodd-Frank Act authorizes certain state officials to enforce regulations issued by the CFPB and to enforce the Dodd-Frank Act’s general prohibition against unfair, deceptive or abusive acts or practices. Furthermore, the Dodd-Frank Act could make it more difficult than in the past for federal financial regulators to declare state laws that differ from federal standards to be preempted. To the extent that states enact requirements that differ from federal standards or state officials and courts adopt interpretations of federal consumer laws that differ from those adopted by the CFPB, the Company may be required to alter or cease offering products or services in some jurisdictions, which would increase compliance costs and reduce the Company’s ability to offer the same products and services to consumers nationwide, and the Company may be subject to a higher risk of state enforcement actions.

Regulations relating to privacy, information security and data protection could increase the Company’s costs, affect or limit how the Company collects and uses personal information and adversely affect the Company’s business opportunities.

The Company is subject to various privacy, information security and data protection laws, including requirements concerning security breach notification, and the Company could be negatively impacted by them. For example, in the United States, certain of the Company’s businesses are subject to the Gramm-Leach-Bliley Act (“GLBA”) and implementing regulations and guidance. Among other things, the GLBA: (i) imposes certain limitations on the ability of financial institutions to share consumers’ nonpublic personal information with nonaffiliated third parties, (ii) requires that financial institutions provide certain disclosures to consumers about their information collection, sharing and security practices and affords customers the right to “opt out” of the institution’s disclosure of their personal financial information to nonaffiliated third parties (with certain exceptions) and (iii) requires financial institutions to develop, implement and maintain a written comprehensive information security program containing safeguards that are appropriate to the financial institution’s size and complexity, the nature and scope of the financial institution’s activities, and the sensitivity of customer information processed by the financial institution as well as plans for responding to data security breaches.

Moreover, various United States federal banking regulatory agencies, states and foreign jurisdictions have enacted data security breach notification requirements with varying levels of individual, consumer, regulatory and/or law enforcement notification in certain circumstances in the event of a security breach. Many of these requirements also apply broadly to the retailers that accept the Company’s cards. In many countries that have yet to impose data security breach notification requirements, regulators have increasingly used the threat of significant sanctions and penalties by data protection authorities to encourage voluntary notification and discourage data security breaches.

Furthermore, legislators and/or regulators in the United States and other countries in which the Company operates are increasingly adopting or revising privacy, information security and data protection laws that potentially could have a significant impact on its current and planned privacy, data protection and information security-related practices, its collection, use, sharing, retention and safeguarding of consumer and/or employee information, and some of its current or planned business activities. This could also increase the Company’s costs of compliance and business operations and could reduce income from certain business initiatives. In the United States, this includes increased privacy-related enforcement activity at the federal level, by the Federal Trade

Commission, as well as at the state level, such as with regard to mobile applications, and state legislation such as the California Consumer Privacy Act (as amended by the California Privacy Rights Act), which could increase the Company’s costs. In the European Union, this includes the General Data Protection Regulation.

Compliance with current or future privacy, data protection and information security laws (including those regarding security breach notification and consumer privacy) affecting customer and/or employee data to which the Company is subject could result in higher compliance and technology costs and could restrict the Company’s ability to provide certain products and services (such as products or services that involve the Company sharing information with third parties or storing sensitive credit card information), which could materially and adversely affect the Company’s profitability. The Company’s failure to comply with privacy, data protection and information security laws could result in potentially significant regulatory investigations and government actions, litigation, fines or sanctions, consumer or retailer actions and damage to the Company’s reputation and its brand, all of which could have a material adverse effect on the Company’s business and results of operation, the ability of the bank to originate new receivables or the bank’s ability to service the trust portfolio.

Failure to comply with anti-money laundering and anti-terrorism financing laws could have significant adverse consequences for the Company.

The Company maintains an enterprise-wide program designed to enable the Company to comply with all applicable anti-money laundering and anti-terrorism financing laws and regulations, including, but not limited to, the Bank Secrecy Act and the USA PATRIOT Act. This program includes policies, procedures, processes and other internal controls designed to identify, monitor, manage and mitigate the risk of money laundering or terrorist financing posed by the Company’s products, services, customers and geographic locale. These controls include procedures and processes to detect and report suspicious transactions, perform customer due diligence, respond to requests from law enforcement, identify and verify a legal entity customer’s beneficial owner(s) at the time a new account is opened and to understand the nature and purpose of the customer relationship, and meet all recordkeeping and reporting requirements related to particular transactions involving currency or monetary instruments. The Company’s programs and controls may not be effective to ensure the Company’s compliance with all applicable anti-money laundering and anti-terrorism financing laws and regulations, and the Company’s failure to comply could subject the Company, including the bank, to significant sanctions, fines, penalties and reputational harm, all of which could have a material adverse effect on the Company’s business, results of operations and financial condition, the ability of the bank to originate new receivables or the bank’s ability to service the trust portfolio.

FDIC receivership or conservatorship of the bank or other regulatory action could cause delays or reductions in payment of your notes.

If the bank were to become insolvent, or if the bank were to violate laws or regulations applicable to it, the FDIC could act as conservator or receiver for the bank. In that role, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank’s affairs. Among the contracts that might be repudiated is the receivables sale agreement under which the bank transfers receivables to us, the administration agreement and the servicing agreement.

Also, we, the trust or the indenture trustee, as applicable, could not exercise any right or power to terminate, accelerate, or declare a default under the receivables sale agreement, the administration agreement or the servicing agreement, or otherwise affect the bank’s rights under the receivables sale agreement, the administration agreement or the servicing agreement without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of the bank. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

In a conservatorship or receivership of the bank, the FDIC, as conservator or receiver, could:

•	attempt to recharacterize the securitization of the transferred receivables as a loan or otherwise attempt to reclaim, recover or recharacterize the transferred receivables as property of the bank;

•	require the issuing entity or any of the other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the transferred receivables;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the bank;

•	argue that a statutory injunction automatically prevents the indenture trustee and other transaction parties from exercising any right to terminate, accelerate or declare default under any contract to which the bank is a party, including the servicing agreement, the administration agreement or the servicing agreement, or otherwise exercising any of their rights, remedies and interests under such contracts for up to 90 days;

•	repudiate, without compensation, the bank’s ongoing obligations under the servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables and prior to any such repudiation of the servicing agreement, prevent the indenture trustee or the noteholders from appointing a successor servicer;

•	repudiate, without compensation, the bank’s ongoing obligations under the administration agreement and prior to any such repudiation of the administration agreement, prevent the trust from appointing a successor administrator; and

•	repudiate any ongoing repurchase or indemnity obligations of the bank under the transaction documents.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC were to successfully take any of these actions, delays in payments on the offered notes could occur and the amount payable to you could be lower than the outstanding principal and accrued interest on the offered notes, thus resulting in losses to you.

If a conservator or receiver were appointed for the bank, an early payment of principal on all outstanding series could result. Under the terms of the agreement that governs the transfer of receivables from us to the trust, new principal receivables would not be transferred to the trust.

To limit the FDIC’s potential use of any of these powers, the bank has structured the transactions described in this prospectus to comply with one of the “safe harbors” adopted by the FDIC in a regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation.” This safe harbor limits the rights of the FDIC as conservator or receiver to delay or prevent payments to noteholders in a securitization transaction, as described in “The Trust—FDIC Safe Harbor.”

As described below in “—If we or the issuing entity became a debtor in a bankruptcy case or became subject to the Orderly Liquidation Authority of the FDIC, delays or reductions in payments of your notes could occur” and “—Ongoing changes to the regulatory framework applicable to the Company have had, and may continue to have, a significant impact on us, the issuing entity, the bank or the Company” and in “The Trust –FDIC’s Orderly Liquidation Authority under the Dodd-Frank Act,” the Dodd-Frank Act gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective non-bank subsidiaries in specific situations under the Orderly Liquidation Authority (the “OLA”) and there is no assurance that the FDIC’s authority would not extend to Synchrony, which is the holding company for the bank, or their respective subsidiaries, including us or the issuing entity.

The operations and financial condition of the bank, as a federal savings association, are subject to regulation and supervision under federal law. The OCC, which is the primary federal agency empowered to regulate and supervise federal savings associations, has broad enforcement powers over the bank. If, at any time, the OCC were to conclude that any securitization agreement of the bank, or the performance of any obligation under such an agreement, or any activity of the bank that is related to the operation of its credit card business or its obligations under the related securitization agreements, constitutes an unsafe or unsound banking practice, or violates any law, rule or regulation applicable to the bank, the OCC has the power to take action the OCC determines to be appropriate, including taking actions that may violate the provisions of the securitization agreement or may cause delays or reductions in payment of your notes.

Current, pending and proposed regulation and legislation relating to consumer protection laws may impede collection efforts or reduce collections.

Various federal and state consumer protection laws and regulations regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Such laws and regulations, among other things, limit the fees and other charges that the bank can impose on customers, limit or prescribe certain other terms of the bank’s products and services or require specified disclosures to consumers. In addition, legislative and regulatory proposals are advanced each year which, if adopted, could have a material adverse effect on the amount of collections available to the trust or further restrict the manner in which the servicer may conduct its activities on behalf of the trust.

The Credit Card Accountability Responsibility and Disclosure Act of 2009 (the “CARD Act”), which was enacted in 2009, amended the Truth in Lending Act, and required the bank to make significant changes to many of its business practices, including marketing, underwriting, pricing and billing. The CARD Act’s restrictions on the bank’s ability to increase interest rates on existing balances to respond to market conditions and credit risk ultimately limit the bank’s ability to extend credit to new customers and provide additional credit to current customers. Other CARD Act restrictions, such as limitations on late fees, have resulted and will continue to result in reduced interest income and loan fee income. See “The Trust Portfolio—Consumer Protection Laws.”

The requirements of the CARD Act and any future adverse changes in federal and state consumer protection laws or regulations, including the CARD Act or its implementing regulations (including permissible late fees), or adverse changes in their applicability or interpretation, could make it more difficult for the servicer to collect payments on the receivables or could reduce the finance charges and other fees that can be charged, resulting in reduced collections. If as a result of the requirements of the CARD Act or any adverse changes in these laws or regulations or in their interpretation, the bank or its affiliates were required to reduce their finance charges and/or fees (including late fees), resulting in a corresponding decrease in the effective yield of the credit card accounts designated to the trust, an early amortization event could occur and could result in an acceleration of payment or reduced payments on your notes.

Also, the Military Lending Act (the “MLA”) became effective with respect to the bank’s credit card programs on October 3, 2017. The MLA applies to certain consumer loans, including credit extended pursuant to a credit card account, and extends specific protections if an account holder, at the time of account opening, is a covered active duty member of the military or certain family members thereof (collectively, the “covered borrowers”). These protections include, but are not limited to: a limit on the military annual percentage rate that can be charged to 36%, delivery of certain required disclosures and a prohibition on mandatory arbitration agreements. If the bank were to extend credit to a covered borrower without complying with certain MLA provisions, the credit card agreement could be void from its inception.

Additionally, the Dodd-Frank Act established the CFPB, a federal consumer protection regulator with authority to make further changes to certain federal consumer protection regulations, and also transferred supervisory responsibility for the bank on July 21, 2011 to the CFPB for consumer regulatory matters and to the OCC for other matters. For example, in October 2020, the CFPB issued a final rule governing the activities of third-party debt collectors. Furthermore, among other things, the CFPB may take action to prevent the bank and other entities from engaging in unfair, deceptive or abusive acts or practices in connection with any transaction with a consumer involving a consumer financial product or service. Evolution of the “abusive” standard could result in changes to pricing, practices, procedures and other activities relating to the accounts in ways that could reduce the associated return. The CFPB has applied, and could continue to apply, its broad authority to a wide range of market conduct. It is unclear what changes will be promulgated by the CFPB and what effect, if any, such changes would have on the trust assets. There has been significant change at the CFPB under the Trump Administration. There remains uncertainty as to the level of activity at the CFPB and the areas of focus or priorities of the CFPB under Acting Director Russell Vought and any successor Director. Many of the actions of the current and prior administrations with respect to the CFPB are being challenged in court and it is too early to predict the outcome of this litigation or its long-term impact on the CFPB. There is also uncertainty as to how other federal and state regulators will respond to changes at the CFPB, including with respect to its priorities and focus.

See “—Ongoing changes to the regulatory framework applicable to the Company have had, and may continue to have, a significant impact on us, the issuing entity, the bank or the Company” and “There continues to be uncertainty as to how the CFPB’s actions will impact the bank’s business; the agency’s actions have had and may continue to have an adverse impact on the bank’s business” below.

Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables. If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and the related receivables would be charged off as uncollectible. See “The Trust Portfolio—Consumer Protection Laws.”

From time to time, Congress and state legislatures may also consider legislation to regulate credit card interchange fees and other credit card practices. For example, in June 2023, a bipartisan group of Senators introduced the Credit Card Competition Act of 2023 (“CCCA”) which would require banks with more than $100 billion in assets to enable more than one network on certain general purpose credit cards and allow merchants to choose which of the two different networks to use for processing transactions. However, the CCCA would mandate that at least one of the provided networks cannot be one of the two largest networks by market share with respect to the number of credit cards issued in the U.S., as determined by the Federal Reserve Board. Currently, those two networks are Mastercard and Visa. If enacted, the CCCA would likely reduce the interchange fees received by banks. At this stage, the CCCA has not yet been reintroduced in the current Congress and it is unclear whether the CCCA or similar legislation will be enacted. Various states may also attempt to regulate or limit interchange in some manner. For example, a recently enacted law in Illinois purports to prohibit interchange on the sales tax and gratuity portion of a transaction. However, the Illinois statute is currently being challenged in litigation and the outcome is uncertain. It is also not clear at this time what other new limitations on credit card practices, new required disclosures or new restrictions on interchange fees may be adopted by these legislative bodies, if relevant or applicable legislation will be adopted at the federal or state level and, if adopted, what impact any new limitations or requirements would have on the bank or the Company. However, any reduction in the interchange fees paid by merchants to banks could adversely impact the business operations of credit card issuers, and any such changes affecting the bank or the Company could reduce the amount of interchange included in finance charge collections available to make payments on your notes.

Certain EEA-regulated and UK-regulated investors may be subject to due diligence and risk retention requirements, making the notes unsuitable for their investment.

Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other European Union directives and regulations, as amended (the “EU Securitization Regulation”) has direct effect in member states of the EU and will be applicable in any non-EU states of the European Economic

Area (the “EEA”) in which it has been implemented. The EU Securitization Regulation, together with all regulatory and/or implementing technical standards in relation thereto and any relevant guidance published in relation thereto by the European Banking Authority (the “EBA”), the European Securities and Markets Authority and the European Insurance and Occupational Pensions Authority (or in each case, any predecessor or any other applicable regulatory authority) or by the European Commission, in each case as amended and in effect from time to time, are referred to in this prospectus as the “EU SR Rules”.

Article 5 of the EU Securitization Regulation places certain conditions (the “EU Investor Requirements”) on investments in a “securitisation” (as defined in the EU Securitization Regulation) by “institutional investors”, defined by the EU Securitization Regulation to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management, and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the EU CRR, the EU Investor Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the EU Securitization Regulation), an EU Affected Investor, other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) must, among other things, (a) verify that, where the originator or original lender is established in a third country (meaning, for purposes of the EU Securitization Regulation, not within the EU or the EEA), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, where the originator, sponsor or original lender is established in a third country (that is, not within the EU or the EEA), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses the risk retention to EU Affected Investors; (c) verify that the originator, sponsor or securitization special purpose entity (“SSPE”) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (which sets out transparency requirements for originators, sponsors and SSPEs); and (d) carry out a due-diligence assessment which enables the EU Affected Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitization position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitization position.

In addition, while holding a securitization position, an EU Affected Investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks, and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information. It remains unclear what is and will be required for EU Affected Investors to demonstrate compliance with certain aspects of the EU Investor Requirements.

Article 6 of the EU Securitization Regulation imposes a direct obligation on the originator, sponsor or original lender of a securitization to retain a material net economic interest in the securitization of not less than 5% (the “EU Risk Retention Requirements”). Certain aspects of the EU Risk Retention Requirements are further specified in regulatory technical standards set out in the Commission Delegated Regulation (EU) 2023/2175 of July 7, 2023 (the “EU RTS”).

The EU Securitization Regulation is silent as to the jurisdictional scope of the EU Risk Retention Requirements and, consequently, whether, for example, they impose a direct obligation upon U.S.-established entities, such as the bank. However (i) the explanatory memorandum to the original European Commission proposal for legislation that was ultimately enacted as the EU Securitization Regulation stated that “The current proposal thus imposes a direct risk retention requirement and a reporting obligation on the originator, sponsor or the original lenders. For securitizations notably in situations where the originator, sponsor nor original lender is not established in the EU the indirect approach will continue to fully apply.”; and (ii) the EBA, in a paper published on July 31, 2018 in relation to the draft regulatory technical standards then proposed to be made in respect of the EU Investor Requirements, said: “The EBA agrees however that a ‘direct’ obligation should apply only to originators, sponsors and original lenders established in the EU as suggested by the [European] Commission in the explanatory memorandum”. This interpretation (the “EBA Guidance Interpretation”) is, however, non-binding and not legally enforceable. Notwithstanding the foregoing, on the closing date, the bank will covenant and agree, with reference to the SR Rules as in effect and applicable on the closing date, that it will, as an “originator” (as such term is defined for the purposes of the EU Securitization Regulation), continually retain on an ongoing basis for as long as any notes remain outstanding, a material net economic interest of not less than five percent of the nominal value of the securitized exposures, in a form that is intended to qualify as an originator’s interest as provided in option (b) of Article 6(3) of the EU Securitization Regulation, as in effect and applicable as at the closing date, by holding all the membership interests in the depositor which in turn holds all or part of the transferor interest, and on the terms, summarized in “The Sponsor—Credit Risk Retention—Securitization Regulations” in this prospectus.

In a report published on October 10, 2022 (the “Commission Report”), the European Commission provided interpretative guidance to the effect that the EU Securitization Regulation should be read as making no distinction with respect to the requirement to verify compliance with Article 7 of the EU Securitization Regulation “whether the securitisation is issued by EU entities or by entities based in third-countries.” Such compliance would include the requirement to use prescribed reporting templates. Although the bank has agreed to retain the Retained Interest as described in this prospectus and provide the information provided in this prospectus generally, the transactions described in this prospectus are not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or Article.

In particular, neither the bank nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation, or to take any other action in accordance with, or in a manner contemplated by, such article. Consequently, the notes may not be a suitable investment for any person that is now or may in the future be subject to the EU Investor Requirements and prospective investors should independently assess and determine the sufficiency of any information, disclosure or ongoing reporting for purposes of their regulatory obligations.

The EU Securitization Regulation provides that an entity shall not be considered an “originator” within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see in particular, “The Sponsor” in this prospectus for information with regard to the bank’s business and related operations. With regard to the bank’s credit-granting criteria and processes, see “The Sponsor – Underwriting Process” and “The Servicer – Servicing Procedures” and “Delinquency and Collections Procedures” in this prospectus.

With respect to the UK, relevant UK established or UK regulated persons (as described below) are subject to the restrictions and obligations of (A) the Securitisation Regulations 2024 (as amended, the “SR 2024”), (B) the securitisation sourcebook of the handbook of rules and guidance adopted by the UK Financial Conduct Authority (as amended, the “SECN”), (C) the securitisation part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”) and (D) relevant provisions of the FSMA (collectively, the “UK Securitization Framework”). The UK Securitization Framework, together with (i)  all relevant guidance, policy statements and directions relating to the application of the UK Securitization Framework published by the Financial Conduct Authority (the “FCA”) and/or the Prudential Regulation Authority (the “PRA”) and/or The Pensions Regulator (or their successors), (ii) any guidelines relating to the application of the EU Securitization Regulation which are applicable in the UK and (iii) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Framework, in each case as amended from time to time, are referred to in this prospectus as the “UK SF Rules”, and together with the EU SR Rules, the “SR Rules”.

Regulations 32B to 32D (inclusive) of the SR 2024, SECN 4 and Article 5 of Chapter 2 of the PRASR, as applicable, place certain conditions on investments in a “securitisation” (as defined in the SR 2024) (the “UK Investor Requirements”, and together with the EU Investor

Requirements, the “Investor Requirements” (and references in this prospectus to “the applicable Investor Requirements” shall mean such Investor Requirements to which a particular Affected Investor is subject)) by an “institutional investor”, defined by the SR 2024 to include (a) an insurance undertaking as defined in section 417(1) of the FSMA; (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) the trustees or managers of an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”) that has permission under the FSMA for managing an AIF (as defined in regulation 3 of the AIFM Regulations) and which markets or manages AIFs in the UK, or a small registered UK AIFM (as defined in the AIFM Regulations); (e) a management company as defined in section 237(2) of the FSMA; (f) a UCITS as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (g) a CRR firm as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK law by virtue of the EUWA, and as amended (the “UK CRR”); and (h) an FCA investment firm as defined by Article 4(1)(2AB) of the UK CRR. The UK Investor Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities subject to the UK CRR (such affiliates, together with all such institutional investors, “UK Affected Investors”, and together with EU Affected Investors, “Affected Investors”).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the SR 2024), a UK Affected Investor, other than the originator, sponsor or original lender (each as defined in the SR 2024) must, among other things: (a) verify that, where the originator or original lender is not established in the UK, except in specified cases, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, if not established in the UK, the originator, sponsor or original lender retains on an ongoing basis (or, in relation to certain UK Affected Investors, continually retains) a material net economic interest which, in any event, shall not be less than 5 percent, determined in accordance with the elements of the UK Securitization Framework to which the UK Affected Investor is subject, and discloses the risk retention to the UK Affected Investors; (c) verify that, where not established in the UK, the originator, sponsor or securitization special purpose entity has made information available (and committed to make further information available) in accordance with the elements of the UK Securitization Framework to which the UK Affected Investor is subject; and (d) carry out a due-diligence assessment which enables the UK Affected Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitization position and the underlying exposures, and (ii) all the structural features of the securitization that can materially impact the performance of the securitization position.

In addition, while holding a securitization position, a UK Affected Investor must also (a) establish appropriate written procedures in order to monitor, on an ongoing basis, its compliance with the foregoing requirements and the performance of the securitization position and of the underlying exposures, (b) regularly perform stress tests on the cash flows and collateral values supporting the underlying exposures, (c) ensure internal reporting to its management body to enable adequate management of material risks and (d) be able to demonstrate to its regulatory authorities that it has a comprehensive and thorough understanding of the securitization position and its underlying exposures and has implemented written policies and procedures for managing risks of the securitization position and maintaining records of the foregoing verifications and due diligence and other relevant information.

Prospective investors that are UK Affected Investors should note the differences in the wording, as between the EU Investor Requirements and the UK Investor Requirements, with respect to verification that the originator, sponsor or SSPE has made and/or will make available certain information in respect of the relevant securitization transaction. There remains considerable uncertainty as to how UK Affected Investors should ensure compliance with certain aspects of the UK Investor Requirements, including in relation to the verification of disclosure of information and whether the information provided to the noteholders in relation to this securitization is or will be sufficient to meet such requirements, and also what view the relevant UK regulators might take.

Further consultations and reforms relating to the UK SF Rules are expected in 2025 and, while the UK SF Rules are aligned with the EU Securitization Rules in some respects, the wording differs as between the UK SF Rules and the EU SR Rules and further divergence is possible in the longer term.

The UK Securitization Framework imposes a direct obligation on the originator, sponsor or original lender of a securitization to retain a material net economic interest in the securitization of not less than 5 percent (the “UK Risk Retention Requirements”). However the UK Risk Retention Requirements apply only to originators, sponsors and original lenders which are established in the UK.

Notwithstanding the foregoing, on the closing date, the bank will covenant and agree, with reference to the SR Rules as in effect and applicable on the closing date, that it, as an “originator” (as such term is defined in the SR 2024), retains and will retain, continually and on an ongoing basis for as long as any notes remain outstanding, a material net economic interest of not less than five percent of the nominal value of the securitized exposures, in a form that is intended to qualify as an originator’s interest as provided in (i) paragraph (1)(b) of SECN 5.2.8R and (ii) paragraph (b) of Article 6(3) of Chapter 2 of the PRASR, in each case as in effect and applicable as at the closing date, by holding all the membership interests in the depositor which in turn holds all or part of the transferor interest, and on the terms, summarized in “The Sponsor — Credit Risk Retention —EU Securitization Regulation and UK Securitization Framework” in this prospectus.

The UK Securitization Framework provides that an entity shall not be considered an “originator” within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures. In this regard, see in particular, “The Sponsor” in this prospectus for information with regard to the bank’s business and related operations. With regard to the bank’s credit-granting criteria and processes, see “The Sponsor – Underwriting Process” and “The Servicer – Servicing Procedures” and “Delinquency and Collections Procedures” in this prospectus.

Pursuant to the UK Investor Requirements, a UK Affected Investor is required, prior to investing in a “securitisation position”, to verify that, the originator, sponsor or SSPE has made available sufficient information to enable the UK Affected Investor independently to assess the risks of holding the securitisation position, and has committed to make further information available on an ongoing basis, as appropriate. Each of the SR 2024, the SECN and the PRASR further provides (with minor variations) that such information must include at least: (a) details of the underlying exposures, to be provided on at least a quarterly basis; (b) investor reports providing periodic updates on the credit quality and performance of the underlying exposures, any relevant financial or other triggers contained in the transaction documentation, including information on events which trigger changes to the priority of payments or a substitution of any counterparty to the transaction, data on the cash flows generated by the underlying exposures and by the liabilities of the securitization and the calculation and modality of retention of a material net economic interest in the transaction by the originator, sponsor or original lender, to be provided on at least a quarterly basis; (c) all information on the legal documentation needed to understand the transaction, including detail of the legal provisions governing the structure of the transaction, any credit enhancement or liquidity support features, the cash flows and loss waterfalls, investors’ voting rights and any triggers or other events that could result in a material impact on the performance of the securitisation position, to be provided (i) for primary market investments, in draft or initial form before pricing or commitment to invest, and in final form no later than 15 days after closing of the transaction, (ii) for secondary market investments, in final form before a commitment to invest and (iii) for both primary and secondary market investments, an updated version as soon as practicable following any material change; (d) information describing any changes or events materially affecting the transaction, including breaches of obligations under the transaction documents, to be provided as soon as practicable following the material change or event; and (e) any approved prospectus or other offering or marketing document prepared with the cooperation of the originator or sponsor, to be provided (i) for primary market investments, in draft or initial form before pricing or commitment to invest, and in final form no later than 15 days after closing of the transaction or (ii) for secondary market investments, in final form before a commitment to invest.

The transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in SECN 6 or Article 7 of Chapter 2 of the PRASR. In particular, neither the bank nor any other party to the transaction described in this prospectus will be required to produce any information or disclosure for purposes of SECN 6 or Article 7 of Chapter 2 of the PRASR, or to take any other action in accordance with, or in a manner contemplated by, such requirements.

Neither the bank nor any other party to the transaction described in this prospectus, nor any of their respective affiliates, has taken, or intends to take, any action for the purpose of providing any additional information, documents or reports specifically in connection with compliance by any investor with the Investor Requirements with respect to verification that the originator, sponsor or SSPE has made or will make available such information in respect of the relevant securitization transaction.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with the applicable Investor Requirements and any corresponding national measures that may be relevant.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the agreement by the bank to retain the Retained Interest as described in this prospectus and the information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant. Prospective investors that are Affected Investors should be aware that the interpretation of the applicable Investor Requirements remains uncertain and that supervisory authorities and national regulators may have different views of how the applicable Investor Requirements, should be interpreted and those views are still evolving.

None of the bank, the depositor, the issuing entity, the underwriters, the indenture trustee, the owner trustee, the Delaware trustee, their respective affiliates nor any other party to the transactions described in this prospectus (a) makes any representation that the agreement by the bank to retain the Retained Interest as described in this prospectus or any information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient in all circumstances for purposes of any person’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the notes, the bank (including its holding of a material net economic interest of not less than 5% in the securitization transaction described in this prospectus) and the transactions described herein are otherwise compliant with the SR Rules or any other applicable legal, regulatory or other requirements; (b) shall have any liability to any person with respect to any deficiency in such agreement or any such information, or with respect to any person’s failure or inability to comply with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a transaction document as a result of a breach by such person of that transaction document); or (c) shall have any obligation to enable any person to comply with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or any other obligation with respect to the SR Rules (other than, in each case, the specific obligations undertaken and/or representations made by the bank in that regard under the transaction documents).

Any failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the offered notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and/or remedial measures being taken or imposed by the competent authority of such Affected Investor. The SR Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of noteholders or prospective investors and have an adverse impact on the value and liquidity of the notes. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable Investor Requirements or other applicable regulations and the suitability of the offered notes for investment.

Security Interest and Bankruptcy Related Risks

Some liens may be given priority over your notes, which could cause delayed or reduced payments.

We and the bank account for our respective transfers of the receivables as sales or contributions, as applicable. Even so, a court could conclude that we or the bank own the receivables and that the trust holds only a security interest in the receivables. Even if a court would reach that conclusion, however, steps will be taken to give the indenture trustee a first-priority perfected security interest in the receivables. Nevertheless, a federal or state tax, governmental or other nonconsensual lien on our property or the property of the bank arising prior to the time a receivable is transferred to the trust may have priority over the trust’s interest in that receivable. Regardless of whether the transfers of the receivables are sales or contributions, as applicable, or secured borrowings, if any such liens exist, the claims of the creditors holding such liens would be superior to our rights or the rights of the trust, thereby possibly delaying or reducing payments on the offered notes. Furthermore, if the FDIC were appointed as the bank’s receiver or conservator, administrative expenses of the receiver or conservator may have priority over the trust’s interest in the receivables. See “The Trust—Perfection and Priority of Security Interests.”

If we or the issuing entity became a debtor in a bankruptcy case or became subject to the Orderly Liquidation Authority of the FDIC, delays or reductions in payment of your notes could occur.

We and the issuing entity are bankruptcy remote subsidiaries of the Company, and our limited liability company agreement and the trust agreement of the issuing entity limit the nature of our respective businesses. If, however, we became a debtor in a bankruptcy case, a court could conclude that we effectively still own the transferred receivables. This could happen if a court presiding over our bankruptcy were to conclude either that the transfers of transferred receivables by us to the trust were not “true sales” or that we and the trust should be treated as the same person for bankruptcy purposes.

If we or the issuing entity were to become a debtor in a bankruptcy case, then you could experience delays or reductions in payments as a result of:

•	the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the bankruptcy code that permit substitution of collateral;

•	tax or government liens on our property that arose prior to the transfer of a transferred receivable to the trust having a right to be paid from collections before the collections are used to make payments on the notes; or

•	the fact that the trust might not have a perfected security interest in any cash collections on the transferred receivables held by the servicer at the time that a bankruptcy proceeding begins. See “The Servicer—Deposit of Collections; Commingling” for a description of the conditions under which the servicer is allowed to commingle collections with its funds.

As discussed in more detail in “The Trust—FDIC’s Orderly Liquidation Authority under the Dodd-Frank Act,” if the FDIC were appointed receiver of the Company, as a covered financial company, or receiver of us or the issuing entity as covered subsidiaries of Synchrony under the OLA, the FDIC would have various powers, including the power to repudiate any contract to which Synchrony, we or the issuing entity, as applicable, was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of that entity’s affairs.

In addition, if we were placed in receivership under the OLA as a covered subsidiary, the FDIC could assert that we effectively still own the transferred receivables because the transfers of transferred receivables by us to the issuing entity were not true sales or true contributions, as applicable. In such case, the FDIC could repudiate the transfer of the transferred receivables by us as a secured loan and the issuing entity would have a secured claim in our receivership, but delays in payments on the offered notes and possible reductions in the amount of those payments could occur. See “The Trust—FDIC’s Orderly Liquidation Authority under the Dodd-Frank Act.”

Regardless of whether the transfers under the receivables sale agreement and the transfer agreement are respected as legal true sales or true contributions, as applicable, the FDIC, as receiver for us or the issuing entity, could:

•	require the issuing entity or any of the other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the transferred receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against us or the issuing entity.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which Synchrony or a covered subsidiary of Synchrony (including us or the issuing entity) subject to the OLA as a covered financial company is a party, or to obtain possession of, or exercise control over, any property of a party subject to the OLA or affect any contractual rights of a party subject to the OLA, without the consent of the FDIC for 90 days after appointment of the FDIC as receiver.

If the FDIC, as receiver for us or the issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the offered notes could be delayed or reduced.

The Sponsor

Synchrony Bank

Synchrony Bank (the “bank”) is the sponsor of the transactions described in this prospectus and is primarily responsible for structuring the transactions. The bank has designated a pool of accounts and transfers receivables in the designated accounts to us on an ongoing basis. The bank may also designate additional accounts under the receivables sale agreement in the future, and the receivables existing in those accounts and any receivables arising in those accounts in the future will be transferred to us. See “The Trust—Transfer and Assignment of Receivables” for a more detailed description of the agreement under which the bank transfers receivables to us.

The bank is an FDIC-insured federal savings association which is regulated, supervised and examined by the OCC. The bank is also subject to the supervision of the CFPB for consumer regulatory matters. The predecessor to the bank, GE Capital Consumer Card Co., was established in 1988 under a previous name, Monogram Bank, USA, as a limited purpose credit card bank and converted to a federally chartered savings association in 2003. On February 7, 2005, Monogram Credit Card Bank of Georgia merged into GE Capital Consumer Card Co. and the surviving entity changed its name to GE Money Bank. The bank changed its name from GE Money Bank to GE Capital Retail Bank on October 1, 2011 and from GE Capital Retail Bank to Synchrony Bank on June 2, 2014.

On February 5, 2006, all of the common stock of the bank was contributed by GE Capital to its direct, wholly owned subsidiary, GE Consumer Finance, Inc., a newly created holding company. On April 1, 2013, GE Consumer Finance, Inc. in turn contributed all of the common stock of the bank to its wholly owned subsidiary, Synchrony (formerly named GE Capital Retail Finance Corporation).

Synchrony is a holding company primarily for the legal entities that historically conducted GE’s North American retail finance business. During the period from April 1, 2013 to September 30, 2013, as part of a regulatory restructuring, substantially all of the assets and operations of GE’s North American retail finance business, including the bank, were transferred to Synchrony.

On November 15, 2013, GE announced that it planned a staged exit from its North American retail finance business. The first step in that exit was an initial public offering of the common stock of Synchrony on August 5, 2014, followed by an additional issuance of shares of its common stock on September 3, 2014 pursuant to an option granted to the underwriters in Synchrony’s initial public offering. On October 14, 2015, Synchrony received approval from the Federal Reserve Board to become a stand-alone savings and loan holding company, to retain control of the bank and to retain control of its nonbank subsidiaries following the completion of GE’s offer to exchange shares of GE common stock for all of the shares of Synchrony’s common stock owned by GE. On November 17, 2015, GE completed the previously announced split-off of Synchrony by accepting 671,366,809 shares of GE common stock from GE’s shareholders in exchange for 705,270,833 shares of Synchrony common stock representing all the Synchrony shares that GE owned.

Credit Card Activities

The bank primarily manages its credit products through five sales platforms: Digital, Diversified & Value, Health & Wellness, Home & Auto and Lifestyle. The bank’s offerings include private label, dual, co-brand and general purpose credit cards, as well as short- and long-term installment loans. Private label credit cards are program partner-branded credit cards that are used primarily for the purchase of goods and services from the program participant or within the program network. The bank’s patented dual cards are credit cards that function as a private label credit card when used to purchase goods and services from the bank’s program participants and as a general purpose credit card when used elsewhere. General purpose co-branded credit cards are credit cards that do not function as private label credit cards. References in this section to co-branded cards are inclusive of dual cards.

The private label credit card account business consists of revolving consumer credit account programs established with program partners that have been approved by the bank. Open-end revolving credit card accounts are offered to customers of those program partners. Each credit card account is established primarily for the purchase of goods and services of a particular program partner. In addition, in some cases, cardholders may be permitted to access their credit card accounts for cash advances.

In certain cases, the bank, together with its retail partners, have been replacing private label credit cards offered to their customers with co-branded Mastercard and Visa general purpose credit cards that may be used to purchase goods and services wherever Mastercard and Visa cards, as the case may be, are accepted, and the bank has the ability to issue co-branded cards for use on the American Express and Discover networks. For many programs, the bank also offers such co-branded credit cards to new customers at the point-of-sale. Such co-branded cards may in the future make up a larger or smaller portion of the bank’s portfolio. The bank currently offers to originate co-branded credit cards for several program partners such as some of those whose accounts are designated to the trust. The bank has previously offered co-branded credit cards for other program partners, and may in the future offer co-branded credit cards for other program partners. Certain holders of private label credit card accounts have been solicited to replace their private label credit cards with co-branded credit cards. In the future the bank expects to solicit other holders of private label credit card accounts to replace their private label credit cards with co-branded credit card accounts.

Generally, when a cardholder receives a co-branded credit card as a replacement for its private label credit card, the cardholder will have up to approximately 120 days, depending on the applicable replacement process, to accept a co-branded credit card. If the cardholder does not accept a co-branded credit card, its existing private label credit card account will remain open. In addition, in most cases, the co-branded credit cards are offered at the point-of-sale at the same retail locations where private label credit cards are offered. When a cardholder’s private label credit card that is currently designated to the trust is replaced by a co-branded credit card, the private label credit card account will be removed from the trust in accordance with the provisions of the securitization documents. The balance, if any, on the private label credit card that is replaced by a co-branded credit card will be reduced to zero and in connection therewith the balance will be transferred to the successor co-branded credit card account.

The bank’s co-branded cards are currently offered in association with either the Mastercard or Visa network. Merchants that accept co-branded cards receive a portion of the total purchase price reduced by an interchange fee imposed by the network, a portion of which is used to compensate card issuing banks. Since the co-branded cards issued by the bank can be used for purchases through one of these systems, charges on those cards will generate interchange revenue for the bank in connection with purchases by cardholders other than at the program partner related to the co-branded card. When co-branded card accounts are designated as part of the trust portfolio, the bank transfers to us, and we will in turn transfer to the trust, a portion of the interchange from accounts in the related program partner’s co-branded card program. The portion of interchange to be transferred is meant to approximate the interchange attributable to cardholder charges for merchandise and services on the co-branded accounts that are designated to the trust portfolio. Interchange received by the trust will be treated as collections of finance charge receivables.

Program Agreements

Program partners that are approved and accepted into a private label or co-branded credit card program, enter into a credit card program agreement with the bank. Our use of the term “program partners” to refer to these entities is not intended to, and does not, describe the bank’s legal relationship with them, imply that a legal partnership or other relationship exists between the parties or create any legal partnership or other relationship. The program agreements vary on a program partner-by-program partner basis, and may be amended from time to time. Under these agreements, the bank issues credit cards to approved customers and owns the underlying account and all receivables generated thereunder from the time of origination, unless otherwise sold following origination.

The program agreements typically have contract terms ranging from approximately three to ten years. See “Risk Factors—Risks Relating to the Credit Card Business—Termination of certain credit card programs could lead to a reduction of receivables in the trust.” Many program agreements have renewal clauses that provide for automatic renewal for one or more years until terminated by the bank or the related program partner. The bank typically seeks to renew the program agreements well in advance of their termination dates, however there is no assurance that the bank and the program partners will mutually agree on any such renewal. Some program agreements are subject to termination prior to the scheduled termination date by the bank or its program partner for various reasons as described below.

The program agreements set forth the circumstances in which a party may terminate the agreement prior to expiration. The program agreements generally permit the bank and its program partner to terminate the agreement prior to the scheduled termination date for various reasons, including if the program partner breaches its obligations. Some program agreements also permit the program partner to terminate the program if the bank fails to meet certain service levels or changes certain key account holder terms or credit criteria, if the bank fails to achieve certain targets with respect to approvals of new customers as a result of the credit criteria it uses, if the bank elects not to increase the program size when the outstanding receivables under the program reach certain thresholds, if the bank is not adequately capitalized, if certain force majeure events occur or if certain changes in the bank’s ownership occur. Certain program agreements are also subject to early termination by a party if the other party has a material adverse change in its financial condition or upon the occurrence of a significant change in law. Historically, these rights have not been triggered or exercised. Some of the program agreements provide that, upon termination or expiration, the program partner may purchase or designate a third party to purchase the accounts and receivables generated with respect to its program, including receivables in the trust, at fair market value or a stated price, including all related customer data. If these terminations and purchases were to occur with respect to program partners whose programs generate a significant portion of the trust’s receivables, and the bank were unable to provide receivables arising under newly designated additional accounts to replace those purchased by a program partner, an early amortization event could occur. See “Risk Factors—Risks Relating to the Credit Card Business—Termination of certain credit card programs could lead to a reduction of receivables in the trust.”

The program agreements typically provide that the bank may chargeback a purchase if a customer raises a valid dispute concerning the merchandise which is not resolved or the validity of the charge or if there is a violation of certain terms of the program agreement. The program agreements may also provide for chargeback of a purchase if there is fraud and the merchant failed to follow the operating procedures documented in the program agreement or otherwise provided by the bank. In most other cases there is no recourse to the merchant because of the failure of the customer to pay.

Account Origination

The bank has separately developed programs to promote credit with each of the program partners and has developed a proprietary acquisition system to assess creditworthiness. The bank originates revolving credit card accounts through several different channels, including in-store, mail, internet, mobile, telephone and pre-approved solicitations. Additionally, and as further described in the last paragraph of this section, the bank has and may in the future acquire accounts that were originated by third parties in connection with establishing programs with new program partners.

Applicants provide information such as name, address, telephone number, date of birth, social security number and income. Once inputted into the credit application system, the application is screened for information such as applicant age or critical missing information which would result in a policy rejection of the application. After clearing these screens, the application is scored based on the applicant’s credit bureau report obtained from at least one of the three major credit bureaus using industry and proprietary credit models and data. Applicants who are identified as having a higher potential for fraud will go through an additional authentication process(es) before being approved. The bank also compares applicants’ names against the Specially Designated Nationals list maintained by The Office of Foreign Assets Control (“OFAC”), as well as screens that account for adherence to the USA PATRIOT Act and CARD Act requirements, including ability to pay requirements. Qualifying credit scores and initial credit line assignments are determined for each portfolio and product type by the credit management team.

The process for submitting an application through a retail client location requires the program partner to transmit the applicant’s information to the bank after obtaining positive identification and providing the applicant with key account terms. Also, prior to transmission of their application, an applicant can request to see their prequalification status. Once received, the bank’s proprietary application review system automatically screens the application for content, credit worthiness and ability to pay. If the application is approved, the customer is provided an account number and advised of an initial credit line either electronically or by phone. When an application is approved, the retail client offers the new account holder the opportunity to shop immediately on the account. Initial disclosures are provided to the customer at the retail client location, and the credit cards and a copy of the account agreement are sent to the cardholder following approval.

Applications submitted through the mail or over the internet or mobile channel are processed similarly. Internet and mobile applicants enter their application information to a secure website,

which transmits the information onto the bank’s screening system. Approvals are generally instant and are communicated online or via the mobile device used to apply for the card. If the application is declined or referred for additional reviews, the applicant is advised that they will be notified of the final decision by mail. If an applicant applies by mail, application information is submitted to the bank by mail and entered into our screening system. Mail applicants are notified of the bank’s credit decision by mail.

The bank occasionally uses pre-approved account solicitations for certain credit card programs. Potential applicants are pre-screened using information provided by the program partner or obtained from outside lists, and qualified individuals each receive a pre-approved credit offer by mail or email.

When the bank enters into a new credit card program agreement, it may acquire a portfolio of existing accounts and receivables that were originated by a predecessor under a prior program with the same program partner (or in certain circumstances, originated by the program partner itself). In such cases, the bank evaluates the portfolio of accounts and receivables that may accompany the program partnership in the context of the broader terms of the transaction to determine whether to acquire some or all of the pre-existing accounts and receivables. In those instances when the bank does elect to acquire accounts and receivables originated by a predecessor, the bank manages the accounts in the manner described in “Underwriting Process—Customer Account Management,” “Underwriting Process—Credit Authorization of Individual Accounts” and “Underwriting Process—Fraud Investigation” below.

Underwriting Process

Account Underwriting and Credit Guidelines. Regardless of the channel through which a credit account is originated, in making the initial credit approval decision to open a credit account or otherwise grant credit, the bank follows a series of credit risk and underwriting procedures. In most cases, when applications are made in-store or by internet or mobile, the process is fully automated and applicants are notified of the bank’s credit decision immediately. The bank generally obtains certain information provided by the applicant and obtains a credit bureau report from at least one of the three major credit bureaus. The credit report information the bank obtains is electronically transmitted and translated into industry scoring models and the bank’s proprietary scoring models developed to assess creditworthiness. The credit management team determines in advance the qualifying creditworthiness and initial credit line assignments for each portfolio and product type. The bank regularly analyzes performance trends of accounts originated at different creditworthiness levels as compared to projected performance, and adjusts the minimum creditworthiness or the opening credit limit to manage risk. Different scoring models may be used depending upon applicant inputs, bureau type and account source.

Virtually all underwriting and authorization decisions are automated. In some situations, a customer may request a higher credit limit than what is initially offered by the bank. In these instances, the request is evaluated through the bank’s automated credit line increase underwriting process. To the extent that an evaluation of a particular applicant’s request cannot be accommodated through the bank’s automated evaluation process, a manual decision could occur which would be supported by additional information obtained from the customer. The bank also may apply additional application screens based on various inputs, including credit bureau information, to help identify potential fraud and prior bankruptcies before qualifying the application for approval.

Acquired Portfolio Evaluation. The bank’s credit management team evaluates each portfolio the bank acquires in connection with establishing programs with new program partners to ensure the portfolio satisfies its credit risk guidelines. As part of this review, the bank receives data on the third-party accounts and loans, which allows the bank to assess the portfolio on the basis of certain core characteristics, such as historical performance of the assets and distributions of credit and loss information. In addition, the bank benchmarks potential portfolio acquisitions against its existing programs to assess relative current and projected risks. Finally, the bank’s credit management team must approve the acquisition, taking into account the results of its risk assessment process. Once assets are migrated to the bank’s systems, the bank’s account management protocols will apply immediately as described in “—Customer Account Management,” “—Credit Authorization of Individual Transactions” and “—Fraud Investigation” below.

Customer Account Management. The bank regularly assesses the credit risk exposure of its customer accounts. This ongoing assessment includes information relating to the customer’s performance with respect to their account with the bank, as well as information from credit bureaus relating to the customer’s broader credit performance. To monitor and control the quality of the bank’s loan portfolio (including the portion of the portfolio originated by third parties), the bank uses behavioral scoring models that the bank has developed to score each active account. Proprietary risk models, together with credit scores obtained on each active account no less than quarterly, are an integral part of the bank’s credit decision-making process. Depending on the duration of the customer’s account, risk profile and other performance metrics, the account may be subject to a range of account actions, including limits on transaction authorization and increases or decreases in purchase and cash credit limits.

Credit Authorizations of Individual Transactions. Once an account has been opened, when a credit card is used to make a purchase in-store at one of the bank’s program partners’ locations or on-line, point-of-sale terminals or on-line sites have an on-line connection with the bank’s credit authorization system, which allows for real-time updating of accounts. Each potential sales transaction is passed through a transaction authorization system, which considers a variety of behavior and risk factors to determine whether the transaction should be approved or declined, and whether a credit limit adjustment is warranted.

Fraud Investigation. The bank provides follow up and research with respect to different types of fraud such as fraud rings, acquisition fraud and transactional fraud. The bank has developed proprietary fraud models to identify acquisition fraud and deployed tools that help identify transaction purchase behavior outside a customer’s established pattern. The bank’s proprietary model is also complemented by externally sourced models and tools used across the industry to better identify fraud and protect the bank’s customers. The bank also is continuously implementing new and improved technologies to detect and prevent fraud.

Marketing Programs

The bank markets to existing and potential customers by collaborating directly with its program partners to seamlessly integrate the bank’s product offerings within their distribution networks, communication channels and customer interactions. The bank’s presence at their points of sale (in-store, online and mobile environments) enables greater conversion rates, incremental purchases, and higher overall sales for the bank’s program partners. This dynamic also enables the bank to acquire new customer accounts at a discount compared to the traditional methods of acquiring new customers.

To attract new customers, the bank collaborates closely with its program partners and applies marketing expertise to create integrated programs promoting its products. Frequently, the bank’s program partners will market the availability of credit as part of their advertising for goods and services.

The bank delivers its marketing program offers, such as “10% off the customer’s first purchase,” and consumer communications through a variety of channels. These outlets often include in-store signage, online advertising, retailer website placement, associate communication, emails, text messages, direct mail campaigns and advertising circulars. The bank’s marketing channels are often a combination of television, radio, print and digital marketing, which includes search engine optimization, paid search, social media, display, personalization, capabilities and product education.

The bank also employs its proprietary Quickscreen acquisition method to make targeted pre-approved credit offers at the point-of-sale. The bank’s Quickscreen technology allows the bank to process customer information obtained from the bank’s program partners through the bank’s risk models so that when these customers seek to make payments for goods and services at the bank’s program partners’ points-of-sale, the bank can offer them credit instantly, if appropriate. Based on the bank’s experience, due to the personalized and immediate nature of the offer, Quickscreen significantly outperforms traditional direct-to-consumer channels, such as direct mail or email in response rate and dollar spending.

Customer engagement at the bank is driven by its growth organization, which encompasses marketing, data analytics, customer experience, product development, incubation, branding, go-to-market and commercialization teams. Organizing these critical disciplines into one cohesive group helps the bank drive continued growth, execute its strategy more quickly and deliver the right capabilities to program partners and customers through one of the industry’s most complete, digitally-enabled consumer financing and payments product suite.

The bank’s program partners leverage its expertise in financial services marketing to complement their brand promotions. The bank’s marketing teams offer expertise and experience in omnichannel strategy and planning, utilizing a comprehensive set of tools and machine learning algorithms, often tailored to the portfolio or product, focused on expanding and optimizing customer relationships.

The bank’s proprietary access to data and insights from its approximately 70 million customers, as well as additional consumer data from its program partners and other third parties, allows the bank to meaningfully connect with consumers based on their unique attributes. The bank’s data-driven approach helps it identify audiences for credit acquisition and utilization, increases sales conversions and provides behavioral insights that help increase product usage and reinforce the bank’s value proposition.

After a customer obtains one of the bank’s products, the bank’s marketing programs encourage ongoing card usage by communicating the benefits of the bank’s products and value propositions that help deepen the relationship with the customer. Examples include promotional financing offers, cardholder events, product and program partner discounts, product upgrades, dollar-off certificates, account holder sales, reward points and offers, new product announcements and previews, and other specific program partner value offerings.

These programs are executed through the bank’s program partners’ direct-to-consumer distribution channels as well as the bank’s own distribution channels. Historically, these activities targeted to existing customers have yielded high levels of re-use of the bank’s credit products.

The bank operates loyalty programs that provide rewards to its customers that are designed to foster engagement, drive incremental purchases and promote customer retention. Many of the bank’s credit card value propositions include reward offers that accrue, typically based upon customer spend, and can be applied toward a future purchase, or in some cases a cash back or statement credit.

The bank continues to support and integrate the Synchrony brand into its program partners’ loyalty programs, which are offered to customers who also use non-credit payment types such as cash, debit or check. Leveraging multi-tender loyalty programs allows the bank’s program partners to market to an expanded customer base and enables the bank to connect with additional prospective cardholders.

Debt Cancellation Products

The Company offers its Payment Security program, which is a debt cancellation product, to its credit card customers via direct-to-consumer online and mobile channels. Customers who choose to purchase this product are charged a monthly fee to their credit card based on their ending balance on each billing statement. In return, the bank will cancel all or a portion of a customer’s credit card balance in the event of certain qualifying life events. See “The Servicer—Charged-off Receivables; Dilution; Investor Charge-Offs.”

Sponsor’s Securitization Experience

The bank has been engaged (including through predecessor entities) in the securitization of credit card receivables since 1997. The bank continues to engage in credit card securitization transactions through both public and private offerings of asset-backed notes. The bank also may from time to time assume the role of sponsor and servicer in pre-existing securitizations of acquired businesses.

None of the bank’s securitization transactions have experienced early amortizations or events of default. On a few occasions, private transactions have been modified to adjust for a program partner’s insolvency or the termination of a credit card program. Neither we nor the bank or the trust can guarantee that there will not be any early amortizations, servicer defaults or events of default in the future.

The table below sets forth the principal receivables balance for each of the bank-sponsored securitization programs during each of the periods shown.

Principal Receivables
(Dollars in Millions)

	As of March 31,	As of December 31,
	2025	2024	2023	2022	2021	2020
Trust Portfolio for Issuing Entity	$9,322	$9,606	$8,832	$8,075	$7,752	$7,455
Synchrony Credit Card Master Note Trust	$3,661	$4,003	$4,683	$5,103	$6,512	$7,546
Synchrony Sales Finance Master Trust	$5,636	$5,898	$6,152	$4,982	$5,653	$7,761
Total Securitized Portfolio(1)	$18,619	$19,506	$19,666	$18,160	$19,916	$22,762

(1)           Amounts may not add up to the total due to rounding.

Bank’s Ability to Change Account Terms and Procedures

The bank has agreed that it will comply with the credit card program agreements relating to the accounts and its policies and procedures relating to the accounts unless the failure to do so would not materially or adversely affect our rights. The bank may change the terms and provisions of the credit card program agreements, the agreements between the bank and the cardholders relating to the accounts or policies and procedures, including changing the required minimum monthly payment, calculation of the amount, or the timing of, charge-offs and subject to the restrictions in the following paragraph, the periodic finance charges and other fees applicable to the accounts, so long as any changes made are also made to any comparable segment of the bank’s revolving credit card accounts which have characteristics the same as, or substantially similar to, the accounts that are the subject of the applicable change except as otherwise restricted by any agreement between the bank and a third-party or by the terms of the credit card program agreements (in each case, subject to applicable law). See “Risk Factors—The bank may change the terms and conditions of the accounts in a way that reduces or delays collections.”

The bank has also agreed that it will not reduce the finance charges and other fees on the accounts, if as a result of the reduction, the bank has a reasonable expectation that the portfolio yield for any series of notes as of the time of the reduction would be less than the base rate for that series, except as required by law and as the bank deems necessary in order to maintain its credit card business, based on its good faith assessment, in its sole discretion, of the nature of the competition in the credit card business.

Assignment of Bank’s Obligations; Additional Sponsors and Sellers

The obligations of the bank under the receivables sale agreement are not assignable and no person may succeed to the rights of the bank under the receivables sale agreement, except in the following circumstances:

(1)	the merger or consolidation of the bank or the conveyance by the bank of its business substantially as an entirety, in each case that does not cause a breach of the covenant described in the following paragraph;

(2)	the designation by the bank of additional persons to originate receivables and/or sell receivables to us under the receivables sale agreement by an amendment to the receivables sale agreement with our consent; and

(3)	conveyances, mergers, consolidations, assumptions, sale or transfers to other entities provided that the following conditions are satisfied:

(a)	the bank delivers an officer’s certificate to us indicating that the bank reasonably believes that the action will not result in a Material Adverse Effect;

(b)	the bank delivers an officer’s certificate and opinion of counsel described in clause (2) of the following paragraph; and

(c)	the purchaser, pledgee, transferee or other entity succeeding to the obligations of the bank expressly assumes, by a supplemental agreement, to perform every covenant and obligation of the bank under the receivables sale agreement.

The bank will covenant that it will not consolidate with or merge into any other entity or convey its business substantially as an entirety to any entity unless:

(1)	the entity, if other than the bank, formed by the consolidation or merger or that acquires the property or assets of the bank:

(a)	is organized under the laws of the United States or any one of its states or the District of Columbia;

(b)	expressly assumes, by a supplemental agreement, to perform every covenant and obligation of the bank under the receivables sale agreement; and

(c)	files new UCC-1 financing statements with respect to our interest in the assets transferred pursuant to the receivables sale agreement;

(2)	the bank delivers to us an officer’s certificate stating that the merger, consolidation, conveyance or transfer and the related supplemental agreement comply with any applicable terms of the receivables sale agreement and that all conditions precedent relating to the applicable transaction have been complied with, and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and binding with respect to the surviving entity, subject to permitted insolvency and equity related exceptions; and

(3)	the bank delivers prior written notice of the applicable transaction to each rating agency hired to rate any outstanding series, class or tranche of notes.

Credit Risk Retention

U.S. Regulation RR

In accordance with the credit risk retention rules of Regulation RR issued by the SEC, either we, as depositor and a wholly-owned affiliate (as defined in Regulation RR) of the bank, or the bank, as sponsor, is required to retain an economic interest in the credit risk of the transferred receivables. We intend to satisfy the risk retention requirements by maintaining a seller’s interest, calculated in accordance with Regulation RR, plus funds on deposit in the excess funding account in a minimum amount not less than five percent of the aggregate unpaid principal balance of all outstanding notes issued by the trust, other than any notes that are at all times held by the bank or one or more wholly-owned affiliates of the bank and designated as risk retention retained notes pursuant to the related indenture supplement (which we refer to as the “adjusted outstanding ABS investor interests” in this section). For purpose of the calculation described in the preceding sentence, a wholly-owned affiliate of the bank will include any person, other than the issuing entity, that directly or indirectly, wholly controls (i.e. owns 100% of the equity in such person), is wholly controlled by, or is wholly under common control with, the bank.

The seller’s interest will be calculated as the excess of the sum of the total amount of principal receivables held by the trust, over the aggregate of the unpaid principal balances of all series of notes and will be represented by the equity amount as defined and described under the heading “The Trust—Capitalization of Trust; Minimum Free Equity Amount” in this prospectus. As of the closing date following the issuance of the offered notes, we expect to have a seller’s interest equal to at least $4,147,086,183.68, which will equal 80.14% of the adjusted outstanding ABS investor interests. For the purposes of determining the seller’s interest on the closing date, we have used the aggregate amount of principal receivables as of March 31, 2025, and the outstanding principal balance of the notes expected to be outstanding as of the closing date, including $500,000,000 of offered notes. We will disclose within a reasonable time after the closing date the amount of the seller’s interest on the closing date if materially different from that disclosed in this prospectus. In addition, we will disclose on each monthly Form 10-D the amount of the seller’s interest as of each monthly measurement described below.

We will calculate the seller’s interest plus funds on deposit in the excess funding account as a percentage of the adjusted outstanding ABS investor interests as of the last day of any Monthly Period. If such percentage is less than five percent and not increased by an amount necessary to cause the seller’s interest plus amounts on deposit in the excess funding account to be at least five percent of the adjusted outstanding ABS investor interests by the last day of the next Monthly Period, we will fail to satisfy the risk retention requirements of Regulation RR. However, we will not violate the requirements of Regulation RR if the required seller’s interest plus funds on deposit in the excess funding account falls below five percent of the adjusted outstanding ABS investor interests if an early amortization event has occurred and is continuing for all outstanding series of notes and we were in compliance with the risk retention requirements when such early amortization event occurred, and no additional notes are issued thereafter. We will not purchase or sell a security or other financial instrument, or enter into any derivative, agreement or position that reduces or limits our financial exposure to the seller’s interest that we will retain to satisfy the risk retention requirement of Regulation RR to the extent such activities would be prohibited hedging activities in accordance with Regulation RR.

Affiliates of the sponsor may in the future purchase any class of notes issued by the trust.

Securitization Regulations

For further information on the matters referred to below, and the corresponding risks, see “Risk Factors–Risk Relating to Regulation–Certain EEA-regulated and UK-regulated investors may be subject to due diligence and risk retention requirements, making the notes unsuitable for their investment” in this prospectus.

On the closing date, the bank will covenant and agree, with reference to the EU Securitization Regulation and the UK Securitization Framework, in each case, as in effect and applicable on the closing date, that:

(a)	the bank, as an “originator” (as such term is defined for purposes of the EU Securitization Regulation and the UK Securitization Framework), retains and will retain, continually and on an ongoing basis for so long as the notes remain outstanding, a material net economic interest (the “Retained Interest”) of not less than five percent of the nominal value of the securitized exposures, in a form that is intended to qualify as an originator’s interest as provided in (i) option (b) of Article 6(3) of the EU Securitization Regulation, (ii) paragraph (1)(b) of SECN 5.2.8R and (iii) paragraph (b) of Article 6(3) of Chapter 2 of the PRASR, in each case, as in effect and applicable on the closing date, by holding all the membership interests in the depositor which in turn holds all or part of the transferor interest;

(b)	the bank will not (and will not permit the depositor or any of its other affiliates to) hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, except, to the extent permitted by the SR Rules;

(c)	the bank will not change the manner or form in which it retains the Retained Interest while any of the offered notes are outstanding, except as permitted by the SR Rules; and

(d)	the bank will provide ongoing confirmation of its continued compliance with its obligations in clauses (a), (b) and (c) above in or concurrently with the delivery of each monthly report to noteholders.

Article 6(1) of the EU Securitization Regulation, SECN 5.2.5R and Article 6(1) of Chapter 2 of the PRASR each provide that an entity shall not be considered an “originator” within the meaning thereof if it has been established or operates for the sole purpose of securitizing exposures.

The EU RTS further provides that “[a]n entity shall not be considered to have been established or to operate for the sole purpose of securitising exposures… where all of the following applies: (a) the entity has a strategy and the capacity to meet payment obligations consistent with a broader business model that involves material support from capital, assets, fees or other sources of income, by virtue of which the entity does not rely on the exposures to be securitised, on any interests retained or proposed to be retained in accordance with Article 6 of [the EU Securitization Regulation], or on any corresponding income from such exposures and interests, as its sole or predominant source of revenue; (b) the members of the management body have the necessary experience to enable the entity to pursue the established business strategy, as well as adequate corporate governance arrangements.”

On 31 March 2025, the Joint Committee of the European Supervisory Authorities published the Report on the implementation and functioning of the Securitisation Regulation (Article 44) (the “ESAs Report”).  The ESAs Report includes an interpretation of the term "predominant" in the context of assessing an originator entity’s sources of revenue, as used for the purposes of determining whether an originator satisfies the ‘sole purpose’ test as considered under Article 2(7) of the EU RTS, including statements that “the entity’s revenues should correspond to no more than 50% on the exposures to be securitised, risk retained assets or proposed to be retained in accordance with Article 6 of the [EU Securitisation Regulation], or any corresponding income from such exposures and risk retained assets”  and  “that going forward, any new issuance should apply this interpretation, which should also be used by the supervisors when assessing whether an entity has been established or operates for the sole purpose of securitising exposures.”  The ESAs Report invites clarification of the term "sole purpose" under Article 6 of the EU Securitisation Regulation or, alternatively through an amendment to the EU RTS. Pending further amendments to the EU Securitisation Regulation and/or the EU RTS, additional consideration will need to be given to the factors assessed when looking at compliance with the ‘sole purpose’ test in light of the views expressed in the ESAs Report.

Article 2(6) of Chapter 4 of the PRASR provides that: “[t]he following must be taken into account when assessing whether an entity has been established or operates for the sole purpose of securitising exposures, as referred to in the fifth sub-paragraph of Article 6(1) of Chapter 2: (a) the entity has a business strategy and the capacity to meet payment obligations consistent with a broader business model and involving material support from capital, assets, fees or other income available to the entity, relying neither on the exposures being securitised, nor on any interests retained or proposed to be retained in accordance with Article 6 of Chapter 2, as well as any corresponding income from such exposures and interests; and (b) the members of the management body have the necessary experience to enable the entity to pursue the established business strategy, as well as adequate corporate governance arrangements.” SECN 5.3.6R sets out an equivalent provision.

In this regard, see in particular, “The Sponsor” in this prospectus for information with regard to the bank’s business and related operations. With regard to the bank’s credit-granting criteria and processes, see “The Sponsor – Underwriting Process” and “The Servicer – Servicing Procedures” and “Delinquency and Collections Procedures” in this prospectus.

The transaction described in this prospectus is not being structured to ensure compliance by any person with the transparency requirements in Article 7 of the EU Securitization Regulation or SECN 6 or Article 7 of Chapter 2 of the PRASR. In particular, neither the bank nor any other party to the transaction described in this prospectus shall be required to produce any information or disclosure for purposes of Article 7 of the EU Securitization Regulation, SECN 6 or Article 7 of Chapter 2 of the PRASR, or to take any other action in accordance with, or in a manner contemplated by, such requirements.

In the Commission Report, the European Commission provided interpretative guidance to the effect that the EU Securitization Regulation should be read as making no distinction with respect to the requirement to verify compliance with Article 7 of the EU Securitization Regulation “whether the securitisation is issued by EU entities or by entities based in third-countries.” Such compliance would include the requirement to use prescribed reporting templates. Consequently, the Notes may not be a suitable investment for any person that is subject to the EU Securitization Regulation. See “Risk Factors–– Certain EEA-regulated and UK-regulated investors may be subject to due diligence and risk retention requirements, making the notes unsuitable for their investment” in this prospectus.

Except as described herein, no party to the transaction described in this prospectus is required by the transaction documents, or intends, to take or refrain from taking any action with regard to such transaction in a manner prescribed or contemplated by the SR Rules, or to take any action for purposes of, or in connection with, facilitating or enabling compliance by any person with the applicable Investor Requirements and any corresponding national measures that may be relevant.

Each prospective investor that is an Affected Investor is required to independently assess and determine whether the agreement by the bank to retain the Retained Interest as described above and the information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient for the purposes of such prospective investor’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant. Prospective investors that are Affected Investors should be aware that the interpretation of the applicable Investor Requirements remains uncertain and that supervisory authorities and national regulators may have different views of how the applicable Investor Requirements, should be interpreted and those views are still evolving.

None of the bank, the depositor, the issuing entity, the underwriters, the indenture trustee, the owner trustee, the Delaware trustee, their respective affiliates nor any other party to the transactions described in this prospectus (a) makes any representation that the agreement by the bank to retain the Retained Interest as described above or any information provided in this prospectus generally, or otherwise to be provided to noteholders, are or will be sufficient in all circumstances for purposes of any person’s compliance with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or that the structure of the notes, the bank (including its holding of the Retained Interest) and the transactions described herein are otherwise compliant with the SR Rules or any other applicable legal, regulatory or other requirements; (b) shall have any liability to any person with respect to any deficiency in such agreement or any such information, or with respect to any person’s failure or inability to comply with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements (other than, in each case, any liability arising under a transaction document as a result of a breach by such person of that transaction document); or (c) shall have any obligation to enable any person to comply with the applicable Investor Requirements and any corresponding national measures that may be relevant, or with any other applicable legal, regulatory or other requirements, or any other obligation with respect to the SR Rules (other than, in each case, the specific obligations undertaken and/or representations made by the bank in that regard under the transaction documents).

The Depositor

Synchrony Card Funding, LLC

We—Synchrony Card Funding, LLC—are a limited liability company formed under the laws of the State of Delaware on November 2, 2017, and are a wholly-owned direct subsidiary of the bank. We were organized for the purpose of purchasing, holding, owning and transferring receivables and related activities.

As described in “The Trust—Transfer and Assignment of Receivables,” we transfer all receivables transferred to us by the bank to the trust on an on-going basis. We are the sole beneficial owner of the trust and have the right to receive all cash flows from the assets of the trust other than the amounts required to make payments for any series of notes and certain expenses of the trust in connection with the notes. Our interest is an uncertificated interest called the transferor interest.

Assignment of Depositor’s Interests

The trust agreement provides that we may transfer all or a portion of the transferor interest. Before we may transfer all or a portion of the transferor interest, the following must occur:

(1)	the Rating Agency Condition must be satisfied with respect to the transfer;

(2)	we deliver an opinion of counsel to the owner trustee, the indenture trustee and each rating agency hired to rate an outstanding series, class or tranche of notes to the effect that, for federal income tax purposes:

(a)	the transfer will not adversely affect the tax characterization as debt of any outstanding series, tranche or class of notes with respect to which an opinion of counsel was delivered at the time of their issuance that such notes would be characterized as debt;

(b)	the transfer will not cause the trust to be deemed to be an association, or publicly traded partnership, taxable as a corporation; and

(c)	the transfer will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and

(3)	we deliver an opinion to the effect that the transfer does not require registration of the interest under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws except for any registration that has been duly completed and become effective.

We may consolidate with, merge into, or sell our business to another entity, in accordance with the transfer agreement if the following conditions are satisfied:

(1)	the entity, if other than us, formed by the consolidation or merger or that acquires our property and assets:

(a)	is organized under the laws of the United States, any one of its states or the District of Columbia and is either (x) a business entity that may not become a debtor in a proceeding under the bankruptcy code or (y) a special-purpose corporation, the powers and activities of which are limited in a manner consistent with the limitations set forth in our limited liability company agreement;

(b)	expressly assumes, by a supplemental agreement, each of our covenants and obligations; and

(c)	files financing statements with respect to the interest of the trust in the assets transferred to the trust pursuant to the transfer agreement;

(2)	we deliver to the trust an officer’s certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the transfer agreement and that all conditions precedent relating to the applicable transaction have been complied with and an opinion of counsel to the effect that the related supplemental agreement is valid and binding with respect to the surviving entity, enforceable against the surviving entity, subject to insolvency and equity related exceptions; and

(3)	five business days’ prior written notice of the transaction is delivered to each rating agency hired to rate an outstanding series, class or tranche of notes.

The conditions described in this paragraph do not apply to any consolidation or merger if we would be the surviving entity.

The Trust

Synchrony Card Issuance Trust

Synchrony Card Issuance Trust—which is referred to in this prospectus as the “trust” or the “issuing entity”—will issue your notes. The trust is a statutory trust created under the laws of the State of Delaware. It is operated under an amended and restated trust agreement, dated as of May 1, 2018, among us, Citicorp Trust Delaware, National Association, as Delaware trustee, and Citibank, N.A., as owner trustee. We are the sole equity member of the trust.

The activities of the trust consist of:

•	acquiring and owning the trust assets and the proceeds of those assets;

•	issuing and making payments on the notes, the transferor interest and any supplemental interests; and

•	engaging in related activities.

The trust may not engage in any activity other than in connection with the activities listed above or other than as required or authorized by the trust agreement, the agreements pursuant to which the receivables are transferred from the bank to us and from us to the trust, the indenture, the indenture supplements or any related agreements. The fiscal year of the trust ends on December 31st of each year, unless changed by the trust. The trust will notify the indenture trustee of any change in its fiscal year.

The trust agreement may be amended by us and the owner trustee, with prior notice to each rating agency hired to rate an outstanding series, class or tranche of notes, if (a) we have delivered an officer’s certificate to the owner trustee and the indenture trustee to the effect that we reasonably believe the amendment will not at the time of its occurrence, and is not reasonably expected to at any time in the future, result in an early amortization event or an event of default or materially and adversely affect the amount of distributions to be made to noteholders or (b) the Rating Agency Condition is satisfied with respect to each affected class or tranche of notes with respect to which an officer’s certificate as described in clause (a) has not been delivered.

The administrator may perform certain discretionary activities with regard to the administration of the trust and the notes, as described in “—Administrator.” The servicer directly or through a sub-servicer may also perform certain discretionary activities with regard to the trust’s assets, as described in “The Servicer.” We, as holder of the transferor interest, may also direct the owner trustee to perform certain discretionary activities with regard to the trust, as described in “The Owner Trustee—Duties and Responsibilities of Owner Trustee.”

The trust’s principal offices are at the following address: c/o Synchrony Bank, 777 Long Ridge Road, Stamford, Connecticut 06902. The telephone number at that address is (877) 441-5094.

Restrictions on Activities

As long as the notes are outstanding, the trust will not:

•	except as expressly permitted by the indenture, any indenture supplement or the transfer agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the trust;

•	claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes—other than amounts withheld in good faith under the Code or applicable state law including foreign withholding;

•	voluntarily dissolve or liquidate;

•	permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created on or extend to or otherwise arise upon or burden the assets of the trust securing the notes or (C) the lien of the indenture not to constitute a valid first-priority security interest in the assets of the trust that secure the notes;

•	engage in any business other than in connection with, or relating to the financing, purchasing, owning, selling and servicing of the transferred receivables and the other property securing the notes, the issuance of the notes and the other transactions contemplated by the trust agreement and the other transaction documents as described in “—Synchrony Card Issuance Trust”;

•	issue, incur, assume or guarantee any indebtedness other than the notes, except as contemplated by the indenture and the other transaction documents; or

•	make any loan or advance to any person, except as contemplated by the indenture and the other transaction documents.

The indenture also provides that the trust may not consolidate with, merge into or sell its business to, another entity, unless:

(1)	the entity:

(a)	is organized under the laws of the United States, any one of its states or the District of Columbia;

(b)	is not subject to regulation as an “investment company” under the Investment Company Act;

(c)	expressly assumes, by supplemental indenture, the trust’s obligation to make due and punctual payments upon the notes and the performance of every agreement and covenant of the trust under the indenture;

(d)	in the case of a sale of the trust’s business, expressly agrees, by supplemental indenture that (i) all right, title and interest so conveyed or transferred by the trust will be subject and subordinate to the rights of the noteholders and (ii) it will make all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) in connection with the notes; and

(e)	in the case of a sale of the trust’s business, expressly agrees to indemnify the indenture trustee for any loss, liability or expense arising under the indenture and the notes;

(2)	no event of default will exist immediately after the merger, consolidation or sale;

(3)	the Rating Agency Condition has been satisfied;

(4)	the trust and the indenture trustee will have received an opinion of counsel to the effect that for federal income tax purposes:

(a)	the transaction will not adversely affect the tax characterization as debt of any outstanding series, tranche or class of notes as to which an opinion of counsel was delivered at the time of their issuance that those notes would be characterized as debt;

(b)	the transaction will not cause the trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(c)	the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder;

(5)	any action necessary to maintain the lien created by the indenture and the priority thereof will have been taken; and

(6)	the trust has delivered to the indenture trustee an opinion of counsel and officer’s certificate each stating that the consolidation, merger or sale and the related supplemental indenture satisfies all requirements and conditions precedent under the indenture.

Administrator

The bank acts as administrator for the trust. The administrator will provide the notices and perform on behalf of the trust other administrative duties of the trust under the transfer agreement, the servicing agreement, the indenture, any indenture supplement and any terms document. The administrator, on behalf of the trust, will monitor the performance of the trust under the transaction documents and advise the trust when action is necessary to comply with the trust’s duties under the transaction documents. The administrator will prepare, or cause to be prepared, for execution by the trust or the owner trustee, all documents, reports, filings, instruments, certificates and opinions that the trust is required to prepare, file or deliver under the transaction documents and will take all appropriate action that is the duty of the trust to take under the transfer agreement, the servicing agreement, the indenture, any indenture supplement and any terms document, including:

•	the delivery of a servicer termination notice and appointment of a successor servicer under the circumstances described in “The Servicer—Servicer Default; Successor Servicer”; and

•	on the resignation or removal of the indenture trustee, assisting the trust in the appointment of a successor indenture trustee under the circumstances described in “The Indenture Trustee—Resignation or Removal of Indenture Trustee.”

With respect to any matters that in the reasonable judgment of the administrator are non-ministerial, the administrator will not take any action unless the administrator has first notified the trust of the proposed action within a reasonable amount of time prior to the taking of that action and the trust has consented to that action or provided alternative direction. Non-ministerial matters that may be performed by the administrator on behalf of the trust include:

•	the initiation of any claim or lawsuit by the trust and the compromise of any action, claim or lawsuit brought by or against the trust, other than in connection with the collection of the transferred receivables;

•	the amendment of the servicing agreement, the transfer agreement, the indenture or any other related document; and

•	the appointment of successor note registrars, paying agents, indenture trustees, administrators and servicers.

The administrator is an independent contractor and is not subject to the supervision of the trust or the owner trustee concerning the manner in which it performs its obligations under the administration agreement.

As compensation for the performance of its duties under the administration agreement and as reimbursement for its expenses relating to those duties, the administrator is entitled to receive $350 per month payable in arrears on each payment date. Payment of this fee is solely an obligation of the trust.

The administrator may resign by providing the trust and the servicer with at least 60 days’ prior written notice. Upon resignation of the administrator, the resigning administrator will continue to perform its duties as administrator until (a) the date 45 days after delivery to the trust and the servicer of written notice of its resignation (or written confirmation of such notice) or (b) such other mutually agreed to date.

At the sole option of the trust, the administrator may also be removed immediately upon written notice of termination from the trust to the administrator and us if any of the following events occurs:

•	failure on the part of the administrator duly to observe or perform in any material respect any of the covenants or agreements of the administrator set forth in the administration agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure was given to the administrator by the trust (or, if such failure cannot be cured in such time, if the administrator does not give, within ten days, assurance of cure that is reasonably satisfactory to the trust); provided, that if such failure was caused by an act of God or other similar occurrence, the administrator will have until 120 days after the date of such failure to cure before the administrator may be removed; or

•	certain bankruptcy or insolvency related events relating to the administrator.

Upon the administrator’s receipt of notice of termination, the predecessor administrator will continue to perform its duties as administrator until the date specified in the notice of termination or, if no date is specified in a notice of termination, until receipt of a notice of termination.

If the administrator is terminated, the trust will appoint a successor administrator. No resignation or removal of the administrator will be effective until a successor administrator has been appointed by the trust, such successor administrator has agreed in writing to be bound by the terms of the administration agreement in the same manner as the predecessor administrator and the Rating Agency Condition has been satisfied with respect to the appointment.

The administrator will indemnify the trust and its officers, directors, employees, trustees and agents against any liabilities and expenses incurred without gross negligence or willful misconduct on their part, arising out of or in connection with the instructions given by the administrator under the administration agreement or the failure by the administrator to perform its obligations under the administration agreement.

The administration agreement may be amended by the trust and the administrator.

Capitalization of Trust; Minimum Free Equity Amount

The trust’s capital structure has three main elements:

•	notes issued to investors, which are summarized in Annex I;

•	notes issued to us or purchased by our affiliates;

•	subordinated transferor amounts, which are portions of the equity amount that provide credit enhancement for various series of notes by absorbing losses on the transferred receivables allocated to the related series to the extent not covered by finance charge collections available to that series; and

•	the Free Equity Amount, as described below.

We use the term “equity amount” to refer to the result of the following calculation:

•	the sum of the total amount of principal receivables, plus any balance in the excess funding account and the amount of principal collections on deposit in other trust accounts; minus

•	the aggregate outstanding principal amount of all of the trust’s notes.

The equity amount at any time may exceed the sum of the subordinated transferor amounts for all series of notes. We refer to this excess amount, if any, as the Free Equity Amount. We are required to maintain the Free Equity Amount in an amount that is at least equal to the Minimum Free Equity Amount. The calculations of the Free Equity Amount and the Minimum Free Equity Amount are described more specifically in the “Glossary of Terms for Prospectus.”

On each business day on which an Asset Deficiency exists, the servicer, on behalf of the trust, will deposit collections otherwise distributable to us or our assigns into the excess funding account to cure such Asset Deficiency. On any payment date on which one or more series are in an amortization period, the trust will determine the aggregate amounts of principal shortfalls, if any, for these series remaining after application of shared principal collections, as described in “Description of the Notes—Shared Excess Available Principal Collections,” and will instruct the indenture trustee to withdraw funds on deposit in the excess funding account to cover remaining principal shortfalls.

In addition, as described in “The Trust Portfolio—Addition of Trust Assets,” if at the end of any Monthly Period, an Asset Deficiency exists, we will be required to designate additional accounts to the trust.

Transfer and Assignment of Receivables

Under the receivables sale agreement, the bank has designated a pool of accounts and transfers receivables in those designated accounts to us on an ongoing basis. The bank may also designate additional accounts under the receivables sale agreement in the future, and the receivables existing in those accounts and any receivables arising in those accounts in the future will be transferred to us. We transfer all receivables sold to us by the bank to the trust under a transfer agreement between us and the trust.

We may obtain funds to purchase the receivables from the bank under an intercompany line of credit with the bank. We use a portion of the proceeds of the notes and collections on the receivables that are distributed to us to reduce the outstanding amount under the line of credit with the bank from time to time. The bank may also, in its discretion, contribute receivables to us.

If a receiver or conservator is appointed for the bank or we become a debtor in a bankruptcy case or other specified liquidation, bankruptcy, insolvency or similar events occur or the bank becomes unable for any reason to transfer receivables to us in accordance with the receivables sale agreement, we will immediately cease to purchase receivables under the receivables sale agreement.

We and the bank have indicated and, in connection with each future transfer of receivables to the trust, will indicate in our electronic records that the receivables have been conveyed to the trust. In addition, we and the bank have provided or caused to be provided and, in connection with each future designation of trust accounts, will provide, or cause to be provided, to the indenture trustee, an electronic record containing a true and complete list showing each trust account, identified by account number. Neither we nor the bank will deliver to the indenture trustee any other records or agreements relating to the trust accounts or the transferred receivables, except in connection with additions or removals of accounts. Except as stated in this paragraph, the records and agreements that the bank maintains relating to the trust accounts and the transferred receivables are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described in this paragraph, but the bank’s electronic records are and will be required to be marked to evidence these transfers. We and the bank have filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the transferred receivables meeting the requirements of applicable law. See “Risk Factors—Security Interest and Bankruptcy Related Risks—Some liens may be given priority over your notes, which could cause delayed or reduced payments” and “—Perfection and Priority of Security Interests.”

Perfection and Priority of Security Interests

In the receivables sale agreement and the transfer agreement, the bank and we, respectively, will represent and warrant that the related agreement pursuant to which the bank or we, as applicable, transfer the receivables (x) creates in favor of us or the trust, as applicable, a valid and continuing security interest in the transferred receivables, which, with respect to transferred receivables arising in additional accounts, will be enforceable against the transferring party as of the applicable addition date, in each case as such enforceability may be limited by applicable bankruptcy and insolvency related exceptions, and by general principles of equity (whether considered in a suit at law or in equity) and (y) upon filing of the financing statements required by the receivables sale agreement and transfer agreement, in the case of transferred receivables later created, upon the creation thereof, will be prior to all other liens (other than specified liens permitted by the receivables sale agreement and the transfer agreement). For a discussion of the trust’s rights arising from these representations and warranties not being satisfied, see “The Trust Portfolio—Representations and Warranties of the Depositor.”

We will represent in the transfer agreement and the bank will represent in the receivables sale agreement that the receivables are “accounts” or “general intangibles” for purposes of the UCC. Both the sale of accounts and general intangibles that are payment intangibles and the transfer of accounts and general intangibles as security for an obligation are subject to the provisions of Article 9 of the UCC. Therefore, we and the bank will file appropriate UCC financing statements to perfect the respective transferee’s security interest in the receivables.

There are limited circumstances in which prior or subsequent transferees of receivables could have an interest in those receivables with priority over the trust’s interest. Under the receivables sale agreement, the bank will represent and warrant that it has transferred the receivables to us free and clear of the lien of any third party other than the trust and the indenture trustee, subject to specified liens permitted by the receivables sale agreement. In addition, the bank will covenant that it will not sell, create or permit to exist any lien on any receivable, subject to specified liens permitted by the receivables sale agreement. Similarly, under the transfer agreement, we represented and warranted, or will represent and warrant, that the receivables were transferred to the trust free and clear of the lien of any third party other than the indenture trustee, subject to specified liens permitted by the transfer agreement. In addition, we will covenant that we will not create or permit to exist any lien on any receivable other than to the trust, subject to specified liens permitted by the transfer agreement. Nevertheless, a tax, governmental or other nonconsensual lien on our property or the bank’s property arising prior to the time a receivable is transferred to the trust may have priority over the trust’s interest in that receivable. Furthermore, if the FDIC were appointed as the bank’s receiver or conservator, administrative expenses of the receiver or conservator may have priority over the trust’s interest in the receivables.

If a receiver or conservator were appointed for the bank, the indenture trustee may not be able to obtain, or may experience delays in obtaining, control of collections that are in possession of the bank at the time of such appointment. If any such event occurs, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you. However, the bank will not commingle collections with its own assets, except for the time, not to exceed two business days, necessary to clear any payment received. See “Risk Factors—Security Interest and Bankruptcy Related Risks—Some liens may be given priority over your notes, which could cause delayed or reduced payments.”

Conservatorship and Receivership of Synchrony Bank

The bank is a federal savings association and is regulated and supervised principally by the OCC, which is required to appoint the FDIC as conservator or receiver for the bank if specified events occur relating to the bank’s financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.

In its role as conservator or receiver, the FDIC would have broad powers to repudiate contracts to which the bank was a party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank’s affairs. Among the contracts that might be repudiated are the receivables sale agreement under which the bank transfers receivables to us, the servicing agreement, the administration agreement and any sub-servicing agreement.

In a conservatorship or receivership, the FDIC as conservator or receiver, could:

•	attempt to recharacterize the securitization of the transferred receivables as a loan or otherwise attempt to reclaim, recover or recharacterize as property of the bank the transferred receivables;

•	require the issuing entity or any of the other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the transferred receivables;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the bank;

•	argue that a statutory injunction automatically prevents the indenture trustee and other transaction parties from exercising any right to terminate, accelerate or declare default under any contract to which the bank is a party, including the receivables sale agreement, the servicing agreement, the administration agreement or any sub-servicing agreement to which the bank is a party or otherwise exercising any of their rights, remedies and interests under such contracts for up to 90 days;

•	repudiate without compensation the bank’s ongoing obligations under the servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables and prior to any such repudiation of the servicing agreement, prevent the indenture trustee or the noteholders from appointing a successor servicer;

•	repudiate without compensation the bank’s ongoing obligations under the administration agreement and prior to any such repudiation of the administration agreement, prevent the indenture trustee or the noteholders from appointing a successor administrator; or

•	repudiate any ongoing repurchase or indemnity obligations of the bank under the transaction documents.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC were to successfully take any of these actions, delays in payments on the notes could occur and the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

If bankruptcy, insolvency or similar proceedings occur with respect to the bank, an early amortization event will occur with respect to each series. Under the transfer agreement, newly created receivables will not be transferred to the trust on and after any of these bankruptcy or insolvency related events.

To limit the FDIC’s potential use of any of these powers, the securitization described in this prospectus is intended to comply with one of the “safe harbors” adopted by the FDIC in a regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation.” This safe harbor limits the rights of the FDIC as conservator or receiver to delay or prevent payments to noteholders in a securitization transaction, as below under “—FDIC Safe Harbor.”

FDIC Safe Harbor

The FDIC has adopted four different “safe harbors,” each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). To qualify for a safe harbor, the securitization or participation must satisfy the preconditions specified for that type of transaction. If one or more of these preconditions are not met, the limitations imposed by the FDIC on the FDIC’s powers would not apply. The relevant safe harbor for the trust will be the safe harbor for securitizations that do not satisfy the conditions for sale accounting treatment (referred to in this section as the “safe harbor”), and the discussion of the FDIC’s adopted regulations entitled “Treatment of financial assets transferred in connection with a securitization for participation” (the “FDIC Rule”) in this prospectus is limited to that safe harbor.

The preconditions imposed by the safe harbor include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways and impose obligations on one or more of the trust and each intermediate transferee of the transferred receivables, including us (which entities are jointly considered to be the “issuing entity” for purposes of the safe harbor), the servicer and the bank, as sponsor, to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the safe harbor to include these provisions in the documentation, the transaction documents will contain covenants (the “FDIC Rule Covenants”) that contain the requisite provisions and that obligate each of us, the trust, the servicer and the bank, as sponsor, to perform its specified obligations under the safe harbor.

The FDIC Rule Covenants include the following requirements:

•	payment of principal and interest on the securitization obligations must be primarily based on the performance of the financial assets transferred to the issuing entity;

•	information describing the financial assets, obligations, capital structure, compensation of the relevant parties and historical performance data must be made available to the investors, including (i) information about the obligations and securitized financial assets in compliance with Regulation AB, (ii) information about the transaction structure, performance of the obligations, priority of payments, subordination features, representations and warranties regarding the financial assets, remedies, liquidity facilities, credit enhancement, waterfall triggers and policies governing delinquencies, servicer advances, loss mitigation and write-offs, (iii) information with respect to the credit performance of the obligations and financial assets on an ongoing basis, and (iv) the compensation paid to the originator, sponsor, rating agency, third-party advisor, broker and servicer and changes to such amounts paid, and the extent to which the risk of loss is retained by any of them;

•	the sponsor must retain an economic interest in a material portion (not less than five percent) of the credit risk of the financial assets, in accordance with the credit risk retention rules implemented pursuant to Section 941(b) of the Dodd-Frank Act;

•	the obligations in the securitization cannot be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor) or insider of the sponsor;

•	the bank must identify in its financial asset data bases and otherwise account for the financial assets transferred as specified by the safe harbor; and

•	if the bank as sponsor is acting as servicer, custodian or paying agent, the sponsor must not comingle collections with its own assets, except for the time, not to exceed two business days, necessary to clear any payment received.

The issuances of the notes are intended to satisfy all the applicable conditions of the safe harbor, and we believe that those preconditions have been met. As the safe harbor is an untested regulation, its interpretation remains uncertain.

If the FDIC is appointed as conservator or receiver for an insured depository institution that has effected a securitization that complies with the safe harbor, the FDIC as conservator or receiver may seek to repudiate the securitization agreement pursuant to which the financial assets were transferred. In such event, the FDIC will be obligated to either pay damages as described in the following sentence within 10 business days following the effective date of the notice of repudiation or consent to the exercise of any contractual rights in accordance with the documents governing the securitization, including taking possession of the financial assets, provided that no involvement of the receiver or conservator is required other than such consents, waivers or execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights. For purposes of the preceding sentence, the amount of damages due from the FDIC would be equal to the par value of the notes outstanding on the date of appointment of the FDIC as conservator or receiver, less any payments of principal received by the noteholders through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the transaction documents to the extent actually received through collections received through the date of repudiation. The FDIC Rule provides that “[u]pon payment of such repudiation damages, all liens or claims on the financial assets created pursuant to the securitization documents shall be released.”

Damages paid by the FDIC will be distributed to noteholders on the earlier of (1) the next payment date on which such damages could be distributed and (2) the earliest practicable date that the indenture trustee could declare a special payment date, subject to applicable provisions of the indenture, applicable law and the procedures of any applicable clearing agency. If the date on which damages are to be distributed to noteholders is not a regular payment date, then the amount of interest payable to the noteholders will be prorated to such date. Because the damages payable by the FDIC would only include interest through the date of repudiation, the amount of damages received by noteholders would not be sufficient to pay interest on the notes during the period after the FDIC gives notice of repudiation and prior to the payment date on which damages are distributed to noteholders. The FDIC may assert that the release of all liens and claims on the financial assets that occurs upon payment of the repudiation damages would include a release of the indenture trustee’s lien on cash held in the trust accounts, including collections on the financial assets prior to the date of repudiation. In such event, the funds on deposit in the trust accounts may not be available to pay interest on the notes, to the extent such interest is not included in the repudiation damages, and noteholders may suffer a shortfall in the payment of interest.

If the FDIC is appointed as conservator or receiver for an insured depository institution that has effected a securitization that complies with the safe harbor, the FDIC as conservator or receiver consents in the safe harbor to the making of (or if serving as servicer, the FDIC agrees in the safe harbor to make) payments to the investors to the extent actually received through payments on the financial assets, but in the case of repudiation, only to the extent received through the date of notice of repudiation is given, in accordance with the securitization documents. In addition, subject to the FDIC’s right to repudiate such agreements, the FDIC consents in the safe harbor to any servicing activity required in furtherance of the securitization or, if acting as servicer, the FDIC as receiver or conservator agrees in the safe harbor to perform such servicing activities in accordance with the terms of the applicable servicing agreements.

If, however, the FDIC as conservator or receiver is in monetary default under a securitization due to its failure to pay or apply collections from the financial assets received by it in accordance with the securitization documents, whether as servicer or otherwise, and remains in monetary default for ten business days after actual delivery of a written notice complying with the safe harbor to the FDIC requesting the exercise of contractual rights in accordance with the documents governing the securitization, the FDIC consents in the safe harbor to the exercise of contractual rights in accordance with the documents governing the securitization. However, the FDIC is not obligated to take any action in connection with the exercise of contractual rights other than providing such consents, waivers or execution of transfer documents as may be reasonably requested in the ordinary course of business in order to facilitate the exercise of such contractual rights.

Bankruptcy of us or the Trust

We and the trust are separate, bankruptcy-remote subsidiaries of the bank, and our limited liability company agreement and the trust agreement for the trust contain limitations on the nature of our respective businesses. The indenture trustee and each noteholder by its acceptance of a note have agreed that it will not directly or indirectly institute or cause to be instituted against us or the trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy law.

Nevertheless, if we became a debtor in a bankruptcy case, a court could conclude that we effectively still own the transferred receivables. This could happen if a court presiding over our bankruptcy were to conclude either that the transfers referred to above were not “true sales” or “true contributions,” as applicable, or that we and the trust should be treated as the same person for bankruptcy purposes.

If we or the trust were to become a debtor in a bankruptcy case, then you could experience delays or reductions in payments as a result of:

•	the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the bankruptcy code that permit substitution of collateral;

•	tax or government liens on our property that arose prior to the transfer of receivables to the trust having a right to be paid from collections before the collections are used to make payments on the notes; or

•	the fact that the trust might not have a perfected interest in any cash collections on the transferred receivables held by the servicer or any sub-servicer at the time that a bankruptcy proceeding begins. See “The Servicer—Deposit of Collections; Commingling” for a description of the limited time period during which the servicer or any sub-servicer is allowed to commingle collections with its funds.

FDIC’s Orderly Liquidation Authority under the Dodd-Frank Act

The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and certain subsidiaries in specific situations under the OLA as described in more detail below. The OLA provisions became effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of the OLA differ from those of the United States bankruptcy code in several respects. To address some of these differences, the FDIC in July of 2011 adopted a regulation confirming that the treatment under the OLA of preferential transfers is intended to be consistent with similar provisions in, and doctrines developed under, the United States bankruptcy code. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including Synchrony, us or the issuing entity, or its creditors.

There is uncertainty about which companies will be subject to the OLA rather than the bankruptcy code. For a company to become subject to the OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the bankruptcy code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects. We and the issuing entity could also potentially be subject to the provisions of the OLA as “covered subsidiaries” of Synchrony. For us or the issuing entity to be subject to receivership under the OLA (1) the FDIC would have to be appointed as receiver for Synchrony under the OLA and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) we or the issuing entity, as applicable, were in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of Synchrony.

No assurance can be given that the OLA would not apply to Synchrony, us or the issuing entity or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the bankruptcy code.

If the FDIC were appointed receiver of Synchrony, us or the issuing entity under the OLA, the FDIC would have various powers under the OLA, including the power to repudiate any contract to which Synchrony, we or the issuing entity, as applicable, was a party, if the FDIC determined that performance of the contract was burdensome, and that repudiation would promote the orderly administration of Synchrony’s affairs, our affairs or the issuing entity’s affairs, as applicable. Among the contracts that might be repudiated are the receivables sale agreement, the transfer agreement, the servicing agreement, any sub-servicing agreement and the administration agreement.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion covering, among other things, its intended application of the FDIC’s repudiation power under the OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include Synchrony or its subsidiaries (including us and the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to the contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States bankruptcy code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporate a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. The foregoing Acting General Counsel’s interpretation applies to all notes issued by revolving trusts or master trusts prior to the end of the applicable transition period. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving Synchrony or its subsidiaries (including us and the issuing entity) are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the trust could be delayed or reduced.

In addition, if we were to become subject to the OLA as a covered financial company, the FDIC as receiver could assert that we still effectively own the transferred receivables and that the issuing entity should be treated as having made a loan to us secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages, as described further below, to the lenders. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under the OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

The FDIC could also:

•	require the issuing entity or other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the receivables if the FDIC is appointed as receiver for us; or

•	if the trust were the subject covered subsidiary, require the indenture trustee for the related notes to go through an administrative claims procedure to establish its rights to payments on the notes;

•	argue that a statutory injunction automatically prevents the indenture trustee and other transaction parties from exercising any right to terminate, accelerate or declare default under any contract to which the bank is a party, including the receivables sale agreement, the servicing agreement, the administration agreement or any sub-servicing agreement to which the bank is a party or otherwise exercising any of their rights, remedies and interests under such contracts for up to 90 days;

•	repudiate without compensation the bank’s ongoing obligations under the servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables and prior to any such repudiation of the servicing agreement, prevent the indenture trustee or the noteholders from appointing a successor servicer;

•	repudiate without compensation the bank’s ongoing obligations under the administration agreement and prior to any such repudiation of the administration agreement, prevent the indenture trustee or the noteholders from appointing a successor administrator; or

•	repudiate any ongoing repurchase or indemnity obligations of the bank under the transaction documents.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which Synchrony, or we or the issuing entity as a covered subsidiary treated as a covered financial company, is a party, or to obtain possession of or exercise control over any property of a party subject to the OLA, or affect any contractual rights of any party subject to the OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If the issuing entity were itself to become subject to the OLA as a covered subsidiary treated as a covered financial company, the FDIC may repudiate the debt of the issuing entity. In such an event, the related series of noteholders would have a secured claim in the receivership of the issuing entity but delays in payments on such series of notes and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for Synchrony, us or the issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on your notes could be delayed or reduced.

Annual Compliance Statement

The trust will be required to present to the indenture trustee, within 120 days after the end of each fiscal year of the trust, an officer’s certificate as to the performance of its obligations under the indenture.

The Servicer

Synchrony Bank

The bank, as servicer, is primarily responsible for receiving and processing collections on the receivables. Collections on the trust assets are primarily deposited into lockbox accounts owned by the bank prior to the deposit of such collections into trust accounts. See “The Sponsor” for a description of the bank’s securitization experience.

The bank may from time to time enter into sub-servicing agreements with affiliated and unaffiliated companies. The bank or a sub-servicer may terminate its sub-servicing agreement from time to time, in each case in accordance with the terms of the applicable sub-servicing agreement. If a sub-servicing agreement is terminated, the bank may or may not enter into a sub-servicing agreement with a new sub-servicer. Notwithstanding any such sub-servicing agreement, the bank remains primarily liable for all obligations under the servicing agreement.

The bank is the primary servicer for its credit card operations and performs servicing operations in offices located in multiple cities throughout the United States, India and the Philippines, in some cases through affiliates. Additionally, the bank also utilizes third-party providers for certain services. The bank and any other servicers are responsible for following all federal, state and local laws, rules and regulations applicable to the credit card programs including but not limited to insurance laws, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the MLA, the Fair Credit Billing Act and the Fair Debt Collection Practices Act, each of their implementing regulations, and any applicable state laws. The bank monitors the other servicers’ activities to ensure compliance.

Synchrony, either directly or through its affiliates, including the bank, has serviced receivables similar to the transferred receivables held by the trust since 1997. The amount of credit card receivables serviced by the bank and its affiliates as of year end in 2022, 2023, and 2024 was approximately $87.6 billion, $97 billion, and $97 billion, respectively.

Servicing Procedures

The bank, as servicer, has agreed to conduct the servicing, administration and collection of the receivables owned by the trust in accordance with its collection policies.

The servicer is authorized under the servicing agreement to take any and all reasonable steps determined by the servicer to be necessary or desirable and consistent with the ownership of the transferred receivables by the trust and the pledge of the transferred receivables to the indenture trustee to:

•	collect all amounts due under the transferred receivables, including endorsing its name on checks and other instruments representing collections on the transferred receivables;

•	execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the transferred receivables;

•	make withdrawals from the collection account and any other trust account;

•	take any action required or permitted under any enhancement for any series, class or tranche of notes; and

•	keep and maintain all documents, books, computer records and other information reasonably necessary or advisable for the collection of all the transferred receivables.

In addition, after the transferred receivables become delinquent and to the extent permitted under and in compliance with applicable law and regulations, the servicer may take any and all reasonable steps determined by the servicer to be necessary or desirable to:

•	commence proceedings with respect to the enforcement of payment of the transferred receivables;

•	adjust, settle or compromise any payments due under the transferred receivables; and

•	initiate proceedings against any collateral securing the obligations due under the transferred receivables, in each case, consistent with the credit and collection policies.

The servicer will not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the transferred receivables from the procedures, offices, employees and accounts used by the servicer in connection with servicing other credit card receivables.

The servicer will be required to maintain fidelity bond or other appropriate insurance coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering those actions, and in an amount, in each case as the servicer believes to be reasonable from time to time.

The servicer has no custodial responsibilities with respect to the accounts designated for the trust.

Data Processing

Certain data processing and administrative functions associated with the servicing of the trust portfolio are currently being performed on behalf of the bank via a contractual arrangement with Fiserv Solutions, LLC (Fiserv). Information processed by Fiserv is transferred to the bank’s information system, and the statistical information regarding the trust accounts that is included in this prospectus is derived from the bank’s information system. The bank utilizes a variety of integrated automated controls to ensure that data processed by Fiserv is accurately transferred to the bank’s information systems including data architectural controls that validate record counts as well as data quality controls to measure completeness, consistency and validity. In addition, the bank verifies the accuracy of what is processed by reviewing a report that compares data fields including the total credit limits, delinquency statuses, late fees, finance charges and principal receivables of all accounts processed by Fiserv to the corresponding information reflected in the bank’s information systems for all accounts owned by the bank.

Collection Account and Other Trust Accounts

The trust has established and maintains a collection account and an excess funding account. Both the collection account and the excess funding account must be (a) segregated accounts maintained with an eligible institution that is a member of the FDIC and satisfies the publicly published, controlling and applicable ratings criteria established by each rating agency hired to rate an outstanding series, class or tranche of notes or is otherwise reasonably acceptable to each rating agency hired to rate an outstanding series, class or tranche of notes or (b) segregated trust accounts with the corporate trust department of a depository institution (other than the bank or any of its affiliates) organized under the laws of the United States, any state or the District of Columbia, or any domestic branch of a foreign bank, or a trust company acceptable to each rating agency hired to rate an outstanding series, class or tranche of notes, and acting as a trustee for funds deposited in such account, so long as the rating of any of the unsecured or unguaranteed senior debt securities of such depository institution satisfies the publicly published, controlling and applicable ratings criteria established by each rating agency hired to rate an outstanding series, class or tranche of notes.

The funds on deposit in these accounts may only be invested, at the direction of the servicer, in highly rated investments that meet the criteria described in the indenture or the related indenture supplement for that series. Investment earnings on amounts on deposit in the excess funding account will be treated as finance charge collections and allocated to each series based on the respective allocation percentages for each series. Investment earnings on amounts in the collection account will be withdrawn from the collection account and paid to us.

The servicer will make all determinations with respect to the deposit of collections to the trust accounts and the transfer and disbursement of those collections. No party will independently verify the account activity for the trust accounts.

Deposit of Collections; Commingling

For so long as the bank is serving as servicer, custodian or paying agent for the trust, the bank will not commingle collections except for a time, not to exceed two business days, necessary to clear any payments received. In addition, the trust is required to deposit all collections allocated to noteholders into the collection account by no later than the second business day following the date of processing of such collections until the amount on deposit in the collection account equals the aggregate required deposit amount. The aggregate required deposit amount will be an amount equal to the sum of the required deposit amounts for all series of notes, which is generally equal to the estimated amount needed to be deposited into other trust accounts or for distribution to noteholders or other parties on the related payment date pursuant to the related indenture supplements for such series. Collections not required to be deposited into the collection account will be paid to us and will not be available to make payments on the notes; provided that if any Asset Deficiency exists, collections that would otherwise be payable to us will be deposited into the excess funding account in the amount necessary to cure such Asset Deficiency. The required deposit amount for the SynchronySeries is described in “Description of SynchronySeries Provisions—Required Deposit Amount.” With respect to each date of processing, the servicer will be permitted to retain an amount equal to all accrued and unpaid daily servicing fees from collections otherwise required to be deposited into the collection account and such amount will not be required to be deposited into the collection account.

If on any business day the trust determines that the aggregate required deposit amount for any Monthly Period is less than the aggregate required deposit amount as previously calculated by the trust, then the trust will pay to us any funds on deposit in the collection account in excess of the most recently determined aggregate required deposit amount. If on any business day, the trust determines that the aggregate required deposit amount for any Monthly Period is greater than the aggregate required deposit amount as previously calculated by the trust, then the trust will notify the servicer, and for all dates of processing on or after such determination, the trust will deposit collections allocated to noteholders into the collection account until the amount of collections on deposit in the collection account equals the most recently determined aggregate required deposit amount. We will have no obligation to deposit collections that were initially allocated to noteholders and previously paid to us and noteholders shall have no claim to such released noteholder collections.

Finance charge collections and principal collections will be allocated to each series, class or tranche of notes in accordance with the related indenture supplement or terms document. However, during any Monthly Period during which collections are only deposited into the collection account in an amount up to the aggregate required deposit amount, no series will be allocated an amount of collections in excess of the required deposit amount for such series. If during any Monthly Period, collections retained in the collection account for such Monthly Period are less than the aggregate required deposit amount due to the release of noteholder collections in excess of the aggregate required deposit amount followed by a subsequent increase in the aggregate required deposit amount during such Monthly Period, then, with respect to each series for which an increase was made in the required deposit amount during the Monthly Period, the amount of collections allocated to such series (before giving effect to any sharing of collections as described in “Description of the Notes—Shared Excess Available Finance Charge Collections” and “—Shared Excess Available Principal Collections”) will in no event exceed the sum of:

(i)    the lesser of:

(x)    the aggregate amount of collections allocated to such series for all dates of processing during any portion of the Monthly Period preceding the first date on which the required deposit amount is increased and, if applicable, prior to any subsequent date on which the required deposit amount is increased; and

(y)    the required deposit amount before giving effect to the increase thereof; plus

(ii)   the lesser of:

(x)    the aggregate amount of collections allocated to such series for all dates of processing during any portion of the Monthly Period on and after the date on which the required deposit amount was increased and, if applicable, prior to any subsequent increase in the required deposit amount during such Monthly Period; and

(y)    the excess of (I) the required deposit amount after giving effect to the increase thereof on such required deposit amount increase date, over (II) the sum of the amount determined pursuant to clause (i) of this sentence, plus, if applicable, the amount determined pursuant to this clause (ii) for any prior required deposit amount increase date(s).

Unless otherwise stated in any indenture supplement, on each date of processing, the trust will allocate to us, as the holder of the transferor interest, an amount equal to the product of (A) the transferor percentage described in “Description of the Notes—Collateral Amount; Allocation of Collections” and (B) the aggregate amount of principal collections and finance charge collections on that date of processing. However, if any Asset Deficiency exists (determined after giving effect to any transfer of principal receivables to the trust on such date), the trust will deposit in the excess funding account an amount equal to the lesser of (i) the amounts that would otherwise be allocated to us and (ii) the amount necessary to cure such Asset Deficiency. In addition, if the aggregate required deposit amount is increased during any Monthly Period after any date of processing during such Monthly Period on which collections allocated to noteholders were paid to us, then on each date of processing during such Monthly Period on and after the date on which the aggregate required deposit amount is increased, collections allocated to us remaining after giving effect to any required deposit to the excess funding account will be allocated to noteholders and deposited into the collection account in an amount not to exceed the amount of noteholder collections previously released to us until the amount of collections on deposit in collection account equals the aggregate required deposit amount. Except as provided in this paragraph, unless otherwise stated in any indenture supplement or terms document, none of the servicer, us or any other holder of the transferor interest need deposit the transferor percentage of collections into the collection account and will pay such amounts as collected to us or any other holder(s) of the transferor interest.

Delinquency and Collections Procedures

Synchrony’s credit and collection policy treats receivables as being delinquent when a payment on the related account has not been received by the start of the billing cycle that immediately follows the missed due date for the payment. Efforts to collect delinquent receivables are made by Synchrony’s and certain of its affiliates’ collections departments and, if necessary, by external collection agencies and attorneys. Synchrony’s internal collection sites are located in the continental United States, India and the Philippines.

External agencies are used for a relatively small portion of the pre-charge off collections effort. Similar to Synchrony’s internal collections department, these agencies collect delinquent receivables as a first party from the time of entry into collections until point of charge-off. This collection activity takes place on Synchrony’s systems in order to optimize work management and controllership. Also, vendors are used for providing phone numbers in the event no valid phone number is associated with an account on the host system. Moreover, in addition to an internal recovery department, external attorneys and agencies are used to collect charge-off accounts.

For accounts that are billed delinquent (e.g. one payment past due), the start of collection efforts vary (e.g. number of days delinquent) as determined by individual account risk profile. For accounts that are billed as 30 or more days past due, collection efforts generally begin one day after the billing date. Synchrony voluntarily complies with certain requirements under Regulation F that apply to third party collectors. As a result, a majority of delinquent accounts receive no more than seven phone collections attempts over seven days until a contact is made with the account holder.

Collection efforts are based upon customer account characteristics. These characteristics include, among other attributes, the cardholder’s payment history and delinquency status. These characteristics are analyzed to determine the optimal collection strategy, which could include scheduling an account to receive a telephone call, letter, e-mail, text message, 2 way-connect call (interactive voice response), or no action at the present time. Synchrony uses several collection strategy tools and related software programs to automate the collection process in addition to a standardized automated daily calling process that maximizes its opportunity to contact the cardholder. In addition, a collection website offers delinquent cardholders self-serve options to resolve their delinquency.

Special payment plans are available to cardholders that are experiencing a financial hardship on a temporary or permanent basis. Currently, available programs are 60 months in length, and may include receiving a reduction of monthly APR, late fee and minimum payment due. These programs require specific account criteria for eligibility and a continued monthly payment to remain in the program. In addition, at times, settlement offers are available to both pre- and post-charge off accounts, which vary in degree of payment based on severity of delinquency. Lastly, proposals from consumer credit counseling service agencies are reviewed for eligibility and if accepted cardholders can be enrolled in the particular workout program for up to 60 months.

Open-end revolving accounts must be written off at 180 days or more past due. An account may be written off prior to the aforementioned time frame if circumstances deem the account uncollectable (i.e., fraud, bankruptcy, deceased, and accounts enrolled in workout programs meeting certain conditions). The above guidelines are the maximum allowed by federal law and may be shortened to comply with client contractual requirements upon approval by the senior management.

Charged-Off Receivables; Dilution; Investor Charge-Offs

Federal Financial Institutions Examination Council guidelines are followed for charge-off procedures relating to aged, bankrupt, fraudulent and deceased accounts. An account must be in existence for at least nine months and the cardholder must make three consecutive monthly minimum payments before an account can be re-aged. No account may be re-aged more than once in any twelve-month period or more than twice in a five-year period unless the cardholder qualifies for a troubled debt restructuring program, in which case one additional re-age is permitted during the five-year period.

An open-end revolving account is charged off as an aged credit loss by when the account becomes 180 days past due. Charge-offs are executed on charge-off cycle dates which occur on various days during each Monthly Period. The number of different charge-off cycle dates in each Monthly Period varies based on such factors as the calendar and the timing of billing cycles. As a result, the amount of charged-off receivables can vary between Monthly Periods with no corresponding change in the performance of the trust portfolio.

On the day a receivable is charged-off, the receivable will be sold to us and will no longer be shown as an amount payable on the trust’s records. The purchase price that we pay to the trust for receivables in a charged-off account will be equal to the product of (a) the aggregate amount of principal receivables in the charged-off account and (b) the average recovery price ratio for the related program partner’s credit card program in which such charged-off account was originated for the Monthly Period in which such receivables were charged-off. The average recovery price ratio for a credit card program for any Monthly Period is currently equal to the average for the six fiscal months ending prior to the Monthly Period preceding such Monthly Period of the percentage equal to a fraction, the numerator of which is the total amount of recoveries on all serviced receivables (including receivables that are not transferred receivables) for the related program partner’s credit card program for the applicable fiscal month and the denominator of which is the aggregate amount of charged-off receivables for all serviced receivables (including receivables that are not transferred receivables) for such program partner’s credit card program for such fiscal month. We and the trust may from time to time modify the formula for calculating the average recovery price ratio in order to more closely approximate the actual recoveries on transferred receivables.

Each series will be allocated a portion of charged-off receivables in each charged-off account in an amount equal to such series’ allocation percentage for charged-off receivables as of the date the account is charged off of the aggregate amount of transferred principal receivables in that account as of the date the account is charged off. The calculation of the allocation percentage for charged-off receivables for the SynchronySeries is described in “Description of SynchronySeries Provisions—Allocation Percentages.”

Unlike charged-off receivables, dilution, which includes reductions in transferred principal receivables as a result of returns, unauthorized charges and the like, is not intended to be allocated to any series. Instead, these reductions are applied to reduce the Free Equity Amount, and to the extent they would reduce the Free Equity Amount below zero, we are required to deposit the amount of the reduction into the excess funding account.

On each payment date, if the sum of the charged-off receivables allocated to any series is greater than the finance charge collections and other funds available to cover those amounts, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of charged-off receivables will be reimbursed to the extent that finance charge collections and other amounts on deposit in the collection account are available for that purpose on any subsequent payment date. See “Description of SynchronySeries Provisions—Allocation Percentages” for a more detailed description of how charged-off receivables can result in a reduction of the collateral amount for the SynchronySeries, and see “Description of SynchronySeries Provisions—Application of SynchronySeries Available Finance Charge Collections” for a description of how such reductions may be reimbursed from available finance charge collections for the SynchronySeries.

Servicer’s Representations, Warranties and Covenants

The servicer will make customary representations and warranties to the trust as of the closing date for each series, including that:

•	the servicer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing in each jurisdiction in which the servicing of the transferred receivables requires it to be qualified, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect;

•	the servicer has the power and authority to execute and deliver the servicing agreement and perform its obligations under the servicing agreement, and the servicing agreement is a legal, valid and binding obligation of the servicer, enforceable against it, subject to insolvency and equity related exceptions;

•	no consent of, notice to, filing with or permits, qualifications or other action by any governmental authority is required for the due execution, delivery and performance of the servicing agreement, other than those that have already been obtained or made or where the failure to obtain any consent or take any action, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

•	there is no pending litigation of a material nature asserting the invalidity of the servicing agreement or seeking any determination or ruling that might materially and adversely affect the validity or enforceability of the servicing agreement.

The servicer will covenant and agree as follows:

•	to identify the transferred receivables clearly and unambiguously in its servicing records to reflect that the transferred receivables are owned by the trust;

•	to (i) satisfy all obligations on its part under and in connection with the transferred receivables and the related accounts, (ii) maintain all necessary qualifications in order to properly service the transferred receivables and the related accounts and (iii) comply in all material respects with applicable laws in connection with servicing the transferred receivables and related accounts, if in the case of the foregoing clauses (i), (ii) and (iii), the failure to so satisfy, comply or maintain would have a Material Adverse Effect;

•	to take all action within its power and authority as servicer to ensure that all appropriate financing statements have been filed in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect and maintain the priority of the security interest granted to the indenture trustee under the indenture in the transferred receivables;

•	not to permit any rescission or cancellation of a transferred receivable except as ordered by a court or other governmental authority or in accordance with the originator’s credit and collection policies; provided, that the servicer may waive the accrual and/or payment of certain finance charge receivables in respect of certain past due accounts, the obligors of which have enrolled with a consumer credit counseling service or a customer assistance payment plan of the servicer; and

•	to reflect any rescission or cancellation permitted pursuant to the immediately preceding bullet point in its computer file of revolving credit card accounts.

If the servicer breaches any of the covenants in the two immediately preceding bullet points with respect to any transferred receivable or the related account, and as a result, the trust’s rights in,

to or under the related transferred receivables are materially impaired, then, unless otherwise instructed by the trust, no later than 60 days (or such longer period, not to exceed 150 days, as may be agreed to by the trust) from the earlier to occur of the discovery of the breach by the servicer or the receipt by the servicer of notice of the breach from the trust, all transferred receivables in the accounts to which the breach relates will be assigned to the servicer. On or prior to the related payment date, the servicer will pay the trust an amount equal to the outstanding balance of the principal receivables in the affected accounts, plus accrued finance charge receivables in such accounts on the first payment date following the Monthly Period in which such purchase obligation arises. The servicer will not be required to accept assignment of the receivables if on any day prior to the end of the 60-day period or longer period described above, the relevant breach has been cured and the covenant has been complied with in all material respects. The obligation to accept reassignment is the sole remedy with respect to any such breach.

Limitations on Servicer’s Liability

The servicer will indemnify the trust and its affiliates, and their respective directors, officers, employees, trustees or agents for any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses suffered as a result of the servicer’s material breach of its obligations under the servicing agreement, except in each case, for losses resulting from the bad faith, gross negligence or willful misconduct by the indemnified party or recourse for uncollectible receivables. No indemnity payments by the servicer will be paid from the assets of the trust.

Except as provided in the preceding paragraph, neither the servicer nor any of its directors, officers, employees or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders or any other entity for any action or for refraining from taking any action in good faith in its capacity as servicer under the servicing agreement. However, the servicer will not be protected against any liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under the servicing agreement. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement and which in its reasonable opinion may expose it to any expense or liability.

The servicer is not responsible under the servicing agreement to any party to the servicing agreement or any successor, assignee or third party beneficiary of such party or any other entity asserting claims through such party for indirect, punitive, exemplary or consequential damages arising from any transaction contemplated by the servicing agreement.

The servicer may delegate any of its servicing duties to another entity, but the servicer’s delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.

Servicer Default; Successor Servicer

The occurrence of any of the following events constitutes a servicer default for all series if the trust provides written notice to the servicer declaring the existence of such servicer default and requiring the same to be remedied:

(1)	failure by the servicer to make any payment, transfer or deposit on or before the date occurring 10 business days after the date such payment, transfer or deposit is required to be made or given by the servicer under the servicing agreement; provided that, if the delay or failure was caused by an act of God or other similar occurrence, then a servicer default will not be deemed to occur until 35 business days after the date of such failure;

(2)	failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements in the servicing agreement if the failure has a material adverse effect on the trust, which continues unremedied for a period of 60 days after written notice of the failure has been provided to the servicer by the trust; provided that, if the delay or failure was caused by an act of God or other similar occurrence, then a servicer default will not be deemed to occur until 120 days after written notice of the failure has been provided to the servicer by the trust;

(3)	any representation or warranty made by the servicer in the servicing agreement proves to have been incorrect when made if it:

(a)	has a material adverse effect on the trust; and

(b)	continues to be incorrect in any material respect for a period of 60 days after written notice has been provided to the servicer by the trust; provided that, if the inaccuracy was caused by an act of God or other similar occurrence, then a servicer default will not be deemed to occur until 120 days after written notice of the inaccuracy has been provided to the servicer by the trust; or

(4)	specific insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer.

The determination of a servicer default shall be based solely on the provisions of the servicing agreement, and the occurrence of a material instance of noncompliance with the applicable servicing criteria specified in Item 1122(d) of Regulation AB will not be determinative that a servicer default has occurred.

If a servicer default occurs, the trust may, if directed by the indenture trustee at the direction of the noteholders of not less than 66⅔% of the outstanding dollar principal amount for all series, give notice to the servicer terminating all of the rights and obligations of the servicer under the servicing agreement. In connection with such termination, the trust will notify the indenture trustee and appoint an Eligible Servicer as successor servicer. The successor servicer will accept its appointment by executing, acknowledging and delivering to the trust an instrument in form and substance acceptable to the trust and by providing written notice of such appointment to each rating agency that has rated an outstanding series, class or tranche of notes and the indenture trustee. Because the bank, as servicer, has significant responsibilities with respect to the servicing of the transferred receivables, the trust may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform those duties for the amount of the servicing fee currently payable under the servicing agreement. If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor, subject to the following sentence. Notwithstanding the preceding sentence, the indenture trustee will, if it is legally unable or unwilling to so act or if the noteholders of more than 50% of the then- outstanding principal amount of all notes so request in writing to the indenture trustee, appoint or petition a court of competent jurisdiction to appoint, a servicing institution established in servicing receivables substantially similar to the receivables as the successor to the servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer under the servicing agreement. If the indenture trustee becomes the successor servicer, all costs associated with the transfer of servicing will be paid by the predecessor servicer.

The indenture trustee may resign as the servicer by giving written notice of such resignation to the trust and in such event will be released from such duties and obligations, such release not to be effective until the date a successor servicer enters into a servicing agreement with the trust as provided below. Upon delivery of any such notice to the trust, the trust will appoint an Eligible Servicer as the successor servicer under the servicing agreement. If within 30 days after the delivery of the notice of termination of the Servicer’s right and powers referred to above, the trust has not have obtained such a successor servicer, the indenture trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor servicer. In connection with any such appointment, the indenture trustee may make such arrangements for the compensation of such successor servicer as the indenture trustee and such successor servicer shall agree. If the indenture trustee succeeds to the previous servicer’s duties as servicer, it will do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of the indenture described in “The Indenture Trustee” will be inapplicable to the indenture trustee in its duties as the successor servicer and the servicing of the transferred receivables. If the indenture trustee becomes the successor servicer under the servicing agreement, the indenture trustee will be entitled to appoint any one of its affiliates as a sub-servicer or agent; provided, that it will be fully liable for the actions and omissions of such sub-servicer or agent. If the indenture trustee acts as successor servicer, it will not, in any event have obligations (i) with respect to the repurchase of the transferred receivables, (ii) to pay any fees, expenses and other amounts owing to the administrator, (iii) to pay any indemnities owed by a servicer pursuant to the servicing agreement or the indenture or (iv) with respect to the servicer’s obligations under the FDIC Rule Covenants. Further, if the indenture trustee acts as successor servicer, all costs associated with the transfer of servicing will be paid by the predecessor servicer.

If the indenture trustee is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the servicing agreement may not be sufficient to cover its actual cost and expenses of servicing the accounts.

The trust has agreed in the indenture to enforce the obligations of the servicer under the servicing agreement and if a servicer default arises from the failure of the servicer to perform any of its duties or obligations under the servicing agreement with respect to the transferred receivables, the trust will take all reasonable actions available to it to remedy that failure. However, any default by the servicer in the performance of its obligations under the servicing agreement, other than a default that relates to a failure to make required deposits, may be waived by the trust, but only upon consent of the noteholders holding not less than 66 2∕3% of the then-outstanding principal amount of the notes for all series as to which that servicer default relates.

The bank’s and our respective rights and obligations under the receivables sale agreement will be unaffected by any change in servicer.

If a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent the trust from appointing a successor servicer.

Resignation of Servicer

The servicer may not resign from its obligations and duties, except:

•	upon a determination by the servicer that performance of its duties is no longer permissible under applicable law, and there is no commercially reasonable action that the servicer could take to make the performance of its duties permissible under applicable law; or

•	with the consent of the trust, if the servicer has found a replacement servicer that is an Eligible Servicer and the Rating Agency Condition has been satisfied.

If the servicer resigns or is terminated, the trust will appoint an Eligible Servicer as successor servicer.

The servicer’s resignation will not become effective until a successor has assumed the servicer’s obligations and duties.

Merger or Consolidation of Servicer

The servicer may consolidate with, merge into, or sell its business to, another entity in accordance with the servicing agreement on the following conditions:

(1)	the entity, if other than the servicer, formed by the consolidation or merger or that acquires the servicer’s property or assets:

(a)	is organized and existing under the laws of the United States, any one of its states or the District of Columbia; and

(b)	expressly assumes, by a supplemental agreement, every covenant and obligation of the servicer under the servicing agreement;

(2)	the servicer delivers to the trust an officer’s certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and an opinion of counsel to the effect that the related supplemental agreement is valid and binding with respect to the surviving entity, enforceable against the surviving entity, subject to insolvency and equity related assumptions; and

(3)	either (i) the entity, if other than the servicer, formed by the consolidation or merger or that acquires the servicer’s property or assets is an Eligible Servicer, or (ii) unless upon effectiveness of the merger, consolidation or transfer, a successor servicer assumed the obligations of the servicer pursuant to the servicing agreement.

The conditions described in this paragraph do not apply to any consolidation or merger if the servicer would be the surviving entity.

Servicing Compensation and Payment of Expenses

The servicer receives a daily fee for its servicing activities for each day, equal to the result of (a) the aggregate amount of transferred principal receivables determined as of the close of business on the last day of the preceding Monthly Period (or, if a reset date has occurred since the last day of the preceding Monthly Period, as of the most recent reset date), multiplied by (b) the result of 2% divided by twelve (12), and multiplied by (c) the result of one (1) divided by the actual number of days during such Monthly Period. The share of the daily servicing fee allocable to each series, class or tranche of notes, as applicable, will be specified in the related indenture supplement or terms document, as applicable, and is described in “Description of SynchronySeries Provisions—Servicing Compensation and Payment of Expenses.” The daily servicing fee for any date of processing will be paid or retained by the servicer from collections for such date of processing within two (2) business days of such date of processing. The daily servicing fee for any day that is not a date of processing will be paid or retained by the servicer from collections for the immediately preceding date of processing within two (2) business days of such immediately preceding date of processing. The servicing fee allocable to the SynchronySeries for each payment date will be paid from the SynchronySeries’ share of collections of finance charge receivables each month as described in “Description of SynchronySeries Provisions—Application of SynchronySeries Available Finance Charge Collections.”

At least five (5) business days before the first day of any Monthly Period, the servicer may elect, by providing written notice to the trust, to receive a monthly servicing fee for such Monthly Period in lieu of the daily servicing fees described in the preceding paragraph. The monthly servicing fee will be equal to the sum of the daily servicing fees (calculated as described in the preceding paragraph) for each day in such Monthly Period (or portion thereof). The share of the monthly servicing fee allocable to each series, class or tranche of notes, as applicable, will be specified in the related indenture supplement or terms document, as applicable, and is described in “Description of SynchronySeries Provisions—Servicing Compensation and Payment of Expenses.” After electing to receive a monthly servicing fee for a Monthly Period, the servicer can change such election and instead receive daily servicing fees for such Monthly Period by providing written notice to the trust at least five (5) business days before the first day of such Monthly Period. The servicing fee allocable to the SynchronySeries for each payment date will be paid from the SynchronySeries’ share of collections of finance charge receivables each month as described in “Description of SynchronySeries Provisions— Application of SynchronySeries Available Finance Charge Collections.”

The servicer will pay from its servicing compensation expenses of servicing the receivables.

Each series’ servicing fee is payable each period from collections of finance charge receivables allocated to the series. The portion of the servicing fee not allocated to any series of notes will be payable by the trust. The noteholders are not responsible for any servicing fee allocable to the trust.

Evidence as to Servicer’s Compliance

The servicing agreement provides that on or before the 90th day following the end of the trust’s fiscal year, the servicer will deliver to the trust a report on assessment of compliance with the servicing criteria specified in Item 1122(d) of the Regulation AB. The servicing agreement also provides that on or before the 90th day following the end of the trust’s fiscal year, the servicer will cause a registered public accounting firm to furnish to the trust and each rating agency hired to rate an outstanding series, class or tranche of notes an attestation report on the servicing party’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.

To the extent required by applicable securities laws, a separate assessment of compliance and an attestation report for each party participating in the servicing function will be filed as exhibits to the trust’s annual report on Form 10-K, unless such entity’s activities relate to only 5% or less of the trust’s assets. For purposes of preparing the assessment of compliance described in the preceding paragraph, each servicing party will use the applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving that servicing party that are backed by the same types of assets as those backing the notes.

On or before the 90th day following the end of the trust’s fiscal year, the servicer will provide an officer’s certificate to the trust to the effect that:

•	a review of the servicer’s activities during the applicable fiscal year and of its performance under the servicing agreement has been made under the officer’s supervision; and

•	to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.

The Indenture Trustee

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, is the indenture trustee under the indenture. Its principal corporate trust office is located at 240 Greenwich Street, Attention: Corporate Trust Office—Synchrony Card Issuance Trust, New York, New York 10286.

The Bank of New York Mellon has and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of credit card receivables.

In the ordinary course of business, The Bank of New York Mellon is named as a defendant in legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization (“RMBS”) transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously.

The Bank of New York Mellon has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, The Bank of New York Mellon has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The sponsor and its affiliates may from time to time enter into normal banking and trustee relationships with the indenture trustee and its affiliates.

Duties and Responsibilities of Indenture Trustee

The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver and cancel the notes of each series;

•	to serve as the initial paying agent and registrar;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

If an event of default occurs and is continuing, the indenture trustee will exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise in the conduct of its own affairs. If an event of default occurs and is continuing, the indenture trustee may, in its discretion, take any action permitted under the indenture and not inconsistent with a noteholder direction to protect and enforce its rights and the rights of the noteholders of the affected series. See “Description of the Notes—Events of Default; Rights Upon Event of Default.”

Limitations on Indenture Trustee’s Liability

The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts, and the indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the indenture.

The indenture trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the indenture or in the exercise of any of its rights or powers if it reasonably believes that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

Compensation and Indemnification of Indenture Trustee

Under the terms of the indenture, the trust has agreed to pay the indenture trustee reasonable compensation for performance of its duties under the indenture and to reimburse the indenture trustee for all reasonable expenses incurred or made by it, including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel. The trust has also agreed to indemnify the indenture trustee against any loss, liability or expense incurred by them to the extent arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of its powers or duties under the indenture and the costs of defending any claim or bringing any claim to enforce the trust’s indemnification obligations under the indenture, other than any loss, liability or expense incurred by the indenture trustee through its own willful misconduct, negligence or bad faith.

Resignation or Removal of Indenture Trustee

The indenture trustee may resign at any time by giving 30 days’ written notice to the trust. Noteholders holding not less than 66 2∕3% of the aggregate outstanding principal amount of all notes may remove the indenture trustee at any time with 30 days’ notice delivered to the indenture trustee and the trust. In addition, if the indenture trustee fails to comply with Section 310(b) of the Trust Indenture Act after written request to do so by the trust or any noteholder that has been a bona fide noteholder for at least 6 months, ceases to be eligible to continue as an indenture trustee under the indenture, becomes insolvent or otherwise becomes legally unable to act as indenture trustee with respect to any series, class or tranche of notes, the trust may remove the indenture trustee as the indenture trustee for such series, class or tranche (or in the case of insolvency, for all series, classes or tranches), or any noteholder that has been a bona fide noteholder for at least 6 months with respect to a series, class or tranche may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee for such series, class or tranche (or in the case of insolvency, for all series, classes or tranches). If the indenture trustee resigns or is removed with respect to any series, class or tranche of notes, the trust will then be obligated to appoint a successor indenture trustee. Within one year of such resignation or removal, the noteholders holding the majority aggregate outstanding principal amount of a series, class or tranche may appoint a successor indenture trustee, which will supersede the successor indenture trustee selected by the trust for such series, class or tranche. If a successor indenture trustee has not been appointed by the trust or the noteholders and accepted appointment, any noteholder that has been a bona fide noteholder for at least 6 months with respect to a series, class or tranche may petition a court of competent jurisdiction for the appointment of a successor indenture trustee for such series, class or tranche. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

If the indenture trustee has or will acquire a conflicting interest within the meaning of the Trust Indenture Act, the indenture trustee will, if so required by the Trust Indenture Act, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture.

The Owner Trustee

Owner Trustee

The owner trustee is Citibank, N.A. (“Citibank”) a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as owner trustee through the Agency and Trust line of business, a part of Issuer Services. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2025, Citibank’s Agency and Trust group manages in excess of $9 trillion in fixed income and equity investments on behalf of over 3,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided corporate trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2025, Citibank acts as indenture trustee and/or paying agent for approximately 322 various asset backed trusts supported by either auto loans or leases or equipment loans or leases.

The sponsor and its affiliates may from time to time enter into normal banking and trustee relationships with the owner trustee and its affiliates.

Duties and Responsibilities of Owner Trustee

The owner trustee has agreed to hold in trust, for our use and benefit, the assets transferred to the trust under the transfer agreement. The owner trustee also acts as registrar for purposes of registering the transfer of the transferor interest and any supplemental interests issued by the trust.

The owner trustee is authorized, and has been directed under the trust agreement, on behalf of the trust to direct the indenture trustee to authenticate and deliver the notes from time to time pursuant to our instructions. The owner trustee is also authorized, but is not obligated, to take all actions required of the trust under the transfer agreement, the indenture, any indenture supplement, the servicing agreement or any related agreement. The owner trustee will be deemed to have fulfilled its duties and responsibilities under the trust agreement to the extent the administrator has agreed in the administration agreement to perform those duties or responsibilities and the owner trustee will not be liable for the failure of the administrator to carry out its obligations under the administration agreement.

The owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust unless we, as holder of the transferor interest, have given our prior approval and delivered an officer’s certificate to the owner trustee certifying that we reasonably believe the trust is insolvent.

The owner trustee will not take any of the following actions unless the owner trustee has notified us, as holder of the transferor interest, of the proposed action and we have not notified the owner trustee in writing prior to the 30th day after receipt of the notice that we object to the proposed action:

•	the initiation of any claim or lawsuit by the trust or the compromise of any action, claim or lawsuit brought by or against the trust, in each case except with respect to claims or lawsuits for collection of the trust’s assets;

•	the election by the trust to file an amendment to its certificate of trust, unless such amendment is required by Chapter 38 of Title 12 of the Delaware Code;

•	the amendment of the indenture by a supplemental indenture where the consent of any noteholder is required;

•	the amendment of the administration agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially and adversely affect our interests, as holder of the transferor interest; or

•	the appointment pursuant to the indenture of a successor note registrar, paying agent or indenture trustee, or the consent to the assignment by the note registrar, paying agent or indenture trustee of its obligations under the indenture or the trust agreement, as applicable.

In addition, the owner trustee may not, except at our direction as holder of the transferor interest, remove the administrator or appoint a successor administrator.

To the extent not inconsistent with the trust agreement or any other related document, we, as holder of the transferor interest, may direct the owner trustee in the management of the trust.

Limitations on Owner Trustee’s Liability

The owner trustee will not be liable under the trust agreement for any error of judgment made in good faith by a responsible officer of the owner trustee unless it is proved that the owner trustee was grossly negligent in ascertaining the pertinent facts. The owner trustee will also not be liable for any action taken or not taken by the owner trustee in accordance with our instructions or the instructions of the administrator, the servicer or any holder of a supplemental interest.

No provision of the trust agreement or any related agreement requires the owner trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the trust agreement or any related agreement, if the owner trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not reasonably provided or assured.

Under no circumstances will the owner trustee be liable for indebtedness evidenced by or arising under the indenture or any of the related agreements, including principal or interest on the notes, or any representation, warranty or covenant of the trust. The owner trustee will in no event assume or incur any liability, duty or obligation to any noteholder.

The owner trustee will not be liable for the default or misconduct of the administrator, us, the indenture trustee or the servicer under the indenture, the transfer agreement or the related agreements or otherwise and the owner trustee will have no obligation or liability to perform the obligations of the trust under the trust agreement or any related agreement that are required to be performed by the administrator under the administration agreement, the indenture trustee under the indenture or the servicer under the servicing agreement; and the owner trustee will have no obligation to monitor any of the foregoing parties with respect to their respective obligations.

The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement, or to institute, conduct or defend any litigation under the trust agreement or otherwise, at the request, order or direction of us, as holder of the transferor interest, or our assigns unless we and our assigns offered to the owner trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee. The right of the owner trustee to perform any discretionary act under the trust agreement or in any related agreement may not be construed as a duty, and the owner trustee will only be answerable for its gross negligence or willful misconduct in the performance of any discretionary act. The owner trustee will not be personally liable for special, consequential or punitive damages, however styled, including without limitation, lost profits, or any losses due to forces beyond the control of the owner trustee.

Compensation and Indemnification of Owner Trustee

We will pay the owner trustee a fee as compensation for its services under the trust agreement and will reimburse the owner trustee for its reasonable expenses. We have also agreed to indemnify the owner trustee and its successors, assigns, agents and employees against all liabilities and all reasonable costs and expenses which may be imposed in connection with the trust agreement, the related agreements, the trust’s assets and the administration of the trust’s assets, or the action or inaction of the owner trustee under the trust agreement. However, we will not be liable to the owner trustee or any other indemnified party for any liability or expense arising from the indemnified party’s willful misconduct or gross negligence or, with respect to the owner trustee, the inaccuracy of any representation or warranty made by the owner trustee in the trust agreement or the owner trustee’s failure to use ordinary care in handling funds. We will also not be liable to the owner trustee or any other indemnified party for any taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee.

Resignation or Removal of Owner Trustee; Eligibility

The owner trustee may resign at any time by giving written notice to the administrator; provided, however, that such resignation will only be effective upon the appointment of a successor owner trustee. Upon receiving notice of the resignation of the owner trustee, the administrator will promptly appoint a successor owner trustee. If no successor owner trustee has been appointed within 60 days after the owner trustee gives notice of its resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

The owner trustee must at all times:

(1)	be a “bank” within the meaning of the Investment Company Act;

(2)	be authorized to exercise corporate trust powers;

(3)	have a combined capital and surplus at least $50 million and be subject to the supervision or examination by federal or state authorities; and

(4)	have, or have a parent that has, a rating of at least “Baa3” by Moody’s Investor’s Service, Inc., at least “BBB-” by S&P Global Ratings or, if rated by Fitch Ratings Inc., at least “BBB-” by Fitch Ratings, Inc., or if not rated, otherwise satisfactory to each rating agency hired to rate an outstanding series, class or tranche of notes.

If the owner trustee ceases to meet the eligibility requirements described in the preceding paragraph and fails to resign after receiving a written request to resign from the administrator, or if the owner trustee becomes legally unable to act or certain bankruptcy or insolvency related events occur with respect to the owner trustee, then the administrator may remove the owner trustee and appoint a successor owner trustee.

Any resignation or removal of the owner trustee will not become effective until acceptance of appointment of a successor owner trustee and payment of all fees and expenses owed to the outgoing owner trustee.

The Delaware Trustee

Delaware Trustee

Citicorp Trust Delaware, National Association (“Citicorp Trust”) will act as Delaware trustee. Citicorp Trust is a national banking association and is an affiliate of Citibank, N.A. Citicorp Trust’s principal place of business is located at 20 Montchanin Road, Suite 180, Greenville, Delaware 19807. Citibank, N.A. and its affiliates, including Citicorp Trust, have acted as a Delaware or owner trustee for a variety of transactions and asset types.

The sponsor and its affiliates may from time to time enter into normal banking and trustee relationships with the Delaware trustee and its affiliates.

Duties and Responsibilities of Delaware Trustee

The Delaware trustee has been appointed solely for the purpose of complying with the requirement of the Delaware Statutory Trust Statute that the trust have at least one trustee, which, in the case of a natural person, is a resident of the State of Delaware, or which in all other cases, has its principal place of business in the State of Delaware. The duties and responsibilities of the Delaware trustee shall be limited solely to (i) accepting legal process served on the trust in the State of Delaware and (ii) the execution of any certificates which the Delaware trustee is required to execute under Section 3811 of the Delaware Statutory Trust Statute.

Indemnification of Delaware Trustee

We will reimburse the Delaware trustee for its reasonable expenses. The Delaware trustee has the same indemnification rights as the owner trustee, which are described under “The Owner Trustee—Compensation and Indemnification of Owner Trustee.”

Resignation or Removal of Delaware Trustee; Eligibility

The Delaware trustee may resign at any time by giving written notice to the administrator. Upon receiving notice of the resignation of the Delaware trustee, the administrator will promptly appoint a successor Delaware trustee. If no successor Delaware trustee has been appointed and accepted appointment within 60 days after the Delaware trustee gives notice of its resignation, the resigning Delaware trustee may petition any court of competent jurisdiction for the appointment of a successor Delaware trustee.

The Delaware trustee and any successor Delaware trustee must at all times satisfy the requirements of Section 3807 of the Statutory Trust Statute. If the Delaware trustee ceases to meet the eligibility requirements described in the preceding sentence and fails to resign after receiving a written request to resign from the administrator, or if the Delaware trustee becomes legally unable to act or certain bankruptcy or insolvency related events occur with respect to the Delaware trustee, then the administrator may remove the Delaware trustee and appoint a successor Delaware trustee.

Any resignation or removal of the Delaware trustee will not become effective until acceptance of appointment of a successor Delaware trustee and payment of all fees and expenses owed to the outgoing Delaware trustee.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the asset representations reviewer under the asset representations review agreement.  Clayton Fixed Income Services LLC is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with us, Synchrony, the bank, the issuing entity, the indenture trustee, the owner trustee, the Delaware trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables in the trust portfolio.

The Trust Portfolio

We refer to the accounts that have been designated as trust accounts as the trust portfolio.

The transferred receivables consist of:

•	principal receivables, which are amounts charged by trust account cardholders for goods and services and cash advances; and

•	finance charge receivables, which are periodic finance charges, and other amounts charged to trust accounts, including late fees and return check fees.

In addition to the transferred receivables, the notes will be secured by:

•	all proceeds from these receivables and the amounts we pay the trust to purchase charged-off receivables;

•	all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds allocated to the notes of any series;

•	a security interest in the trust’s rights under the transfer agreement pursuant to which it purchases receivables from us and a security interest in the trust’s rights as assignee in the receivables sale agreement pursuant to which we buy transferred receivables from the bank; and

•	proceeds from any credit enhancement or derivative contracts benefiting any series.

The bank has the right, and in some cases the obligation, to designate from time to time additional eligible accounts to the trust portfolio and to convey to us, for further transfer to the trust, all receivables in those additional accounts, whether those receivables are then existing or thereafter created. The accounts and the related receivables may be originated or acquired by the bank or additional originators designated from time to time pursuant to the terms of the receivables sale agreement and the transfer agreement. The designation of additional accounts and sale of related receivables to the trust will be limited by the conditions described in “—Addition of Trust Assets.”

The accounts must meet eligibility standards as of the date the bank designates them as additional accounts. Once these accounts are designated, only the receivables arising under these accounts, and not the accounts themselves, are sold. In addition, as of the date on which any new receivables are created, we will represent and warrant to the trust that the receivables conveyed to the trust on that day meet the trust’s eligibility standards. However, we cannot guarantee that all the receivables and accounts will continue to meet the applicable eligibility requirements throughout the life of the trust. The trust’s eligibility requirements for accounts and receivables are described in “—Representations and Warranties of the Depositor.”

Under limited circumstances, the bank may also designate that some accounts will no longer be trust accounts, and the receivables originated under these accounts will be conveyed by the trust back to us, as described in this prospectus. Throughout the term of the trust, the transferred receivables will consist of:

•	receivables originated in the initial trust accounts; plus

•	receivables originated in any additional accounts; minus

•	receivables originated in any removed accounts.

We cannot assure you that additional accounts will be of the same credit quality as previously designated trust accounts. Moreover, additional accounts may contain receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described in this prospectus. Additional accounts may also have different credit guidelines, balances and ages. Consequently, we cannot assure you that the trust accounts will continue to have the characteristics described in this prospectus as additional accounts are added. In addition, if the bank designates additional accounts with lower periodic finance charges, that designation may have the effect of reducing the portfolio yield.

Account Terms

The bank offers fixed rate and variable rate credit card accounts. The credit card accounts are generally unsecured. Finance charges are calculated by multiplying the daily balance or the average daily balance outstanding on an account during the monthly billing period by the applicable periodic finance charge rate. In certain instances, finance charges are assessed from the date of purchase. Payments made by obligors are applied in accordance with the bank’s credit and collection policies and applicable regulations. Subject to applicable law and in some cases subject to program partner approval, the bank may change finance charge rates from time to time at its discretion. Generally, the minimum monthly payment amount is equal to the greater of (i) a fixed dollar amount and (ii) a portion of the account balance sized to ensure required amortization of the account balance. Subject to applicable law, the bank may change the minimum monthly payment from time to time at its discretion.

The types of promotional financing the bank offers include:

•	Deferred Interest—Interest accrues during a promotional period and becomes payable if the full purchase amount is not paid off during the promotional period;

•	No Interest—No interest accrues during a promotional period; and

•	Reduced Interest—Interest accrues monthly at a promotional interest rate during the promotional period.

For certain credit card programs, the no interest and reduced interest promotional periods may extend indefinitely.

Consumer Protection Laws

The relationship between the bank and its customers is regulated under federal and state consumer protection laws. With respect to credit accounts issued by the bank, the most significant federal laws include the federal Truth in Lending Act, Equal Credit Opportunity Act, the FCRA, Fair Debt Collection Practices Act and the GLBA. These and other federal laws and regulations, among other things, require the disclosure of the cost of credit, provide substantive consumer rights, prohibit discrimination in credit transactions, regulate the use of credit report information, provide financial privacy protections, require safe and sound banking operations, prohibit unfair, deceptive or abusive acts or practices, restrict the bank’s ability to raise interest rates, and subject the bank to substantial regulatory oversight. State, and in some cases, local laws also may regulate the relationship between the bank and its U.S. customers in these areas, as well as in the areas of collection practices, and may provide other additional consumer protections. Moreover, the bank is subject to the Servicemembers Civil Relief Act, which protects persons on active military service and their dependents from undue hardship resulting from their military service. The Servicemembers Civil Relief Act applies to all debts incurred prior to the commencement of active duty (including credit card and other open-end credit) and limits the amount of interest including service and renewal charges and any other fees or charges (other than bona fide insurance) that is related to the obligation or liability. The bank’s credit card programs are also subject to the MLA, which extends specific protections to covered borrowers. These protections include, but are not limited to: a limit on the military annual percentage rate that can be charged to 36%, delivery of certain required disclosures and a prohibition on mandatory arbitration agreements. See “Risk Factors—The Company’s business is subject to government regulation, supervision, examination and enforcement, which could adversely affect the Company’s business, results of operations and financial condition.”

The CARD Act, which was enacted in 2009, amended the Truth in Lending Act, and required the bank to make significant changes to many of its business practices, including marketing, underwriting, pricing and billing. The CARD Act’s restrictions on the bank’s ability to increase interest rates on existing balances to respond to market conditions and credit risk ultimately limit the bank’s ability to extend credit to new customers and provide additional credit to current customers. Other CARD Act restrictions, such as limitations on late fees, have resulted and will continue to result in reduced interest income and loan fee income. Any subsequent changes to the CARD Act or its implementing regulations could result in further reductions to interest income and loan fee income. On March 5, 2024, the CFPB released a final rule amending its regulations that implement the Truth in Lending Act to, among other things, lower the safe harbor dollar amount for credit card late fees from the prior $30 (adjusted to $41 for each subsequent late payment within the next six billing cycles) to $8 and to eliminate the automatic annual inflation adjustment to such safe harbor dollar amount. The final rule had an original effective date of May 14, 2024.

Industry organizations challenged the final rule in court, and on May 10, 2024, the United States District Court for the Northern District of Texas granted an injunction and stay of the final rule. On April 14, 2025, the CFPB filed a joint motion with the plaintiff industry organizations in the litigation asking the court to vacate the final rule and dismiss the case. On April 15, 2025, the court granted this motion. As such, the final rule has been vacated.

Additionally, the Dodd-Frank Act established the CFPB, which regulates consumer financial products and services and certain financial services providers. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” and ensure consistent enforcement of laws so that all consumers have access to markets for consumer financial products and services that are fair, transparent and competitive. The CFPB has rulemaking and interpretive authority under the Dodd-Frank Act and other federal consumer financial services laws, as well as broad supervisory, examination and enforcement authority over large providers of consumer financial products such as the Company. In addition, the CFPB maintains an online complaint system that allows consumers to log complaints with respect to various consumer finance products, including credit cards. The system could inform future agency decisions with respect to its regulatory, enforcement or examination focus. There continues to be uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact the Company’s business and its results of operations going forward. See “Risk Factors—Current, pending and proposed regulation and legislation relating to consumer protection laws may impede collection efforts or reduce collections,” “—Ongoing changes to the regulatory framework applicable to the Company have had, and may continue to have, a significant impact on us, the issuing entity, the bank or the Company” and “—There continues to be uncertainty as to how the CFPB’s actions will impact the Company’s business; the agency’s actions have had and may continue to have an adverse impact on the Company’s business.”

In addition, the Dodd-Frank Act enables merchants to offer discounts for the use of forms of payment other than credit cards and to establish certain minimum dollar amounts for credit card transactions notwithstanding any provision to the contrary in the payment card network rules. These provisions of the Dodd-Frank Act could reduce the use of credit cards by consumers. Furthermore, Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry.

The FCRA regulates the bank’s use of credit reports and the reporting of information to credit reporting agencies, and also provides a standard for lenders to share information with affiliates and certain third parties and to provide firm offers of credit to consumers. The FCRA also places further restrictions on the use of information shared between affiliates for marketing purposes, requires the provision of disclosures to consumers when risk-based pricing is used in a credit decision, and requires safeguards to help protect consumers from identity theft.

Violations of applicable consumer protection laws can result in significant potential liability from litigation brought by customers including actual damages, statutory damages, restitution and attorneys’ fees. Federal banking regulators and the CFPB, as well as state attorneys general and other state and local consumer protection agencies, also may seek to enforce consumer protection requirements and obtain these and other remedies, including civil money penalties.

In the past, legislation has been introduced in Congress that would have required additional transparency to foster greater competition with respect to interchange fees. If such legislation is introduced and passed, it could ultimately lead to direct government oversight and regulation of interchange fees. In 2012, Visa Inc. and Mastercard Inc. entered into a settlement agreement with retailers regarding interchange fees, which includes an agreement by the defendants to pay the retailers $6.05 billion, and to make association rule changes and give other relief. The class settlement was approved by the United States District Court for the Eastern District of New York on December 13, 2013. The National Retail Federation and a number of merchants appealed that settlement to the United States Court of Appeals for the Second Circuit and on June 30, 2016, the Second Circuit reversed Judge Gleeson’s ruling that approved the settlement and remanded the action back to the Eastern District of New York. On November 23, 2016, the class plaintiffs petitioned the U.S. Supreme Court for a writ of certiorari to review the Second Circuit’s decision. The Supreme Court denied the petition on March 27, 2017. Further, a number of merchants, including several large retailers, have elected to “opt out” of the proposed settlement. Opting out allows these retailers to commence separate actions on these matters and some of these merchants have already commenced new actions against Visa and Mastercard. On September 17, 2018, Visa Inc., Mastercard Inc. and certain consumer financial institutions entered into a Superseding and Amended Class Settlement Agreement (the “Settlement Agreement”) with the class plaintiffs agreeing to receive $6.20 billion to settle the interchange fee litigation pending in the United States District Court for the Eastern District of New York. The Settlement Agreement amends and supersedes the class settlement agreement entered into by the same parties in 2012 and approved by the United States District Court for the Eastern District of New York in 2013. On January 24, 2019, the United States District Court for the Eastern District of New York granted preliminary approval of the Settlement Agreement. Merchants had until July 23, 2019 to opt-out of or object to the settlement. On December 19, 2019, United States District Court for the Eastern District of New York, granted final approval of the Settlement Agreement. In January 2020, certain merchants appealed the court’s order to the United States Court of Appeals for the Second Circuit. On March 15, 2023, a Second Circuit panel affirmed substantially all of the Settlement Agreement, but remanded the case back to the United States District Court for the Eastern District of New York for recalculation of a $900,000 service award to the lead plaintiffs that was found to be excessive. On April 25, 2023, the United States Court of Appeals for the Second Circuit denied certain objectors’ request for panel rehearing or, in the alternative, rehearing en banc. The time for further appeals has passed and the extended claim filing deadline ended on February 4, 2025. The claims administrator is currently reviewing timely submissions.

The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from us with respect to obligations arising before transfer of receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of consumer protection laws, if the noncompliance has a material adverse effect on the noteholders’ interest therein, may be reassigned to us. For a discussion of the trust’s rights if receivables were not created in compliance in all material respects with applicable laws, see “—Representations and Warranties of the Depositor.”

Representations and Warranties of the Depositor

As of each date on which transferred receivables are transferred to the trust, we represent to the trust that:

•	each transferred receivable is an eligible receivable as of the date it is transferred to the trust;

•	the transfer agreement creates a valid and continuing security interest in the transferred receivables in favor of the trust, which, upon filing of the financing statements required to be filed pursuant to the transfer agreement and upon creation of each transferred receivable, will be prior to all other liens other than liens permitted by the transfer agreement;

•	subject to liens permitted by the transfer agreement, we have not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the transferred receivables and have not authorized the filing of and are not aware of any financing statements against us that included a description of collateral covering transferred receivables;

•	immediately prior to the conveyance of the transferred receivables to the trust, we own and have good and marketable title to, or have a valid security interest in, each transferred receivable free and clear of any lien, claim or encumbrance other than liens permitted by the transfer agreement;

•	all required governmental approvals in connection with the transfer of each such receivable to the trust have been obtained and remain in full force and effect; and

•	we have caused, on or prior to the initial transfer date for receivables, or will have caused, on or prior to the applicable addition date, the filing of all appropriate financing statements in the appropriate offices in the appropriate jurisdictions under applicable law in order to perfect the security interest of the trust in the related transferred receivables.

Pursuant to the indenture, the trust granted a security interest in all rights, remedies, powers, privileges and claims of the trust under and with respect to the transfer agreement, including the representations and warranties described above, to the indenture trustee for the benefit of the noteholders.

For purposes of the representations above and the criteria for eligible receivables described below, liens permitted by the transfer agreement include liens for taxes or assessments or other governmental charges not yet due and payable, unperfected workers’, mechanics’, suppliers’ or similar liens arising in the ordinary course of business and liens existing or created in favor of, or created by, us or the trust.

If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the breach any receivables in the related account become charged-off receivables or the trust’s rights in the transferred receivables or the proceeds of the transferred receivables are impaired or are not available to the trust free and clear of any lien, other than liens permitted by the transfer agreement, unless such breach is cured within the applicable cure period described below those receivables will be designated as ineligible receivables. We will be permitted 60 days to cure the breach or a longer period, not to exceed 150 days as may be agreed to by the indenture trustee, after we discover or receive notice of the breach from the trust or the indenture trustee acting at the direction of more than 50% of the then outstanding principal amount of all Notes.

Except under the circumstances described in the following sentence, we will purchase each ineligible receivable for a cash purchase price equal to the principal amount of the reassigned receivable, plus accrued finance charges as of the end of the preceding Monthly Period, on the first date on which we sell additional receivables to the trust after the repurchase obligation arises. However, we are not required to make the payment described in the preceding sentence if the Free Equity Amount exceeds the Minimum Free Equity Amount, after giving effect to the exclusion of the ineligible receivables from the Aggregate Principal Receivables. Amounts paid by us in connection with the repurchase of receivables will be deemed to be principal collections to the extent that they represent the purchase price of principal receivables and will be deemed to be finance charge collections to the extent that they represent the purchase price of finance charge receivables, and will be allocated in the same manner as collections on the transferred receivables. Reassignment of any affected receivables to us is the sole remedy respecting any breach of the representations and warranties described above.

For purposes of the above representations and warranties, an “eligible account” is an account that satisfies the following criteria as of the initial cut-off date or addition representation date:

•	it is either established or acquired by the bank or any other approved originator of accounts;

•	the originator’s electronic records related to the account do not indicate that the account has been cancelled;

•	the originator’s electronic records related to the account indicate that the account is payable in United States dollars;

•	the originator’s electronic records related to the account do not indicate that the account is a closed-end account;

•	except as provided below, it has not been identified on the originator’s electronic records related to the account as an account, the credit cards with respect to which have been reported as being lost or stolen or the cardholder of which is the subject of a bankruptcy proceeding;

•	none of the receivables in the account have been identified by the electronic records of the originator as having been sold, pledged or otherwise conveyed to any other entity other than us, the trust or the indenture trustee, unless any such pledge is released on or before the initial receivables transfer date or the addition date, as applicable;

•	except as provided below, it does not have any receivables that have been charged-off as uncollectible in accordance with the originator’s credit and collection policies or that have been identified by the electronic records of the originator as having been incurred as a result of fraudulent use;

•	the applicable originator’s electronic records indicate the cardholder has provided, as his or her most recent billing address, an address located in the United States or a territory thereof or a United States military address; and

•	it does not have receivables listed on the applicable originator’s electronic records as obligations of the United States, any state or agency or instrumentality or political subdivision thereof.

Eligible accounts may include accounts, the receivables in which have been written off as uncollectible, or as to which the bank or other originator of the account believes the related cardholder is bankrupt and certain receivables that have been identified by the cardholder as having been incurred as a result of fraudulent use of credit cards or any credit cards have been reported to the bank or other originator, as applicable, as lost or stolen, so long as the balance of all receivables included in those accounts is reflected on the books and records of the bank or other originator, as applicable, as “zero” and charging privileges with respect to all such accounts have been cancelled and are not reinstated.

For purposes of the above representations and warranties, an “eligible receivable” is a receivable:

•	that has arisen under an eligible account;

•	that complied at the time it was originated with all requirements of law applicable to the bank or the originator of the related account that, if not complied with, would have a material adverse effect on the trust or any of its creditors;

•	the terms of which do not limit the right of its owner to sell and assign the receivable;

•	that at the time of transfer is the legal and binding payment obligation of the related cardholder, enforceable in all material respects against that cardholder in accordance with its terms, subject to permitted insolvency and equity related exceptions and limitations on enforceability imposed by the Servicemembers Civil Relief Act;

•	that constitutes an “account” or “general intangible” under the Uniform Commercial Code; and

•	for which, at the time of transfer to us or the trust, as applicable, the applicable originator’s electronic records do not reflect any right of rescission, setoff, counterclaim or defense, including usury, other than some insolvency and equity related defenses or other than as to which a downward adjustment has been made pursuant to the receivables sale agreement.

On each day on which transferred receivables are transferred to the trust, we will also make representations and warranties to the trust as to:

•	our valid existence and good standing as a limited liability company and our ability to perform our obligations under the transfer agreement;

•	our qualification to do business and good standing in each jurisdiction where our ownership or lease of property or the conduct of our business requires us to be qualified and where the failure to be qualified or in good standing would have a Material Adverse Effect;

•	our due authorization of the execution, delivery and performance of the transfer agreement and each transaction document to which we are a party;

•	our execution, delivery and performance of the transfer agreement and each transaction document to which we are a party do not violate any law, governmental regulation or contractual restriction binding on us, except where a violation could reasonably be expected to have a Material Adverse Effect;

•	the enforceability of each transaction document against us as legal, valid and binding obligations subject to permitted insolvency and equity related exceptions.

Representations and Warranties of the Bank

In the receivables sale agreement, the bank represents and warrants to us as of each date on which receivables are transferred to us that:

•	each transferred receivable is an eligible receivable as of the date it is transferred to us;

•	the receivables sale agreement creates a valid and continuing security interest in the transferred receivables, which will, upon filing of the financing statements required to be filed pursuant to the receivables sale agreement and upon creation of each transferred receivable, be prior to all other liens other than liens permitted by the receivables sale agreement;

•	each transferred receivable constitutes an “account” or “general intangible” under the Uniform Commercial Code;

•	immediately prior to the conveyance of the transferred receivables under the receivables sale agreement, the bank owned and had good and marketable title to each such receivable free and clear of any lien, claim or encumbrance other than liens permitted by the receivables sale agreement;

•	the bank has caused, on or prior to the initial receivables transfer date, or will have caused the filing of all appropriate financing statements in the appropriate offices in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to us in the transferred receivables; and

•	subject to liens permitted by the receivables sale agreement, the bank has not pledged, assigned, sold or granted a security interest in or otherwise conveyed any of the transferred receivables and has not authorized the filing of and is not aware of any financing statements against the bank that included a description of collateral covering transferred receivables.

For purposes of the representations above and the criteria for eligible receivables described above, liens permitted by the receivables sale agreement include liens for taxes or assessments or other governmental charges not yet due and payable, unperfected workers’, mechanics’, suppliers’ or similar liens arising in the ordinary course of business and liens created in favor of, or created by, us.

If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the breach any receivables in the related account become charged-off receivables or our rights in the transferred receivables or the proceeds of the transferred receivables are impaired or are not available to us free and clear of any lien, other than liens permitted by the receivables sale agreement, unless such breach is cured within the applicable cure period described below, those receivables will be designated as ineligible receivables and will be subject to repurchase by the bank as described below. The bank will be permitted 60 days to cure the breach or a longer period not to exceed 150 days agreed to by us after the bank discovers the breach or receives notice of the breach from us or the indenture trustee acting at the direction of holders of more than 50% of the then outstanding principal amount of all notes.

The bank will repurchase each ineligible receivable for a purchase price equal to the purchase price paid by us for that receivable, less any principal collections received on the receivable since the date we purchased the receivable. The bank will pay the repurchase price on the first date on which additional receivables are sold to us after the repurchase obligation arises. The repurchase price will first be netted against the purchase price payable by us for receivables sold by the bank to us on the repurchase date, except that if we inform the bank that we require funds to make payments on account of the related ineligible receivable under the transfer agreement or one of the other transaction documents, the bank will instead pay the full repurchase price to us in cash.

In the receivables sale agreement, the bank will also make representations and warranties to us as to:

•	its valid existence and good standing under the laws of its jurisdiction of organization and its ability to perform its obligations under the receivables sale agreement;

•	its qualification to do business and good standing in each jurisdiction where its ownership or lease of property or the conduct of its business requires it to be qualified and where the failure to be so qualified would have a Material Adverse Effect;

•	the due authorization of its execution, delivery and performance of the receivables sale agreement and each transaction document to which it is a party;

•	the execution, delivery and performance by it of the receivables sale agreement and each transaction document to which it is a party do not violate any law, governmental regulation or contractual or other restrictions binding on the bank, except where a violation could not reasonably be expected to have Material Adverse Effect; and

•	the enforceability of each of the transaction documents against it as legal, valid and binding obligations, subject to permitted insolvency and equity related exceptions.

Addition of Trust Assets

We have the option to designate additional accounts to the trust portfolio, the receivables in which will be sold to us and assigned by us to the trust, if the bank is willing to designate additional accounts under the receivables sale agreement. We may continue designating additional accounts without obtaining confirmation of the ratings of any outstanding notes, but with five business days’ prior notice to each rating agency that has rated an outstanding series, class or tranche of notes, so long as the following limits are not exceeded:

(1)	the principal balance of the additional accounts does not exceed either:

•	the result of:

(a)	15% of the Aggregate Principal Receivables as of the first day of the third preceding Monthly Period, minus

(b)	the transferred principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was designated to be added to the trust; or

•	the result of:

(a)	20% of the Aggregate Principal Receivables as of the first day of the calendar year in which the addition is to occur, minus

(b)	the transferred principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was designated to be added to the trust; or

(2)	the number of the additional accounts does not exceed either:

•	the result of:

(a)	15% of the number of accounts in the trust as of the first day of the third preceding Monthly Period, minus

(b)	the number of additional accounts added since that date; or

•	the result of:

(a)	20% of the number of accounts in the trust as of the first day of the calendar year in which the addition is to occur, minus

(b)	the number of additional accounts added since that date.

We may exceed these limitations if the Rating Agency Condition is satisfied for all outstanding series of notes, in which case the five business days’ prior notice requirement described above will not apply.

If at the end of any Monthly Period an Asset Deficiency exists, we will be required to designate additional accounts to the trust and assign the related receivables to the trust on or prior to the required designation date described below unless the Asset Deficiency, calculated after giving effect to any payment of principal on any outstanding series of notes to occur on the following payment date, no longer exists as of the close of business on any day that is after the last day of such Monthly Period but on or prior to the required designation date. The required designation date will be the tenth business day following the end of the Monthly Period, provided that if the requirement to designate additional accounts arises from an Asset Deficiency due to the Risk Retention Transferor Amount being less than the Required Risk Retention Transferor Amount, the required designation date will be the last day of the next following Monthly Period. The amount of the required addition is the amount necessary so that no Asset Deficiency exists as of the close of business on the addition date, calculated after giving effect to any payment of principal on any outstanding series of notes to occur on the following payment date.

When we transfer receivables in additional accounts to the trust, we must deliver a written assignment to the trust, indicate in our electronic records that such receivables have been transferred by us and, if any optional addition of accounts would exceed the limits described above, satisfy the Rating Agency Condition.

As described in more detail in “Review of Pool Asset Disclosure,” in connection with account additions, we periodically identify accounts that meet the trust eligibility criteria described in “The Trust Portfolio—Representations and Warranties of the Depositor” by screening the inventory of accounts owned by the bank (including accounts acquired from third party originators, if any) for the applicable characteristics. No party will independently verify that the above conditions for the designation of additional accounts have been met.

Removal of Accounts

We also have the right to remove accounts from the list of designated accounts and to require the reassignment to us or our designee of all receivables in the removed accounts, whether the receivables already exist or arise after the designation.  Our right to remove accounts (other than in the case of removed accounts designated for purchase by a program partner under the terms of the program partner’s credit card program agreement or the removal of inactive accounts) is subject to the satisfaction of several conditions, including that:

(1)	the Rating Agency Condition is satisfied;

(2)	we certify that we reasonably believe that:

(a)	no selection procedures believed by us to be materially adverse to the trust or its creditors were used in selecting the removed accounts; and

(b)	the removal will not cause an early amortization event; and

(3)	no Asset Deficiency will exist after giving effect to such removal.

In addition, we may from time to time, remove accounts designated for purchase by a program partner under the terms of the program partner’s credit card program agreement with the bank.  In connection with such a removal, we are required to use reasonable efforts to satisfy the Rating Agency Condition.  The repurchase price for these receivables will be equal to the outstanding principal amount of the receivables in the removed accounts, plus accrued finance charges in such removed accounts, as of the date the balance of principal receivables in the removed accounts is determined for purposes of calculating the purchase price to be paid by the program partner in accordance with the program partner’s credit card program agreement with the bank.  Amounts received by the trust for these removed receivables will be treated as collections of transferred principal receivables and finance charge receivables. However, if no Asset Deficiency would exist after giving effect to the removal of such accounts, no cash payment of the repurchase price will be required and the consideration for the removed receivables will be a corresponding reduction in the Free Equity Amount.

From time to time, we may also designate accounts that have had a zero balance and on which no charges have been made for at least the preceding twelve months as removed accounts without satisfying the conditions described above.

No party will independently verify that the above conditions for the removal of accounts have been met.

Notice of Changes in Trust Portfolio

If the designation of additional accounts or removal of accounts materially changes the composition of the trust portfolio, we will include updated information with respect to the composition of the trust portfolio in a report on Form 10-D, which will be filed with the SEC, unless similar information with respect to the trust portfolio was otherwise previously filed in a periodic report filed with the SEC pursuant to the Securities Exchange Act or filed with the SEC in connection with the filing by us of a prospectus or registration statement relating to the trust.

The Trust Portfolio

Selection of the Trust Portfolio

The bank’s credit card portfolio is primarily comprised of private label and dual card accounts. The current trust portfolio is primarily comprised of accounts from among a subset of the bank’s dual card and private label credit card programs. Accounts designated to the trust portfolio were selected for the trust portfolio from among these accounts that satisfy the eligibility criteria specified in the receivables sale agreement and the transfer agreement. See “The Trust Portfolio—Representations and Warranties of the Depositor” for a description of the eligibility criteria used to select the trust portfolio.

The tables under the heading “Composition of the Trust Portfolio” in Annex III summarize the trust portfolio by various criteria as of the dates specified in Annex III. Annex III is included at the end of this prospectus and is incorporated into this prospectus.

Review of Pool Asset Disclosure

In connection with the offering of the offered notes, we have performed a review of the Asset Review Information. This review was designed and effected to provide us with reasonable assurance that the Asset Review Information is accurate in all material respects.

The Asset Review Information consisting of factual information was reviewed and approved by those officers and employees of us, the bank and our and the bank’s affiliates who are knowledgeable about such factual information. Our counsel reviewed the Asset Review Information consisting of descriptions of portions of the transaction documents and compared that Asset Review Information to the related transaction documents. Asset Review Information consisting of descriptions of the program agreements for the selected portfolios was reviewed and compared to the applicable program agreements by officers of the bank familiar with those documents. Our officers and affiliates also consulted with internal regulatory personnel and counsel with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the transferred receivables or payments on the notes.

Our officers and affiliates, with the assistance of a third party we engaged, also performed a review of the statistical information in this prospectus with respect to the transferred receivables. The statistical information relating to the transferred receivables was compared to information from the bank’s database regarding the attributes of such receivables. The results of the review provided validation that the data is accurate and consistent in all material respects with the information maintained in the bank’s database.

Certain data processing and administrative functions associated with the servicing of the trust portfolio are currently being performed on behalf of the bank via a contractual arrangement with Fiserv Solutions, LLC (Fiserv). Information processed by Fiserv is transferred to the bank’s information system, and the statistical information regarding the trust accounts that is included in this prospectus is derived from the bank’s information system. The bank utilizes a variety of integrated automated controls to ensure that data processed by Fiserv is accurately transferred to the bank’s information systems including data architectural controls that validate record counts as well as data quality controls to measure completeness, consistency and validity. In addition, the bank verifies the accuracy of what is processed by reviewing a report that compares data fields including the total credit limits, delinquency statuses, late fees, finance charges and principal receivables of all accounts processed by Fiserv to the corresponding information reflected in the bank’s information systems for all accounts owned by the bank.

With respect to the disclosure in “Compliance with Underwriting Criteria” below, the bank regularly engages in activities that are designed to monitor and measure compliance with its credit policy, including testing of automated approval systems and monthly monitoring and compliance checks with respect to credit line decisions that are not handled through the automated system.

To ensure models used in automated strategies are “good to use,” the bank utilizes a model governance framework which is in accordance with the latest regulatory guidance. Upon instances where deviation from expected performance is observed, the bank management team is notified, with an explanation of the results. This notification to bank management may result in re-evaluating and, potentially, re-building models. When monitoring the quality of the automated decision approvals, the bank uses monthly portfolio performance packages. These packages summarize monthly approval trends by score range, channel and lines assigned.

As described in more detail in “Compliance with Underwriting Criteria” below, if a cardholder requests a credit line that exceeds the amount set for such cardholder by the automated system, the related request is forwarded to a group referred to as “Credit Solutions” for consideration if (1) such cardholder received the highest internal credit rating from the automated system, (2) the related account meets system established characteristics such as having no amounts past due and (3) the requested credit line increase is being made on an eligible product as pre-determined by the system strategy. Credit line decisions made by the Credit Solutions group are monitored through a monthly process during which each underwriter has six calls reviewed by a bank quality control analyst who rates each decision in accordance with an established review methodology.

Currently, on a monthly basis, a surveillance team screens a sample of accounts that were handled by the Credit Solutions group to identify accounts for decisions outside the procedure. The surveillance team selects the sample of accounts to be reviewed on a random basis for accounts that were handled by the Credit Solutions group in the prior month. Annual surveillance standards are used to determine the sampling amount sufficient to provide a 95% confidence level. Such accounts are then re-evaluated to determine whether there were any exceptions from underwriting guidelines with respect to the credit lines granted on such accounts. There may be modifications to such surveillance procedures from time to time in the future.

In connection with account additions, we periodically identify accounts that meet the trust eligibility criteria by screening the inventory of accounts owned by the bank (including accounts acquired from third party originators) for the applicable characteristics. We then prepare a report that shows the applicable account characteristics for the accounts that passed the screen. This report is reviewed by the bank to ensure that the screen properly excluded any ineligible accounts. Among the population of eligible accounts, the bank, in its discretion, may apply additional screens based on certain account characteristics, including credit score and delinquency status, however, the bank is not required to do so. Once these additional screens have been applied, the bank randomly selects accounts from the remaining population of eligible accounts. In connection with each account addition, we will represent that no selection procedures believed to be materially adverse to the interests of the issuing entity or the noteholders were utilized in selection of the additional accounts from the available eligible accounts.

Portions of the review of the legal, regulatory and statistical information were performed with the assistance of our affiliates and third parties we engaged, which determined the nature, extent and timing of the review and the level of assistance provided by its affiliates and the third parties. We had ultimate authority and control over, and assume all responsibility for, the review and the findings and conclusions of the review. We attribute all findings and conclusions of the review to ourselves.

After undertaking the review described above, we have concluded that we have reasonable assurance that the Asset Review Information in this prospectus is accurate in all material respects.

Compliance with Underwriting Criteria

As described in “The Sponsor—Underwriting Process,” the bank makes virtually all underwriting and authorization decisions using an automated system that considers credit bureau information that is run through proprietary scoring models developed for the bank to assess each applicant’s creditworthiness. This automated system drives all decisions to approve or decline a customer’s request for credit and also sets an initial credit line on each approved customer’s account, in each case without any underwriter discretion.

In cases where a newly approved cardholder or an existing cardholder has requested a credit line that exceeds the amount set by the automated system, the request is forwarded to the Credit Solutions group for further consideration if (1) such cardholder received the highest internal credit rating from the automated system, (2) the related account meets system established characteristics such as having no amounts past due and (3) the requested credit line increase is being made on an eligible product as pre-determined by the system strategy. Applicants with lower credit ratings are offered the maximum credit line permitted by the automated system without any review by the Credit Solutions group. Once accounts are received by the Credit Solutions group, all requests for a higher credit line are screened through a system that considers each applicant’s bankruptcy history, ability to pay and recent increase history. All accounts considered by the Credit Solutions group that pass the initial screen are then assessed by underwriters according to operating procedures that consider certain account characteristics, including factors such as credit score and delinquency history. If an applicant satisfies all criteria specified by the operating procedures, the reviewing underwriter may grant a higher credit line up to designated levels.

We have reviewed the credit line decisions made by the Credit Solutions group that were identified by the bank’s surveillance team as specified above between January 1, 2019 and February 28, 2025 for credit line decisions relating to the bank’s sales platforms that were exceptions to the underwriting guidelines disclosed in this prospectus. Some of these credit line decisions were granted at or under the designated maximum level permitted by the operating procedures, however such accounts were found to deviate from the disclosed underwriting guidelines for the sole reason that they lacked requisite manager pre-approval. The remainder of the exceptions were determined to be exceptions because the credit lines were found to be above the maximum level permitted by the operating procedures for those accounts. Based on our review, the number of credit line decisions for which exceptions were identified represents less than 0.1% of accounts for which credit was granted during such time period.

The bank determined to include the receivables for which exceptions were identified in the trust portfolio because the exceptions would not have a material adverse effect on the trust, and therefore, despite the exceptions to the underwriting criteria, the related receivables are eligible for sale to the trust. With respect to these credit-related exceptions, the bank considers, as an additional compensating factor, that ongoing credit monitoring enables the bank to adjust the credit limit as deemed necessary by the results of the behavioral scoring model that is applied to each account periodically.

Static Pool Information

Static pool information for the trust portfolio relating to charge-offs, delinquencies, yield and payment rate is located in Annex II to this prospectus, which is included at the end of this prospectus and is incorporated into this prospectus. Annex II does not include information relating to prepayments, because the concept of prepayments is not an applicable consideration for credit card accounts beyond payment rate data, which is provided in Annex II. Annex II does not include information relating to standardized credit scores, because credit decisions regarding the accounts are being made on an ongoing basis based on the evolving credit scores of the related obligors.

Asset Representations Review

As discussed under “The Trust Portfolio—Representations and Warranties of the Depositor,” and “The Trust Portfolio—Representations and Warranties of the Sellers,” we and the seller make certain representations and warranties regarding the eligibility of the transferred receivables and the related accounts. The asset representations reviewer will be responsible for reviewing the transferred receivables and related accounts for compliance with the representations and warranties regarding if an account is an eligible account and if a receivable is an eligible receivable (collectively, the “Pool Asset Representations”), when the following asset review conditions (the “Review Conditions”) have been satisfied:

•	the Delinquency Percentage for any payment date exceeds the Delinquency Trigger for that payment date, as described below under “—Delinquency Trigger”; and

•	the noteholders have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting.”

If the Review Conditions are satisfied (the first date on which all of the Review Conditions are satisfied is referred to as the “Review Trigger Date”), then the asset representations reviewer will perform a review of the Subject Receivables (as defined below) for compliance with the Pool Asset Representations as described below under “—Asset Review.”

Delinquency Trigger

On or prior to each payment date, the servicer will calculate the Delinquency Percentage for the preceding Monthly Period. The “Delinquency Percentage” for each payment date and the related preceding Monthly Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate receivables balance of all 60-Day Delinquent Receivables as of the last day of the Monthly Period immediately preceding such payment date to (ii) the aggregate receivables balance of all transferred receivables as of the last day of the related Monthly Period. “60-Day Delinquent Receivables” means, as of any date of determination, all transferred receivables (other than charged-off receivables and receivables in removed accounts) that are 60 or more days delinquent as of the last day of the Monthly Period immediately preceding such date, as determined in accordance with the bank’s customary servicing practices. Charged-off receivables are not considered delinquent receivables and are therefore not included in the Delinquency Percentage calculation.

The “Delinquency Trigger” for any payment date and the related preceding Monthly Period will be the lowest “Delinquency Trigger” as specified in the prospectus for any series.  The Delinquency Trigger for the Class A(2025-2) notes is 9.00% and the lowest “Delinquency Trigger” for any outstanding SynchronySeries as of the date of this prospectus is 9.00%.  The Delinquency Trigger for the Class A(2025-2) notes has been set at a level in excess of the historical peak of delinquent receivables to assure that the Delinquency Trigger is not breached due to fluctuations in credit cycles that are unrelated to breaches of representations and warranties.  The Delinquency Trigger corresponds generally to the level of expected losses on the receivables in the trust that would cause the notes to realize the first dollar of loss.  By aligning the Delinquency Trigger with the maximum level of credit losses that the notes can withstand without a loss, we believe the Delinquency Trigger provides an appropriate early warning threshold at the point when noteholders may benefit from an Asset Review.

“Subject Receivables” means, for any asset review, all transferred receivables which are 60-Day Delinquent Receivables as of the last day of the Monthly Period prior to the related Review Trigger Date. However, any receivable which becomes a repurchased receivable after the Review Trigger Date will no longer be a Subject Receivable.

Asset Review Voting

If the Delinquency Percentage on any payment date exceeds the Delinquency Trigger for that payment date, the servicer will notify investors of that occurrence on the monthly distribution report filed by us on Form 10-D, and noteholders holding at least 5% of the aggregate outstanding principal balance of all outstanding series of notes (excluding any notes held by the issuing entity or any of its affiliates) (the “Instituting Noteholders”) may then elect to initiate a vote of the noteholders to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote. If any of the Instituting Noteholders is not a record holder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor is a beneficial owner of notes. Those verification documents may include a written certification that the investor is a beneficial owner of the notes and (A) a trade confirmation, (B) an account statement, (C) a letter from a broker or dealer that is acceptable to the indenture trustee or (D) any other similar document acceptable to the indenture trustee. Any such vote shall be (i) initiated no later than 90 days from date the monthly distribution report specifying that the Delinquency Trigger was breached and has been filed by us and (ii) completed no later than 150 days from the date the monthly distribution report specifying that the Delinquency Trigger was breached and has been filed by us.

The servicer will notify investors on the monthly distribution report filed by us on Form 10-D if the Instituting Noteholders initiated a vote as described in the preceding paragraph. The “Noteholder Direction” will be deemed to have occurred if noteholders representing at least a majority of the voting noteholders vote in favor of directing a review by the asset representations reviewer. The noteholders voting in favor of that review are referred to as the “Directing Noteholders.” If the Instituting Noteholders elect to initiate a vote, then the bank will pay the costs, expenses and liabilities incurred by the indenture trustee, us and the issuing entity in connection with the voting process, including the costs and expenses of counsel (as described below under “—Fees and Expenses for Asset Review”). The trust may set a record date for purposes of determining the identity of noteholders entitled to vote in accordance with Section 316(c) of the Trust Indenture Act.

Promptly after the Review Trigger Date, the indenture trustee will send a notice to the trust, which will notify us and the asset representations reviewer that the Review Conditions have been satisfied and will provide the applicable Review Trigger Date. We will notify investors that an Asset Review has been directed on the monthly distribution report filed on Form 10-D following the Review Trigger Date. Within 30 calendar days of receipt of such notice, the servicer will provide to the asset representations reviewer a list of the accounts in which the Subject Receivables arise.

Fees and Expenses for Asset Review

The asset representations reviewer will be paid an annual fee by the bank in accordance with a letter agreement between the bank and the asset representations reviewer. Additionally, in accordance with a letter agreement between the bank and the asset representations reviewer, the asset representations reviewer will be entitled to receive a fee in connection with each Asset Review, which will be paid by the bank.

Asset Review

If the Review Conditions are satisfied, the asset representations reviewer will perform a review of the Subject Receivables and related accounts for compliance with the Pool Asset Representations (an “Asset Review”) to determine, based on the testing procedures, whether the Pool Asset Representations with respect to each Subject Receivable and each related account were accurate in all material respects.

The Asset Review will be performed in accordance with the procedures set forth in the asset representations review agreement. Such procedures may be modified with the written consent of the issuing entity, the servicer and the asset representations reviewer, so long as such modification provides an alternative test and/or set of review materials that in the good faith determination of the servicer will test compliance with one or more of the Pool Asset Representations. The servicer will provide the asset representations reviewer with access to the review materials specified in the asset representations review agreement within 60 days after receiving notice that the Review Conditions have been satisfied.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after the asset representations reviewer receives access to the review materials but may have an additional 30 days to complete the review if additional review materials are required. Within 5 days of its completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the bank, the servicer and us of the findings and conclusions of the review of the Subject Receivables, and the Form 10-D filed by us with respect to the applicable Monthly Period in which the asset representations reviewer’s report is provided will include a summary of those findings and conclusions. The asset representations reviewer will not determine whether noncompliance with the Pool Asset Representations constitutes a breach of the transfer agreement or whether we would be required to repurchase a Subject Receivable. Additionally, the asset representations reviewer will not determine the reason for the delinquency of any receivable, the creditworthiness of any obligor, the overall quality of any receivable or the compliance by the servicer with its covenants with respect to the servicing of any receivable or to establish cause, materiality or recourse for any failed test. The bank will, after reviewing the report of the asset representations reviewer, determine whether we would be required to repurchase a Subject Receivable pursuant to the terms of the transfer agreement. For additional information on our representations and warranties, see “The Trust Portfolio—Representations and Warranties of the Depositor,” and for additional information on repurchases, see “Repurchase of Receivables” in this prospectus.

Resignation and Removal of the Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, has been appointed as asset representations reviewer pursuant to an agreement among us, the bank, the issuing entity and the asset representations reviewer. See “The Asset Representation Reviewer” in this prospectus for further information about Clayton Fixed Income Services LLC.

The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, us, the servicer, the indenture trustee, the owner trustee or any person hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables, (b) upon determination that the performance of its duties under the asset representation review agreement is no longer permissible under applicable law, (c) it has received the consent of the bank, (d) it does not receive any payment required to be made in connection with an undisputed invoice under the asset representations review agreement within 90 days after the bank has been giving written notice of such non-payment or (e) it has delivered one year’s (or a shorter period of time to which the trust agrees) written notice to the bank, us and the trust at any time on or after the date that is five years after the date of the asset representations review agreement, or such later date to which such date may be extended by agreement of the asset representations reviewer, the trust and the bank. Upon the occurrence of one of the foregoing events (other than the occurrence of the event described in clause (e) of the preceding sentence), the asset representations reviewer will promptly resign with 90 calendar days’ prior written notice and the trust will appoint a successor asset representations reviewer. The trust may immediately remove the asset representations reviewer if the asset representations reviewer ceases to be an eligible asset representations reviewer, becomes legally unable to perform its obligations or becomes subject to a bankruptcy. In addition, the trust may remove the asset representations reviewer with at least 30 calendar days’ prior written notice for any reason in its sole discretion so long as any such termination will not be effective until the asset representations reviewer has completed and delivered all review reports for any then in-progress Asset Review. If the asset representations reviewer resigns or is removed, replaced or substituted, or if a new asset representations reviewer is appointed, we will specify the circumstances surrounding the change on the monthly distribution report filed on Form 10-D for the Monthly Period in which the change occurred. No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer who is an eligible asset representations reviewer is in place. The asset representations reviewer will pay the reasonable expenses of transitioning its obligations under the asset representations review agreement and preparing the successor asset representations reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the bank, us or the successor asset representations reviewer. However, the asset representations reviewer will not be responsible for paying such transitions expenses if it is removed by the trust without cause or because it did not receive a payment required to be made in connection with an undisputed invoice under the asset representations review agreement within 90 days after the bank had been given written notice of such non-payment. Any costs associated with the removal of the asset representations reviewer and the appointment of a successor, to the extent not paid by the asset representations reviewer, will be paid by the bank.

Indemnification and Limitation of Liability of Asset Representations Reviewer

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined above) and the related accounts for compliance with the Pool Asset Representations. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “—Fees and Expenses for Asset Review” above. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement. The asset representations reviewer will be required to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law.

The bank will indemnify the asset representations reviewer and its affiliates and assigns and their respective officers, directors, employees and agents against any losses (including, without limitation, relating to injury or death of any person or destruction of any property, real or personal) arising out of, connected with or resulting from any act taken by the asset representations reviewer (acting in good faith) under the asset representations review agreement or the indenture, except for losses that are the result of the asset representation reviewer’s material breach of the asset representations review agreement or indenture, as applicable, the asset representations reviewer’s failure to comply with applicable law in performing its duties under the asset representations review agreement or the indenture, as applicable, the negligence, willful misconduct or bad faith of the asset representations reviewer or any material breach of the asset representations reviewer’s representations, warranties or covenants. In addition, if the asset representations reviewer participates in a dispute resolution proceeding as described under “Repurchase of Receivables—Dispute Resolution Procedures” below and its reasonable expenses for participating in the proceeding are not paid by a party to the dispute resolution within 90 days after the end of the proceeding, the bank will reimburse the asset representations reviewer for such expenses within 30 days of receipt of a detailed invoice.

The asset representations reviewer will not be liable to any person for any action taken, or not taken, in good faith under the asset representations review agreement or for error in judgment. However, the asset representations reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the asset representations review agreement and the indenture. The asset representations reviewer will not be liable for special, indirect or consequential damages (including loss of profit).

Amendment of the Asset Representations Review Agreement

The asset representations review agreement can be amended without the consent of noteholders; provided that, except with respect to amendments (i) to clarify an ambiguity, correct an error or correct or supplement any term of the asset representations review agreement that may be defective or inconsistent with the other terms of the asset representations review agreement or to provide for or facilitate the acceptance of the asset representations review agreement by a successor asset representations reviewer, (ii) to the tests set forth in the asset representations review agreement or (iii) to convert or supplement any provision in a manner consistent with the intent of the asset representations review agreement, either (a) such amendment will not, as evidenced by an opinion of counsel or officer’s certificate, materially and adversely affect the interests of the holders of any outstanding note or (b) the Rating Agency Condition is satisfied with respect to such amendment. For any amendment for which clauses (a) or (b) cannot be satisfied, the asset representations review agreement can be amended with the consent of noteholders of a majority of the outstanding principal balance of the notes of each adversely affected series.

Repurchase of Receivables

Demands for Repurchase

For the three-year period ending March 31, 2025, we have not received a demand to repurchase any receivable underlying any securitization sponsored by the bank, and there was no activity with respect to any demand made prior to such period with respect to any such receivables. We, as securitizer, disclose all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS−15G. We filed our most recent Form ABS-15G with the Securities and Exchange Commission on January 29, 2025. Our CIK number is 0001724786.

Dispute Resolution Procedures

We and the bank are required to repurchase receivables from the trust if it is discovered that the receivables did not satisfy eligibility requirements in some material respect at the time that they were transferred to us or to the trust, respectively, and the ineligibility results in a charge-off or an impairment of the trust’s rights in the transferred receivables or their proceeds. As set forth in “The Trust Portfolio—Representations and Warranties of the Depositor,” either the trust or the indenture trustee (acting at the direction of noteholders of more than 50% of the outstanding principal amount of all notes) is entitled to request such a repurchase from us and as set forth under the heading “The Trust Portfolio—Representations and Warranties of the Bank,” we or the indenture trustee (acting at the direction of holders of more than 50% of the outstanding principal amount of all notes) are entitled to request such a repurchase from the bank. If a request for repurchase of a receivable has not been fulfilled or otherwise resolved within 180 days of the receipt of notice of the request, the person making the repurchase request or any verified note owner (a “requesting party”), may refer the matter, at its discretion, to either mediation (including non-binding arbitration) or arbitration. To utilize the dispute resolution provisions, the requesting party must provide notice to the party it has requested repurchase the receivables and the trust (if the trust is not the requesting party) of its intention to refer the matter to mediation or arbitration within 90 days of the delivery of the monthly noteholder statement following the end of the 180 day period referred to in the immediately preceding sentence. We and the bank have agreed to participate in the dispute resolution method that is selected by a requesting party. Dispute resolution to resolve repurchase requests will be available regardless of whether noteholders voted to direct an Asset Review or whether the Delinquency Trigger occurred.

If the requesting party selects mediation, the mediation will be administered by a nationally recognized arbitration and mediation association. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”). If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or may, in accordance with the terms of the transaction documents, pursue other remedies including legal proceedings.

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association. The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the AAA. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The arbitrator will make its final determination in writing no later than 90 days after its appointment. The arbitration will resolve the dispute according to the transaction documents and may not modify or change the transaction documents in any way or award remedies not consistent with the transaction documents. The arbitrator will not have the power to aware punitive or consequential damages. The final determination of the arbitrator will be final and non-appealable absent manifest error, except for actions to confirm or vacate the determination permitted under law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

Neither we nor the bank will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the repurchase request and the dispute resolution confidential but will not be restricted from disclosing any information as required by any applicable law.

Maturity Considerations

The offered notes will always be in one of three periods—the revolving period, the accumulation period or the amortization period. During the revolving period, the offered notes will not receive payments of principal. During the accumulation period, the trust will, to the extent of available funds, distribute principal payments to the offered notes up to a targeted amount as described in “Description of SynchronySeries Provisions—Application of SynchronySeries Available Principal Collections.” The scheduled principal payment date for the offered notes will be the payment date in May 2028. We expect, but cannot assure you, that the trust will have sufficient funds to pay the full principal amount of the offered notes on the scheduled principal payment date for the offered notes.

If an early amortization event occurs and the offered notes are in an amortization period, on the first payment date following the Monthly Period in which the early amortization event occurs, principal collections allocated to the Class A(2025-2) noteholders on each payment date will be paid to the Class A(2025-2) noteholders, up to the outstanding principal amount of the offered notes.

The trust will continue to pay principal to the Class A(2025-2) noteholders on each payment date following the occurrence of an early amortization event until the earlier of the date the offered notes are paid in full and the Class A(2025-2) legal maturity date, which is the May 2031 payment date.

Description of the Notes

The trust may issue from time to time one or more series of notes under a master indenture and one or more indenture supplements entered into by the trust and the indenture trustee. The following summaries describe the material provisions of the notes issued by the trust. We have filed a form of an indenture supplement and copies of each of the other agreements with the SEC as exhibits to the registration statement relating to the notes.

General

Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive specified payments of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

•	principal payments;

•	maturity date;

•	interest rate; and

•	availability and amount of enhancement.

The notes registered under the Securities Act generally:

•	will be represented by notes registered in the name of a The Deposit Trust Company (“DTC”) nominee; and

•	will be available for purchase in book-entry form only.

Cede & Co., as nominee of DTC, is expected to be the holder of record of each series of book-entry notes. An owner of beneficial ownership interests in the notes will generally not be entitled to a definitive note representing its interest in the issued notes because it will own global notes through a book-entry record maintained by DTC. References in this prospectus to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from DTC participants.

None of us, the administrator, the owner trustee, the indenture trustee or the servicer, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by us, the servicer, the administrator, the owner trustee, the indenture trustee, or any other person or entity.

New Issuances of Notes

The trust may issue from time to time new notes of any series, class or tranche so long as certain conditions described below are satisfied. All principal terms of each new series will be defined in an indenture supplement. Each series issued may have terms and enhancements that are different from those for any other series. No prior notice to, or consent from, noteholders will be required for the issuance of an additional series, class or tranche and we do not expect to request such consents. The trust may offer any series or class under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act either directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

The Issuer may issue new notes of any series, class or tranche, so long as the following conditions precedent are satisfied or waived:

(1)	the Rating Agency Condition is satisfied;

(2)	the trust certifies, based on the facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially and adversely affect the amount of distributions to be made to of noteholders of any series, class or tranche of notes;

(3)	after giving effect to the new issuance, there will not be an Asset Deficiency; and

(4)	the trust delivers an opinion of counsel to the indenture trustee to the effect that, for federal income tax purposes:

(a)	the new issuance will not adversely affect the tax characterization as debt of any outstanding class of notes as to which an opinion of counsel was delivered at the time of their issuance that those notes would be characterized as debt;

(b)	the new issuance will not cause the trust to be treated as an association or publicly traded partnership taxable as a corporation; and

(c)	the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

Additional notes of any class or tranche can be issued on any date so long as the conditions of issuance set forth in the indenture are met. The trust may issue additional classes or tranches of notes or additional notes of a previously issued class or tranche at different times. Neither you nor any other noteholder will have the right to consent to the issuance of future notes.

There are no restrictions on the timing or amount of any additional issuance of notes, so long as the conditions described above are met. As of the date of any additional issuance of an outstanding class or tranche of notes, the outstanding principal amount for that class or tranche will be increased to reflect the principal amount of the additional notes. When issued, the additional notes of an outstanding class or tranche will be equally and ratably entitled to the benefits of the indenture and the related indenture supplement as the other outstanding notes of that class without preference, priority or distinction.

If the issuance of notes results in an increase in the targeted deposit for any Class D reserve sub-account for any tranche of Class D notes, on such issuance date, it will be a condition to such issuance that the trust will fund such increase with a cash deposit into the Class D reserve sub-account for such tranche or Class D notes.

For each new issuance, we will determine whether additional notes may be issued and whether the conditions to the new issuance have been met. No party will independently verify our determination.

Collateral Amount; Allocation of Collections

The collateral amount for any series of notes will generally equal the initial outstanding principal amount of the notes of that series plus the subordinated transferor amount, if any, for that series of notes. The collateral amount for a series of notes offered under this prospectus may be reduced on account of:

•	charged-off receivables; or

•	reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from finance charge collections.

See “The Servicer—Charged-off Receivables; Dilution; Investor Charge-Offs” and “Description of SynchronySeries Provisions—Allocation of Charged-off Receivables; Investor Charge-Offs.” In addition, when a series is amortizing, the collateral amount for that series will decline as transferred principal receivables are collected and paid or accumulated for payment to the noteholders.

The trust will allocate all collections of finance charge receivables and transferred principal receivables among each series of notes and the Free Equity Amount based on the respective allocation percentages for each series and the transferor percentage. Under the circumstances described in “The Servicer—Deposit of Collections; Commingling,” a portion of collections initially allocated to us may be required to be deposited into the excess funding account to cure an Asset Deficiency and may be required to be deposited to the collection account for the benefit of noteholders.

See “Description of SynchronySeries Provisions—Allocation Percentages” for more information regarding the collateral amount for the SynchronySeries and the allocation of collections to the SynchronySeries.

Excess Funding Account

If an Asset Deficiency exists on any date of processing (determined after giving effect to any transfer of principal receivables to the trust on such date), the trust will deposit in the excess funding account an amount equal to the lesser of (i) the amount of collections that would otherwise be payable to us and (ii) the amount necessary to cure such Asset Deficiency. Funds on deposit in the excess funding account will be withdrawn and paid to us on any day to the extent that no Asset Deficiency exists. After giving effect to any withdrawal of funds pursuant to the preceding sentence, amounts on deposit in the Excess Funding Account shall be treated as shared excess available principal collections and will be applied as described in “—Shared Excess Available Principal Collections.”

Credit Enhancement

For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of establishing a subordinated transferor amount for a series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a derivative agreement, a surety bond, an insurance policy, a spread account, a reserve account or the use of cross support features, or any combination of these. If so specified in the related indenture supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that indenture supplement. Any credit enhancement that constitutes a guarantee of a series of notes registered under the Securities Act will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

The credit enhancement for a series of notes may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of uncovered losses. See “Description of SynchronySeries Provisions—Collateral Amount—SynchronySeries Subordinated Transferor Amount” for a description of the subordinated transferor amount that serves as credit enhancement for the SynchronySeries notes.

Global Notes

This section describes the form global notes will take, how global notes may be transferred and how payments will be made to holders of global notes.

Global notes may be held through DTC in the U.S., Clearstream or Euroclear in Europe. Global notes may be held directly with one of these systems if the holder is a participant in the system, or indirectly through organizations which are participants. Global notes will be issued in “registered form” as defined in the Internal Revenue Code of 1986, as amended (the “Code”).

Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes for global notes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding global notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

It is anticipated that the only “noteholder” or “holder” of global notes will be Cede & Co., as nominee of DTC. An owner of a beneficial ownership in a note, a “note owner,” will not be recognized by the indenture trustee as a noteholder, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants which, in turn, will exercise the rights of noteholders through DTC. Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. As the global notes are in a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the global notes and is required to receive and transmit distributions of principal and interest on the global notes. Participants and indirect participants with which note owners have accounts with respect to the global notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective global note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge global notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those global notes, may be limited due to the lack of a physical certificate for those global notes.

DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the global notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Code of Conduct for Clearing and Settlement and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of global notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

See Annex V, which is included at the end of this prospectus and is incorporated into this prospectus, for additional information concerning global notes.

Definitive Notes

Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:

•	DTC notifies the trust that it is no longer willing or able to discharge properly its responsibilities as depository with respect to that series, class or tranche of notes or DTC ceases to be a clearing agency registered under the Securities Exchange Act, and the trust does not appoint a successor within ninety (90) days after it receives notice or becomes aware of such ineligibility;

•	the trust determines at any time in its sole discretion that the notes of any series, class or tranche or portion thereof will no longer be represented by global notes;

•	the trust has specified pursuant to the terms of the indenture that DTC may surrender a global note in exchange for a definitive note; or

•	an event of default has occurred and note owners representing not less than 50% of the outstanding principal amount of the notes of a series, class or tranche advise DTC and the indenture trustee that global notes are no longer in the best interest of those note owners.

Payment of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. The final payment on any note—whether definitive notes or the global notes registered in the name of Cede & Co. representing the notes—will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final payment to noteholders. The indenture trustee will mail this notice to registered noteholders not later than the second business day prior to the fifth day of the month of the final distributions.

Definitive notes will be transferable and exchangeable at the offices of the note registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the trust may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Interest Payments

The interest rate on any class of notes may be a fixed or floating rate, and will be specified in the related indenture supplement. Interest payments or deposits for any specified series on any payment date will be paid from:

•	collections of finance charge receivables allocated to the series during the preceding Monthly Period or Monthly Periods, including any collections of transferred principal receivables treated as collections of finance charge receivables as described in “—Discount Option”;

•	collections of principal receivables to the extent specified in the related indenture supplement;

•	collections of finance charge receivables allocated to other series and made available as described in “—Shared Excess Available Finance Charge Collections”;

•	investment earnings, if any, on any funds held in trust accounts, to the extent specified in the related indenture supplement; and

•	any credit enhancement or derivative instrument, to the extent available for the series, as specified in the related indenture supplement.

If interest payments will be made less frequently than monthly for any specified series, an interest funding account may be established to accumulate the required interest amount for that series. If a series has more than one class of notes, that series may have more than one interest funding account. In addition, for any series, any accrued and unpaid interest not paid as of the legal maturity date for that series will be due and payable on the legal maturity date for that series.

See “Description of SynchronySeries Provisions—Interest Payments” for more information regarding the interest payments for your notes.

Principal Payments

Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. However, if specified in the related indentures supplement, principal may be payable on any class of notes during the revolving period in connection with an optional amortization.

The revolving period for each series will end on the earlier of a specified date or upon the occurrence of one of a specified set of events, at which time a new period will begin during which principal collections available to that series will be accumulated in a trust account or used to repay the notes of that series. That new period is called an amortization period if partial principal payments are made each month, and is called an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class of notes in full on a scheduled principal payment date. The amount paid or accumulated each month may be limited to a specified controlled amortization amount or controlled accumulation amount.

However, each series will also be subject to early amortization events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. See “Description of SynchronySeries Provisions—Early Amortization Events” for a description of the early amortization events applicable to your notes. Upon an early amortization event, available principal will be paid to noteholders monthly and will not be subject to any controlled amount or accumulation provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than early amortization events, resulting in an early start to an accumulation period or removing any limitation based on a controlled amortization amount.

Principal payments for any class of notes will be paid from collections of transferred principal receivables allocated to the related series and from other sources specified in the prospectus. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times.

See “Description of SynchronySeries Provisions—Application of SynchronySeries Available Principal Collections” for more information regarding the principal payments for your notes.

Early Amortization Events

The revolving period for each series will continue through the date specified in the related indenture supplement unless an early amortization event occurs prior to that date. An early amortization event occurs with respect to all series of the trust upon the occurrence of any of the following events:

(a)	bankruptcy, insolvency, liquidation, receivership or similar events relating to us or the bank;

(b)	we are unable for any reason to transfer receivables to the trust or the bank is unable to transfer receivables to us, in each case within five business days of the date such transfer is required to be made; or

(c)	the trust becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act.

In addition, an early amortization event may occur with respect to any series upon the occurrence of any other event specified in the related indenture supplement for that series. See “Description of SynchronySeries Provisions—Early Amortization Events” for a description of the early amortization events for your notes. If, because of the occurrence of an early amortization event, an amortization period begins earlier than the scheduled commencement of an amortization period or prior to a scheduled principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

In addition to the consequences of an early amortization event discussed above, if bankruptcy, liquidation, receivership, insolvency or similar proceedings under the bankruptcy code or similar laws occur with respect to us or any other transferor of receivables to the trust, on the day of that event we or such other transferor, as applicable, will immediately cease to transfer principal receivables to the trust and promptly give notice to the indenture trustee and the trust of this event. Any transferred principal receivables transferred to the trust prior to the event, as well as collections on those transferred principal receivables and finance charge receivables accrued at any time with respect to those transferred principal receivables, will continue to be part of the trust assets.

If the only early amortization event to occur is our bankruptcy, insolvency, liquidation, receivership or similar event the court may have the power to require the continued transfer of principal receivables to us, in which event we will continue to transfer principal receivables to the trust. See “Risk Factors—Risks Relating to Regulation—FDIC receivership or conservatorship of the bank or other regulatory action could cause delays or reductions in payment of your notes.”

Events of Default; Rights upon Event of Default

An event of default will occur under the indenture for any series, class or tranche of notes upon the occurrence of any of the following events:

(1)	the trust fails to pay principal on the legal maturity date for that series, class or tranche of notes;

(2)	the trust fails to pay interest when it becomes due and payable on such series, class or tranche of notes and the default continues for a period of 35 days;

(3)	bankruptcy, insolvency, receivership, liquidation or similar events relating to the trust;

(4)	the trust fails to observe or perform covenants or agreements made in the indenture in respect of the notes of that series, class or tranche (other than a covenant or agreement a default in the observance of which is specifically dealt with in clauses (1), (2) or (3) of this section); and:

(a)	the failure continues, or is not cured, for 60 days after notice, by registered or certified mail, to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing at least 25% of the then-outstanding principal amount of that series, class or tranche of notes, specifying such default and requesting the failure to be remedies and stating that the notice is a “Notice of Default” under the Indenture; and

(b)	as a result, the interests of the noteholders of such series, class or tranche are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or

(5)	any additional event specified in the indenture supplement related to that series, class or tranche.

An event of default will not occur if the trust fails to pay the full principal amount of a note on its scheduled principal payment date.

An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

If an event of default referred to in clause (1), (2), (4) or (5) above occurs and is continuing with respect to any series, class or tranche of notes, the indenture trustee or noteholders holding more than 66⅔% of the then-outstanding principal amount of the notes of the affected series, class or tranche may declare the principal of the notes of that series, class or tranche and all interest accrued thereon to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on the notes automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding a majority of the then-outstanding principal amount of the notes of that series, class or tranche may rescind the declaration of acceleration of maturity if:

(1)	the trust has paid or deposited with the indenture trustee all principal and interest due on the notes and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and

(2)	all events of default (other than the nonpayment of principal of the notes which has become due solely by such acceleration) have been cured or waived.

The indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if:

(1)	the indenture trustee, determines that the action it is directed to take is in conflict with applicable law or the indenture;

(2)	the indenture trustee determines in good faith that the requested actions would involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

(3)	the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction.

Subject to those provisions for indemnification and those limitations contained in the indenture, noteholders holding more than 66⅔% of the then-outstanding principal amount of the notes of the affected series, class or tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee if an event of default has occurred and is continuing. The noteholders holding not less than a majority of the then-outstanding principal amount of the affected series, class or tranche may also waive any event of default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder of that series, class or tranche.

After acceleration of a series, class or tranche of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the legal maturity date of the notes. Funds in the collection account and the other trust accounts for an accelerated series, class or tranche of notes and funds in the excess funding account that are available to that series will be applied immediately to pay principal of and interest on those notes.

Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

•	the noteholder or noteholders have previously given the indenture trustee written notice of a continuing event of default;

•	the noteholders of at least 25% of the then-outstanding principal balance of each affected series, class or tranche request the indenture trustee in writing to institute a proceeding as indenture trustee;

•	the noteholders offer indemnity to the indenture trustee that is reasonably satisfactory to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

•	the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnity; and

•	during the 60-day period following receipt of the request and offer of indemnity, the indenture trustee has not received from noteholders holding a majority of the then-outstanding principal amount of the notes of that series, class or tranche a direction inconsistent with the request.

Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note on the legal maturity date, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

If the offered notes have been accelerated following an event of default, the indenture trustee may, and at the direction of the noteholders holding at least 66 2/3% of the then-outstanding principal amount of the offered notes will, subject to the additional requirements below, cause the issuing entity to sell principal receivables (or interests therein) in an amount up to the sum of the nominal liquidation amount of the offered notes and the SynchronySeries subordinated transferor amount (together with the related finance charge receivables), if

•	the noteholders holding more than 90% of the then-outstanding principal amount of the offered notes consent;

•	the net proceeds of such sale would be sufficient to pay all amounts due on the offered notes; or

•	if the indenture trustee determines that the funds to be allocated to the accelerated notes may not be sufficient on an ongoing basis to make all payments on the offered notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of noteholders holding more than 66 2/3% of the then-outstanding principal amount of the offered notes.

Notwithstanding the above requirements, if the indenture trustee exercises its right to sell any portion of the principal receivables, the bank (or an affiliate thereof) will have the right of first refusal to purchase any portion of the principal receivables for which the indenture trustee has received a bona fide offer from a third-party that is not an affiliate of ours at a price equal to the highest bid for such principal receivables by such third-party bidder.

Actions Upon FDIC Repudiation

If the bank becomes the subject of an insolvency proceeding and the FDIC as conservator or receiver for the bank exercises its right of repudiation, the trust shall determine whether the FDIC in such capacity will pay damages pursuant to the FDIC Rule. Upon making such determination, the trust will promptly, and in no event more than one business day thereafter, so notify the indenture trustee. Upon receipt of such notice, the indenture trustee will determine the applicable payment date for making a distribution to holders of the related series, class or tranche of notes of such damages, which date shall be the earlier of (i) the next payment date on which such damages could be distributed and (ii) the earliest practicable date by which the indenture trustee could declare a special payment date. When the applicable payment date is determined, the trust shall promptly compute the amount of interest to be paid on the related series, class or tranche of notes on the applicable payment date. If the applicable payment date is a special payment date, the indenture trustee shall (i) declare such special payment date, (ii) declare a special distribution to the related noteholders consisting of accrued and unpaid interest on each such note and the outstanding principal balance of each such note and (iii) deliver notice to the noteholders of such special payment date and special distribution.

If the FDIC (i) is appointed as conservator or receiver of the bank and (ii) is in default in the payment of principal or interest when due following the expiration of any cure period under the transaction documents due to the failure by the FDIC to pay or apply collections received by it in accordance with the indenture, the indenture trustee may, and if directed by the holders of a majority of the outstanding principal balance of the notes of any affected series, will be entitled to deliver written notice to the FDIC requesting the exercise of contractual rights under the transaction documents with respect to the related series.

Shared Excess Available Finance Charge Collections

Collections of finance charge receivables allocated to a series in excess of the amount needed to make deposits or payments for the benefit of that series may be shared with other series. The servicer, on behalf of the trust, will allocate the aggregate of the excess available finance charge collections for all series to cover any payments required to be made out of finance charge collections for any series that have not been covered out of the finance charge collections allocable to those series.

If the series available finance charge shortfalls exceed the excess available finance charge collections for any Monthly Period, excess finance charge collections will be allocated pro rata among the applicable series based on the relative amounts of series available finance charge shortfalls for such series. If shared excess available finance charge collections exceed series available finance charge shortfalls, the balance will be available for distribution by the trust to us or our assigns. For additional information, see “Description of SynchronySeries Provisions—Sharing Provisions.”

Shared Excess Available Principal Collections

Each series will share excess available principal collections with each other series unless the related indenture supplement excludes that series from this sharing arrangement. If a principal sharing series is allocated principal in excess of the amount needed for deposits or distributions of principal collections, that excess will be shared with other principal sharing series. The servicer, on behalf of the trust, will allocate the aggregate of the shared excess available principal collections for all principal sharing series to cover any principal shortfalls for other principal sharing series. Shared excess available principal collections will only be available to make scheduled or permitted principal distributions to noteholders and deposits to principal funding accounts, if any, for any series that have not been covered out of the collections of transferred principal receivables allocable to those series, and will not be used to cover investor charge-offs for any series.

If the principal shortfalls exceed the amount of shared excess available principal collections for any Monthly Period, shared principal collections for all series will be allocated pro rata among the applicable series based on the relative amounts of series available principal shortfalls. If shared excess available principal collections exceed series available principal shortfalls, the balance will be available for distribution by the trust to us or our assigns or will be deposited in the excess funding account under the circumstances described in “The Trust—Capitalization of Trust; Minimum Free Equity Amount.” For additional information, see “Description of SynchronySeries Provisions—Sharing Provisions.”

Discount Option

For each program partner, we have the option to reclassify a fixed percentage of collections of transferred principal receivables related to such program partner as collections of finance charge receivables. If we do so, the reclassified collections of transferred principal receivables will be considered collections of finance charge receivables and will be allocated with all other collections of finance charge receivables in the trust portfolio.

We may exercise this option in order to compensate for a decline in the portfolio yield, but only if there would be sufficient transferred principal receivables to allow for that discounting. Exercise of this option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of transferred principal receivables. By doing so, we would reduce the likelihood that an early amortization event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that we will have to add principal receivables to the trust. We may not exercise our option to reclassify collections of transferred principal receivables as collections of finance charge receivables if we reasonably believe that doing so would cause an early amortization event or an event of default relating to any series, class or tranche of notes, or would materially and adversely affect the amount of distributions to be made to the noteholders of any series, class or tranche of notes.

Voting Rights; Amendments

Indenture

The trust and the indenture trustee may enter into a supplemental indenture, without the consent of any noteholders but with prior notice to each rating agency hired to rate an outstanding series, class or tranche of notes, upon either (i) delivery by the trust to the indenture trustee of an officer’s certificate to the effect that the trust reasonably believes that such amendment will not result in the occurrence of an early amortization event or an event of default or materially and adversely affect the amount of distributions to be made to noteholders of any series, class or tranche or (ii) satisfaction of the Rating Agency Condition with respect to each affected series, class or tranche of notes for which an officer’s certificate in clause (i) has not been delivered.

The trust and the indenture trustee may also enter into a supplemental indenture, with prior notice to each rating agency hired to rate an outstanding series, class or tranche of notes and the consent of the noteholders of more than 66⅔% of the outstanding principal amount of notes of each series, class or tranche of notes affected by such amendment, upon delivery of an opinion of counsel to the effect that for federal income tax purposes such supplemental indenture will not (i) cause any outstanding series or class of notes characterized as debt at their time of issuance to be characterized as other than debt, (ii) cause the trust to be treated as an association or publicly traded partnership taxable as a corporation or (iii) cause or constitute an event in which gain or loss would be recognized by any noteholder.

Notwithstanding the foregoing, unless each affected noteholder consents, no supplemental indenture entered into as described in immediately preceding paragraph will:

•	change the due date of payment of any installment of principal of or interest on any note or the legal maturity date of any note;

•	reduce the principal amount of a note or the note interest rate, or change the method of computing the outstanding dollar principal amount, the adjusted outstanding dollar principal amount or the nominal liquidation amount of the notes in a manner that is adverse to any noteholder;

•	impair the right to institute suit for the enforcement of any payment on any note;

•	reduce the percentage of the outstanding dollar principal amount of the notes of any series, class or tranche, the consent of whose holders is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of defaults under the indenture and their consequences provided in the indenture;

•	modify any of the provisions described in this section (other than in the first paragraph) or the provisions of the indenture concerning the waiver of stay or extension laws, except to increase any percentage of noteholders required to consent to an amendment or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification or waiver;

•	permit the creation of any lien or other encumbrance on the collateral that secures any tranche of notes that is prior to the lien in favor of the noteholders of the notes of such tranche;

•	change any place of payment where any principal of or interest on any note is payable;

•	change the method of computing principal of, or interest on, any note on any date; or

•	make any other amendment not permitted by the first paragraph of this section.

Transaction Documents

Each of the transfer agreement, the servicing agreement, the trust agreement and the receivables sale agreement may be amended by the parties thereto, without the consent of any noteholders but with prior notice to each rating agency hired to rate an outstanding series, class or tranche of notes, upon (i) delivery by one of the applicable parties (other than the indenture trustee) to the indenture trustee of an officer’s certificate to the effect that such party reasonably believes that such amendment will not result in the occurrence of an early amortization event or an event of default or materially and adversely affect the amount of distributions to be made to noteholders of any series or class or (ii) satisfaction of the Rating Agency Condition with respect to each affected class or tranche of notes for which an officer’s certificate in clause (i) has not been delivered.

List of Noteholders

Three or more noteholders of any series, class or tranche of notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy to all noteholders of record.

Fees and Expenses Payable From Collections

We will pay the fees of the indenture trustee, the owner trustee and the Delaware trustee in amounts agreed to between the trust and the indenture trustee or between us and the owner trustee or the Delaware trustee, as applicable, from time to time. The trust will pay the administrator a monthly fee equal to $350. The servicer will be paid daily servicing fees, or if the servicer so elects, a monthly servicing fee, a portion of which will be allocated to each series as described under “The Servicer—Servicing Compensation and Payment of Expenses.”

The following table summarizes the fees and expenses payable to the indenture trustee, the owner trustee, the Delaware trustee, the administrator and the servicer:

Type of Fees and Expenses	Amount or Calculation	Purpose	Source of Funds for Payment
indenture trustee fees and expenses	an amount agreed upon by the trust and the indenture trustee from time to time	compensation and reimbursement of the indenture trustee	payable by us
owner trustee fees and expenses	an amount agreed upon by us and the owner trustee from time to time	compensation and reimbursement of the owner trustee	payable by us
Delaware trustee fees and expenses	an amount agreed upon by us and the Delaware trustee from time to time	compensation and reimbursement of the Delaware trustee	payable by us
administrator fees and expenses	$350 monthly	compensation and reimbursement of the administrator	payable by the trust
servicing fees and expenses[1]	an amount for each day during a Monthly Period equal to the result of (a) the aggregate amount of transferred principal receivables determined as of the close of business on the last day of the preceding Monthly Period (or, if a reset date has occurred since the last day of the preceding Monthly Period, the most recent reset date), multiplied by (b) the result of 2% divided by twelve (12), multiplied by (c) the result of one (1) divided by the actual number of days during such Monthly Period	compensation and reimbursement of the servicer	the portion of the servicing fee allocated to any series will be payable from finance charge collections allocated to that series and, to the extent finance charge collections are insufficient, reallocated principal collections available for such purpose

[1]	Payable in the priority specified in clause (1) under “Description of SynchronySeries Provisions—Application of SynchronySeries Available Finance Charge Collections” and clause (1) under “Description of SynchronySeries Provisions—Application of SynchronySeries Available Principal Collections.”

Final Payment of Principal

Unless specified otherwise in the indenture supplement relating to a series, we will have the option to purchase the collateral amount for a series at any time after the payment date on which the remaining outstanding principal amount of that series (after giving effect to all payments on such payment date) is 10% or less of the highest principal amount of that series, but only if the purchase price paid to the trust is sufficient to pay all amounts owing to the noteholders of that series and all other amounts specified for that series in the related indenture supplement. The purchase price for your notes is described in “Description of SynchronySeries Provisions—Redemption Amount.”

We will cause the trust to give the noteholders of the notes subject to the repurchase at least ten days’ prior notice of the date on which we intend to exercise our purchase option.

Each indenture supplement will specify the legal maturity date for the related notes, which will generally be a date falling substantially later than the scheduled principal payment date. For any class of notes, principal will be due and payable on the legal maturity date. Additionally, the failure to pay principal by the legal maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described in “Description of the Notes—Events of Default; Rights upon Event of Default.” The servicer will notify the indenture trustee, and the indenture trustee will subsequently notify each noteholder of record at the close of business on the record date preceding the payment date, of the date on which the trust expects the final installment of principal and interest on the notes to be paid. Such notice will be mailed no later than the fifth day of the calendar month for the final payment date and will specify that the final installment will be payable only upon presentation and surrender of the related note and will specify where the notes may be presented and surrendered for payment of the final installment.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes.

Description of SynchronySeries Provisions

We have summarized the material terms of the SynchronySeries notes, including the offered notes, below and in “Description of the Notes.”

General

The offered notes will be issued under the indenture, as supplemented by the SynchronySeries indenture supplement and the Class A(2025-2) terms document, in each case between the trust and the indenture trustee.

The offered notes will be issued in minimum denominations of $10,000 and higher integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See “Description of the Notes—General,” “—Global Notes” and “—Definitive Notes” in this prospectus. Payments of interest and principal will be made on each payment date on which those amounts are due to the noteholders in whose names the offered notes were registered on the related record date, which will be the last day of the calendar month preceding that payment date. Payment dates will occur on the fifteenth day of each month, or if such day is not a business day, the next succeeding business day, beginning July 15, 2025.

Collateral Amount

Your notes represent the right to receive principal and interest, which is secured in part by the right to a portion of the collections on the transferred receivables based on the allocation percentages for the SynchronySeries. The servicer, on behalf of the trust, will allocate to the collateral amount for the SynchronySeries a portion of collections and charged-off principal receivables. As of any date of determination, the collateral amount for the SynchronySeries will equal the sum of the nominal liquidation amount of all the SynchronySeries notes and the SynchronySeries subordinated transferor amount, each as of such date.

Nominal Liquidation Amount

The nominal liquidation amount for each tranche of SynchronySeries notes, including the offered notes, on the applicable closing date will equal the initial dollar principal amount of such tranche of notes, and thereafter will equal:

•	the nominal liquidation amount determined on the immediately preceding determination date; plus

•	the amount of funds released from the note retirement sub-account for such tranche of notes since the immediately preceding determination date as described in “—Withdrawals from the Note Retirement Account”; plus

•	reimbursements of any nominal liquidation amount deficit for such tranche of notes since the immediately preceding determination date as described in clause (4) in “—Application of SynchronySeries Available Finance Charge Collections”; plus

•	the aggregate initial dollar principal amount of any additional notes of such tranche issued since the immediately preceding determination date; minus

•	the SynchronySeries’ share of reallocated principal collections allocable to such tranche of notes since the immediately preceding determination date as described in “—Allocation of Charged-off Receivables; Investor Charge-Offs”; minus

•	reductions resulting from the allocation of investor charge-offs to the nominal liquidation amount of such tranche as described in “—Allocation of Charged-off Receivables; Investor Charge-Offs”; minus

•	the amount deposited in the principal funding sub-account for such tranche of notes since the immediately preceding determination date; minus

•	the amount deposited in the note retirement sub-account for such tranche of notes since the immediately preceding determination date;

provided that the nominal liquidation amount of a tranche of SynchronySeries notes cannot be less than zero and cannot be greater than the outstanding principal amount of such tranche of notes, less amounts on deposit in the principal funding sub-account and the note retirement sub-account for such tranche of notes. The nominal liquidation amount of any tranche of SynchronySeries notes after such tranche of notes has caused a sale of collateral following an acceleration of such tranche of notes due to an event of default or after the legal maturity date of such tranche of notes will be zero.

The nominal liquidation amount for any class of SynchronySeries notes will equal the aggregate of the nominal liquidation amounts for all tranches of that class of SynchronySeries notes. The nominal liquidation amount for the SynchronySeries notes will equal the aggregate of the nominal liquidation amounts for all classes of SynchronySeries notes.

SynchronySeries Subordinated Transferor Amount

The SynchronySeries subordinated transferor amount as of the issuance of the offered notes will equal $1,660,135,136. The trust may, with our consent, increase the SynchronySeries subordinated transferor amount as long as such increase would not cause an Asset Deficiency. The trust may also, with notice to the servicer and the indenture trustee, reduce the SynchronySeries subordinated transferor amount so long as such reduction would not cause the collateral amount to be less than the Required Collateral Amount; provided that any such notice may be in the form of delivery of the monthly noteholder statement reflecting such reduction.

The SynchronySeries subordinated transferor amount on any date of determination will equal:

•	the aggregate of the portions of the transferor amount designated as a subordinated transferor amount for the SynchronySeries pursuant to any terms document in connection with the issuance of any tranche of SynchronySeries notes and any other increases to the SynchronySeries subordinated transferor amount designated by the trust as described in the preceding paragraph; minus

•	reductions in the SynchronySeries subordinated transferor amount resulting from the reallocation of principal collections as described in “—Application of SynchronySeries Available Principal Collections”; minus

•	reductions in the SynchronySeries subordinated transferor amount resulting from the allocation of investor charge-offs to the SynchronySeries subordinated transferor amount as described in “—Allocation of Charged-off Receivables; Investor Charge-Offs”; plus

•	reimbursements of any SynchronySeries subordinated transferor amount deficit pursuant to clause (4) in “—Application of SynchronySeries Available Finance Charge Collections”; minus

•	decreases designated by the trust as described in the preceding paragraph;

provided that the SynchronySeries subordinated transferor amount cannot be less than zero.

Required Collateral Amount

The “Required Collateral Amount” for the SynchronySeries notes on any date of determination is an amount, rounded to the second decimal place, equal to the greatest of:

•	the result of (i) the aggregate of the outstanding dollar principal amounts of all tranches of Class A notes of the SynchronySeries on such date, less amounts on deposit in the principal funding sub-accounts and the note retirement sub-accounts for the Class A notes of the SynchronySeries; provided that if an early amortization event has occurred with respect to any tranche of Class A notes of the SynchronySeries, the outstanding dollar principal amount of such tranche of Class A notes of the SynchronySeries used for such calculation will be determined as of the close of business on the day preceding the occurrence of the early amortization event, divided by (ii) 74.00%;

•	the result of (i) the aggregate of the outstanding dollar principal amounts of all tranches of Class A notes and Class B notes of the SynchronySeries on such date, less amounts on deposit in the principal funding sub-accounts and the note retirement sub-accounts for the Class A notes and Class B notes of the SynchronySeries; provided that if an early amortization event has occurred with respect to any tranche of Class A notes or Class B notes of the SynchronySeries, the outstanding dollar principal amount of such tranche of Class A notes or Class B notes of the SynchronySeries used for such calculation will be determined as of the close of business on the day preceding the occurrence of the early amortization event, divided by (ii) 80.00%;

•	the result of (i) the aggregate of the outstanding dollar principal amounts of all tranches of Class A notes, Class B notes and Class C notes of the SynchronySeries on such date, less amounts on deposit in the principal funding sub-accounts and the note retirement sub-accounts for the Class A notes, Class B notes and Class C notes of the SynchronySeries; provided that if an early amortization event has occurred with respect to any tranche of Class A notes, Class B notes or Class C notes of the SynchronySeries, the outstanding dollar principal amount of such tranche of Class A notes, Class B notes or Class C notes of the SynchronySeries used for such calculation will be determined as of the close of business on the day preceding the occurrence of the early amortization event, divided by (ii) 86.00%; and

•	the result of (i) the aggregate of the outstanding dollar principal amounts of all tranches of notes of the SynchronySeries on such date, less amounts on deposit in the principal funding sub-accounts and the note retirement sub-accounts for the notes of the SynchronySeries; provided that if an early amortization event has occurred with respect to any tranche of notes of the SynchronySeries, the outstanding dollar principal amount of such tranche of notes of the SynchronySeries used for such calculation will be determined as of the close of business on the day preceding the occurrence of the early amortization event, divided by (ii) 95.00%.

Immediately after giving effect to the issuance of a tranche of SynchronySeries notes, the collateral amount must be at least equal to the Required Collateral Amount; provided, that the trust may change the Required Collateral Amount and the method of calculating the Required

Collateral Amount at any time without the consent of noteholders if the Rating Agency Condition is satisfied.

Allocation Percentages

The trust will calculate the amount of principal collections allocated to the SynchronySeries in part based on the SynchronySeries principal allocation percentage, defined below and as described in “—Allocations of Principal Collections to the SynchronySeries.” The trust will calculate the amount of finance charge collections, charged-off principal receivables and servicing fees to be allocated to the SynchronySeries in part based on the SynchronySeries floating allocation percentage, as defined below and as described in “—Allocations of Finance Charge Collections to the SynchronySeries.”

On any date of determination in any Monthly Period, the “SynchronySeries principal allocation percentage” will be the percentage equivalent—which may not exceed 100%—of a fraction:

•	the numerator of which is:

(a)	the sum, for all classes or tranches of SynchronySeries notes in an amortization period, of the nominal liquidation amounts of each such class or tranche as of the close of business on the day prior to the commencement of the most recent amortization period for such class or tranche (excluding any class or tranche of SynchronySeries notes that will be paid in full during such Monthly Period or that will have a nominal liquidation amount of zero during such Monthly Period); plus

(b)	the sum, for all classes or tranches of SynchronySeries notes in a revolving period, of the nominal liquidation amounts of all such classes or tranches as of the last day of the preceding Monthly Period (excluding any class or tranche of SynchronySeries notes that will be paid in full during such Monthly Period or that will have a nominal liquidation amount of zero during such Monthly Period), or with respect to the first Monthly Period during which any class or tranche of SynchronySeries notes are outstanding, the initial dollar principal amount of such class or tranche; plus

(c)	on and after the date of any increase in the nominal liquidation amount of any class or tranche of SynchronySeries notes due to (i) the issuance of additional notes of such class or tranche during such Monthly Period or (ii) the release of prefunding excess amounts (other than amounts that were deposited into the applicable note retirement sub-account for such class or tranche during such Monthly Period) for such class or tranche from the applicable note retirement sub-account, the amount of any such increase in the nominal liquidation amount of such class or tranche; plus

(d)	the SynchronySeries subordinated transferor amount as of the last day of the preceding Monthly Period, or with respect to the first Monthly Period during which any SynchronySeries notes are outstanding, as of the closing date for such initial tranche of SynchronySeries notes; plus

(e)	on the date of any increase in the SynchronySeries subordinated transferor amount during the Monthly Period, an amount equal to such increase in the SynchronySeries subordinated transferor amount; minus

(f)	on the date of any decrease in the SynchronySeries subordinated transferor amount during the Monthly Period, an amount equal to such decrease in the SynchronySeries subordinated transferor amount; and

•	the denominator of which is the greater of:

(a)	the Aggregate Principal Receivables as of the close of business on the last day of the prior Monthly Period; and

(b)	the sum of the numerators used to calculate the applicable principal allocation percentages for all series of notes outstanding as of the date of determination.

On any date of determination in any Monthly Period, the “SynchronySeries floating allocation percentage” will be the percentage equivalent—which may not exceed 100%—of a fraction:

•	the numerator of which is:

(a)	the nominal liquidation amount of all classes or tranches of SynchronySeries notes as of the last day of the preceding Monthly Period (excluding any class or tranche of SynchronySeries notes that will be paid in full during such Monthly Period or that will have a nominal liquidation amount of zero during such Monthly Period), or with respect to the first Monthly Period during which any class or tranche of SynchronySeries notes are outstanding, the initial dollar principal amount of such class or tranche; plus

(b)	on and after the date of any increase in the nominal liquidation amount of any class or tranche of SynchronySeries notes due to (i) the issuance of additional notes of such class or tranche during such Monthly Period or (ii) the release of prefunding excess amounts (other than amounts that were deposited into the applicable note retirement sub-account for such class or tranche during such Monthly Period) for such class or tranche from the applicable note retirement sub-account, the amount of any such increase in the nominal liquidation amount of such class or tranche; plus

(c)	the SynchronySeries subordinated transferor amount as of the last day of the preceding Monthly Period, or with respect to the first Monthly Period during which any SynchronySeries notes are outstanding, as of the closing date for such initial tranche of SynchronySeries notes; plus

(d)	on the date of any increase in the SynchronySeries subordinated transferor amount during the Monthly Period, an amount equal to such increase in the SynchronySeries subordinated transferor amount; minus

(e)	on the date of any decrease in the SynchronySeries subordinated transferor amount during the Monthly Period, an amount equal to such decrease in the SynchronySeries subordinated transferor amount; and

•	the denominator of which is the greater of:

(a)	the Aggregate Principal Receivables as of the close of business on the last day of the prior Monthly Period; and

(b)	the sum of the numerators used to calculate the applicable floating allocation percentages for all series of notes outstanding as of the date of determination.

The denominator of each of the SynchronySeries floating allocation percentage and the SynchronySeries principal allocation percentage will initially be set as of the closing date. The denominator will be reset at the end of each Monthly Period and on the following dates, which are referred to as “reset dates” in this prospectus:

•	each date on which additional accounts are designated to the trust portfolio; and

•	each date on which accounts are removed from the trust portfolio, other than removals of accounts that have had a zero balance and on which no charges have been made for at least twelve months.

If a reset date occurs, clause (a) of the denominator of each of the SynchronySeries floating allocation percentage and the SynchronySeries principal allocation percentage will instead equal:

•	the Aggregate Principal Receivables as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of the current Monthly Period, to but excluding such reset date; and

•	the Aggregate Principal Receivables as of the close of business on such reset date, for the period from and including such reset date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding reset date (in which case such period shall not include such succeeding reset date).

Required Deposit Amount

As described under “Description of the Notes—Deposit of Collections; Commingling,” the servicer will deposit collections processed on any date of processing during a Monthly Period into the collection account only until the amount on deposit in the collection account equals the aggregate required deposit amount, which is the sum of the required deposit amounts for all series, as determined on such date of processing. Collections not required to be deposited into the collection account on any date of processing will be paid to us and will not be available to make payments on the notes.

The “required deposit amount” for the SynchronySeries notes for any Monthly Period will equal the sum of the required finance charge deposit amount and the required principal deposit amount for such Monthly Period as most recently determined. Generally, the required deposit amount for any Monthly Period will be the estimated amount needed to be deposited into the interest funding account, the principal funding account and the note retirement sub-account for each class or tranche of the SynchronySeries notes on the related payment date.

The “required finance charge deposit amount” for the SynchronySeries notes for any Monthly Period will equal the sum of:

•	the targeted deposit to the interest funding account for all SynchronySeries notes for such Monthly Period;

•	the amount of any deficit in the nominal liquidation amount of the SynchronySeries notes;

•	the SynchronySeries subordinated transferor amount deficit;

•	the amount, if any, by which the Accumulation Reserve Account Required Amount exceeds the amount on deposit in the accumulation reserve account;

•	the targeted deposit to the Class D reserve account for all SynchronySeries notes for such Monthly Period;

•	if (i) on the first day of such Monthly Period, an Asset Deficiency exists after giving effect to all transfers and deposits on such day, (ii) on the first day of such Monthly Period, the Trust Principal Balance is less than 103% of the sum of the Required Collateral Amounts for all series of notes plus the Minimum Free Equity Amount after giving effect to all transfers and deposits on such day, (iii) an early amortization event has occurred, (iv) a nominal liquidation amount deficit for the SynchronySeries notes or a SynchronySeries subordinated transferor amount deficit exists or (v) the Excess Spread Percentage for the immediately preceding Monthly Period is less than 5%, the SynchronySeries default amount;

•	if the servicer has elected to receive a monthly servicing fee, as described under “The Servicing—Servicing Compensation and Payment of Expenses,” in lieu of daily servicing fees for such Monthly Period, the portion of the monthly servicing fee allocable to the SynchronySeries for such Monthly Period; and

•	any additional amounts specified in the terms document for any tranche of SynchronySeries notes.

To the extent any data needed to calculate the required finance charge deposit amount is not available on any date of processing, the trust will use the corresponding data as most recently determined or other reasonable estimate of such data until the required data is available, which will be no later than the business day preceding the payment date in the following Monthly Period. Without limiting the foregoing, (x) for purposes of determining the amount to be deposited to the interest funding account for any tranche of SynchronySeries notes that bears interest by reference to a benchmark index rate of interest on any date of processing on which the applicable indexed rate has not been determined, the applicable indexed rate will be estimated based on the assumption that the indexed rate will equal the indexed rate as most recently used to calculate the accrual of interest for such tranche, multiplied by 1.25 and (y) for purposes of determining the SynchronySeries default amount on any date of processing for any Monthly Period (other than the Monthly Period in which the first tranche of SynchronySeries Notes is issued), the SynchronySeries default amount for the current Monthly Period will equal the SynchronySeries default amount for the prior Monthly Period multiplied by 1.25, with such adjustments as may be appropriate taking into consideration any change in the nominal liquidation amount of the SynchronySeries notes since the prior Monthly Period.

The “required principal deposit amount” for the SynchronySeries notes for any Monthly Period will equal the aggregate amount of the deposits targeted to be deposited into the principal funding sub-account and the note retirement sub-account for all tranches of SynchronySeries notes on the business day preceding the related Payment Date, plus any additional amounts specified in the terms document for any tranche of SynchronySeries notes.

Allocations of Finance Charge Collections to the SynchronySeries

On each date of processing, the trust will calculate an amount equal to the product of (i) the SynchronySeries floating allocation percentage and (ii) the finance charge collections processed on such date of processing, which is referred to in this prospectus as the “SynchronySeries Daily Finance Charge Allocation.” For each Monthly Period, the trust will allocate to the SynchronySeries notes an amount of finance charge collections—referred to in this prospectus as the “SynchronySeries Finance Charge Collections”—equal to the least of (i) the excess of the sum of the SynchronySeries Daily Finance Charge Allocations for all dates of processing during such Monthly Period, minus any amount retained by the servicer in respect of the SynchronySeries daily servicing fees for such Monthly Period, (ii) the required finance charge deposit amount for such Monthly Period and (iii) the aggregate amount of payments and deposits required to be made from SynchronySeries Available Finance Charge Collections as described in “—Application of SynchronySeries Available Finance Charge Collections” on the related payment date.

Application of SynchronySeries Available Finance Charge Collections

On the business day preceding each payment date, the indenture trustee, at the written direction of the servicer, will apply an amount equal to the lesser of (x) the aggregate amount of payments and deposits required to be made pursuant to clauses (1) through (7) below and (y) the sum of (i) the SynchronySeries Finance Charge Collections for the preceding Monthly Period, (ii) the aggregate amount of funds withdrawn from the accumulation reserve account and used to cover the Principal Funding Sub-Account Earnings Shortfalls for the SynchronySeries notes as described in “—Accumulation Reserve Account,” (iii) dollar payments received under derivative agreements for interest for any tranche of SynchronySeries notes, (iv) the aggregate amount of investment earnings, net of investment losses and expenses, on funds on deposit in the principal funding sub-accounts, the note retirement sub-accounts, the interest funding sub-accounts and the accumulation reserve account (to the extent specified in “—Accumulation Reserve Account”) related to such period, (v) any amount remaining on deposit in the interest funding sub-account for a tranche of SynchronySeries notes that has caused a sale of receivables because the nominal liquidation amount for such tranche was greater than zero on its legal maturity date or because of an acceleration following an event of default with respect to such tranche, after final payment on such tranche, (vi) any shared excess available finance charge collections allocated to the SynchronySeries and (vii) any other amounts specified in any terms document for any tranche of SynchronySeries notes—collectively referred to in this prospectus as the “SynchronySeries Available Finance Charge Collections” for the related Monthly Period—in the following order of priority:

(1)	if the servicer has elected to receive a monthly servicing fee in lieu of daily servicing fees for such Monthly Period, as described under “The Servicer—Servicing Compensation and Payment of Expenses,” to the servicer, the SynchronySeries monthly servicing fee for such Monthly Period, plus any previously due and unpaid SynchronySeries monthly servicing fee (to the extent not retained by, or already paid to, the servicer);

(2)	to be deposited in the interest funding account:

(a)	the interest on the Class A notes of the SynchronySeries for the Monthly Period, including any overdue interest;

(b)	the interest on the Class B notes of the SynchronySeries for the Monthly Period, including any overdue interest;

(c)	the interest on the Class C notes of the SynchronySeries for the Monthly Period, including any overdue interest; and

(d)	the interest on the Class D notes of the SynchronySeries for the Monthly Period, including any overdue interest;

(3)	to be treated as SynchronySeries Available Principal Collections in an amount equal to the SynchronySeries default amount for the related Monthly Period (but only to the extent the SynchronySeries default amount was included in the required finance charge deposit amount for such Monthly Period);

(4)	to be treated as SynchronySeries Available Principal Collections in an amount equal to the sum of the SynchronySeries nominal liquidation amount deficit, if any, and the SynchronySeries subordinated transferor amount deficit, if any;

(5)	to be deposited in the accumulation reserve account to the extent the amount on deposit in the accumulation reserve account is less than the Accumulation Reserve Account Required Amount;

(6)	to make the targeted deposits to the Class D Reserve Account; and

(7)	to make any other payments or deposits required by any terms document of any Class or Tranche of SynchronySeries notes.

The aggregate amount to be deposited in the interest funding account pursuant to clause (2) above will be allocated and deposited into the interest funding sub-account for each tranche of SynchronySeries notes based on the amount of interest owing to each such tranche. If the aggregate amount of SynchronySeries Available Finance Charge Collections for any Monthly Period is insufficient to make all of the deposits to be made pursuant to clause (2) above, then such amounts will be allocated and deposited, first, to the interest funding sub-account of each tranche of Class A notes of the SynchronySeries, second, to the interest funding sub-account of each tranche of Class B notes of the SynchronySeries, third, to the interest funding sub-account of each tranche of Class C notes of the SynchronySeries, and fourth, to the interest funding sub-account of each tranche of Class D notes of the SynchronySeries, in each case pro rata based on the ratio of the amount targeted to be deposited for a tranche of SynchronySeries notes to the amount targeted to be deposited for all tranches of SynchronySeries notes of the related class.

Interest Payments

The amount of interest due and payable with respect to the SynchronySeries notes on any payment date will be equal to the aggregate amount of interest accrued on each tranche of SynchronySeries notes from and including the previous payment date (or, with respect to the first payment date for such tranche, from and including the issuance date for such tranche) to but excluding such payment date. Interest on each tranche of SynchronySeries notes computed at a fixed rate is calculated on the basis of a 360-day year of twelve 30-day months and interest on each tranche of SynchronySeries notes computed on the basis of a floating or periodic rate is calculated on the basis of the actual number of days elapsed from and including the preceding interest payment date to but excluding the current interest payment date and a 360-day year. The offered notes will accrue interest at a fixed rate per annum equal to [●]% and, assuming a closing date of June 9, 2025, will have an initial interest period of 36 days. The interest rate applicable to each other outstanding tranche of SynchronySeries notes is specified in “Annex I: Outstanding Series, Classes and Tranches.” Annex I is included at the end of this prospectus and is incorporated into this prospectus.

Credit Enhancement

Subordination

The Class B notes of the SynchronySeries are subordinated to the Class A notes of the SynchronySeries. The Class C notes of the SynchronySeries are subordinated to the Class A notes and the Class B notes of the SynchronySeries. The Class D notes of the SynchronySeries are subordinated to the Class A notes, the Class B notes and the Class C notes of the SynchronySeries. The SynchronySeries subordinated transferor amount is subordinated to all four classes of notes of the SynchronySeries.

Interest payments will be made on the Class A notes prior to being made on the Class B notes, the Class C notes and the Class D notes of the SynchronySeries. Interest payments will be made on the Class B notes prior to being made on the Class C notes and the Class D notes of the SynchronySeries. Interest payments will be made on the Class C notes prior to being made on the Class D notes of the SynchronySeries.

With respect to any Monthly Period, principal payments will not be deposited in the principal funding sub-account for any tranche of Class B notes of the SynchronySeries until (i) the Prefunding Target Amount for the Class A notes of the SynchronySeries is zero and (ii) principal payments have been deposited in the principal funding sub-account of each tranche of Class A notes of the SynchronySeries that has passed its Accumulation Commencement Date. With respect to any Monthly Period, principal payments will not be deposited in the principal funding sub-account for any tranche of Class C notes of the SynchronySeries until (i) the Prefunding Target Amounts for the Class A notes and Class B notes of the SynchronySeries are zero and (ii) principal payments have been deposited in the principal funding sub-account of each tranche of Class A notes and Class B notes of the SynchronySeries that has passed its Accumulation Commencement Date. With respect to any Monthly Period, principal payments will not be deposited in the principal funding sub-account of any tranche of Class D notes of the SynchronySeries until (i) the Prefunding Target Amounts for the Class A notes, Class B notes and Class C notes of the SynchronySeries are zero and (ii) principal payments have been deposited in the principal funding sub-account of each tranche of Class A notes, Class B notes and Class C notes of the SynchronySeries that has passed its Accumulation Commencement Date.

The collateral amount for the SynchronySeries will be reduced as the collateral is applied for the benefit of the SynchronySeries, for instance as principal payments are made on the SynchronySeries. In addition, the collateral amount can be applied for the benefit of the SynchronySeries in two other ways:

•	by reallocating principal collections to make interest payments and to pay servicing fee payments for the SynchronySeries, when finance charge collections are not sufficient to make these payments; and

•	to absorb the SynchronySeries’ share of defaulted principal receivables when finance charge collections are not sufficient to cover these amounts.

The SynchronySeries subordinated transferor amount provides credit enhancement by absorbing these types of reductions. If the total amount of these latter two types of reductions exceeds the SynchronySeries subordinated transferor amount, then the Class D notes of the SynchronySeries may not be repaid in full. If the total amount exceeds the SynchronySeries subordinated transferor amount and the principal amount of the Class D notes of the SynchronySeries, then the Class C notes of the SynchronySeries may not be repaid in full. If the total amount exceeds the sum of the SynchronySeries subordinated transferor amount and the principal amounts of the Class D notes and the Class C notes of the SynchronySeries, then the Class B notes of the SynchronySeries may not be repaid in full. If the total amount exceeds the sum of the SynchronySeries subordinated transferor amount and the principal amounts of the Class D notes, the Class C notes and the Class B notes of the SynchronySeries, then the Class A notes of the SynchronySeries may not be repaid in full.

If receivables are sold after an event of default, the net proceeds of that sale would be paid first to each accelerated tranche of Class A notes of the SynchronySeries, then to each accelerated tranche of Class B notes of the SynchronySeries, then to each accelerated tranche of Class C notes of the SynchronySeries and finally to each accelerated tranche of Class D notes of the SynchronySeries, in each case until the outstanding principal amount of each accelerated tranche of the specified class and all accrued and unpaid interest payable to each accelerated tranche of that class have been paid in full.

Class D Reserve Account

Support for the Class D notes of the SynchronySeries will be provided by the Class D reserve account. The Class D reserve account will be funded by deposits of SynchronySeries Available Finance Charge Collections as described in “—Application of SynchronySeries Available Finance Charge Collections.” The Class D reserve account is established to assist with the subsequent distribution of principal or interest on the Class D notes of the SynchronySeries. See “—Class D Reserve Account” in this prospectus for more information on the Class D reserve account.

Allocations of Principal Collections to the SynchronySeries

On each date of processing, the trust will calculate an amount equal to the product of (i) the SynchronySeries principal allocation percentage and (ii) the principal collections processed on such date of processing, which is referred to in this prospectus as the “SynchronySeries Daily Principal Allocation.” For each Monthly Period, the trust will allocate to the SynchronySeries notes, an amount of principal collections—referred to in this prospectus as the “SynchronySeries Principal Collections”—equal to the least of (x) the sum of the SynchronySeries Daily Principal Allocations for all dates of processing during such Monthly Period, less, if the servicer has retained daily servicing fees for such Monthly Period, the SynchronySeries Servicing Fee Shortfall, if any, for such Monthly Period, (y) the lesser of (i) the required principal deposit amount for such Monthly Period and (ii) if the amount of collections allocated to the SynchronySeries notes for such Monthly Period is limited as described in “Description of the Notes—Deposit of Collections; Commingling” as a result of a required deposit increase date, the amount of collections allocated to the SynchronySeries notes for such Monthly Period, less the SynchronySeries Finance Charge Collections and (z) the aggregate amount of payments and deposits required to be made as described in “—Application of SynchronySeries Available Principal Collections.”

Application of SynchronySeries Available Principal Collections

On the business day preceding each payment date, the indenture trustee, at the written direction of the servicer, will withdraw from the collection account an amount equal to the lesser of (x) the aggregate amount of payments and deposits to be made pursuant to clauses (1) through (6) below and (y) the sum of (i) SynchronySeries Principal Collections for such Monthly Period, (ii) SynchronySeries Available Finance Charge Collections to be treated as SynchronySeries Available Principal Collections as described in clauses (3) and (4) in “—Application of SynchronySeries Available Finance Charge Collections,” (iii) dollar payments received under derivative agreements for principal for any tranche of SynchronySeries notes, (iv) any shared excess available principal collections allocated to the SynchronySeries notes and (v) any additional amounts to be treated as SynchronySeries Available Principal Collections pursuant to any terms document (the amounts described in this clause (y) are referred to in this prospectus as “SynchronySeries Available Principal Collections”), as follows:

(1)	to pay the servicing fee for the SynchronySeries for the prior Monthly Period and any overdue servicing fees, to the extent deposits made pursuant to clause (1) in “—Application of SynchronySeries Available Finance Charge Collections” are insufficient to make such payments; provided, that payments pursuant to this clause (1) may not exceed the sum of the SynchronySeries subordinated transferor amount and the nominal liquidation amount of the SynchronySeries notes;

(2)	to the extent deposits made pursuant to clause (2)(a) in “—Application of SynchronySeries Available Finance Charge Collections” are insufficient to pay the interest and other amounts described in such clause, to be deposited in the interest funding sub-account of each tranche of Class A notes of the SynchronySeries, pro rata based on the ratio of the amount targeted to be deposited in the interest funding sub-account for a tranche of Class A notes of the SynchronySeries to the aggregate amount targeted to be deposited in the interest funding sub-accounts for all tranches of Class A notes of the SynchronySeries; provided, that payments pursuant to this clause (2), combined with payments made pursuant to clause (1) above, may not exceed the sum of the SynchronySeries subordinated transferor amount and the nominal liquidation amounts of the Class B notes, Class C notes and Class D notes of the SynchronySeries;

(3)	to the extent deposits made pursuant to clause (2)(b) in “—Application of SynchronySeries Available Finance Charge Collections” are insufficient to pay the interest and other amounts described in such clause, to be deposited in the interest funding sub-account of each tranche of Class B notes of the SynchronySeries, pro rata based on the ratio of the amount targeted to be deposited in the interest funding sub-account for a tranche of Class B notes of the SynchronySeries to the aggregate amount targeted to be deposited in the interest funding sub-accounts for all tranches of Class B notes of the SynchronySeries; provided, that payments pursuant to this clause (3) may not exceed the sum of the SynchronySeries subordinated transferor amount and the nominal liquidation amounts of the Class C notes and Class D notes of the SynchronySeries;

(4)	to the extent deposits made pursuant to clause (2)(c) in “—Application of SynchronySeries Available Finance Charge Collections” are insufficient to pay the interest and other amounts described in such clause, to be deposited in the interest funding sub-account of each tranche of Class C notes of the SynchronySeries, pro rata based on the ratio of the amount targeted to be deposited in the interest funding sub-account for a tranche of Class C notes of the SynchronySeries to the aggregate amount targeted to be deposited in the interest funding sub-accounts for all tranches of Class C notes of the SynchronySeries; provided, that payments pursuant to this clause (4) may not exceed the sum of the SynchronySeries subordinated transferor amount and the nominal liquidation amount of the Class D notes of the SynchronySeries;

(5)	to the extent deposits made pursuant to clause (2)(d) in “—Application of SynchronySeries Available Finance Charge Collections” are insufficient to pay the interest and other amounts described in such clause, to be deposited in the interest funding sub-account of each tranche of Class D notes of the SynchronySeries, pro rata based on the ratio of the amount targeted to be deposited in the interest funding sub-account for a tranche of Class D notes of the SynchronySeries to the aggregate amount targeted to be deposited in the interest funding sub-accounts for all tranches of Class D notes of the SynchronySeries; provided, that payments pursuant to this clause (5) may not exceed the SynchronySeries subordinated transferor amount;

(6)	to make the following deposits:

(i)	an aggregate amount equal to the Prefunding Target Amount for the Class A notes of the SynchronySeries will be deposited in the note retirement sub-accounts of the Class A notes of the SynchronySeries, allocated pro rata to the note retirement sub-account of each tranche based on the nominal liquidation amount of each tranche;

(ii)	an aggregate amount equal to the Prefunding Target Amount for the Class B notes of the SynchronySeries will be deposited in the note retirement sub-accounts of the Class B notes of the SynchronySeries, allocated pro rata to the note retirement sub-account of each tranche based on the nominal liquidation amount of each tranche;

(iii) an aggregate amount equal to the Prefunding Target Amount for the Class C notes of the SynchronySeries will be deposited in the note retirement sub-accounts of the Class C notes of the SynchronySeries, allocated pro rata to the note retirement sub-account of each tranche based on the nominal liquidation amount of each tranche;

(iv)	if any tranche of SynchronySeries notes has been accelerated during a Monthly Period after the occurrence of an event of default or if an early amortization event has occurred with respect to any tranche of SynchronySeries notes, an amount up to the nominal liquidation amount of such tranche will be deposited in the principal funding sub-account for such tranche; and

(v)	subject to clause (iv), beginning with the Accumulation Commencement Date for any tranche of SynchronySeries notes, an amount equal to the Controlled Accumulation Amount for such tranche will be deposited in the principal funding sub-account for such tranche, plus any past due Controlled Accumulation Amount deposits for such tranche, plus, in the Monthly Period immediately preceding the scheduled principal payment date for such tranche, and in each subsequent Monthly Period in which such tranche of notes is still outstanding, any additional amounts necessary so that the amount on deposit in the principal funding sub-account for such tranche equals the nominal liquidation amount for such tranche;

provided that prior to using SynchronySeries Available Principal Collections to make targeted deposits to the principal funding sub-account of a tranche of SynchronySeries notes, amounts will first be transferred from the note retirement sub-account for such tranche to make such targeted deposits, as described in “—Withdrawals from the Note Retirement Account.”

If the aggregate amount of SynchronySeries Available Principal Collections for any Monthly Period is insufficient to make all of the deposits to be made pursuant to clause (6) above, then such amounts will be allocated and deposited, first, to the principal funding sub-account and the note retirement sub-account of each tranche of Class A notes of the SynchronySeries, second, to the principal funding sub-account and the note retirement sub-account of each tranche of Class B notes of the SynchronySeries, third, to the principal funding sub-account and the note retirement sub-account of each tranche of Class C notes of the SynchronySeries, and fourth, to the principal funding sub-account and the note retirement sub-account of each tranche of Class D notes of the

SynchronySeries, in each case pro rata based on the ratio of the amount targeted to be deposited for a tranche of SynchronySeries notes to the aggregate amount targeted to be deposited for all tranches of SynchronySeries notes of the related class.

SynchronySeries Available Principal Collections allocable to subordinated notes may be deposited into the principal funding subaccount of subordinated notes or used to make payments of principal on subordinated notes while senior notes are outstanding only under the following circumstances:

•	if after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to provide the required subordination for the outstanding senior notes; and

•	if the principal funding subaccounts of the senior notes have been sufficiently prefunded. See “—Credit Enhancement.”

Series Accounts

The trust has established and maintains, in the name of the indenture trustee for the benefit of the SynchronySeries noteholders (or, in the case of the Class D reserve account, for the benefit of the Class D SynchronySeries noteholders), five segregated trust accounts: the interest funding account, the note retirement account, the principal funding account, the accumulation reserve account and the Class D reserve account. Collections will be deposited into the trust accounts as described in “—Application of SynchronySeries Available Finance Charge Collections” and “—Application of SynchronySeries Available Principal Collections” and will subsequently be distributed as described in “—Withdrawals from the Interest Funding Account,” “—Withdrawals from the Note Retirement Account,” “—Withdrawals from the Principal Funding Account,” “—Accumulation Reserve Account” and “—Class D Reserve Account.” Funds on deposit in the trust accounts will be invested from and including the business day immediately preceding the payment date in each Monthly Period to but excluding the business day immediately preceding the payment date in the immediately succeeding Monthly Period.

Withdrawals from the Interest Funding Account

On each interest payment date for a tranche of SynchronySeries notes, including the offered notes, an amount equal to the amount of monthly interest owed to the noteholders of such tranche (including any overdue interest payments) will be withdrawn from the interest funding sub-account of such tranche and remitted to the holders of the notes of such tranche.

After payment in full of a tranche of SynchronySeries notes, amounts remaining in the interest funding sub-account for such tranche will, to the extent needed, first, be allocated among and deposited in the interest funding sub-accounts of the outstanding SynchronySeries notes in the manner, order and priority described in “—Application of SynchronySeries Available Finance Charge Collections,” second, be allocated among and deposited in the principal funding sub-accounts and the note retirement sub-accounts of the outstanding SynchronySeries notes in the manner, order and priority described in “—Application of SynchronySeries Available Principal Collections,” and third, paid to us.

Withdrawals from the Note Retirement Account

If the trust on any date determines with respect to any class of Class A notes, Class B notes or Class C notes of the SynchronySeries that, after giving effect to all issuances, deposits, allocations, reimbursements, reallocations and payments on such date, the amount on deposit in the note retirement sub-accounts for such class of notes exceeds the aggregate amount targeted to be on deposit in the note retirement sub-accounts for such class as described in “—Application of SynchronySeries Available Principal Collections,” such excess amount will be withdrawn by the servicer from the note retirement sub-accounts of such class of SynchronySeries notes and first, allocated among and deposited to the principal funding sub-accounts of the outstanding tranches of SynchronySeries notes in the manner, order and priority described in “—Application of SynchronySeries Available Principal Collections,” second, deposited in the excess funding account in the amount required to cure any Asset Deficiency and, third, paid to us in respect of the Monthly Period in which such withdrawal occurs.

If, on any business day preceding a payment date, there is a deposit targeted to be made to the principal funding-sub account of any tranche of SynchronySeries notes as described in “—Application of SynchronySeries Available Principal Collections,” funds on deposit in the note retirement sub-account for such tranche of notes will be transferred to the principal funding sub-account for such tranche in an amount not to exceed the amount targeted to be deposited before SynchronySeries Available Principal Collections are used to make the targeted deposit.

Withdrawals from the Principal Funding Account

On each payment date on which principal is payable on a tranche of SynchronySeries notes, including the offered notes, an amount equal to the principal owed to the noteholders of such tranche, up to the highest outstanding dollar principal amount of such tranche of SynchronySeries notes, will be withdrawn from the principal funding sub-account for such tranche and remitted to such holders.

On the legal maturity date of any tranche of notes of the SynchronySeries, after giving effect to any deposits, allocations, reimbursements, reallocations, sales of collateral or other payments to be made on that date, amounts on deposit in the principal funding sub-account for any tranche of subordinate SynchronySeries notes may be applied to make the principal payments of such maturing tranche or the payments under a derivative agreement with respect to principal of such maturing tranche.

Allocation of Charged-off Receivables; Investor Charge-Offs

A portion of the charged-off principal receivables in each charged-off account will be allocated to the SynchronySeries in an amount equal to the SynchronySeries floating allocation percentage on the date the account is charged-off. The sum of the charged-off principal receivables allocated to the SynchronySeries during a Monthly Period is referred to in this prospectus as the “SynchronySeries default amount” for such Monthly Period.

On each payment date, if the SynchronySeries default amount, if any, for the related Monthly Period exceeds the result of (i) the sum of (x) the SynchronySeries Daily Finance Charge Allocations for all dates of processing during such Monthly Period, (y) the amount of shared excess available finance charge collections that would have been allocated to the SynchronySeries notes if all collections for such Monthly Period had been deposited into the collections account and remained on deposit on the business day preceding such payment date and (z) any amounts treated as SynchronySeries Available Finance Charge Collections pursuant to clauses (ii) through (iv) of the definition thereof, minus (ii) the sum of (x) the share of the monthly servicing fee allocated to the SynchronySeries for such Monthly Period, plus (y) the amount to be deposited into the interest funding account pursuant to clause (2) under “—Application of SynchronySeries Available Finance Charge Collections,” then such excess (the “Investor Charge-Off” for such Monthly Period) will reduce the SynchronySeries collateral amount and will be allocated as follows:

(1)	first, a portion of such reductions will be allocated to the SynchronySeries subordinated transferor amount based on the ratio of the average SynchronySeries subordinated transferor amount used in the calculation of the numerator of the SynchronySeries floating allocation percentage for each day during such Monthly Period to the average of the numerators used in the calculation of the SynchronySeries floating allocation percentage for each day during such Monthly Period, and such amount will reduce the SynchronySeries subordinated transferor amount (but not below zero);

(2)	second, a portion of such reductions will be allocated to the SynchronySeries notes based on the ratio of the average nominal liquidation amount used in the calculation of the numerator of the SynchronySeries floating allocation percentage for each day during such Monthly Period to the average of the numerators used in the calculation of the SynchronySeries floating allocation percentage for each day during such Monthly Period. Immediately following such allocation, the portion of the reductions initially allocated to the SynchronySeries notes will be reallocated to the SynchronySeries subordinated transferor amount and such amount will reduce the SynchronySeries subordinated transferor amount (but not below zero); provided that the amount of reductions reallocated to the SynchronySeries subordinated transferor amount will not exceed the SynchronySeries subordinated transferor amount (calculated after giving effect to any reduction thereof pursuant to clause (1));

(3)	third, remaining reductions will be applied to reduce the nominal liquidation amount of each tranche of Class D notes of the SynchronySeries (but not below zero), pro rata based on the ratio of the nominal liquidation amount for each tranche of Class D notes of the SynchronySeries to the nominal liquidation amount for all Class D notes of the SynchronySeries;

(4)	fourth, remaining reductions will be applied to reduce the nominal liquidation amount of each tranche of Class C notes of the SynchronySeries (but not below zero), pro rata based on the ratio of the nominal liquidation amount for each tranche of Class C notes of the SynchronySeries to the nominal liquidation amount for all Class C notes of the SynchronySeries;

(5)	fifth, remaining reductions will be applied to reduce the nominal liquidation amount of each tranche of Class B notes of the SynchronySeries (but not below zero), pro rata based on the ratio of the nominal liquidation amount for each tranche of Class B notes of the SynchronySeries to the nominal liquidation amount for all Class B notes of the SynchronySeries; and

(6)	sixth, remaining reductions will be applied to reduce the nominal liquidation amount of each tranche of Class A notes of the SynchronySeries (but not below zero), pro rata based on the ratio of the nominal liquidation amount for each tranche of Class A notes of the SynchronySeries to the nominal liquidation amount for all Class A notes of the SynchronySeries.

Notwithstanding the foregoing, no Investor Charge-Off will occur with respect to any Monthly Period for which the SynchronySeries default amount was not included in the required finance charge deposit amount as of the first day of such Monthly Period.

Sharing Provisions

The SynchronySeries will share excess finance charge collections with other series. See “Description of the Notes—Shared Excess Available Finance Charge Collections.”

The SynchronySeries will share excess available principal collections with other series. See “Description of the Notes—Shared Excess Available Principal Collections” for more information.

Accumulation Reserve Account

The trust has established and maintains a segregated trust account to serve as the accumulation reserve account. The indenture trustee will make deposits to the accumulation reserve account as described under “—Application of SynchronySeries Available Finance Charge Collections” in this prospectus.

Funds on deposit in the accumulation reserve account will be invested from and including the business day immediately preceding the payment date in a Monthly Period to but excluding the business day immediately preceding the following payment date. Investment earnings, net of investment losses and expenses, on funds on deposit in the accumulation reserve account will be retained in the accumulation reserve account to the extent that the amount on deposit in the accumulation reserve account is less than the Accumulation Reserve Account Required Amount. Any remaining investment earnings on funds on deposit in the accumulation reserve account will be deposited in the collection account and treated as SynchronySeries Available Finance Charge Collections for the related Monthly Period. Further, on the business day immediately preceding each payment date, an amount equal to the lesser of the amount on deposit in the accumulation reserve account and the aggregate of the Principal Funding Sub-Account Earnings Shortfalls with respect to each tranche of SynchronySeries notes will be withdrawn from the accumulation reserve account, deposited in the collection account and treated as SynchronySeries Available Finance Charge Collections for the related Monthly Period.

If, after giving effect to all of the deposits to and withdrawals from the accumulation reserve account described in the immediately preceding paragraph, the amount on deposit in the accumulation reserve account exceeds the Accumulation Reserve Account Required Amount, such excess amount will be withdrawn from the accumulation reserve account and distributed to us.

Class D Reserve Account

The trust has established and maintains a segregated account to serve as the Class D reserve account. The Class D reserve account is established to assist with the distribution of interest and principal on the Class D notes of the SynchronySeries. The trust will apply SynchronySeries Available Finance Charge Collections at the priority identified above under “—Application of SynchronySeries Available Finance Charge Collections” to increase the amount on deposit in the Class D reserve account. The amount on deposit in the Class D reserve account will also be increased by the investment earnings, net of investment losses and expenses, of the funds on deposit in the Class D reserve account.

If the amount on deposit in the interest funding sub-account for any tranche of Class D notes of the SynchronySeries is insufficient to pay in full the amounts for which withdrawals are required with respect to such tranche described under “—Withdrawals from the Interest Funding Account,” an amount equal to that deficiency will be withdrawn from the Class D reserve sub-account for such tranche and deposited into the interest funding sub-account for such tranche.

With respect to a tranche of the Class D notes of the SynchronySeries, if, on and after the earliest to occur of (i) the date on which such tranche is accelerated following an event of default, (ii) any date on or after the business day immediately preceding the scheduled principal payment date for such tranche on which the amount on deposit in the principal funding sub-account for such tranche plus the amount on deposit in the Class D reserve sub-account for such tranche equals or exceeds the outstanding dollar principal amount of such tranche and (iii) the legal maturity date for such tranche, the amount on deposit in the principal funding sub-account for such tranche is insufficient to pay in full the amounts for which withdrawals are required with respect to such tranche described under “—Withdrawals from the Principal Funding Account,” an amount equal to that deficiency will be withdrawn from the Class D reserve sub-account for such tranche and deposited into the interest funding sub-account for such tranche.

If on a business day immediately preceding a payment date for a tranche of Class D notes of the SynchronySeries that has not been accelerated, the aggregate amount on deposit in the Class D reserve sub-account for such tranche exceeds the amount required to be on deposit in such Class D reserve sub-account, the amount of such excess will be withdrawn from the Class D reserve sub-account and first, allocated among and deposited to the other Class D reserve sub-accounts in the manner, order and priority set forth in “—Application of SynchronySeries Available Finance Charge Collections,” and then, paid to the trust. Upon payment in full of any tranche of Class D notes of the SynchronySeries, any amount on deposit in the applicable Class D reserve sub-account will be applied in accordance with the preceding sentence.

Early Amortization Events

An early amortization event may occur for any tranche of SynchronySeries notes, including the offered notes, upon the occurrence of any of the following events:

(a)	our failure (1) to make any payment or deposit on the date required to be made under the receivables sale agreement or the transfer agreement on or before the date that is five business days after the date the payment or deposit is required to be made or (2) to observe or perform in any material respect our covenants or agreements set forth in the transfer agreement (excluding covenants addressed in this clause (a) and in clause (c) below) which failure has a material adverse effect on the holders of such tranche of notes and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, has been given to us by the indenture trustee or to us and the indenture trustee by any holder of such tranche of notes;

(b)	any representation or warranty made by us in the receivables sale agreement or the transfer agreement or any information contained in an account schedule required to be delivered by us proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, has been given to us by the indenture trustee or to us and the indenture trustee by any holder of such tranche notes and as a result of which the interests of the holders of such tranche of notes are materially and adversely affected for the designated period; except that an early amortization event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;

(c)	our failure to convey receivables in additional accounts to the trust within 5 business days of any date on which we are required to do so;

(d)	any servicer default described in “The Servicer—Servicer Default; Successor Servicer” occurs and has a material adverse effect on such tranche of notes;

(e)	the average of the Excess Spread Percentages for any three consecutive Monthly Periods is less than 0.00%;

(f)	the outstanding dollar principal amount of such tranche of notes is not paid in full on the scheduled principal payment date;

(g)	specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

(h)	we are unable for any reason to transfer receivables to the trust or the bank is unable to transfer receivables to us, in each case within five business days of the date such transfer is required to be made;

(i)	the trust becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act; or

(j)	an event of default for such tranche of notes and an acceleration of the maturity of such tranche of notes occurs under the indenture.

In the case of any event described in clause (a), (b) or (d) above, an early amortization event will be deemed to have occurred with respect to a tranche of notes only if, after any applicable grace period, the holders of such tranche of notes evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of such tranche of notes, by written notice to the trust, with a copy to the indenture trustee, declare that an early amortization event has occurred with respect to such tranche of notes as of the date of the notice.

In the case of any event described in clause (g), (h) or (i), an early amortization event with respect to all series of notes issued by the issuing entity then outstanding, in the case of any event described in clause (c) or (e), an early amortization event with respect to all SynchronySeries notes then outstanding, and in the case of any event described in clause (f) or (j), an early amortization event with respect to the affected tranche of notes, will occur without any notice or other action on the part of any noteholders immediately upon the occurrence of the event.

See “Description of the Notes—Early Amortization Events” for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us and the bank.

Events of Default

The events of default for the SynchronySeries and any class or tranche of SynchronySeries notes, as well as the rights and remedies available to the indenture trustee and the affected noteholders when an event of default occurs, are described in “Description of the Notes—Events of Default; Rights Upon Event of Default.”

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the trust, the principal amount of the SynchronySeries notes automatically will be deemed to be immediately due and payable. If any other event of default for the SynchronySeries notes occurs, the indenture trustee or the holders of more than 66⅔% of the then-outstanding principal amount of the affected class or tranche notes may declare such class or tranche of notes to be immediately due and payable. If the offered notes are accelerated, you may receive principal prior to the scheduled principal payment date for your notes.

Distributions after Repudiation and Payment of Damages by the FDIC

In the event that the bank becomes the subject of an insolvency proceeding and a special payment date is declared as described under “Description of the Notes—Actions Upon FDIC Repudiation,” the amount of interest payable with respect to each tranche of SynchronySeries notes on the special payment date will be equal to the sum of any amounts targeted to be deposited to the interest funding sub-account for such tranche with respect to any prior Monthly Period that were not previously deposited plus the aggregate amount of interest accrued on such tranche from and including the preceding payment date to but excluding the special payment date, including any overdue interest.

In the event that the bank becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator exercises its right of repudiation and elects to pay damages with respect to the SynchronySeries notes, (i) any damages received with respect to the SynchronySeries notes will deposited to the collection account and (ii) the trust will promptly, and in no event later than one business day after such damages have been paid by the FDIC, compute the amount, if any, required to be withdrawn from available funds allocated to the SynchronySeries in the trust accounts and transferred to the interest funding account and the principal funding account, so that the amount on deposit in the interest funding account and the principal funding account will equal the aggregate amount to be distributed as specified in the following paragraph.

On the applicable payment date, the trust will, based on the computations in the previous paragraph, first, withdraw from the trust accounts, the amount so computed in the first paragraph of this section and deposit such amount into the interest funding account, and second, cause an amount equal to the outstanding principal amount of the SynchronySeries notes to be withdrawn from the principal funding account and distributed to the SynchronySeries noteholders and the amount of interest payable to the SynchronySeries noteholders as calculated pursuant to the first paragraph of this section to be withdrawn from the interest funding account and paid to the SynchronySeries noteholders.

Any funds remaining in the trust accounts to the extent allocated to the SynchronySeries will be distributed on the applicable payment date in the order of priority described under “—Application of SynchronySeries Available Finance Charge Collections.”

Redemption Amount

We have the option to redeem each tranche of SynchronySeries notes, including the offered notes, in whole but not in part on any payment date on which the outstanding dollar principal amount of such tranche has been reduced to 10% or less of its highest outstanding principal amount at any time.  The purchase price will be the outstanding principal amount of such tranche of notes plus accrued and unpaid interest and any additional interest on such tranche notes to but excluding the applicable date of redemption.

Servicing Compensation and Payment of Expenses

The SynchronySeries’ share of the daily servicing fee for each day during any Monthly Period in which the servicer has not elected to receive a monthly servicing fee will be equal to the product of (a) the daily servicing fee for such day and (b) the SynchronySeries floating allocation percentages for such day; provided that for any day that is not a date of processing, the SynchronySeries floating allocation percentage for clause (b) will be the SynchronySeries Floating Allocation Percentage for the immediately preceding date of processing. Alternatively, if the servicer has elected to receive a monthly servicing fee for a Monthly Period, the SynchronySeries’ share of the monthly servicing fee for such Monthly Period will be equal to the product of (a) the sum of the daily servicing fees payable during such Monthly Period and (b) the average of the SynchronySeries floating allocation percentages for each day during such Monthly Period.

Reports to Noteholders

We will cause the servicer to prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles.

On or before the second business day preceding each payment date, the trust will provide to each noteholder a statement substantially in the form of Annex IV to this prospectus; provided that the trust may amend the form from time to time. Annex IV is included at the end of this prospectus and is incorporated into this prospectus.

The indenture trustee will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement containing the information that is required to enable the noteholders to prepare their federal, state and other income tax returns.

If required under the Trust Indenture Act, the indenture trustee will be required to mail to the noteholders each year a brief report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any change in the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported. If none of the events described in the preceding sentence occurred during the previous 12 months, no report will be required to be delivered.

Investor Communications

Any noteholder may require that the trust cause us or the servicer to include on Form 10-D a request to communicate with other noteholders related to the possible exercising of the noteholders’ rights under the transaction documents. A noteholder should send its request to the servicer at Synchrony Bank, 777 Long Ridge Road, Building S, 3rd Floor, Stamford, CT 06902, Attention: VP, Treasury – Capital Markets. The noteholder should include in its request the method by which other noteholders should contact it.

The servicer will cause the following information to be included in the Form 10-D related to the Monthly Period in which the noteholder request was received:

•	a statement that we have received a communication request from a noteholder;

•	the name of the noteholder making the request;

•	the date the request was received;

•	a statement that such noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents; and

•	a description of the method of other noteholders may use to contact the requesting noteholder.

If definitive notes are issued and the requesting noteholder is not the record holder of any notes and is instead a beneficial owner of notes, we and the trust may require no more verification than (1) a written certification from the noteholder that is a beneficial owner of notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document verifying ownership.

Legal Proceedings

There are no legal proceedings pending or proceedings known by us to be contemplated by governmental authorities involving us, the sponsor, the servicer, the administrator or the trust, or to our knowledge, other than disclosed in this prospectus, the owner trustee, the Delaware trustee or the indenture trustee that are material to noteholders.

Certain Relationships and Related Transactions

The nature of the affiliations among the bank, as originator, sponsor, servicer and administrator; the trust; and us is illustrated in the chart below.

Ownership of Transaction Parties

U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Code, proposed, temporary and final Treasury regulations promulgated thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer Brown LLP, special federal tax counsel for the trust, as qualified in this summary.

The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are not U.S. Holders (except as discussed below in “—Tax Consequences to Holders of the Notes – Foreign Holders”) or that are subject to special treatment under the U.S. federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes as a position in a “straddle” for tax purposes or as part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes and one or more other investments, corporations subject to the corporate alternative minimum tax on adjusted financial statement income, trusts and estates and pass-through entities, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes is limited to the U.S. federal income tax consequences of the initial investors unrelated to the trust and not a purchaser in the secondary market and also is limited to investors who have purchased notes and hold those notes as capital assets within the meaning of Section 1221 of the Code.

On the closing date, Mayer Brown LLP, as tax counsel to the trust, will deliver an opinion, subject to the assumptions and qualifications therein, regarding certain U.S. federal income tax matters discussed below. An opinion of Mayer Brown LLP, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt interests issued by a trust with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Characterization of the Trust

On the closing date, Mayer Brown LLP, as tax counsel to the trust, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the trust agreement and related documents.

If the trust were taxable as a corporation for U.S. federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the trust could materially reduce cash available to make payments on the notes, and holders of any notes not considered debt for U.S. federal income tax purposes could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for all purposes, including in all filings, reports and returns and otherwise. Each purchaser of the notes will covenant that neither it nor any of its affiliates will take or participate in the taking of or permit to be taken, any action that is inconsistent with the treatment of the advances made under any note as indebtedness. On the closing date, Mayer Brown LLP, as tax counsel to the trust, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that the notes, other than such notes beneficially owned by the trust or the single beneficial owner of the trust for U.S. federal income tax purposes, will be classified as debt for federal income tax purposes. This opinion is based on Mayer Brown LLP’s examination of this prospectus, the indenture and such other documents, instruments and information Mayer Brown LLP considered necessary. The discussion below assumes the notes are classified as debt for U.S. federal income tax purposes.

OID. The discussion below assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID Regulations”) relating to original issue discount (“OID”) although it is possible that one or more classes of notes may be issued with OID. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 0.25% of the principal amount of the notes multiplied by the number of full years included in their term. This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations.

If you buy notes you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you generally will be subject, respectively, to the premium amortization or market discount rules of the Code.

Sale or Other Disposition of Notes. Upon the sale of a note, a noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder’s adjusted basis in the note. The adjusted tax basis of a note will equal the noteholder’s cost for the note, increased by any market discount, OID and gain previously included in the noteholder’s income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at the taxpayer’s maximum capital gains rate if the note is held for more than 12 months.

Potential Acceleration of Income. If you are an accrual method taxpayer that prepares an “applicable financial statement” (as defined in Section 451 of the Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any Federal agency for non-tax purposes), you generally will be required to include certain items of income in gross income no later than the time such amounts are reflected on such a financial statement. This could result in an acceleration of income recognition for income items differing from the above description. The United States Department of the Treasury released final Treasury regulations that exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount). You should consult your tax advisors with regard to these rules.

Medicare Tax. If you are a United States person within the meaning of Section 7701(a)(30) of the Code and are an individual, estate or trust and your income exceeds certain thresholds, you will be subject to an additional 3.8% Medicare tax on some or all of your “net investment income.”

Net investment income generally includes interest on, and gain from the disposition of, the notes unless such interest income or gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisor regarding the effect this Medicare tax may have, if any, on your acquisition, ownership or disposition of the notes.

Foreign Holders. Except as described below with respect to backup withholding and Sections 1471 through 1474 of the Code and applicable Treasury regulations thereunder (commonly referred to as “FATCA”), if you are a nonresident alien, foreign corporation or other non-United States person (a “Foreign Person”), any interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. federal income tax and withholding tax provided that the income is not effectively connected with your conduct of a trade or business carried on in the United States and:

(i)	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock or the trust;

(ii)	you are not a controlled foreign corporation that is related to us or the trust through stock ownership;

(iii)	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

(iv)	the interest is not contingent interest described in Section 871(h)(4) of the Code.

To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the trust with a statement to the effect that you are not a United States person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a United States person, or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement. The required statement may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E, depending on the investor’s status. Prospective investors should consult their tax practitioners regarding this certification.

If you are a Foreign Person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the trust or its paying agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN, IRS Form W-8BEN-E, or successor form, as appropriate (as described above), claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty; or

•	IRS Form W-8ECI (or applicable successor form), stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are a Foreign Person engaged in a trade or business in the United States and interest on the note is effectively connected with your conduct of the trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to U.S. federal income tax on interest on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

Except as described below with respect to backup withholding and FATCA, if you are a Foreign Person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from U.S. federal income and withholding tax; provided that:

•	the gain is not effectively connected to your conduct of a trade or business in the United States; and

•	if you are an individual Foreign Person, you have not been present in the United States for 183 days or more in the taxable year.

If an amount in respect of such 30% withholding tax were to be deducted or withheld from interest paid or accrued on the notes as a result of your failure or inability to comply with these rules, neither the trust nor any paying agent nor any other person would, pursuant to the conditions of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax.

Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or non-resident alien who provides certification as to status as a non-resident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and fail to provide the required certification, the trust will be required to withhold a percentage of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your U.S. federal income tax liability. Information returns will be sent annually to the IRS and to you setting forth the amount of interest paid on the notes owned by you and the amount of tax withheld on those payments.

FATCA. Under FATCA, withholding may be required on payments of U.S. source dividends, interest and other fixed payments and, beginning January 1, 2019, to payments from the disposition of property producing such payments (e.g., notes) to holders of notes (including intermediaries) who do not provide certain information to the trust or other applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. Holders. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither the trust nor any paying agent nor any other person would, pursuant to the conditions of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. If applicable, FATCA withholding applies to payments of U.S. source dividends, interest, and other fixed payments and, beginning January 1, 2019, to payments from the disposition of property producing such payments (e.g., notes). Treasury regulations were recently published in proposed form that eliminate withholding on payments from such dispositions of such property. Pursuant to these proposed Treasury regulations, the trust and any withholding agent may rely on this change to FATCA withholding until the final Treasury regulations are issued. Noteholders should consult their own tax advisers on how these rules may apply to payments they receive under the notes.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer Brown LLP, the IRS successfully asserted that one or more of the notes not beneficially owned by the trust or the single beneficial owner of the trust for U.S. federal income tax purposes did not represent debt for U.S. federal income tax purposes, such notes might be treated as equity interests in the trust. In this case, the trust would be treated as a partnership and may be treated as a publicly traded partnership taxable as a corporation. Also, even if such a partnership was not treated as a publicly traded partnership taxable as a corporation, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a Foreign Person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements (including withholding on transfers of notes recharacterized as equity). In addition, if you are an individual holder, to the extent trust expenses are treated as investment expenses, you might be subject to certain limitations on your ability to deduct your share of trust expenses; on the other hand, to the extent the trust expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to you may be limited under the rules of Section 163(j) of the Code. In addition, audit rules for partnerships require taxes arising from audit adjustments to be paid by the entity rather than by its partners or members unless an entity elects otherwise. It is unclear to what extent any elections pursuant to these rules will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections.

State and Local Tax Consequences

The above discussion does not address the tax treatment of the trust, notes or holders of any notes issued by the issuing entity under any state or local tax laws, which may differ materially from the U.S. federal income tax treatment of such persons and instruments. The activities undertaken by and on behalf of the bank in originating the underlying accounts and receivables and the servicer in servicing and collecting the accounts and receivables will take place throughout the United States and, therefore, may give rise to a taxable nexus where the bank and servicer carry on their activities and where the obligors on the accounts are located. Accordingly, many different tax regimes may apply to the trust and the holders of the notes including the jurisdictions in which the holder is taxable, the bank and any sub-servicer carry on their activities, and the obligors on the accounts and receivables are located. Noteholders are urged to consult their own tax advisors with respect to state and local tax treatment of the trust, as well as any state and local tax consequences, arising out of the purchase, ownership and disposition of notes.

Certain Considerations for ERISA and Other U.S. Employee Benefit Plans

Subject to important considerations described below, the offered notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan that is subject to Title I of ERISA, as well as an individual retirement account, Keogh plan or other plan covered by Section 4975 of the Code or an entity or account deemed to hold “plan assets” of any of the foregoing (each a “Benefit Plan”), from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to these Benefit Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of such Benefit Plans. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to Title I of ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with the governing plan documents. The prudence of a particular investment must be determined by the responsible fiduciary of a Benefit Plan by taking into account the particular circumstances of the Benefit Plan and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under “Risk Factors” and the fact that in the future there may be no market in which such Benefit Plan will be able to sell or otherwise dispose of the notes should it purchase them. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code, but may be subject to local, state or other laws which may impose restrictions similar to those under ERISA and the Code discussed above (“Similar Law”).

Some transactions involving the issuing entity might be deemed to constitute or result in prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan that acquired the offered notes if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”)), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation are applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject and there can be no assurances in this regard, it is anticipated that, as of the closing date, the offered notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation. This determination is based upon the traditional debt features of the offered notes, including the reasonable expectation of the purchasers of the offered notes that the offered notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change after their issuance if the trust incurs losses. In the event of a withdrawal or downgrade to below investment grade of the rating of the offered notes or a characterization of the offered notes as other than indebtedness under applicable local law, the subsequent acquisition of the offered notes or interest therein by a Benefit Plan or other plan that is subject to Similar Law is prohibited.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the Plan Assets Regulation, the acquisition, holding or disposition of the offered notes by or on behalf of Benefit Plans could be considered to give rise to a prohibited transaction if we, the trust, the underwriters, the owner trustee, the servicer, the administrator, a counterparty to a derivate contract, the indenture trustee or any of their respective affiliates (the “Transaction Parties”) is or becomes a party in interest or a disqualified person with respect to such Benefit Plans. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of the offered notes by Benefit Plans, depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire such offered notes and the relationship of the party in interest or disqualified person to the Benefit Plan. Included among these exemptions are:

•	Prohibited Transaction Class Exemption 96-23, regarding transactions effected by “in-house asset managers”;

•	Prohibited Transaction Class Exemption 95-60, regarding investments by “insurance company general accounts”;

•	Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

•	Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

•	Prohibited Transaction Class Exemption 84-14, regarding transactions effected by “qualified professional asset managers.”

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan or being affiliated with such service providers (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

As described in this prospectus, the Transaction Parties may receive fees or other compensation as a result of a Benefit Plan or any other plan or retirement account’s acquisition of the notes (or interest therein). None of the Transaction Parties are undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any of the notes (or interest therein) by any Benefit Plan or any other plan or retirement account.

By your acquisition of an offered note (or interest in an offered note), you, and if you are a Benefit Plan or other plan, the fiduciary acting on your behalf, will be deemed to represent and warrant that either (i) you are not acquiring and will not hold such note (or interest therein) with the assets of a Benefit Plan or other plan that is subject to Similar Law or (ii) (a) your acquisition and holding of such note (or interest therein) will not give rise to a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code or a violation of Similar Law and (b) such note is rated at least “BBB-” or its equivalent by a nationally recognized statistical rating agency at the time of acquisition and such note has not been characterized as other than indebtedness under applicable local law. Benefit Plans or other plans that are subject to any Similar Law may not acquire the offered notes (or interest in any offered notes) at any time that such offered notes do not have a current investment grade rating from a nationally recognized statistical rating agency or such note has been characterized as other than indebtedness under applicable local law.

If you are a fiduciary of a Benefit Plan or any other plan or retirement account considering the purchase of an offered note (or interest in an offered note), we encourage you to consult your tax and legal advisors regarding the matters discussed above and other applicable legal requirements.

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the offered notes set forth opposite its name:

Underwriters	Principal Amount of Offered Notes
Barclays Capital Inc.	$	[●]
J.P. Morgan Securities LLC	$	[●]
RBC Capital Markets, LLC	$	[●]
[●]	$	[●]
[●]	$	[●]
[●]	$	[●]
[●]	$	[●]
[●]	$	[●]
Total		$500,000,000

In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the offered notes offered by this prospectus if any of the offered notes are purchased. In the event of a default by any underwriter, the underwriting agreement provides that, in specified circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We will retain any offered notes not sold to the public in this offering. Any offered notes we retain will be retained directly, without underwriter involvement. No underwriter’s discounts and commissions will be paid in connection with our retention of offered notes. In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the offered notes if any of the offered notes are sold, excluding any offered notes we retain.

The underwriters have advised us that they propose initially to offer the offered notes to the public at the price set forth in this prospectus, and to dealers chosen by the underwriters at the price set forth in this prospectus less a concession not in excess of the percentage set forth in the following table. The underwriters and those dealers may reallow a concession not in excess of the percentage set forth in the following table.

After the initial public offering of the offered notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $800,000. The underwriters have agreed to pay certain expenses incurred in connection with the issuance and distribution of the offered notes.

Offered Notes
Concessions	[●]%
Reallowances	[●]%

The underwriters will be compensated as set forth in the following table:

Underwriters’ Discounts and Commissions	Amount per $1,000 of Principal	Total Amount
[●]%	$[●]	$[●]

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to us or the issuing entity;

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered notes in, from or otherwise involving the United Kingdom;

(c)	it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered notes to any UK Retail Investor in the United Kingdom; and

(d)	it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered notes to any EEA Retail Investor in the European Economic Area.

For purposes of clauses (c) and (d) above:

•	the expression “UK Retail Investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK law, (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK law or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended) as it forms part of UK law;

•	the expression “EEA Retail Investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended); and

•	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe the offered notes.

We and the bank will indemnify the underwriters for certain liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities as described in the underwriting agreement.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered notes in accordance with Regulation M under the Securities Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional offered notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase offered notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered notes or preventing or retarding a decline in the market price of the offered notes. As a result, the price of the offered notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates. An affiliate of the owner trustee and the Delaware trustee is an underwriter with regard to the offering described in this prospectus.

Use of Proceeds

We will receive the net proceeds from the sale of the offered notes and will use those proceeds for general corporate purposes.

Legal Matters

Certain legal matters relating to the issuance of the offered notes will be passed upon for us by Mayer Brown LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the offered notes will be passed upon for us by Mayer Brown LLP. Certain legal matters relating to the issuance of the offered notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

Where You Can Find More Information

We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

We will file with the SEC all required annual reports on Form 10-K, monthly distribution reports on Form 10-D and current reports on Form 8-K and other information about the trust under the Central Index Key (CIK) number 0001724789. The reports described under “The Servicer—Evidence as to Servicer’s Compliance” will be filed as exhibits to our annual report on Form 10-K.

Our SEC filings are available to the public on the SEC Internet site (http://www.sec.gov).

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference any future current reports on Form 8-K filed by us as depositor on behalf of the trust until we terminate our offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents—unless the exhibits are specifically incorporated by reference—at no cost, by writing or calling us care of Synchrony Bank, 777 Long Ridge Road, Stamford, Connecticut 06902, Telephone: (877) 441-5094.

The trust’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on the sponsor’s website because those reports are made available to the public on the SEC Internet site as described above and are available, at no cost, by writing or calling us as described in the immediately preceding paragraph. Monthly reports to noteholders are currently made available as soon as reasonably practicable after filing with the SEC at

http://investors.synchronyfinancial.com/fixed-income-investors/abs-reporting/monthly-servicer-reports.aspx?tabmenu=1.

Forward-Looking Statements

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. These forward-looking statements are based on our beliefs and expectations and on information currently available to us. Forward-looking statements include information concerning our or the trust’s possible or assumed future financial condition or results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements, which speak only as of the date they were made. We do not have any intention or obligation to update forward-looking statements after the distribution of this prospectus.

NOTICE TO RESIDENTS OF CANADA

THE CLASS A(2025-2) NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE CLASS A(2025-2) NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THE SALE OF THE CLASS A(2025-2) NOTES.

EACH PURCHASER OF CLASS A (2025-2) NOTES IN CANADA BY ITS PURCHASE OF CLASS A (2025-2) NOTES AGREES THAT IT IS SUCH PURCHASER’S EXPRESS WISH THAT ALL DOCUMENTS EVIDENCING OR RELATING IN ANY WAY TO THE SALE OF SUCH CLASS A (2025-2) NOTES BE DRAFTED IN THE ENGLISH LANGUAGE ONLY. CHAQUE SOUSCRIPTEUR DE BILLETS DE CATÉGORIE A (2025-2) AU CANADA RECONNAÎT PAR LES PRÉSENTES AVOIR EXPRESSÉMENT DEMANDÉ QUE SOIENT RÉDIGÉS EN ANGLAIS UNIQUEMENT TOUS LES DOCUMENTS QUI, DE QUELQUE FAÇON QUE CE SOIT, ATTESTENT LA VENTE DE CES BILLETS DE CATÉGORIE A (2025-2) OU Y ONT TRAIT.

Glossary of Terms for Prospectus

“Accumulation Commencement Date” means, for the offered notes, the first day of the third Monthly Period immediately preceding the scheduled principal payment date, and for any other tranche of SynchronySeries notes, the date specified in the applicable terms document for such tranche of SynchronySeries notes, or if the Accumulation Commencement Date for any tranche is not specified in the applicable terms document, the first calendar day of the month that is twelve (12) whole calendar months prior to the scheduled principal payment date for such tranche; provided, however, that, if the Accumulation Period Length for such tranche is more or less than the Initial Accumulation Period Length, the Accumulation Commencement Date will be the first calendar day of the month that is the number of whole Monthly Periods prior to such scheduled principal payment date at least equal to the Accumulation Period Length and, as a result, the number of whole Monthly Periods during the period from the Accumulation Commencement Date to and including the Monthly Period prior to such scheduled principal payment date will at least equal the Accumulation Period Length.

“Accumulation Period Length” means, for any tranche of SynchronySeries notes, the number of months not less than the number of whole calendar months reasonably expected by the servicer to be necessary to accumulate from SynchronySeries Available Principal Collections an amount equal to the nominal liquidation amount of such tranche of SynchronySeries notes for distribution on the applicable Scheduled Principal Payment Date; provided, however, that the Accumulation Period Length will not be determined to be less than one whole calendar month.

“Accumulation Reserve Account Funding Date” means, with respect to any tranche of SynchronySeries notes with an Accumulation Commencement Date, the business day preceding the payment date selected by the servicer on behalf of the trust that occurs not later than the business day preceding the payment date following the Monthly Period which commences three months prior to the Accumulation Commencement Date.

“Accumulation Reserve Account Required Amount” means, the aggregate amount for all tranches of SynchronySeries notes, for the business day immediately preceding any payment date on or after the Accumulation Reserve Account Funding Date for each such tranche of SynchronySeries notes and prior to the business day immediately preceding the first principal payment date for each such tranche, equal to (a) 0.50% of the outstanding dollar principal amount of such tranche of SynchronySeries notes or (b) any other amount designated by the servicer; provided, however, that if such designation is of a lesser amount, the servicer will provide the indenture trustee with evidence that the Rating Agency Condition will have been satisfied with respect to such designation; provided, further, however, that at any time during which the Accumulation Period Length is equal to one month, the Accumulation Reserve Account Required Amount will be equal to $0.00; and provided, further, however, that any time that the average of the Excess Spread Percentages (calculated without regard to any withdrawal of funds from the accumulation reserve account) for the three consecutive Monthly Periods preceding (and excluding) the Monthly Period immediately prior to such date would be greater than 5.00%, the Accumulation Reserve Account Required Amount will be equal to $0.00.

“Aggregate Principal Receivables” at any time will equal the total amount of transferred principal receivables, after giving effect to any discounting to treat a portion of transferred principal receivables as finance charge receivables.

“Asset Deficiency” means the occurrence of any of the following: (i) the Trust Principal Balance is less than the Minimum Pool Balance, (ii) the Free Equity Amount is less than the Minimum Free Equity Amount or (iii) the Risk Retention Transferor Amount is less than the Required Risk Retention Transferor Amount.

“Base Rate” means, with respect to any Monthly Period, the annualized percentage (based on a 30-day month and a 360-day year) equivalent of a fraction:

•	the numerator of which is the sum of (a) the amount targeted to be deposited in the interest funding account of the SynchronySeries notes with respect to such Monthly Period pursuant to clause (2) in “Description of SynchronySeries Provisions—Application of SynchronySeries Available Finance Charge Collections” and (b) the SynchronySeries monthly servicing fee for such Monthly Period; and

•	the denominator of which is the daily average (for each day during such Monthly Period) of the sum of (i) the numerator of the SynchronySeries floating allocation percentage, plus (ii) amounts on deposit in the principal funding sub-accounts and the note retirement sub-accounts for all tranches of notes of the SynchronySeries.

“Class A Required Subordinated Amount” means an amount equal to (a) the result of (i) the aggregate of the outstanding dollar principal amounts of all tranches of Class A notes of the SynchronySeries, less amounts on deposit in the principal funding sub-accounts and the note retirement sub-accounts for the Class A notes of the SynchronySeries; provided that if an early amortization event has occurred with respect to any tranche of Class A notes of the SynchronySeries, the outstanding dollar principal amount of such tranche of notes used for such calculation will be determined as of the close of business on the day preceding the occurrence of the early amortization event, divided by (ii) 74.00%, minus (b) the aggregate outstanding dollar principal amounts of all tranches of Class A notes of the SynchronySeries, less amounts on deposit in the principal funding sub-accounts and the note retirement sub-accounts for the Class A notes of the SynchronySeries; provided, further, that the trust may change the Class A Required Subordinated Amount subject to satisfaction of the Rating Agency Condition.

“Class B Required Subordinated Amount” means an amount equal to (a) the result of (i) the aggregate of the outstanding dollar principal amounts of all tranches of Class A notes and Class B notes of the SynchronySeries, less amounts on deposit in the principal funding sub-accounts and the note retirement sub-accounts for the Class A notes and Class B notes of the SynchronySeries; provided that if an early amortization event has occurred with respect to any tranche of Class A notes or Class B notes of the SynchronySeries, the outstanding dollar principal amount of such tranche of notes used for such calculation will be determined as of the close of business on the day preceding the occurrence of the early amortization event, divided by (ii) 80.00%, minus (b) the aggregate outstanding dollar principal amounts of all tranches of Class A notes and Class B notes of the SynchronySeries, less amounts on deposit in the principal funding sub-accounts and the note retirement sub-accounts for the Class A notes and Class B notes of the SynchronySeries; provided, further, that the trust may change the Class B Required Subordinated Amount subject to satisfaction of the Rating Agency Condition.

“Class C Required Subordinated Amount” means an amount equal to (a) the result of (i) the aggregate of the outstanding dollar principal amounts of all tranches of Class A notes, Class B notes and Class C notes of the SynchronySeries, less amounts on deposit in the principal funding sub-accounts and the note retirement sub-accounts for the Class A notes, Class B notes and Class C notes of the SynchronySeries; provided that if an early amortization event has occurred with respect to any tranche of Class A notes, Class B notes or Class C notes of the SynchronySeries, the outstanding dollar principal amount of such tranche of notes used for such calculation will be determined as of the close of business on the day preceding the occurrence of the early amortization event, divided by (ii) 86.00%, minus (b) the aggregate outstanding dollar principal amounts of all tranches of Class A notes, Class B notes and Class C notes of the SynchronySeries, less amounts on deposit in the principal funding sub-accounts and the note retirement sub-accounts for the Class A notes, Class B notes and Class C notes of the SynchronySeries; provided, further, that the trust may change the Class C Required Subordinated Amount subject to satisfaction of the Rating Agency Condition.

“Controlled Accumulation Amount” means, with respect to the offered notes, $166,666,666.67, and with respect to any Monthly Period for any other tranche of SynchronySeries notes, the amount specified in the applicable terms document for such tranche, or if the Controlled Accumulation Amount for any tranche is not specified in the applicable terms document, the Controlled Accumulation Amount for such tranche will be equal to (a) the initial dollar principal amount of such tranche, divided by (b) twelve (12); provided, however, that if the Accumulation Period Length with respect to a tranche is determined to be more or less than twelve (12) months, the Controlled Accumulation Amount for such tranche will be equal to (a) the initial dollar principal amount of such tranche, divided by (b) the Accumulation Period Length; provided, further, that the Controlled Accumulation Amount for any tranche of SynchronySeries notes for any Monthly Period will not exceed the result of (a) the outstanding dollar principal amount of such tranche, minus (b) the amount on deposit in the principal funding sub-account for such tranche.

“Eligible Servicer” means (i) the indenture trustee or a wholly owned subsidiary of the indenture trustee, (ii) the bank or an affiliate of the bank, (iii) an entity that, at the time of its appointment as servicer, (a) is servicing a portfolio of consumer open end credit card accounts or other consumer open end credit accounts (or is a successor to such an entity that was engaged and continues to be engaged in such servicing), (b) is legally qualified and has the capacity to service the accounts, (c) is qualified (or licensed) to use the software that is then being used to service the accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under the servicing agreement, (d) has the ability to professionally and competently service a portfolio of similar accounts, (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter and (f) has a long-term debt rating of at least “Baa3” by Moody’s or “BBB-” by S&P or (iv) any servicer as to which the Rating Agency Condition has been satisfied.

“Excess Spread Percentage” means, with respect to the SynchronySeries notes, for any Monthly Period, the amount, if any, by which the Portfolio Yield for such Monthly Period exceeds the Base Rate for such Monthly Period.

“Free Equity Amount” means, on any date, the result of:

(1)	the Trust Principal Balance on that date; minus

(2)	the aggregate of the collateral amounts of all outstanding series of notes; plus

(3)	the amount of principal collections on deposit in any trust account that will be applied to pay the principal amount of the notes of any series on the following payment date, to the extent not deducted for the purpose of determining the nominal liquidation amount for the related series.

“Hired Agency” means each rating agency hired by the sponsor to rate the offered notes.

“Initial Accumulation Period Length” means, for any tranche of SynchronySeries notes, (i) if the Accumulation Commencement Date for such tranche of SynchronySeries notes is specified in the applicable terms document for such tranche of SynchronySeries notes, the number of whole Monthly Periods in the period commencing on the Accumulation Commencement Date specified in the applicable terms document and ending on the scheduled principal payment date for such tranche of SynchronySeries notes, or (ii) if the Accumulation Commencement Date for such tranche is not specified in the applicable terms document, twelve (12) Monthly Periods.

“Material Adverse Effect” means a material adverse effect on (a) the ability of any party to perform any of its obligations under the transaction documents in accordance with the terms thereof, (b) the validity or enforceability of any transaction document or the rights and remedies of any party under any transaction document or (c) the transferred receivables and other collateral transferred to the trust or the ownership interests or liens thereon.

“Minimum Free Equity Amount” will be calculated as the product of (a) the highest Minimum Free Equity Percentage specified in the prospectus for any series and (b) the Aggregate Principal Receivables.

“Minimum Free Equity Percentage” means, for the SynchronySeries, 5.0% or such other percentage as may be designated from time to time by the servicer; provided, however, that the servicer must satisfy the Rating Agency Condition before reducing the Minimum Free Equity Percentage of a series, class or tranche of notes.

“Minimum Pool Balance” means, on any date of determination, the sum of the numerators used to calculate the allocation percentages for principal collections for all outstanding series of notes on that date of determination.

“Monthly Period” means, for each payment date, the calendar month immediately preceding such payment date.

“Portfolio Yield” means, with respect to any Monthly Period, the annualized percentage (based on a 30-day month and a 360-day year) equivalent of a fraction:

•	the numerator of which is equal to the result of (i) the sum of the SynchronySeries Daily Finance Charge Allocations for all dates of processing during such Monthly Period, plus

(ii) the aggregate amount of funds withdrawn from the accumulation reserve account and used to cover Principal Funding Sub-Account Earnings Shortfalls as described in “Description of SynchronySeries Provisions—Accumulation Reserve Account,” plus (iii) dollar payments received under derivative agreements for interest for any tranche of SynchronySeries notes, plus (iv) the aggregate amount of investment earnings, net of investment losses and expenses, on funds on deposit in the principal funding sub-accounts, the note retirement sub-accounts, the interest funding sub-accounts and the accumulation reserve account (to the extent specified in “Description of SynchronySeries Provisions—Accumulation Reserve Account”) from and including the business day immediately preceding the payment date in the prior Monthly Period to but excluding the business day preceding the payment date in the current Monthly Period, plus (v) any amount remaining on deposit in the interest funding sub-account for a tranche of SynchronySeries notes that has caused a sale of receivables because the nominal liquidation amount for such tranche was greater than zero on its legal maturity date or because of an acceleration following an event of default with respect to such tranche, after final payment on such tranche, minus (vi) the SynchronySeries default amount, plus (vii) any amounts to be included pursuant to the terms of any SynchronySeries terms document; and

•	the denominator of which is the daily average (for each day during such Monthly Period) of the sum of (i) numerator used in the calculation of the SynchronySeries floating allocation percentage and (ii) amounts on deposit in the principal funding sub-accounts and note retirement sub-accounts for all tranches of SynchronySeries notes.

“Prefunding Target Amount” means:

•	with respect to all tranches of the Class A notes of the SynchronySeries, the excess of (a) the Class A Required Subordinated Amount over (b) the sum of the nominal liquidation amounts of the Class B notes, the Class C notes and the Class D notes of the SynchronySeries and the SynchronySeries subordinated transferor amount;

•	with respect to all tranches of the Class B notes of the SynchronySeries, the excess of (a) the Class B Required Subordinated Amount (calculated after giving effect to any deposits to be made to the note retirement sub-accounts for the Class A notes of the SynchronySeries) over (b) the sum of the nominal liquidation amounts of the Class C notes and the Class D notes of the SynchronySeries and the SynchronySeries subordinated transferor amount; and

•	with respect to all tranches of the Class C notes of the SynchronySeries, the excess of (a) the Class C Required Subordinated Amount (calculated after giving effect to any deposits to be made to the note retirement sub-accounts for the Class A notes and the Class B notes of the SynchronySeries) over (b) the sum of the nominal liquidation amount of the Class D notes of the SynchronySeries and the SynchronySeries subordinated transferor amount.

“Principal Funding Sub-Account Earnings Shortfall” means, with respect to any tranche of SynchronySeries notes and any Monthly Period for which funds were on deposit in the principal funding sub-account for such tranche of notes on the first day of such Monthly Period, (a) the Principal Funding Sub-Account Earnings Target for such tranche of SynchronySeries notes for such Monthly Period, minus (b) the investment earnings on funds in the applicable principal funding sub-account for such tranche (net of investment expenses and losses) for such Monthly Period; provided, however, in no event shall the Principal Funding Sub-Account Earnings Shortfall be less than zero.

“Principal Funding Sub-Account Earnings Target” means, with respect to any Monthly Period and any tranche of SynchronySeries notes and the applicable principal funding sub-account, the dollar amount of interest that would have accrued on funds in such principal funding sub-account for the period from and including the business day immediately preceding the payment date in the prior Monthly Period to but excluding the business day immediately preceding the payment date in the current Monthly Period for such tranche if it had borne interest at the following rates:

(a)	in the case of a tranche of SynchronySeries notes with no derivative agreement for interest, at the rate of interest applicable to such tranche for the period from and including the business day immediately preceding the payment date in the prior Monthly Period to but excluding the business day immediately preceding the payment date in the current Monthly Period;

(b)	in the case of a tranche of SynchronySeries notes with a performing derivative agreement for interest, at the rate at which payments by the trust to the applicable derivative counterparty accrue (prior to the netting of such payments, if applicable) for period from and including the business day immediately preceding the payment date in the prior Monthly Period to but excluding the business day immediately preceding the payment date in the current Monthly Period; and

(c)	in the case of a tranche of SynchronySeries notes with a non-performing derivative agreement for interest, at the rate specified in the related terms document for period from and including the business day immediately preceding the payment date in the prior Monthly Period to but excluding the business day immediately preceding the payment date in the current Monthly Period.

More than one of the aforementioned rates of interest may be applicable to amounts on deposit in a principal funding sub-account for a tranche of SynchronySeries notes.

“Rating Agency Condition” means, with respect to the SynchronySeries and any action, unless otherwise defined in the related terms document for any tranche, ten (10) days’ prior written notice (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) is delivered electronically to each applicable rating agency; provided that, with respect to any tranche of notes rated by Moody’s, if any, and the actions described in the definition of “Eligible Servicer,” under “Description of the Notes—Addition of Trust Assets,” any decrease of the Minimum Free Equity Amount made pursuant to the provisions described under “Description of the Notes—Voting Rights; Amendments—Indenture” and as otherwise specified in the SynchronySeries indenture supplement, “Rating Agency Condition” shall mean that Moody’s shall have notified the issuing entity in writing that such action shall not result in a reduction or withdrawal of any rating, if any, of any outstanding class or tranche of SynchronySeries notes, so long as Moody’s has not notified the issuing entity or otherwise made public statements that it, as a policy matter, will not provide written confirmation of its ratings.

“Regulation RR” means Regulation RR (Credit Risk Retention) promulgated by the Commission to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act.

“Required Risk Retention Transferor Amount” means, as of any date of determination, the result of (a) the product of (i) 5% and (ii) the aggregate of the principal balances of all outstanding notes other than any notes that are at all times held by the bank or one or more wholly-owned affiliates of the bank and designated as risk retention retained notes pursuant to the related indenture supplement as of such date of determination, minus (b) amounts on deposit in the excess funding account (excluding any investment earnings on deposit therein); provided that the Required Risk Retention Transferor Amount shall be zero if Regulation RR shall no longer be in effect with respect to the transactions contemplated hereunder.

“Risk Retention Transferor Amount” means, as of any date of determination, the result of (a) the Aggregate Principal Receivables as of such date of determination minus (b) the aggregate of the principal balances of all outstanding notes as of such date of determination.

“SynchronySeries Servicing Fee Shortfall” means, (a) for any Monthly Period during which the servicer has received daily servicing fees, the excess (if any) of (i) the sum of the SynchronySeries daily servicing fees for all days during such Monthly Period, over (ii) the sum of the SynchronySeries Daily Finance Charge Allocations for all dates of processing during such Monthly Period, and (b) for any Monthly Period during which the servicer has elected to receive a monthly servicing fee in lieu of daily servicing fees, the excess (if any) of (i) the SynchronySeries monthly servicing fee for such Monthly Period over (ii) the SynchronySeries Available Finance Charge Collections available for application pursuant to clause (1) under “Description of SynchronySeries Provisions—Application of SynchronySeries Available Finance Charge Collections.”

“Trust Principal Balance” at any time will equal:

(a)	the Aggregate Principal Receivables; plus

(b)	the amount on deposit in the excess funding account, excluding any investment earnings.

“U.S. Holder” is a beneficial owner of a note that for United States federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or the trust has a valid election in effect to be treated as a United States person (as defined in Section 7701(a)(30) of the Code).

INDEX

60-Day Delinquent Receivables	135
AAA	141
Accumulation Commencement Date	198
Accumulation Period Length	198
Accumulation Reserve Account Funding Date	198
Accumulation Reserve Account Required Amount	198
Aggregate Principal Receivables	199
Asset Deficiency	199
Asset Review	137
Asset Review Information	28
automatic stay	55
bank	1, 67
Base Rate	199
Basel III	34
Benefit Plan	190
CARD Act	57
CFPB	44
Citibank	114
Citicorp Trust	117
Class A Required Subordinated Amount	199
Class B Required Subordinated Amount	199
Class C Required Subordinated Amount	200
Code	145
Controlled Accumulation Amount	200
covered borrowers	57
Delinquency Percentage	135
Delinquency Trigger	136
Directing Noteholders	136
Dodd-Frank Act	21, 45
DTC	142
EGRRCPA	50
eligible account	125
eligible receivable	126
Eligible Servicer	200
equity amount	88
ERISA	190
ESAs Report	79
Excess Spread Percentage	200
FATCA	187
FDIA	36
FDIC	36
FDIC Rule	92
FDIC Rule Covenants	92
Federal Reserve Board	44
Foreign Person	187
Free Equity Amount	201
FSMA	193
GLBA	53
Hired Agencies	2
Hired Agency	201
Initial Accumulation Period Length	201

Instituting Noteholders	136
Investment Company Act	iv, 50
Investor Charge-Off	177
IRS	185
Material Adverse Effect	201
MiFID II	194
Minimum Free Equity Amount	201
Minimum Free Equity Percentage	201
Minimum Pool Balance	201
MLA	57
Monthly Period	201
Noteholder Direction	136
OCC	44
OFAC	71
offered notes	1
OID	186
OID Regulations	186
OLA	56
Plan Assets Regulation	190
Pool Asset Representations	135
Portfolio Yield	201
Prefunding Target Amount	202
Principal Funding Sub-Account Earnings Shortfall	202
Principal Funding Sub-Account Earnings Target	203
Rating Agency Condition	203
Regulation RR	204
regulatory matters	49
requesting party	140
Required Collateral Amount	163
required deposit amount	167
required finance charge deposit amount	167
required principal deposit amount	168
Required Risk Retention Transferor Amount	204
reset dates	166
Retained Interest	79
Review Conditions	135
Review Trigger Date	135
Risk Retention Transferor Amount	204
RMBS	111
safe harbor	92
SEC	50
Securities Act	82
Securities Exchange Act	85
Settlement Agreement	123
Similar Law	190
Subject Receivables	136
SynchronySeries Available Finance Charge Collections	169
SynchronySeries Available Principal Collections	172
SynchronySeries Daily Finance Charge Allocation	168

SynchronySeries Daily Principal Allocation	172
SynchronySeries default amount	176
SynchronySeries Finance Charge Collections	168
SynchronySeries floating allocation percentage	165
SynchronySeries principal allocation percentage	164
SynchronySeries Principal Collections	172

SynchronySeries Servicing Fee Shortfall	204
Tailoring Rules	51
Transaction Parties	191
Trust Principal Balance	204
U.S. Holder	204
Volcker Rule	iv

Annex I

Outstanding Series, Classes and Tranches

1. SynchronySeries

Tranche	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Interest Rate	Scheduled Principal Payment Date	Legal Maturity Date
Class A(2022-2)	July 15, 2022	$675,000,000	$675,000,000	3.86%	July 15, 2025	July 17, 2028
Class A(2023-1)	August 9, 2023	$1,000,000,000	$1,000,000,000	5.54%	July 15, 2026	July 16, 2029
Class A(2023-2)	November 15, 2023	$750,000,000	$750,000,000	5.74%	October 15, 2026	October 15, 2029
Class A(2024-1)	March 18, 2024	$750,000,000	$750,000,000	5.04%	March 15, 2027	March 15, 2030
Class A(2024-2)	July 30, 2024	$750,000,000	$750,000,000	4.93%	July 15, 2027	July 15, 2030
Class A(2025-1)	February 18, 2025	$750,000,000	$750,000,000	4.78%	February 15, 2028	February 18, 2031
Class A(2025-2)*	June 9, 2025	$500,000,000	$500,000,000	[●]%	May 15, 2028	May 15, 2031

* Expected issuance subject to increase or decrease.

A-I-1

Annex II

Static Pool Data

Trust Portfolio - Billed Yield

The following table sets forth the cardholder billed yield experience for credit card accounts in the trust portfolio for each of the periods shown. The data for accounts designated to the trust portfolio or removed from the trust portfolio may include up to a month of additional activity in the month of such addition or removal, as applicable. Billed yield is calculated by dividing (i) the aggregate amount of billed finance charges and late fees during the period indicated by (ii) the aggregate of the average total receivables outstanding for each quarter in the period indicated.

In each case, the information is grouped by year of account origination. Accounts were initially designated for the trust portfolio as of November 2017. There can be no assurance that the billed yield experience for receivables in the future will be similar to the historical experience set forth below.

Billed Yield – Trust Portfolio
Origination Year[1]	Three Months Ended March 31, 2025[2]	Calendar Year Ended 2024	Calendar Year Ended 2023	Calendar Year Ended 2022	Calendar Year Ended 2021	Calendar Year Ended 2020
2025	--	--	--	--	--	--
2024	20.69%	21.58%	--	--	--	--
2023	26.85%	24.12%	12.39%	--	--	--
2022	28.21%	25.71%	20.07%	12.76%	--	--
2021	29.24%	26.29%	21.90%	17.45%	13.13%	--
Prior to 2021	25.17%	23.00%	20.46%	18.03%	18.61%	22.22%

[1]	The origination year for each account is determined based on the date on which the account is opened.

[2]	March 31, 2025 figures are annualized and are not necessarily indicative of actual results for the entire year.

A-II-1

Trust Portfolio - Payment Rate

The following table sets forth the cardholder monthly average payment rate experience on the credit card accounts in the trust portfolio for each of the periods shown. The data for accounts designated to the trust portfolio or removed from the trust portfolio may include up to a month of additional activity in the month of such addition or removal, as applicable. The average monthly payment rate is calculated by dividing (i) the aggregate of the total payments received during the period indicated by (ii) the aggregate of the average total receivables outstanding for each quarter in the period indicated.

In each case, the information is grouped by year of account origination. Accounts were initially designated for the trust portfolio as of November 2017. There can be no assurance that the payment rate experience for receivables in the future will be similar to the historical experience set forth below.

Payment Rate – Trust Portfolio
Origination Year[1]	Three Months Ended March 31, 2025	Calendar Year Ended 2024	Calendar Year Ended 2023	Calendar Year Ended 2022	Calendar Year Ended 2021	Calendar Year Ended 2020
2025	--	--	--	--	--	--
2024	16.02%	16.04%	--	--	--	--
2023	22.01%	22.62%	15.06%	--	--	--
2022	22.79%	23.18%	23.41%	15.95%	--	--
2021	22.23%	22.48%	23.22%	27.32%	30.17%	--
Prior to 2021	24.60%	24.63%	25.07%	26.31%	25.53%	22.24%

[1]	The origination year for each account is determined based on the date on which the account is opened.

A-II-2

Trust Portfolio - 30+ Delinquency Rate

The following table sets forth the delinquency rate experience on the credit card accounts in the trust portfolio for each of the periods shown. The delinquency rate is calculated by dividing (i) the 30+ days past due delinquent amount as of the end of the period indicated by (ii) the total receivables outstanding as of the end of the period indicated. Calculations are based on month-end data within the period.

In each case, the information is grouped by year of account origination. Accounts were initially designated for the trust portfolio as of November 2017. There can be no assurance that the delinquency rate experience for receivables in the future will be similar to the historical experience set forth below.

30+ Delinquency Rate – Trust Portfolio
Origination Year[1]	Three Months Ended March 31, 2025	Calendar Year Ended 2024	Calendar Year Ended 2023	Calendar Year Ended 2022	Calendar Year Ended 2021	Calendar Year Ended 2020
2025	--	--	--	--	--	--
2024	0.65%	3.11%	--	--	--	--
2023	4.53%	4.48%	0.01%	--	--	--
2022	4.19%	4.44%	1.27%	0.01%	--	--
2021	3.99%	4.24%	3.14%	1.09%	1.18%	--
Prior to 2021	2.85%	2.96%	2.79%	2.12%	1.52%	2.33%

[1]	The origination year for each account is determined based on the date on which the account is opened.

A-II-3

Trust Portfolio - Gross Principal Charge-Off Rate

The following table sets forth the gross principal charge-off rate experience on the credit card accounts in the trust portfolio for each of the periods shown. The data for accounts designated to the trust portfolio or removed from the trust portfolio may include up to a month of additional activity in the month of such addition or removal, as applicable. The gross principal charge-off rate is calculated by dividing (i) the aggregate amount of gross principal receivable charge-offs during the period indicated by (ii) the aggregate of the average total principal receivables outstanding for each quarter in the period indicated.

In each case, the information is grouped by year of account origination. Accounts were initially designated for the trust portfolio as of November 2017. There can be no assurance that the gross principal charge-off rate experience for receivables in the future will be similar to the historical experience set forth below.

Gross Principal Charge-Off Rate – Trust Portfolio
Origination Year[1]	Three Months Ended March 31, 2025[2]	Calendar Year Ended 2024	Calendar Year Ended 2023	Calendar Year Ended 2022	Calendar Year Ended 2021	Calendar Year Ended 2020
2025	--	--	--	--	--	--
2024	0.90%	0.25%	--	--	--	--
2023	7.06%	2.58%	0.04%	--	--	--
2022	7.40%	4.66%	3.34%	0.01%	--	--
2021	7.35%	6.28%	5.37%	2.85%	0.16%	--
Prior to 2021	5.96%	5.78%	4.81%	3.51%	3.83%	4.77%

[1]	The origination year for each account is determined based on the date on which the account is opened.

[2]	March 31, 2025 figures are annualized and are not necessarily indicative of actual results for the entire year.

A-II-4

Annex III

The Trust Portfolio

Performance of the Trust Portfolio

The tables below contain performance information for the receivables in the trust portfolio for each of the periods shown. There is no assurance that the performance of the trust portfolio will be similar to the experience described in the tables in this section.

For purposes of the tables in this section:

•	Receivables Outstanding is the sum of total receivables included in the trust portfolio as of the date or in the period indicated.

•	Average Receivables Outstanding is the average of the balance of the Receivables Outstanding as of the first day of each Monthly Period in the period indicated.

•	Principal Receivables Outstanding is the sum of principal receivables included in the trust portfolio as of the date or in the period indicated.

•	Average Principal Receivables Outstanding is the average of the balance of the Principal Receivables Outstanding as of the first day of each Monthly Period in the period indicated.

•	Gross Principal Charge-Offs is the total amount of principal receivables included in the trust portfolio that have been charged-off in the period indicated, excluding amounts charged-off due to fraud.

•	Net Principal Charge-Offs is the total amount of principal receivables included in the trust portfolio that have been charged-off in the period indicated, excluding amounts charged-off due to fraud, minus the total amount recovered with respect to charged-off principal receivables in the trust portfolio during the period indicated.

•	Accounts Outstanding is the sum of the number of accounts included in the trust portfolio as of the date or in the period indicated.

•	Average Accounts Outstanding is the average of the number of accounts included in the trust portfolio as of the first day of each Monthly Period in the period indicated.

•	Gross Charge-Off Accounts is the total number of accounts included in the trust portfolio that have been charged-off in the period indicated, excluding amounts charged-off due to fraud.

The total number of accounts disclosed in this prospectus as of any date prior to 2021 and used for purposes of calculating certain other statistical information presented in this prospectus as of any date prior to 2021, including the Accounts Outstanding and Average Accounts Outstanding, includes certain accounts that had a zero balance and had been closed due to the related credit card

A-III-1

or cards being lost or stolen or the account being subject to fraudulent activity. A credit card account that had been closed due to the related credit card or cards being lost or stolen or the account being subject to fraudulent activity would remain in the securitization reporting system for a period of approximately twelve billing cycles, and would be included in the calculation of the number of accounts for that period of time. Such credit card accounts were not included in the trust portfolio as of year end 2021 and have not been included thereafter. The bank estimates that the number of accounts in the trust portfolio was approximately 10.09% higher as of December 31, 2020 than it would have been if such closed accounts were not included in the total number of accounts.

Delinquency and Loss Experience

The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the trust portfolio for each of the dates or periods shown. The delinquency and loss rates at any time reflect, among other factors, the quality of the credit card receivables, the average seasoning of the accounts, the success of the servicer’s collection efforts, the mix of different credit card programs in the trust portfolio, and general economic conditions.

We cannot assure you that the future delinquency and loss experience for the trust portfolio will be similar to the historical experience set forth below.

Please note that numbers and percentages presented in the tables in this section may not sum to the totals presented due to rounding.

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Trust Portfolio - Receivables Delinquency Experience
(Dollars in Thousands)

	As of March 31,		As of December 31,
	2025		2024		2023
	Receivables	Percentage of Receivables Outstanding	Receivables	Percentage of Receivables Outstanding	Receivables	Percentage of Receivables Outstanding
Receivables Outstanding	$9,672,885		$9,932,520		$9,088,157
Receivables Delinquent:
30-59 Days	77,803	0.80%	80,230	0.81%	65,788	0.72%
60-89 Days	59,983	0.62%	68,912	0.69%	55,220	0.61%
90-119 Days	55,154	0.57%	64,670	0.65%	50,467	0.56%
120-149 Days	52,169	0.54%	55,268	0.56%	43,128	0.47%
150-179 Days	48,777	0.50%	44,492	0.45%	35,616	0.39%
180 or More Days	0	0.00%	0	0.00%	0	0.00%
Total	$293,886	3.04%	$313,572	3.16%	$250,218	2.75%

	As of December 31,
	2022		2021		2020
	Receivables	Percentage of Receivables Outstanding	Receivables	Percentage of Receivables Outstanding	Receivables	Percentage of Receivables Outstanding
Receivables Outstanding	$8,307,847		$7,974,419		$7,760,620
Receivables Delinquent:
30-59 Days	51,036	0.61%	38,832	0.49%	52,869	0.68%
60-89 Days	36,658	0.44%	26,635	0.33%	39,745	0.51%
90-119 Days	32,052	0.39%	22,157	0.28%	38,042	0.49%
120-149 Days	27,612	0.33%	18,399	0.23%	30,495	0.39%
150-179 Days	24,779	0.30%	14,573	0.18%	19,990	0.26%
180 or More Days	0	0.00%	0	0.00%	0	0.00%
Total	$172,137	2.07%	$120,597	1.51%	$181,141	2.33%

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Trust Portfolio - Account Delinquency Experience

	As of March 31,		As of December 31,
	2025		2024		2023
	Accounts	Percentage of Total Accounts Outstanding	Accounts	Percentage of Total Accounts Outstanding	Accounts	Percentage of Total Accounts Outstanding
Accounts Outstanding	8,389,498		8,098,537		7,233,086
Accounts Delinquent:
30-59 Days	29,320	0.35%	31,020	0.38%	23,699	0.33%
60-89 Days	20,286	0.24%	23,179	0.29%	17,749	0.25%
90-119 Days	17,599	0.21%	21,001	0.26%	15,392	0.21%
120-149 Days	15,784	0.19%	16,986	0.21%	12,716	0.18%
150-179 Days	13,799	0.16%	12,661	0.16%	10,248	0.14%
180 or More Days	0	0.00%	0	0.00%	0	0.00%
Total	96,788	1.15%	104,847	1.29%	79,804	1.10%

	As of December 31,
	2022		2021		2020
	Accounts	Percentage of Total Accounts Outstanding	Accounts	Percentage of Total Accounts Outstanding	Accounts	Percentage of Total Accounts Outstanding
Accounts Outstanding	6,896,024		7,055,215		7,990,467
Accounts Delinquent:
30-59 Days	19,964	0.29%	17,810	0.25%	17,718	0.22%
60-89 Days	13,288	0.19%	9,991	0.14%	12,112	0.15%
90-119 Days	11,180	0.16%	7,484	0.11%	10,581	0.13%
120-149 Days	9,124	0.13%	5,951	0.08%	8,191	0.10%
150-179 Days	7,842	0.11%	4,443	0.06%	5,565	0.07%
180 or More Days	0	0.00%	0	0.00%	0	0%
Total	61,398	0.89%	45,679	0.65%	54,167	0.68%

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Trust Portfolio - Loss Experience
(Dollars in Thousands)

	Three Months Ended March 31,	Calendar Year Ended
	2025	2024	2023
Average Principal Receivables Outstanding	$9,355,919	$8,768,496	$7,628,035
Gross Principal Charge-Offs	$144,059	$504,267	$362,989
Gross Principal Charge-Offs as a Percentage of Average Principal Receivables Outstanding (Annualized)	6.16%	5.75%	4.76%
Less: Recoveries	$23,328	$83,481	$75,017
Net Principal Charge-Offs	$120,731	$420,786	$287,972
Net Principal Charge-Offs as a Percentage of Average Principal Receivables Outstanding (Annualized)	5.16%	4.80%	3.78%
Gross Charge-Off Accounts	58,187	193,459	147,261
Average Accounts Outstanding	8,192,218	7,604,707	6,567,345
Gross Charge-Offs as a Percentage of Average Accounts Outstanding (Annualized)	2.84%	2.54%	2.24%

	Calendar Year Ended
	2022	2021	2020
Average Principal Receivables Outstanding	$7,035,101	$7,112,018	$7,041,155
Gross Principal Charge-Offs	$239,137	$271,044	$329,146
Gross Principal Charge-Offs as a Percentage of Average Principal Receivables Outstanding (Annualized)	3.40%	3.81%	4.67%
Less: Recoveries	$66,283	$59,609	$55,833
Net Principal Charge-Offs	$172,854	$211,435	$273,313
Net Principal Charge-Offs as a Percentage of Average Principal Receivables Outstanding (Annualized)	2.46%	2.97%	3.88%
Gross Charge-Off Accounts	101,726	97,227	115,088
Average Accounts Outstanding	6,521,126	7,346,151	7,418,947
Gross Charge-Offs as a Percentage of Average Accounts Outstanding (Annualized)	1.56%	1.32%	1.55%

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Balance Reductions

The accounts in the trust portfolio may have balance reductions granted for a number of reasons, including merchandise refunds, returns, and fraudulent charges. As of March 31, 2025, the 12-month average monthly balance reduction rate for the accounts in the trust portfolio attributable to such returns and fraud was 1.79%.

Revenue Experience

Trust Portfolio

The net revenues collected from finance charges, fees, interchange and recoveries related to accounts in the trust portfolio for each of the periods shown are set forth in the following table. Fees include late fees, pay by phone fees, over limit fees, balance transfer fees, cash advance fees and returned check fees.

We cannot assure you that the future revenue experience for the receivables in the trust portfolio will remain similar to the historical experience set forth below. For example, if payment rates decline, the balances subject to monthly finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly finance charges normally decreases.

Trust Portfolio - Revenue Experience
(Dollars in Thousands)

	Three Months Ended March 31,	Calendar Year Ended
	2025	2024	2023
Average Principal Receivables Outstanding	$9,355,919	$8,768,496	$7,628,035
Finance Charge Collections, Fees, Interchange and Recoveries	$644,894	$2,502,908	$2,151,296
Finance Charge Collections, Fees, Interchange and Recoveries as a Percentage of Average Principal Receivables Outstanding (Annualized)	27.57%	28.54%	28.20%

	Calendar Year Ended
	2022	2021	2020
Average Principal Receivables Outstanding	$7,035,101	$7,112,018	$7,041,155
Finance Charge Collections, Fees, Interchange and Recoveries	$1,843,017	$1,870,556	$1,833,999
Finance Charge Collections, Fees, Interchange and Recoveries as a Percentage of Average Principal Receivables Outstanding (Annualized)	26.20%	26.30%	26.05%

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Payment Rates

The payment rate on the receivables is the most important factor that will determine the size of principal payments after an early amortization event has occurred and whether the trust has funds available to repay the notes on the scheduled principal payment date. The following Cardholder Monthly Payment Rates tables set forth the highest and lowest cardholder monthly payment rates on the credit card accounts in the trust portfolio during any calendar month in the calendar years or in the portion thereof, as applicable, shown, in each case calculated as a percentage of the Receivables Outstanding as of the first day of each calendar month during the calendar years or portion thereof, as applicable, shown. Payment rates shown in the tables are based on amounts that would be deemed payments of receivables with respect to the accounts. For purposes of these calculations, Receivables Outstanding are receivables included in the trust portfolio, in the period indicated.

The Payment Status tables in this section show the average for all billing cycles in the period indicated of the payments made on the receivables that fall within each of the following categories: (1) less than minimum payment, (2) minimum payment, (3) greater than minimum payment, but less than full payment and (4) full payment or greater than full payment. For any billing cycle, the percentage of payments in each category is calculated by dividing the number of accounts with payments in that category by the total amount of all accounts that were required to make payments on the receivables.

Although we have provided historical data concerning the payment rates on the receivables and the percentage of the receivables falling in each payment category, because of the factors described in “Risk Factors,” we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time in the future will be similar to the historical experience described in the following tables for the trust portfolio or that deposits into the principal funding account will equal the applicable controlled amortization amount.

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Trust Portfolio - Cardholder Monthly Payment Rates

	Three Months Ended March 31,	Calendar Year Ended
	2025	2024	2023	2022	2021	2020
Lowest Month	21.70%	21.84%	22.30%	22.73%	20.56%	18.65%
Highest Month	23.82%	24.69%	25.29%	26.07%	27.01%	23.52%
Monthly Average	22.74%	23.27%	23.88%	24.91%	24.92%	21.10%

Trust Portfolio - Payment Status

	Percentage of Accounts
	Three Billing Cycles Ended in March 31, 2025	Twelve Billing Cycles Ended in December, 2024	Twelve Billing Cycles Ended in December, 2023	Twelve Billing Cycles Ended in December, 2022	Twelve Billing Cycles Ended in December, 2021	Twelve Billing Cycles Ended in December, 2020
Less than Minimum Payment	6.18%	6.63%	6.80%	6.48%	6.19%	6.77%
Minimum Payment	16.45%	16.16%	15.73%	14.24%	12.75%	13.44%
Greater than Minimum Payment, Less than Full Payment	35.30%	35.02%	35.78%	37.00%	36.69%	38.72%
Full Payment or Greater than Full Payment	42.07%	42.19%	41.69%	42.28%	44.38%	41.06%

We cannot assure you that the cardholder monthly payment rates or the payment experience for the trust portfolio in the future will be similar to the historical experience set forth in the tables above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and changes in minimum payment formulas.

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Composition of the Trust Portfolio

The receivables conveyed or to be conveyed to the trust have been or will be generated from transactions made by holders of credit card accounts included in the trust portfolio. The bank’s credit card business is described in “The Sponsor—Credit Card Activities.”

The following information regarding the trust portfolio is as of March 31, 2025:

•	total transferred receivables: $9,672,885,450;

•	principal receivables: $9,322,086,184;

•	finance charge receivables: $350,799,267; and

•	total number of accounts designated to the trust portfolio: 8,389,498.

As of March 31, 2025:

•	the accounts designated for the trust portfolio had an average total receivable balance of approximately $1,153 and an average credit limit of approximately $6,290;

•	for accounts designated for the trust portfolio, the percentage of the aggregate total receivable balance to the aggregate total credit limit was 18.3%; and

•	the average age of the accounts designated for the trust portfolio was approximately 98 months.

The following tables summarize the trust portfolio by various criteria as of March 31, 2025 for each of the program partners included in the trust portfolio.

Please note that numbers and percentages presented in the tables in this section may not sum to the totals presented due to rounding.

For purposes of the tables in this section:

•	Total Receivables Outstanding is the sum of principal receivables and finance charge receivables (which includes fee receivables) included in the trust portfolio in the period indicated.

•	Number of Accounts is the number of accounts included in the trust portfolio as of the date or in the period indicated.

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Composition by Program Partner of the Trust Portfolio

Program Partner	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Sam's Club Dual Card	$2,759,640,941	28.5%	1,785,529	21.3%
TJX Dual Card	2,002,292,504	20.7%	2,435,004	29.0%
Amazon Private Label Credit Card	1,265,583,736	13.1%	1,262,493	15.0%
Lowe's Private Label Credit Card	1,219,748,376	12.6%	1,218,744	14.5%
PayPal Dual Card	975,307,193	10.1%	551,641	6.6%
Synchrony MasterCard	573,410,813	5.9%	272,917	3.3%
American Eagle Dual Card	398,897,951	4.1%	431,250	5.1%
JCPenney Dual Card	287,266,214	3.0%	275,338	3.3%
Dick's Sporting Goods Dual Card	190,737,722	2.0%	156,582	1.9%
Total	$9,672,885,450	100.0%	8,389,498	100.0%

Composition by Account Balance Range of the Trust Portfolio

Account Balance Range	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Credit Balance	$(16,146,897)	-0.2%	151,118	1.8%
No Balance	-	0.0%	2,188,230	26.1%
$0.01-$500.00	485,798,289	5.0%	2,616,322	31.2%
$500.01-$1,000.00	667,168,199	6.9%	916,549	10.9%
$1,000.01-$2,000.00	1,386,609,057	14.3%	956,301	11.4%
$2,000.01-$3,000.00	1,317,282,665	13.6%	535,874	6.4%
$3,000.01-$4,000.00	1,125,295,197	11.6%	324,536	3.9%
$4,000.01-$5,000.00	952,656,239	9.8%	212,930	2.5%
$5,000.01-$6,000.00	798,574,533	8.3%	145,880	1.7%
$6,000.01-$7,000.00	650,226,215	6.7%	100,419	1.2%
$7,000.01-$8,000.00	572,479,929	5.9%	76,475	0.9%
$8,000.01-$9,000.00	436,214,587	4.5%	51,500	0.6%
$9,000.01-$10,000.00	408,562,229	4.2%	43,015	0.5%
$10,000.01-$15,000.00	726,080,389	7.5%	61,535	0.7%
$15,000.01-$20,000.00	115,501,413	1.2%	6,907	0.1%
$20,000.01 or more	46,583,406	0.5%	1,907	0.0%
Total	$9,672,885,450	100.0%	8,389,498	100.0%

Composition by Credit Limit Range of the Trust Portfolio

Credit Limit Range	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
$0.01-$500.00	$42,164,368	0.4%	338,932	4.0%
$500.01-$1,000.00	152,602,843	1.6%	358,190	4.3%
$1,000.01-$2,000.00	544,061,610	5.6%	889,002	10.6%
$2,000.01-$3,000.00	736,910,728	7.6%	1,048,699	12.5%
$3,000.01-$4,000.00	752,307,144	7.8%	865,547	10.3%
$4,000.01-$5,000.00	733,674,826	7.6%	670,972	8.0%
$5,000.01-$6,000.00	731,079,298	7.6%	576,527	6.9%
$6,000.01-$7,000.00	677,847,688	7.0%	478,336	5.7%
$7,000.01-$8,000.00	764,079,002	7.9%	528,724	6.3%
$8,000.01-$9,000.00	505,154,494	5.2%	381,207	4.5%
$9,000.01-$10,000.00	1,194,961,085	12.4%	774,590	9.2%
$10,000.01-$20,000.00	2,632,654,053	27.2%	1,410,057	16.8%
$20,000.01 or more	205,388,313	2.1%	68,715	0.8%
Total	$9,672,885,450	100.0%	8,389,498	100.0%

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Composition by Account Age Range of the Trust Portfolio

Account Age Range	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Up to 6 Months	$–	0.0%	–	0.0%
6 Months to 12 Months	29,378,716	0.3%	29,921	0.4%
Over 12 Months to 24 Months	246,780,093	2.6%	238,581	2.8%
Over 24 Months to 36 Months	430,363,047	4.4%	450,448	5.4%
Over 36 Months to 48 Months	715,559,601	7.4%	804,060	9.6%
Over 48 Months to 60 Months	617,525,909	6.4%	688,481	8.2%
Over 60 Months to 72 Months	1,002,725,045	10.4%	964,577	11.5%
Over 72 Months to 84 Months	887,133,661	9.2%	753,419	9.0%
Over 84 Months to 96 Months	963,292,617	10.0%	853,218	10.2%
Over 96 Months to 108 Months	1,170,947,508	12.1%	816,695	9.7%
Over 108 Months to 120 Months	951,378,039	9.8%	684,579	8.2%
Over 120 Months	2,657,801,215	27.5%	2,105,519	25.1%
Total	$9,672,885,450	100.0%	8,389,498	100.0%

Except for the applicable states listed below, no state accounted for more than 5% of the number of accounts or 5% of the total receivables balances, as applicable, as of March 31, 2025 for each of the program partners included in the trust portfolio. Since the largest number of cardholders (based on billing addresses) whose accounts are designated for the trust portfolio were in the five states listed below, adverse economic conditions affecting cardholders residing in those areas could affect timely payment by the related cardholders of amounts due on the accounts and, accordingly, the rate of delinquencies and losses for the trust portfolio.

Composition by Billing Address of the Trust Portfolio

Billing Address	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Texas	$878,641,929	9.1%	671,614	8.0%
California	865,800,817	9.0%	768,032	9.2%
Florida	776,388,697	8.0%	685,366	8.2%
New York	558,582,144	5.8%	533,394	6.4%
Pennsylvania	489,949,089	5.1%	452,324	5.4%
Other	6,103,522,774	63.1%	5,278,768	62.9%
Total	$9,672,885,450	100.0%	8,389,498	100.0%

Composition by Delinquency Status of the Trust Portfolio

Delinquency Status	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Current, Credit and Zero Balance	$9,219,954,575	95.3%	8,212,568	97.9%
1 – 29 Days	159,044,513	1.6%	80,142	1.0%
30 – 59 Days	77,803,254	0.8%	29,320	0.3%
60 – 89 Days	59,983,037	0.6%	20,286	0.2%
90 – 119 Days	55,154,017	0.6%	17,599	0.2%
120 – 149 Days	52,168,786	0.5%	15,784	0.2%
150 or More Days	48,777,269	0.5%	13,799	0.2%
Total	$9,672,885,450	100.00%	8,389,498	100.00%

Composition by VantageScore Credit Score

In determining whether to grant credit to a potential account holder, the bank scores each application based on the applicant’s credit bureau report using industry (such as a VantageScore credit score or other credit scores) and proprietary credit and fraud models and bankruptcy

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scorecards. VantageScore credit scores or equivalent are obtained at origination of the account and are refreshed, at a minimum quarterly, to assist in predicting customer behavior. The bank may use alternative data sources to assess applicants for whom a credit score is not available. See “The Sponsor—Account Origination”.

A VantageScore credit score is a measurement derived from a proprietary credit scoring method owned by VantageScore Solutions, LLC to determine the likelihood that credit users will pay their credit obligations in accordance with the terms of their accounts. Although VantageScore Solutions, LLC discloses only limited information about the variables it uses to assess credit risk, those variables likely include, but are not limited to, debt level, credit history, payment patterns (including delinquency experience) and level of utilization of available credit. VantageScore credit scores range from 300 to 850, and a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. VantageScore credit scores for any one individual may be determined by up to three independent credit bureaus and may vary by credit bureau.

VantageScore credit scores are based on independent, third-party information, the accuracy of which we cannot verify. VantageScore credit scores were not developed specifically for use in connection with credit card accounts, but for consumer credit products in general.

VantageScore credit scores of an individual may change over time, depending on the conduct of the individual, including the individual’s usage of his or her available credit, and changes in credit score technology used by VantageScore Solutions, LLC. Because the composition of the accounts designated for the trust may change over time, this table is not necessarily indicative of credit scores at origination of the accounts or the composition of the accounts in the trust at any specific time thereafter.

The following table reflects receivables as of March 31, 2025, based on the composition of accounts by VantageScore credit score as most recently refreshed:

Composition by VantageScore Credit Score Range of the Trust Portfolio

VantageScore Credit Score Range	Total Receivables Outstanding	Percentage of Total Receivables Outstanding
No score and/or less than or equal to 599*	$650,096,407	6.7%
600-659	1,806,363,426	18.7%
660-719	2,711,345,859	28.0%
720 and above	4,505,079,759	46.6%
Total	$9,672,885,450	100.0%

*Balances related to accounts without a VantageScore are estimated to be less than 1% of the total receivables outstanding.

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Annex IV

Monthly Noteholder’s Statement

Synchrony Card Issuance Trust

SynchronySeries

Pursuant to the Amended and Restated Master Indenture, dated as of May 1, 2018 (as amended and supplemented, the “Indenture”) between Synchrony Card Issuance Trust (the “Issuer”) and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), as supplemented by the SynchronySeries Indenture Supplement (as provided and supplemented, the “Indenture Supplement”), dated as of September 26, 2018, between the Issuer and the Indenture Trustee, the Issuer is required to prepare, or cause Synchrony Bank (the “Servicer”), to prepare certain information each month regarding current distributions to the SynchronySeries Noteholders and the performance of the Issuer during the previous month. The information is required to be prepared with respect to the Payment Date as set forth below, and with respect to the performance of the Issuer during the Monthly Period ended as set forth below. Capitalized terms used herein are defined in the Indenture and the Indenture Supplement. The Discount Percentage (as defined in the Transfer Agreement) remains at 0% for all the Receivables purchased by the Issuer until otherwise indicated. The undersigned, an Authorized Officer of the Servicer, does hereby certify as follows:

Monthly Period Beginning:
Monthly Period Ending:
Payment Date: Loss Cycles in Period:

I.	Trust Receivables Information (Monthly Period)
a.	BOP Number of Accounts
b.	EOP Number of Accounts
c.	BOP Aggregate Principal Receivables
d.	BOP Finance Charge Receivables
e.	BOP Discount Option Receivables
f.	BOP Total Receivables
g.	Increase in Principal Receivables from Additional Accounts
h.	Increase in Finance Charge Receivables from Additional Accounts
i.	Increase in Discount Option Receivables
j.	Decrease in Principal Receivables due to Account Removal
k.	Decrease in Finance Charge Receivables due to Account Removal
l.	EOP Aggregate Principal Receivables
m.	EOP Finance Charge Receivables
n.	EOP Discount Option Receivables
o.	EOP Total Receivables
p.	BOP Excess Funding Account Balance
q.	EOP Excess Funding Account Balance
r.	EOP Minimum Pool Balance
s.	EOP Minimum Free Equity Amount
t.	EOP Free Equity Amount

II.	Investor Information (Sum of all Series)*
a.	Note Principal Balance
	i.	Beginning of Interest Period
	ii.	Increase in note Principal Balance due to New Issuance / Additional Draws
	iii.	Decrease in Note Principal Balance due to Principal Paid and notes Retired
	iv.	As of Payment Date

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b.	Subordinated Transferor Amount
	i.	Beginning of Interest Period
	ii.	As of Payment Date
c.	Principal Funding Account Balance
	i.	Beginning of Interest Period
	ii.	As of Payment Date
d.	Collateral Amount
	i.	Beginning of Interest Period
	ii.	As of Payment Date

*	Throughout this Section II., Beginning of Interest Period Amounts include any issuances that occurred during the Monthly Period related to this report. As of Payment Date amounts include payments to occur on the Payment Date but exclude any issuances occurring after the last day of the Monthly Period related to this report.

III.	Trust Performance Data (Monthly Period)
a.	Gross Trust Yield (Finance Charge Collections + Recoveries / BOP Principal Receivables)
	i.	Current
	ii.	Three-Month Average
b.	Payment Rate (Principal Collections / BOP Principal Receivables)
	i.	Current
	ii.	Three-Month Average
c.	Gross Charge-Off Rate (Default Amount for Defaulted Accounts / BOP Principal Receivables)
	i.	Current
	ii.	Prior Monthly Period
	iii.	Two Months Prior Monthly Period
	iv.	Three Months Prior Monthly Period
	v.	Three-Month Average
d.	Net Charge-Off Rate (Default Amount for Defaulted Accounts - Recoveries/ BOP Principal Receivables)
	i.	Current
	ii.	Prior Monthly Period
	iii.	Two Months Prior Monthly Period
	iv.	Three Months Prior Monthly Period
	v.	Three-Month Average
e.	Default Amount for Defaulted Accounts
f.	Recovery Amount
g.	Net Charge-Off (Default Amount for Defaulted Accounts - Recoveries)
h.	Number of Accounts Charged Off
i.	Average Account Charge-Off (Net Charge-Off / Number of Accounts Charged Off)

j.	Delinquency Data	Accounts	Pctg. of Tot. Accts.	Total Receivables	Pctg. of Tot. Recv.
	i. 1-29 Days Delinquent		%		%
	ii. 30-59 Days Delinquent		%		%
	iii. 60-89 Days Delinquent		%		%
	iv. 90-119 Days Delinquent		%		%
	v. 120-149 Days Delinquent		%		%
	vi. 150-179 Days Delinquent		%		%
	vii. 180 or Greater Days Delinquent		%		%
	Total		%		%

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IV.	Series Performance Data

	[First] Monthly Period	[Second] Monthly Period	[Third] Monthly Period
(a) Portfolio Yield
(b) Base Rate
(a) – (b) = Excess Spread Percentage
Three Month Average Excess Spread Percentage

V.	Collections and Allocations

	Trust	Series

a. Finance Charge Collections (excluding f.)
b. Servicing Fee Retained
c. Principal Collections
d. Default Amount
e. Net Swap Receipts
f. Investment Earnings Treated as Finance Charge Collections

VI.	Allocation Percentages

a.	Allocation Percentage Denominators
i. Aggregate Principal Receivables Balance as of EOP Prior Monthly Period
ii. Number of Days at Balance
b.	SynchronySeries Allocation Percentages
i. SynchronySeries Floating Allocation Percentage (daily average)
ii. SynchronySeries Principal Allocation Percentage (daily average)

VII.	Shared Excess Available Finance Charge Collections

a.	Finance Charge Shortfall for SynchronySeries
b.	Finance Charge Shortfall for all Series
c.	Shared Excess Available Finance Charges Collections Allocated to SynchronySeries

VIII.	Information Regarding the Current Distribution to Noteholders

a.  The amount of distribution to Noteholders on the related Payment Date per $1,000 Initial Dollar Principal Amount

Tranche	Benchmark Determination Date	Benchmark Rate	Interest Rate	Interest Distribution	Principal Distribution	Total Distribution
%

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IX.	Outstanding Dollar Principal Amount of SynchronySeries Notes as of the Payment Date

Tranche	Initial Dollar Principal Amount	Outstanding Dollar Principal Amount	Adjusted Outstanding Dollar Principal Amount	Principal distribution on the Payment Date
Total Class A

Total Class B

Total Class C

Total Class D

Total

X.	Nominal Liquidation Amount of SynchronySeries Notes

Tranche	Nominal Liquidation Amount as of Beginning of Interest Period*	Increases from amounts withdrawn from the Note Retirement Subaccounts in respect of Prefunding Excess Amounts	Reimbursements of prior Nominal Liquidation Amount Deficits from Available Finance Charge Collections	Increase due to additional notes issued during Monthly Period	Reductions due to reallocations of Available Principal Collections and Investor Charge-Offs	Reductions due to amounts deposited to the Principal Funding Subaccounts	Reductions due to amounts deposited in applicable Note Retirement Subaccounts	Nominal Liquidation Amount as of end of Interest Period*
Total Class A

Total Class B

Total Class C

Total Class D

Total

*	Beginning of Interest Period Amounts include any issuances that occurred during the Monthly Period related to this report. As of end of Interest Period amounts include payments to occur on the Payment Date but exclude any issuances occurring after the last day of the Monthly Period related to this report.

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XI.	SynchronySeries Required and Subordinated Amounts*

Beginning of Interest Period

Tranche	Required Subordinated Amount	Total Subordinated Amount	Nominal Liquidation Amount of Class B Notes	Nominal Liquidation Amount of Class C Notes	Nominal Liquidation Amount of Class D Notes	Subordinated Transferor Amount
Total Class A

Total Class B

Total Class C

Total Class D

As of Payment Date

Tranche	Required Subordinated Amount	Total Subordinated Amount	Nominal Liquidation Amount of Class B Notes	Nominal Liquidation Amount of Class C Notes	Nominal Liquidation Amount of Class D Notes	Subordinated Transferor Amount
Total Class A

Total Class B

Total Class C

Total Class D

*	Throughout this Section XI, Beginning of Interest Period Amounts include any issuances that occurred during the Monthly Period related to this report. As of Payment Date amounts include payments to occur on the Payment Date but exclude any issuances occurring after the last day of the Monthly Period related to this report.

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XII.	Interest Funding Account Sub-Accounts

Tranche	Beginning Interest Funding Subaccount Balance	Targeted deposit to the Interest Funding Subaccount for the current period	Previous shortfalls of targeted deposits to the Interest Funding Subaccount	Actual deposit to Interest Funding Subaccount	Amount withdrawn from the Interest Funding Subaccount for payment to Noteholders	Other Withdrawals	Ending Interest Funding Subaccount Balance
Total Class A

Total Class B

Total Class C

Total Class D

Total

XIII.	Principal Funding Account Sub-Accounts

Tranche	Beginning Principal Funding Subaccount Balance	Targeted deposit to the Principal Funding Subaccount for the current period	Previous shortfalls of targeted deposits to the Principal Funding Subaccount	Actual deposit to Principal Funding Subaccount on the Transfer Date	Amount withdrawn from the Principal Funding Subaccount for payment to Noteholders	Other Withdrawals	Ending Principal Funding Subaccount Balance
Total Class A

Total Class B

Total Class C

Total Class D

Total

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XIV.	Class D Reserve Sub-Accounts

Tranche	Beginning Class D Reserve Subaccount Balance	Targeted deposit to the Class D Reserve Subaccount for the current period	Actual deposit to Class D Reserve Subaccount	Class D Reserve Subaccount earnings for the current period	Amount withdrawn with respect of payment of interest or principal to Noteholders	Withdrawal of Excess Amounts	Ending Class D Reserve Subaccount Balance

Total Class D

XV.	Accumulation Reserve Sub-Accounts

Tranche	Beginning Accumulation Reserve Subaccount Balance	Targeted deposit to the Accumulation Reserve Subaccount for the current period	Actual deposit to Accumulation Reserve Subaccount	Accumulation Reserve Subaccount earnings for the current period	Amount withdrawn with respect of payment of principal to Noteholders	Withdrawal of Excess Amounts	Ending Accumulation Reserve Subaccount Balance
Total Class A

Total Class B

Total Class C

Total Class D

Total

XVI.	Series Early Amortization Events

a.	Average Excess Spread Percentage for three consecutive Monthly Periods is less than required Excess Spread Percentage

b.	The Outstanding Dollar Principal Amount is outstanding beyond the Scheduled Principal Payment Date

c.	Has an early amortization event occurred?

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XVII.	Risk Retention

a.	U.S. Risk Retention

i. Required Risk Retention Transferor Amount (as of EOP)

ii. Risk Retention Transferor Amount (as of EOP)

b.	EU Risk Retention and UK Risk Retention

At the date of this statement, Synchrony Bank, as “originator” (as such term is defined for the purposes of each of the EU Securitization Regulation and the UK Securitization Framework), retains and will retain, continually and on an ongoing basis for as long as any notes remain outstanding, a material net economic interest of not less than five percent of the nominal value of the securitized exposures, in a form that is intended to qualify as an originator’s interest as provided in (i) option (b) of Article 6(3) of the EU Securitization Regulation , (ii) paragraph (1)(b) of SECN 5.2.8R and (iii) paragraph (b) of Article 6(3) of Chapter 2 of the PRASR, by holding all the membership interests in the depositor which in turn holds all or part of the transferor interest.

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Noteholder’s Statement as of the __ day of ____________.

Synchrony Bank, as Servicer

By:
Name:
Title:

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Annex V

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Synchrony Card Issuance Trust Class A(2025-2) SynchronySeries notes (the “global securities”) to be issued from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice—i.e., seven calendar day settlement.

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

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Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and transferor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants. Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant—other than the depositaries for Clearstream and Euroclear—to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this

A-V-2

result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant’s account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of global securities holding securities through Clearstream, Euroclear or DTC—if the holder has an address outside the U.S.—will be subject to the U.S. withholding tax (currently imposed at a rate of 30%) that generally applies to payments of interest, including original issue discount, on registered debt issued by United States persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See “U.S. Federal Income Tax Consequences” in this prospectus.

A-V-3

Synchrony Card Issuance Trust
Issuing Entity
Synchrony Card Funding, LLC
Depositor
Synchrony Bank
Sponsor
SynchronySeries Class A(2025-2) Notes

Prospectus
Joint Bookrunners
Barclays	J.P. Morgan	RBC Capital Markets
Co-Managers
[•][•] [•] [•] [•]
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.
We are not offering the Class A(2025-2) notes in any state where the offer is not permitted.
We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.
Dealers will deliver a prospectus when acting as underwriters of the Class A(2025-2) notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus, all dealers selling the Class A(2025-2) notes will deliver a prospectus to the extent required by the Securities Act. Such delivery obligation may be satisfied by filing this prospectus with the Securities and Exchange Commission.